       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY 21, 2001



                                                REGISTRATION NO. 333-58500

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             WCI COMMUNITIES, INC.
         (EXACT NAME OF REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             1531                            59-2857021
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                           24301 WALDEN CENTER DRIVE
                         BONITA SPRINGS, FLORIDA 34134
                                 (941) 947-2600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               VIVIEN N. HASTINGS
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             WCI COMMUNITIES, INC.
                           24301 WALDEN CENTER DRIVE
                         BONITA SPRINGS, FLORIDA 34134
                                 (941) 947-2600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:


                              JOHN B. TEHAN, ESQ.

                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                               STATE OR OTHER                                         ADDRESS INCLUDING ZIP CODE AND
       EXACT NAME OF          JURISDICTION OF   I.R.S. EMPLOYER       INDUSTRIAL      TELEPHONE NUMBER INCLUDING AREA
  REGISTRANT GUARANTOR AS     INCORPORATION OR  IDENTIFICATION      CLASSIFICATION    CODE OF REGISTRANT GUARANTOR'S
  SPECIFIED IN ITS CHARTER      ORGANIZATION        NUMBER           CODE NUMBER       PRINCIPAL EXECUTIVE OFFICERS
----------------------------  ----------------  ---------------    ----------------   -------------------------------
Bay Colony-Gateway, Inc. ...      Delaware        36-4025714             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Financial Resources Group,        Florida         59-3279648             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
First Fidelity Title,             Delaware        59-3321774             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Florida Lifestyle Management      Florida         59-1505694             1531         24301 Walden Center Drive
  Company...................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Livingston Naples, Inc. ....      Florida         65-1024731             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Livingston Road, Inc. ......      Florida         59-3658689             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Panther Developments, LLC...      Delaware        59-3707342             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Sun City Center Golf              Delaware        59-3439449             1531         24301 Walden Center Drive
  Properties, Inc. .........                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Sun City Center Realty,           Florida         59-1581628             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Watermark Realty, Inc. .....      Delaware        65-0619884             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
WI Ultracorp of Florida,          Delaware        59-3684971             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
The Colony at Pelican             Florida         59-2415982             1531         24301 Walden Center Drive
  Landing Golf Club,                                                                  Bonita Springs, Florida 34134
  Inc. .....................                                                          (941) 947-2600
Communities Amenities,            Florida         59-3431364             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Communities Home Builders,        Florida         59-3431554             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Gateway Communications            Florida         65-0133017             1531         24301 Walden Center Drive
  Services, Inc. ...........                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
JYC Holdings, Inc. .........      Florida         59-3555684             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600

                               STATE OR OTHER                                         ADDRESS INCLUDING ZIP CODE AND
       EXACT NAME OF          JURISDICTION OF   I.R.S. EMPLOYER       INDUSTRIAL      TELEPHONE NUMBER INCLUDING AREA
  REGISTRANT GUARANTOR AS     INCORPORATION OR  IDENTIFICATION      CLASSIFICATION    CODE OF REGISTRANT GUARANTOR'S
  SPECIFIED IN ITS CHARTER      ORGANIZATION        NUMBER           CODE NUMBER       PRINCIPAL EXECUTIVE OFFICERS
----------------------------  ----------------  ---------------    ----------------   -------------------------------
Marbella at Pelican Bay,          Florida         65-0738244             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Pelican Landing Golf Resort       Delaware        59-3543449             1531         24301 Walden Center Drive
  Ventures, Inc. ...........                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Sarasota Tower, Inc. .......      Florida         65-1012613             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Tarpon Cove Yacht & Racquet       Florida         59-3413469             1531         24301 Walden Center Drive
  Club, Inc. ...............                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Tiburon Golf Ventures,            Delaware        59-3515983             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Watermark Pools, Inc. ......      Florida         65-0999370             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Watermark Realty Referral,        Florida         59-3227694             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
WCI Communities Property          Florida         65-0734347             1531         24301 Walden Center Drive
  Management, Inc. .........                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
WCI Golf Group, Inc. .......      Florida         59-3518710             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
WCI Realty, Inc. ...........      Florida         59-3408628             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Bay Colony Realty                 Florida         65-0227049             1531         24301 Walden Center Drive
  Associates, Inc. .........                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Bay Colony of Naples,             Florida         65-0323732             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Coral Ridge Communities,          Florida         65-0615045             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Coral Ridge Properties,           Florida         25-1184789             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Coral Ridge Realty, Inc. ...      Florida         59-0980280             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Coral Ridge Realty Sales,         Florida         59-2103316             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600

                               STATE OR OTHER                                         ADDRESS INCLUDING ZIP CODE AND
       EXACT NAME OF          JURISDICTION OF   I.R.S. EMPLOYER       INDUSTRIAL      TELEPHONE NUMBER INCLUDING AREA
  REGISTRANT GUARANTOR AS     INCORPORATION OR  IDENTIFICATION      CLASSIFICATION    CODE OF REGISTRANT GUARANTOR'S
  SPECIFIED IN ITS CHARTER      ORGANIZATION        NUMBER           CODE NUMBER       PRINCIPAL EXECUTIVE OFFICERS
----------------------------  ----------------  ---------------    ----------------   -------------------------------
Florida Design Communities,       Florida         65-0585945             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Florida National Properties,      Florida         65-0615052             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Gateway Communities,              Florida         59-2167649             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Gateway Realty Sales,             Florida         59-2741697             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida 34134
                                                                                      (941) 947-2600
Heron Bay, Inc. ............      Florida         65-0540040             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida 34134
                                                                                      (941) 947-2600


Heron Bay Golf Course             Florida         65-0583106             1531         24301 Walden Center Drive
  Properties, Inc. .........                                                          Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600
Pelican Bay Properties,           Florida         59-1906557             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600
Pelican Landing Communities,      Florida         25-1629089             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600
Pelican Landing Properties,       Florida         25-1629086             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600
Pelican Marsh Properties,         Florida         65-0348731             1531         24301 Walden Center Drive
  Inc. .....................                                                          Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600
Tarpon Cove Realty, Inc. ...      Florida         59-2000931             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600
WCI Homes, Inc. ............      Florida         59-3557486             1531         24301 Walden Center Drive
                                                                                      Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600
Communities Finance Company,      Delaware        65-1062263             1531         24301 Walden Center Drive
  LLC.......................                                                          Bonita Springs, Florida
                                                                                      34134
                                                                                      (941) 947-2600

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MAY 21, 2001

PROSPECTUS

$250,000,000

WCI COMMUNITIES, INC.

Offer to Exchange All Outstanding 10 5/8% Senior Subordinated Notes due 2011 for 10 5/8% Senior Subordinated Notes due 2011, which have been registered under the Securities Act of 1933


Unconditionally Guaranteed on a Senior Subordinated Basis by All Our Current Subsidiaries


     THE EXCHANGE OFFER


     - We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable, except in limited circumstances described below.


     - You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

     - The exchange offer expires at 5:00 p.m., New York City time, on
                   , 2001, unless extended. We do not currently intend to extend the expiration date.

     - The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     - We will not receive any proceeds from the exchange offer.

THE EXCHANGE NOTES

- The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.


- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable, except in limited circumstances described below.


RESALES OF EXCHANGE NOTES

- The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.


If you are a broker-dealer and you receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. By making such acknowledgment, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933. Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We will make this prospectus available to any broker-dealer for use in any such resale for a period of up to 180 days after the date of the prospectus. A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities. See "Plan of Distribution."


If you are an affiliate of WCI Communities, Inc. or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is                      , 2001.

                            ------------------------
                               TABLE OF CONTENTS


                                         PAGE
                                         ----
PROSPECTUS SUMMARY......................    1
RISK FACTORS............................   13
FORWARD-LOOKING STATEMENTS..............   20
THE COMPANY.............................   21
THE EXCHANGE OFFER......................   22
USE OF PROCEEDS.........................   32
CAPITALIZATION..........................   33
SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA........................   34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS............................   36
BUSINESS................................   48
FLORIDA REAL ESTATE MARKET..............   68
MANAGEMENT..............................   74
MATERIAL RELATIONSHIPS AND RELATED
  TRANSACTIONS..........................   80



                                         PAGE
                                         ----
PRINCIPAL STOCKHOLDERS..................   82
DESCRIPTION OF MATERIAL INDEBTEDNESS....   85
DESCRIPTION OF NOTES....................   89
REGISTRATION RIGHTS; LIQUIDATED
  DAMAGES...............................  126
BOOK-ENTRY; DELIVERY AND FORM...........  128
UNITED STATES FEDERAL INCOME TAX
  CONSEQUENCES..........................  130
PLAN OF DISTRIBUTION....................  134
LEGAL MATTERS...........................  135
EXPERTS.................................  135
WHERE YOU CAN FIND MORE INFORMATION.....  135
INDEX TO CONSOLIDATED FINANCIAL
  STATEMENTS............................  F-1


                            ------------------------

                               PROSPECTUS SUMMARY


     This summary highlights all material information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that is important to you in making a decision to exchange the outstanding notes for exchange notes. Unless the context otherwise requires, all references to "WCI," "WCI Communities," the "Company," "we," "us" or "our" include WCI Communities, Inc. and its subsidiaries and predecessors as a combined entity. All references to "Watermark" or "Watermark Communities" mean Watermark Communities Inc., the parent company of WCI Communities. Any reference to "Florida Design" includes Florida Design Communities, Inc. together with each of five related entities that were acquired by Watermark Communities in November 1998.


                                      WCI


     We are a fully integrated homebuilding and real estate services company with over 50 years of experience in the design, construction and operation of leisure-oriented, amenity-rich master-planned communities. We offer a full complement of products and services to enhance our customers' lifestyles and increase our recurring revenues. We have developed master-planned communities where today there are over 150,000 residents who enjoy lifestyle amenities such as award-winning golf courses, country clubs, deep-water marinas, tennis and recreational facilities, luxury hotels, upscale shopping and a variety of restaurants.



     Our master-planned communities are in Florida, a highly sought-after retirement and leisure-oriented home destination, and one of the nation's fastest growing economies. We believe we are well-positioned to take advantage of favorable demographic trends, including the aging of the "baby boom" generation, as well as the overall strength of the Florida economy and real estate market. Furthermore, the United States Census Bureau predicts that Florida will experience one of the largest total increases in population in the United States over the next ten years.



     At March 31, 2001, we had 33 master-planned communities under development. We expect these master-planned communities to contain 594 holes of golf, over 1,000 marina slips and various country clubs, tennis and recreational facilities and other amenities. In total, we control approximately 16,000 acres of land, where we plan to develop up to 28,000 future residences.



     For the twelve months ended December 31, 2000, we closed 1,823 homes, constituting 1,614 single-and multi-family homes and 209 tower residences and for the three months ended March 31, 2001, we closed 291 homes, constituting 238 single- and multi-family homes and 53 tower residences. At March 31, 2001, we had a contract backlog of 1,028 units representing $340.9 million of single- and multi-family homes and 478 units representing $281.1 million of remaining revenue from tower residences. As of March 31, 2001, we had eight high-rise towers under construction.



     Our revenue, EBITDA, net income and EBITDA margin were $882.2 million, $185.4 million, $81.9 million and 21.0%, respectively, for the twelve months ended December 31, 2000 and $197.0 million, $32.9 million, $9.1 million and 16.7%, respectively, for the three months ended March 31, 2001.


                                 OUR OPERATIONS

     We typically begin a master-planned community by purchasing undeveloped or partially developed real estate. We then construct infrastructure improvements and build amenities in accordance with our development permits. Following completion of these improvements and the building of the amenities, we build a full range of homes for sale to primary, retirement and second home buyers. In certain situations, we elect to sell parcels and lots to third party builders or end users.

     As part of our marketing strategy, we target move-up, retirement and affluent second-home buyers for most of our communities. To reach these customers, we use national database marketing campaigns and local, point of purchase advertising and sales programs.


     We profit from the efficiencies created by our integrated delivery of all aspects of community development, including community design, land development, homebuilding, parcel and lot sales, amenities operations and real estate services businesses. We believe that this integrated approach reduces risk as it provides us with greater control over our costs and provides us with recurring amenities and services revenues.

  Homebuilding


     We believe the breadth of our homebuilding activities and the scope of our target market distinguish us from our competitors and position us to take advantage of favorable regional and national demographic and income trends. Like traditional homebuilding companies, we design, sell and build single- and multi-family homes serving move-up, pre-retirement and retirement home buyers. We build most of these homes within our master-planned communities, where we create attractive amenities through affiliations with hotel operators and golf course designers. Unlike our traditional homebuilding competitors, we also design, sell and build luxury towers targeting affluent, leisure-oriented home purchasers. For the twelve months ended December 31, 2000 homebuilding revenues were $614.7 million, which accounted for 69.7% of total revenues, and for the three months ended March 31, 2001 homebuilding revenues were $143.6 million, which accounted for 72.9% of total revenues.


  Amenities Operations


     Our amenities serve as the recreational and social hub of each of our communities and enhance the marketability and sales value of the residences that surround each amenity. We design and construct most of the amenities in our communities and retain ownership of some of these amenities as income producing properties. For the twelve months ended December 31, 2000 amenities operations revenues were $71.0 million, which accounted for 8.0% of total revenues, and for the three months ended March 31, 2001 amenities operations revenues were $19.3 million, which accounted for 9.8% of total revenues.


  Real Estate Services


     We provide real estate services, such as real estate brokerage, title insurance, mortgage banking and property management to enhance our position as an integrated provider of residential products and services. In June 1999, we entered into an agreement with Prudential Real Estate Affiliates, Inc. under which we have become the exclusive Prudential real estate franchisee in six regions in Florida. For the twelve months ended December 31, 2000 real estate services and other revenues were $65.6 million, which accounted for 7.4% of total revenues, and for the three months ended March 31, 2001 real estate services and other revenues were $18.1 million, which accounted for 9.2% of total revenues.


  Parcel and Lot Sales


     We leverage our expertise and experience in master-planning by strategically selling parcels and lots within our communities to developers for the construction of products like commercial, industrial and rental properties that we do not ordinarily develop. We also sell selected lots directly to buyers for the design and construction of large custom homes. For the twelve months ended December 31, 2000, we sold 120 single-family building lots for $50.9 million and 2,636 acres of land for $80.0 million, and for the three months ended March 31, 2001, we sold 16 single-family building lots for $5.5 million and 326.1 acres of land for $10.5 million. Total parcel and lot sale revenues represent 14.8% of total revenues for the twelve month period ending December 31, 2000 and 8.1% of total revenues for the three month period ending March 31, 2001.

                               BUSINESS STRATEGY

     Key elements of our on-going business strategy include:

     - Capitalize on Favorable Demographic Trends. We intend to continue to take advantage of the favorable long-term demographic trends that make Florida a highly sought-after retirement and leisure-oriented home destination, including the aging of the "baby boom" generation and the increasing affluence of pre-retirement and retirement-aged purchasers of our products and services.


     - Develop Community Portfolio. We expect to build substantially all of the remaining single- and multi-family homes and luxury residential towers in our communities while continuing to acquire additional sites for our master planned communities and towers. In addition, we intend to grow the name brand recognition of our products and services by developing branded resort and golf communities.



     - Expand Strategic Partnerships and Real Estate Services. We expect to capitalize on our expertise in community master-planning, development and construction management by continuing to develop projects such as our resort ventures with the Ritz-Carlton and Hyatt hotels. We expect to generate incremental profits from these relationships from marketing fees, construction fees, development fees and golf course management fees. We also believe that this approach helps us to attract affluent home buyers. In addition, we expect to expand our real estate services business.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

     On February 20, 2001, we completed the private offering of the outstanding notes. References to the "notes" in this prospectus are references to both the outstanding notes and the exchange notes.

     We and the guarantors entered into a registration rights agreement with the initial purchasers in the private offering in which we and the guarantors agreed to deliver to you this prospectus as part of the exchange offer and we agreed to complete the exchange offer within 190 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:


     - the exchange notes have been registered under the Securities Act of 1933 or the Securities Act,


     - the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement, and

     - certain contingent interest rate provisions are no longer applicable.

The Exchange Offer............   We are offering to exchange up to $250,000,000
                                 aggregate principal amount of outstanding notes for up to $250,000,000 million aggregate principal amount of exchange notes. Outstanding notes may be exchanged only in integral multiples of $1,000.


Resale........................   Based on an interpretation by the staff of the
                                 Securities and Exchange Commission, or the SEC, set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" of WCI
                                 Communities, Inc., within the meaning of Rule
                                 405 under the Securities Act) without
                                 compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.


                                 Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                                 Any holder of outstanding notes who:

                                      - is an affiliate of WCI Communities,
                                        Inc.;

                                      - does not acquire exchange notes in the
                                        ordinary course of its business; or

                                      - tenders in the exchange offer with the
                                        intention to participate, or for the
                                        purpose of participating, in a
                                        distribution of exchange notes

                                 cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.


Expiration Date; Withdrawal of
Tender........................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2001, or
                                 such later date and time to which we extend it
                                 (the "expiration date"). We do not currently intend to extend the expiration date. Under the registration rights agreement that we have entered into with the initial purchasers, we have agreed to complete the exchange offer by August 29, 2001 which is 190 days after the issuance of the outstanding notes. A tender of outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.



Material Conditions to the
Exchange Offer................   The exchange offer is subject to customary
                                 conditions, which we may waive. Please read the section captioned "The Exchange
                                 Offer -- Material Conditions to the Exchange
                                 Offer" of this prospectus for more information regarding the conditions to the exchange offer.



Procedures for Tendering
Outstanding Notes.............   If you wish to accept the exchange offer, you
                                 must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust
                                 Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of
                                 DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:


                                      - any exchange notes that you receive will
                                        be acquired in the ordinary course of
                                        your business;

                                      - you have no arrangement or understanding
                                        with any person or entity to participate in a distribution of the exchange notes;

                                      - if you are a broker-dealer that will
                                        receive exchange notes for your own
                                        account in exchange for outstanding
                                        notes that were acquired as a result of
                                        market-making activities, that you will
                                        deliver a prospectus, as required by
                                        law, in connection with any resale of
                                        such exchange notes; and

                                      - you are not an "affiliate," as defined
                                        in Rule 405 of the Securities Act, of
                                        WCI Communities, Inc. or, if you are an
                                        affiliate, you will comply with any
                                        applicable registration and prospectus
                                        delivery requirements of the Securities
                                        Act.


Special Procedures for
Beneficial Owners.............   If you are a beneficial owner of outstanding
                                 notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your outstanding notes in the exchange offer, you should contact that registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date of the exchange offer.



Guaranteed Delivery
Procedures....................   If you wish to tender your outstanding notes
                                 and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or to comply with the applicable procedures under DTC's Automated Tender Offer
                                 Program prior to the expiration date of the exchange offer, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer --
                                 Guaranteed Delivery Procedures."



Effect on Holders of
Outstanding Notes.............   As a result of the making of, and upon
                                 acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no liquidated damages on the outstanding notes under the circumstances described in the registration rights agreement. If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to hold the outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.


                                 To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to
Exchange......................   All untendered outstanding notes will continue
                                 to be subject to the restrictions on transfer provided for in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the issuer does not currently anticipate that it will register the outstanding notes under the Securities Act.


Material Income Tax
Considerations................   The exchange of outstanding notes for exchange
                                 notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "United States Federal Income
                                 Tax Consequences."


Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer.

Exchange Agent................   The Bank of New York is the exchange agent for
                                 the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned "The Exchange
                                 Offer -- Exchange Agent" of this prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer........................   WCI Communities, Inc.

Notes Offered.................   $250,000,000 aggregate principal amount of
                                 10 5/8% Senior Subordinated Notes due 2011.

Interest......................   The notes will accrue interest from the date of
                                 their issuance at the rate of 10 5/8% per year.
                                 Interest on the notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2001.

Maturity Date.................   February 15, 2011.

Guarantees....................   Our Subsidiaries guarantee the notes on a
                                 senior subordinated basis. See "Description of Notes."

Ranking.......................   The notes are unsecured senior subordinated
                                 obligations and are subordinated to all our existing and future senior debt. The notes rank equally with all our other existing and future senior subordinated debt and rank senior to all our subordinated debt.


                                 Our Subsidiaries' guarantees with respect to the notes are general unsecured senior subordinated obligations of the guarantor subsidiaries and are subordinated to all of the guarantor subsidiaries' existing and future senior debt. The guarantees rank equally with any senior subordinated indebtedness of the guarantor subsidiaries and rank senior to the guarantor subsidiaries' subordinated debt, if any.



                                 Because the notes are subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the notes will not receive any payment until holders of senior debt have been paid in full. The term "senior debt" is defined in the "Description of Notes" section of this prospectus.



                                 At March 31, 2001, after giving effect to the offering and the application of the net proceeds, we had $372.1 million of senior debt outstanding on a consolidated basis.



Optional Redemption...........   We may redeem the notes, in whole or in part,
                                 at any time on or after February 15, 2006 at a redemption price equal to 100% of the principal amount of the notes plus a premium declining ratably to par plus accrued interest.



                                 In addition, at any time prior to February 15, 2004, we may redeem up to 35% of the aggregate principal amount of the notes and any additional notes issued under the indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 110.625% of the principal amount of the notes, plus accrued and unpaid interest, provided that:



                                      - at least 65% of the aggregate principal
                                        amount of the notes and any additional
                                        notes remains outstanding immediately
                                        after the occurrence of the redemption;
                                        and



                                      - the redemption occurs within 90 days of
                                        the date of the closing of any equity
                                        offering.


                                 For more information, see "Description of Notes -- Optional Redemption."

Change of Control.............   Upon change of control events set forth in the
                                 indenture, if we do not redeem the notes, each holder of notes may require us to repurchase all or a portion of its notes at a purchase price equal to 101% of the principal amount of its notes, plus accrued interest. Our ability to repurchase the notes upon a change of control event will be limited by the terms of our debt agreements, including our senior secured credit facility. We cannot assure you that we will have the financial resources to repurchase the notes. See "Description of Notes -- Repurchase at the Option of
                                 Holders -- Change of Control."



Consolidated Tangible Net
Worth.........................   If our consolidated tangible net worth falls
                                 below $125.0 million for any two consecutive fiscal quarters, we have agreed to make an offer to repurchase 10% of the notes then outstanding. Our ability to repurchase the notes under these circumstances will be limited by the terms of our debt agreements, including our senior secured credit facility. We cannot assure you that we will have the financial resources to repurchase the notes. See
                                 "Description of Notes --
                                 Covenants -- Maintenance of Consolidated
                                 Tangible Net Worth."



Covenants.....................   The indenture governing the notes contains
                                 covenants that, among other things, will limit our ability and the ability of certain of our subsidiaries to:


                                      - incur additional indebtedness;

                                      - pay dividends on, redeem or repurchase
                                        our capital stock;

                                      - make investments;

                                      - engage in transactions with affiliates;

                                      - create certain liens; or

                                      - consolidate, merge or transfer all or
                                        substantially all our assets and the
                                        assets of our subsidiaries on a
                                        consolidated basis.

                                 These covenants are subject to important exceptions and qualifications, which are described in the "Description of Notes" section of this prospectus.

Absence of a Public Market for
the Exchange Notes............   The exchange notes generally will be freely
                                 transferable but will also be new securities for which there will not initially be a market.
                                 Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes.
                                 However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

                                  RISK FACTORS

     You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before tendering your outstanding notes.

                            ------------------------

     Our principal executive office is located at WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. Our telephone number is
(941) 947-2600. We were incorporated in Delaware on October 26, 1987.

             SUMMARY CONSOLIDATED FINANCIAL DATA OF WCI COMMUNITIES


     The following summary of our consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited historical financial statements, including introductory paragraphs and related notes to those financial statements, appearing elsewhere in this prospectus.



                                                  THREE MONTHS ENDED              YEAR ENDED
                                                       MARCH 31,                 DECEMBER 31,
                                                  -------------------   ------------------------------
                                                    2001       2000       2000       1999     1998(1)
                                                  --------   --------   --------   --------   --------
                                                      (unaudited)
                                                                 (dollars in thousands)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Homebuilding................................  $143,612   $ 75,859   $614,665   $428,837   $251,564
    Parcel and lot..............................    15,979     30,336    130,918    131,673    140,007
    Amenity membership and operations...........    19,303     22,771     70,974     76,307     33,124
    Real estate services and other..............    18,065     11,096     65,595     44,599     23,668
                                                  --------   --------   --------   --------   --------
         Total revenues.........................   196,959    140,062    882,152    681,416    448,363
                                                  --------   --------   --------   --------   --------

  Total cost of sales...........................   138,268     95,828    606,934    483,928    314,428
  Other expenses................................    40,434     28,005    140,815    121,463     79,871
                                                  --------   --------   --------   --------   --------
  Income from operations before income taxes and
    extraordinary item..........................    18,257     16,229    134,403     76,025     54,064
                                                  --------   --------   --------   --------   --------
  Income tax (expense) benefit..................    (7,323)    (6,533)   (52,462)     5,562    (12,881)
  Extraordinary item(2).........................    (1,870)        --         --     (1,694)        --
                                                  --------   --------   --------   --------   --------
  Net income....................................  $  9,064   $  9,696   $ 81,941   $ 79,893   $ 41,183
                                                  ========   ========   ========   ========   ========
OTHER DATA:
  EBITDA(3).....................................  $ 32,924   $ 27,815   $185,420   $125,427   $ 92,137
  EBITDA margin(4)..............................      16.7%      19.9%      21.0%      18.4%      20.5%
  Depreciation and amortization.................  $  1,994   $  1,272   $  7,654   $  6,781   $  2,531
  Interest incurred(5)..........................  $ 15,168   $ 15,012   $ 62,100   $ 60,503   $ 44,993
  Ratio of EBITDA to interest incurred..........        --         --       2.99x      2.07x      2.05x
  Ratio of debt to EBITDA.......................        --         --       2.98x      4.35x      5.49x
OPERATING DATA:
  Single- and multi-family home closings........       238        216      1,614      1,332        373
  Mid-rise and high-rise closings(6)............        53         52        209        345         53
  Single- and multi-family net new contracts....       513        535      1,754      1,346        533
  Mid-rise and high-rise net new contracts......        87         48        307        308        225
  Total homebuilding net new contracts..........  $171,033   $132,145   $876,704   $496,337   $272,598
  Total homebuilding backlog at period end(7)...  $340,931   $228,021   $526,083   $264,044   $196,544
  Average contract selling price:
    Single- and multi-family homes..............  $    333   $    247   $    271   $    211   $    221
    Mid-rise and high-rise units................  $    787   $    737   $  1,309   $    690   $    688

                                                                  AS OF             AS OF
                                                              MARCH 31, 2001    MARCH 31, 2000
                                                              --------------    --------------
                                                                        (unaudited)
                                                                   (dollars in thousands)
BALANCE SHEET DATA:
  Real estate inventories...................................    $  728,112        $  609,618
         Total assets.......................................     1,308,428         1,022,729
  Debt(8)...................................................       622,108           554,565
  Shareholders' equity......................................       326,255           247,195
  Ratio of debt to total capitalization.....................          65.6%             69.2%


---------------

 (1) Financial data as of and for the year ended December 31, 1998 consist of the accounts of WCI Communities, inclusive of Florida Design since December 1, 1998 (the date following its acquisition) and WCI Communities Limited Partnership for the complete year and reflects the reorganization of WCI Communities which occurred on November 30, 1998.


 (2) Extraordinary items are the unamortized balance of debt issuance costs associated with the early retirement of a high-rise construction loan in 1999 and the unamortized balance of debt issuance costs associated with the extinguishments of debt in conjunction with the $250,000 debt offering in February 2001.



 (3) EBITDA represents earnings before interest expense, preferred stock dividend, income taxes, depreciation and amortization and an extraordinary item. EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA as presented may not be comparable to similarly titled measures reported by other companies because not all companies necessarily calculate EBITDA in an identical manner and, therefore, is not necessarily an accurate means of comparison between companies. EBITDA is not intended to represent cash flows in accordance with generally accepted accounting principles or funds available for management's discretionary use nor has it been presented as an alternative to operating income or as an indicator of operating performance and it should not be considered in isolation. For a presentation of our cash flows in accordance with generally accepted accounting principles, see "Consolidated Statements of Cash Flows" on pages F-6 and F-55 of this prospectus.


 (4)  EBITDA margin is calculated by dividing EBITDA by total revenues.

 (5) Interest incurred is the amount of interest paid and accrued (whether expensed or capitalized) during such period excluding amortization of debt issuance costs and amortization of interest previously capitalized.

 (6) The timing of mid-rise and high-rise closings corresponds with the realization of net cash proceeds due under contracts for these residences. Revenues from these contracts are recognized under the percentage of completion method and, as a result, precede the timing of closings.

 (7) Homebuilding backlog at period end represents the sum of the value of (a) contracts for the sale of single- and multi-family homes not yet closed and (b) contracts for the sale of mid-rise and high-rise tower residences not yet closed less amounts previously recognized under the percentage of completion method of accounting.

 (8) Debt excludes accounts payable and accrued expenses, customer deposits and other liabilities (other than land repurchase liabilities), deferred income tax liabilities and community development district obligations.

                                  RISK FACTORS


     Before you participate in the exchange offer, you should be aware that there are various risks. We have summarized the material risks below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide whether to participate in the exchange offer.


RISKS RELATING TO THE EXCHANGE OFFER

IF YOU CHOOSE NOT TO EXCHANGE YOUR OUTSTANDING NOTES, THE PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR OUTSTANDING NOTES COULD DECLINE.

     If you do not exchange your outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary -- Summary of Terms of the Exchange Notes" and "The Exchange Offer" for information about how to tender your outstanding notes.


     The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity. In connection with the offering of the notes, the underwriters have informed us that they may, but are not obligated to, create a market for the notes.


RISKS RELATING TO THE NOTES

SUBSTANTIAL INDEBTEDNESS AND HIGH LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS AND HIGH LEVERAGE COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


     We are, and may continue to be, significantly leveraged. At March 31, 2001, after giving effect to the application of the net proceeds from the sale of the outstanding notes our total debt was $622.1 million (of which approximately $250.0 million was indebtedness incurred in the offering of the outstanding notes). In addition, in connection with the development of certain of our communities we pay a portion of the revenues, fees, and assessments levied by community development or improvement districts on the property benefited by the improvements within our communities. In addition, we guarantee district shortfalls under some of the bond debt service agreements when the revenues, fees, and assessments which are designed to cover principal and interest and other operating costs of the bonds are not paid. See "Business -- Community Development Districts."



     Our high degree of leverage could have important consequences to you, including the following:


        - our ability to satisfy our obligations with respect to the notes may be impaired in the future;

        - our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes may be impaired in the future;

        - a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes;

        - certain of our borrowings are and will continue to be at variable rates of interest (including borrowings under our senior secured credit facility), which will expose us to the risk of increased interest rates;

        - we may be substantially more leveraged than certain of our competitors, which may place us at a competitive disadvantage; and

        - our substantial leverage may limit our flexibility to adjust to changing economic or market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions.


     In addition, the notes, our senior secured credit facility and our other debt instruments contain financial and other restrictive covenants that will limit our ability to, among other things, borrow additional funds. See "Description of Material Indebtedness."



ABILITY TO SERVICE DEBT -- IF WE ARE NOT ABLE TO GENERATE ENOUGH CASH TO SERVICE OUR INDEBTEDNESS YOU MAY NOT RECEIVE PAYMENTS ON THE NOTES.



     Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, our indebtedness or to fund planned capital expenditures will depend on our future performance, which is subject in part to general economic conditions, financial, competitive, legislative, regulatory, political, business and other factors that are beyond our control. Our business may not generate sufficient cash flow and future borrowings may not be available under our senior secured credit facility or any other financing sources in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity or incur additional debt. We may not be able to refinance any of our indebtedness, including our senior secured credit facility and the notes, and we may not be able to negotiate favorable or acceptable terms if we refinance our debt or borrow additional money. For the year ended December 31, 2000 we paid $61.9 million of interest on our indebtedness. See "Description of Material Indebtedness" for a discussion of principal repayments under the senior secured credit facility and our other indebtedness.



SUBORDINATION -- YOU MAY NOT RECEIVE PAYMENTS ON THE NOTES UPON OUR OR OUR GUARANTOR SUBSIDIARIES' BANKRUPTCY, LIQUIDATION OR REORGANIZATION BECAUSE OTHER PARTIES WILL BE ENTITLED TO PAYMENT BEFORE YOU.


     The notes and the subsidiary guarantees rank behind all of our and the guarantor subsidiaries' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantor subsidiaries in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantor subsidiaries or our or their property, the holders of our and the guarantor subsidiaries' senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the subsidiary guarantees.

     In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.


     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantor subsidiaries, holders of the notes will participate with trade creditors and all other holders of our and our guarantor subsidiaries' subordinated debt in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in these proceedings. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of senior debt.



     As of March 31, 2001, the aggregate amount of our debt that ranked ahead of the notes and guarantees (including borrowings under our senior secured credit facility) was approximately $372.1 million. The indenture and our senior secured credit facility permits us and the guarantor subsidiaries to incur substantial additional debt, including debt that ranks ahead of the notes. If new debt is added to our and our subsidiaries' current debt levels, the related risks associated with that additional debt could increase.

ASSET ENCUMBRANCES -- BECAUSE OTHER HOLDERS OF OUR DEBT HAVE A PRIORITY CLAIM TO OUR ASSETS, IF WE BECOME INSOLVENT OR ARE LIQUIDATED, OR IF PAYMENT UNDER OUR SENIOR SECURED CREDIT FACILITY IS ACCELERATED, THERE MAY NOT BE ANY ASSETS LEFT TO SATISFY CLAIMS BY THE HOLDERS OF THE NOTES.



     The notes are not secured by any of our assets so it is possible that there may be insufficient or no assets remaining to pay noteholders if we become insolvent or are liquidated, or if payment under our senior secured credit facility is accelerated. If any of these events occur, the lenders under our senior secured credit facility and the construction loans would be entitled to exercise the remedies available to a secured lender. Accordingly, these lenders would have a claim on substantially all of our assets and would have priority over any claim for payment under the notes or the guarantees. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Material Indebtedness," "Description of Notes" and the Consolidated Financial Statements and the related notes included elsewhere in this prospectus.


FINANCING CHANGE OF CONTROL OFFER AND CONSOLIDATED TANGIBLE NET WORTH OFFER -- WE MAY NOT HAVE THE ABILITY TO FUND THESE OFFERS REQUIRED BY THE INDENTURE.


     Upon a change of control, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, and may also be required to repurchase some of our other indebtedness. In addition, if our consolidated tangible net worth falls below $125 million for any two consecutive fiscal quarters, we are required to make an offer to repurchase 10% of the notes outstanding at that time. We may not have enough money at the time of either event to make any required repurchase of notes or other indebtedness, and in addition, our senior secured credit facility may prohibit us from making any required repurchases. As of March 31, 2001, our consolidated tangible net worth was $269.4 million.



RESTRICTIONS IMPOSED BY TERMS OF OUR INDEBTEDNESS -- IF ANY OUTSTANDING INDEBTEDNESS IS ACCELERATED BECAUSE WE COULD NOT COMPLY WITH ITS TERMS WE MAY NOT HAVE ENOUGH MONEY TO MAKE PAYMENTS ON THE NOTES.



     If any or all of our indebtedness were accelerated we might not have enough money to make payments on our debt. If we fail to comply with restrictive covenants in the indenture, we would be in default under the indenture, and the principal and accrued interest on the notes would become due and payable immediately. See "Description of Notes -- Covenants."



     Our senior secured credit facility contains many covenants that are more restrictive than the covenants in the indenture. Our senior secured credit facility also requires us to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. If we fail to meet those tests or breach any of the covenants, the lenders under our senior secured credit facility could declare all amounts outstanding under the credit agreement, together with accrued interest, to be immediately due and payable.



     In addition, if we default under the indenture, our senior secured credit facility or the instruments governing our other indebtedness, that default could constitute a cross-default under the indenture, our senior secured credit facility or the instruments governing our other indebtedness. See "Description of Notes" and "Description of Material Indebtedness." Our assets may not be sufficient to repay in full this indebtedness or any other indebtedness, including the notes.



FRAUDULENT CONVEYANCE MATTERS -- YOUR GUARANTEE COULD BE VOIDED AND YOU MAY BE REQUIRED TO RETURN PAYMENTS RECEIVED FROM GUARANTORS UNDER FEDERAL BANKRUPTCY LAW.


     Under Federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if, among other things, any guarantor subsidiary, at the time it incurred the debt evidenced by its guarantee of the notes:

     - received less than reasonably equivalent value or fair consideration for the guarantees;

     - was insolvent or rendered insolvent as a result of issuing the guarantees;

     - was engaged in a business or transaction for which that guarantor subsidiary's remaining assets constituted unreasonably small capital;

     - intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

     - intended to hinder, delay or defraud that guarantor subsidiary's creditors,


then the guarantee of that guarantor subsidiary could be voided, or claims by holders of the notes under that guarantee could be subordinated to all other debts of that guarantor subsidiary. In addition, any payment by that guarantor subsidiary pursuant to its guarantee could be required to be returned to that guarantor subsidiary or to a fund for the benefit of the creditors of that guarantor subsidiary.



     The measures of insolvency for purposes of these considerations will vary depending upon the law applied in any proceeding with respect to these considerations. Generally, however, a guarantor subsidiary would be considered insolvent if:


     - the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets at a fair valuation;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.


LACK OF PUBLIC MARKET -- YOU MAY NOT BE ABLE TO SELL YOUR NOTES AT A FAVORABLE PRICE OR AT ALL.



     We do not intend to apply for a listing of the notes on a securities exchange. There is currently no established market for the notes and the following is unknown:



     - the liquidity of any market for the notes;


     - the ability of holders of notes to sell their notes; and

     - the price at which holders of notes will be able to sell their notes.


As a result, you may not be able to sell your notes at attractive prices or at all.



     The initial purchasers are not obligated to make a market for the notes, and may discontinue their market making at any time without notice to the holders of the notes. In addition, market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement. A market or liquidity of any market for the notes may not develop. If a market for the notes does develop, prevailing interest rates, the markets for similar securities, changes in our financial performance or prospects or in the prospects for the companies in our industry and other factors could cause the notes to trade at prices lower than their initial market values or reduce the liquidity of the notes.


RISKS RELATING TO OUR BUSINESS


SIGNIFICANT CAPITAL REQUIREMENTS -- IF WE ARE NOT ABLE TO RAISE SUFFICIENT CAPITAL TO ENHANCE AND MAINTAIN THE OPERATIONS OF OUR PROPERTIES AND TO EXPAND AND DEVELOP OUR REAL ESTATE HOLDINGS, OUR RESULTS OF OPERATIONS AND REVENUES COULD DECLINE.



     We operate in a capital intensive industry and require significant capital expenditures to maintain our competitive position. Failure to secure needed additional financing, if and when needed, may limit our ability to grow our business which could reduce our results of operations and revenues. We expect to make significant capital expenditures in the future to enhance and maintain the operations of our properties and to expand and develop our real estate holdings. In the event that our plans or assumptions change or prove to be inaccurate or if cash flow proves to be insufficient due to unanticipated expenses or otherwise, we may seek to minimize cash expenditures and/or obtain additional financing in order to support our plan of operations. Additional funding, whether obtained through public or private debt or equity financing, or from strategic alliances, may not be available when needed or may not be available on terms acceptable to us, if at all.

REAL ESTATE MARKET RISK -- NUMEROUS FACTORS BEYOND OUR CONTROL IN THE REAL ESTATE MARKET COULD IMPAIR OUR ABILITY TO GENERATE REVENUE FROM REAL ESTATE DEVELOPMENT.


     Real estate development and our ability to generate revenues from that development may be adversely affected by numerous factors, many of which are beyond our control. These factors include national, regional or local economic or real estate conditions, competition for available property or space, interest rate risk, costs to satisfy environmental compliance and remediation requirements associated with new development/renovation and ongoing operations, our ability to obtain all necessary zoning, land use, building, occupancy and other required governmental permits and authorizations and costs associated with changes in real estate zoning, land use or environmental laws. These risks could result in substantial unanticipated delays or expense and, under certain circumstances, could prevent completion of development activities and could reduce our investments or profitability.


INABILITY TO SUCCESSFULLY DEVELOP COMMUNITIES -- IF WE ARE NOT ABLE TO DEVELOP OUR COMMUNITIES SUCCESSFULLY, OUR EARNINGS COULD BE DIMINISHED.


     Before a community generates any revenues, material expenditures are required to obtain development approvals, to construct project infrastructure, amenities, model homes and sales facilities and, where opportunities are suitable and appropriate, to acquire land. It generally takes several years for a community development to achieve cumulative positive cash flow. Our inability to develop and market our communities successfully and to generate positive cash flows from these operations in a timely manner would have a material adverse effect on our ability to service our debt and to meet our working capital requirements.



RISKS ASSOCIATED WITH CONSTRUCTION -- PROBLEMS IN THE CONSTRUCTION OF OUR COMMUNITIES COULD RESULT IN SUBSTANTIAL INCREASES IN COST AND COULD DISRUPT OUR BUSINESS WHICH WOULD REDUCE OUR REVENUES.



     We must contend with the risks associated with construction activities, including cost overruns, shortages of lumber or other materials, shortages of labor, labor disputes, unforeseen environmental or engineering problems, work stoppages and natural disasters, any of which could delay construction and result in a substantial increase in cost which would reduce our revenues. Where we act as the general contractor, we are responsible for the performance of the entire contract, including work assigned to unaffiliated subcontractors. Claims may be asserted against us for construction defects, personal injury or property damage caused by the subcontractors, and these claims may give rise to liability. Where we hire general contractors, if there are unforeseen events like bankruptcy of, or an uninsured or under-insured loss claimed against, our general contractors, we may become responsible for the losses or other obligations of the general contractors, which may materially and adversely affect our results of operations. Should losses or losses in excess of insured limits occur, the losses could adverse effect our results of operations.



RISK OF INCREASED INTEREST RATES -- BECAUSE MANY OF OUR CUSTOMERS FINANCE THEIR HOME PURCHASES, INCREASED INTEREST RATES COULD LEAD TO FEWER HOME SALES WHICH WOULD REDUCE OUR REVENUES.


     Many purchasers of our homes obtain mortgage loans to finance a substantial portion of the purchase price of their homes. In general, housing demand is adversely affected by increases in interest rates, housing costs and unemployment and by decreases in the availability of mortgage financing. In addition, there have been discussions of possible changes in the federal income tax laws which would remove or limit the deduction for home mortgage interest. If effective mortgage interest rates increase and the ability or willingness of prospective buyers to finance home purchases is adversely affected, our operating results may also be negatively affected which may impair our ability to make payments on the notes.

AVAILABILITY OF LAND -- BECAUSE OUR BUSINESS DEPENDS ON THE ACQUISITION OF NEW LAND, THE UNAVAILABILITY OF LAND COULD REDUCE OUR REVENUES OR NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS.



     Our operations and revenues are highly dependent on our ability to expand our portfolio of land parcels. We may compete for available land with entities that possess significantly greater financial, marketing and other resources. Competition generally may reduce the amount of land available as well as increase the bargaining power of property owners seeking to sell. An inability to effectively carry out any of our sales activities and development resulting from the unavailability of land may reduce our revenues or negatively affect our results of operations.



NATIONAL AND REGIONAL ECONOMIC CONDITIONS -- A DETERIORATION IN NATIONAL AND REGIONAL ECONOMIC CONDITIONS COULD REDUCE OUR REAL ESTATE SALES AND REVENUES.



     Our real estate sales and revenues could decline due to a deterioration in the regional or national economy. Our sales and revenues would be disproportionately affected by worsening economic conditions in the Midwestern and Northeastern United States because we generate a disproportionate amount of our sales from customers in those regions. In addition, a significant percentage of our residential units are second home purchases which are particularly sensitive to the state of the economy.



COMMUNITY RELATIONS -- POOR RELATIONS WITH THE RESIDENTS OF OUR COMMUNITIES COULD NEGATIVELY IMPACT SALES OF OUR COMMUNITY-BASED PRODUCTS AND SERVICES, WHICH COULD CAUSE OUR REVENUES OR RESULTS OF OPERATIONS TO DECLINE.



     As a community developer, we may be expected by community residents from time to time to resolve any real or perceived issues or disputes that may arise in connection with the operation or development of our communities. Any efforts made by us in resolving these issues or disputes could be deemed unsatisfactory by the affected residents and any subsequent action by these residents could negatively impact sales of our community-based products and services, which could cause our revenues or results of operations to decline. In addition, we could be required to make material expenditures related to the settlement of these issues or disputes or modify our community development plans.



RISKS AND COSTS OF EXPANSION -- WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO IDENTIFY, COMPLETE OR INTEGRATE ACQUISITIONS WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND PROSPECTS.


     A principal component of our strategy is to continue to grow profitably in a controlled manner in both existing and new markets by acquiring and developing land or by acquiring other property developers or homebuilders. However, we may not be successful in implementing our acquisition strategy and growth may not continue at historical levels or at all. The failure to identify, acquire and integrate other businesses or real estate development opportunities effectively could adversely affect our business, assets, financial condition, results of operations and prospects.

VARIABILITY IN OUR RESULTS -- WE EXPERIENCE VARIABILITY IN OUR RESULTS OF OPERATIONS IN EACH QUARTER AND ACCORDINGLY, QUARTER-TO-QUARTER COMPARISONS SHOULD NOT BE RELIED UPON AS AN INDICATOR OF OUR FUTURE PERFORMANCE.


     We have historically experienced, and in the future expect to continue to experience, variability in our revenue, profit and cash flow. Our historical financial performance is not necessarily a meaningful indicator of future results and, in particular, we expect financial results to vary from project to project and from quarter to quarter. Our revenue may therefore fluctuate significantly on a quarterly basis and we believe that quarter-to-quarter comparisons of our results should not be relied upon as an indicator of future performance. See "Business -- Seasonality" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



     We commence construction of a portion of our single- and multi-family homes prior to obtaining non-cancellable sales contracts for those residences. As of March 31, 2001, we had 416 unsold homes in inventory, 64 of which had been completed. Fourteen of the completed homes have been unsold for more than twelve months. Depending on the level of demand for these residences, some or all of these residences may not be sold at the prices or in the quantities originally expected.

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


RISK OF NONRECEIPT OF ALREADY RECOGNIZED REVENUE AND PROFIT ON TOWER RESIDENCE SALES -- IF WE DO NOT RECEIVE CASH CORRESPONDING TO PREVIOUSLY RECOGNIZED REVENUES, OUR ACTUAL REVENUES COULD BE LOWER THAN EXPECTED WHICH COULD AFFECT OUR ABILITY TO PAY OUR INDEBTEDNESS.



     In accordance with generally accepted accounting principles, we recognize revenues and profits from sales of tower residences during the course of construction. Revenue is recorded when construction is beyond a preliminary stage, the buyer is committed to the extent of being unable to require a refund of a significant deposit except for nondelivery of the residence, a majority of residences are under firm contract and costs can be reasonably estimated. Due to various contingencies, like delayed construction and buyer defaults or cost overruns, we may receive less cash than the amount of revenue already recognized or the cash may be received at a later date than we expected which could affect our profitability and ability to pay our debts. As of March 31, 2001, we had 579 residences under construction, of which 463 residences met the criteria for partial revenue recognition.



RISKS ASSOCIATED WITH OUR GEOGRAPHIC CONCENTRATION IN FLORIDA -- AN ECONOMIC DOWNTURN IN FLORIDA COULD REDUCE OUR REVENUES OR ABILITY TO GROW OUR BUSINESS.



     We currently develop and sell our properties only in Florida. Consequently, any economic downturn in Florida could reduce our revenues or ability to grow our business. In addition, the appeal of becoming an owner of one of our residential units may decrease if potential purchasers do not continue to view the locations of our communities as attractive second home or retirement destinations.



RISKS ASSOCIATED WITH NATURAL DISASTERS -- OUR REVENUES AND PROFITABILITY, AND OR AS A RESULT OUR ABILITY TO REPAY OUR INDEBTEDNESS, MAY BE ADVERSELY AFFECTED BY NATURAL DISASTERS.



     The Florida climate presents risks of natural disasters. To the extent that hurricanes, severe storms, floods or other natural disasters or similar events occur, our business may be adversely affected. Our insurance may not be adequate to cover business interruption or losses resulting therefrom, which may reduce our revenues and profitability and or as a result adversely affect our ability to pay our indebtedness.



RISKS ASSOCIATED WITH OUR INDUSTRY -- LAWS AND REGULATIONS RELATED TO PROPERTY DEVELOPMENT MAY SUBJECT US TO ADDITIONAL COSTS AND DELAYS WHICH COULD REDUCE OUR REVENUES AND PROFITS.



     We are subject to a variety of statutes, ordinances, rules and regulations governing certain developmental matters, building and site design which may impose additional costs and delays on us which could reduce our revenues, profits or prospects. In particular, we may be required to obtain the approval of numerous governmental authorities regulating matters like permitted land uses, levels of density and the installation of utility services like gas, electric, water and waste disposal. In addition, fees, some of which may be substantial, may be imposed to defray the cost of providing certain governmental services and improvements. We also may be subject to additional costs or delays or may be precluded from building a project entirely because of "no growth" or "slow growth" initiatives, building permit allocation ordinances, building moratoriums, restrictions on the availability of utility services or similar governmental regulations that could be imposed in the future. These ordinances, moratoriums or restrictions, if imposed, could reduce our revenues, profits or ability to grow our business.



     In addition, some of our recently acquired land, including the land acquired from the MacArthur Foundation, as described in the section captioned "Business," has not yet received planning approvals or entitlements necessary for development. Failure to obtain entitlement of this land on a timely basis may adversely affect our future results and prospects. This land may not become entitled on a timely basis.



ENVIRONMENTAL REGULATION -- COMPLIANCE WITH APPLICABLE ENVIRONMENTAL LAWS MAY SUBSTANTIALLY INCREASE OUR COSTS OF DOING BUSINESS WHICH COULD REDUCE OUR REVENUES.



     We are subject to various laws and regulations relating to the operation of our properties, which are administered by numerous federal, state and local governmental agencies. See "Business -- Regulatory and Environmental Matters." Our growth and development opportunities in Florida may be limited and more costly as a result of legislative, regulatory or municipal requirements. The inability to grow our business or pay these costs could reduce our revenues. In addition, our operating costs may also be affected by our compliance with, or our being subject to, environmental laws, ordinances and regulations relating to hazardous or toxic substances of, under, or in such property. These costs could be significant and could result in decreased revenues or the inability to develop the land as originally intended. See "Business -- Regulatory and Environmental Matters."



                           FORWARD-LOOKING STATEMENTS



     This prospectus includes forward-looking statements that relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that could cause our actual results to differ materially from the forward-looking statements:



     - our ability to grow our operations on a profitable basis;



     - our ability to compete in the Florida real estate market;



     - our ability to obtain necessary permits and approvals for the development of our land;



     - our ability to retain or replace our executive officers and other key members of management;



     - our ability to pay principal and interest on our substantial debt;



     - our ability to borrow in the future;



     - adverse legislation or regulation;



     - our ability to sustain or increase historical revenues and profit margins; and



     - continuation of certain trends and general economic conditions in our industry.



     All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.



     Our risks are more specifically described in "Risk Factors." If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

                                  THE COMPANY

     The original predecessor to WCI Communities was established in 1946 as Coral Ridge Properties, Inc., which undertook as its first project the development of the Galt Ocean Mile, a 2,500-acre oceanfront community located in Fort Lauderdale. Today, the area is home to approximately 8,000 homes and approximately 7,000 apartments and condominiums. In the early 1960s, Coral Ridge began acquiring large sections of land in rural Broward County, which by 1963 had become the city of Coral Springs, now Florida's eleventh largest city with a population of approximately 116,000. In 1966, Coral Ridge was sold to the Westinghouse Electric Corporation. Under Westinghouse Electric's ownership, our predecessor began its west coast Florida operations in the early 1970s with the purchase of approximately 2,500 acres in North Naples, known today as the community of Pelican Bay, and continued its west coast expansion by acquiring additional large tracts of land for the development of its Gateway, Pelican Landing and Pelican Marsh communities. In 1989, marking its entry into homebuilding, our predecessor began building the first of its highly amenitized luxury high-rise complexes. In 1995, Coral Ridge began building homes in certain of its communities.

     In 1985, members of our senior management, Messrs. Hoffman and Ackerman, began building a real estate business which, in 1994, began operating as Florida Design. Florida Design was a fully integrated developer of leisure-oriented master-planned communities that built most of the homes in its communities. During its history, Florida Design's growth was characterized by the acquisition of underperforming assets which it developed into a number of successful master-planned communities. From 1987 to November 1998, Florida Design constructed approximately 4,500 homes and, from 1985 to November 1998, developed five communities located throughout central and southern Florida. Florida Design offered single-and multi-family homes marketed primarily to pre-retirement and retirement buyers. Florida Design owned and operated several of the amenities at its communities and operated other companies that supported its core business, including residential brokerage entities, a mortgage company, a title insurance agency and a property management company.


     Certain stockholders of Florida Design led a group of equity investors in acquiring Westinghouse Electric's real estate business unit in a transaction valued at approximately $600.0 million. In the July 1995 acquisition, this business unit was merged with and into WCI Communities Limited Partnership and was restructured as a limited partnership. From July 1995 until the merger of WCI Communities Limited Partnership and Florida Design, Mr. Hoffman served as Chief Executive Officer of WCI Communities Limited Partnership and Mr. Ackerman served as Chairman of the board of directors and Executive Vice President of WCI Communities Limited Partnership, and both have continued to serve in these capacities for WCI Communities since the merger and reorganization. In April 1998, we purchased from CBS Corporation, the successor to Westinghouse Electric Corporation, its remaining investment in WCI Communities Limited Partnership.


     In November 1998, Watermark Communities completed a reorganization of WCI Communities Limited Partnership pursuant to which each of WCI Communities Limited Partnership and Florida Design became wholly-owned subsidiaries of Watermark Communities, a new holding company, and each of the limited partners of WCI Communities Limited Partnership and shareholders of Florida Design became shareholders in Watermark Communities. In June 1999, WCI Communities Limited Partnership merged with and into Florida Design, and simultaneously with the merger, Florida Design, the surviving corporation in the merger, changed its name to WCI Communities, Inc., the issuer of the notes. As a result of the merger, WCI Communities became the sole wholly-owned subsidiary of Watermark Communities.

                               THE EXCHANGE OFFER



PURPOSE AND EFFECT OF THE EXCHANGE OFFER



     We have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we and our subsidiaries agreed, under some circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We and our subsidiaries also agreed to use our reasonable best efforts to cause the offer to be consummated within 190 days following the original issue of the outstanding notes. The exchange notes will have terms substantially identical to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe some obligations in the registration rights agreement. The outstanding notes were issued on February 20, 2001.



     Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:



     - because of any change in law or applicable interpretations of those laws by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;



     - if any outstanding notes validly tendered in the exchange offer are not exchanged for exchange notes within 190 days after the original issue of the outstanding notes;



     - if any initial purchaser of the outstanding notes so requests, but only with respect to any outstanding notes not eligible to be exchanged for exchange notes in the exchange offer; or



     - if any holder of the outstanding notes notifies us that it is not permitted to participate in the exchange offer or would not receive fully tradeable exchange notes in the exchange offer and so requests a shelf registration statement.



     If we fail to comply with some obligations under the registration rights agreement, we will be required to pay additional cash to holders of the outstanding notes.



     Each holder of outstanding notes that wishes to exchange outstanding notes for transferable exchange notes in the exchange offer will be required to make the following representations:



     - any exchange notes will be acquired in the ordinary course of its business;



     - the holder has no arrangement with any person to participate in the distribution of the exchange notes;



     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act;



     - if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and



     - if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."



RESALE OF EXCHANGE NOTES



     Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:



     - the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;



     - the exchange notes are acquired in the ordinary course of the holder's business; and



     - the holder does not intend to participate in the distribution of the exchange notes.



     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:



     - cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and



     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.



     This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.



TERMS OF THE EXCHANGE OFFER



     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.



     The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.



     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.



     As of the date of this prospectus, $250.0 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.



     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act of 1934 or the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to the holders. Under the terms of the registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "-- Material Conditions to the Exchange Offer."



     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.



EXPIRATION DATE; EXTENSIONS; AMENDMENTS



     The exchange offer will expire at 5:00 p.m., New York City time on , 2001, unless in our sole discretion we extend it.



     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.



     We reserve the right, in our sole discretion:



     - to delay accepting for exchange any outstanding notes;



     - to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "-- Material Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or



     - under the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.



     Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of outstanding notes of the amendment.



     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.



MATERIAL CONDITIONS TO THE EXCHANGE OFFER



     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:



     - the exchange notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the SEC staff; or



     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.



     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:



     - the representations described under "-- Purpose and Effect of the Exchange Offer," "-- Procedures for Tendering" and "Plan of Distribution"; and



     - other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.



     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of the extension to their holders. During any extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.



     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance, or termination to the holders of the outstanding notes as promptly as practicable.



     Those conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.



     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any outstanding notes, if at the time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.



PROCEDURES FOR TENDERING



     Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:



     - complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or



     - comply with DTC's Automated Tender Offer Program procedures described below.



     In addition, either:



     - the exchange agent must receive the outstanding notes along with the accompanying letter of transmittal; or



     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or



     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration date.



     The tender by a holder of outstanding notes that is not withdrawn prior to the expiration date will constitute an agreement between the holder of outstanding notes and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.



     The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.



     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners' behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its outstanding notes either:



     - make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or



     - obtain a properly completed bond power from the registered holder of outstanding notes.



     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.



     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes are tendered:



     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the accompanying letter of transmittal; or



     - for the account of an eligible institution.



     If the accompanying letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.



     If the accompanying letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.



     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer program to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:



     - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;



     - the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and



     - the agreement may be enforced against that participant.



     We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give any notification. Tenders of outstanding notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.



     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:



     - outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at DTC; and



     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.



     By signing the accompanying letter of transmittal or authorizing the transmission of the agent's message, each tendering holder of outstanding notes will represent or be deemed to have represented to us that, among other things:



     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;



     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;



     - if the holder is not a broker-dealer, that is not engaged in and does not intend to engage in the distribution of the exchange notes;



     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of any exchange notes; and



     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER



     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.



GUARANTEED DELIVERY PROCEDURES



     Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the accompanying letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:



     - the tender is made through an eligible institution;



     - prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:



        - setting forth the name and address of the holder, the registered number(s) of the outstanding notes and the principal amount of outstanding notes tendered;



        - stating that the tender is being made thereby; and



        - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the accompanying letter of transmittal, or facsimile of the letter of transmittal, together with the outstanding notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and



     - the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the executed letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.



     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.



WITHDRAWAL OF TENDERS



     Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.



     For a withdrawal to the effective:



     - the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "-- Exchange Agent"; or



     - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

     Any notice of withdrawal must:



     - specify the name of the person who tendered the outstanding notes to be withdrawn;



     - identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and



     - where certificates for outstanding notes have been transmitted, specify the name in which the outstanding notes were registered, if different from that of the withdrawing holder.



     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:



     - the serial numbers of the particular certificates to be withdrawn; and



     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.



     If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding notes will be credited to an account maintained with DTC for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn, outstanding notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.



EXCHANGE AGENT



     The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as follows:



FOR DELIVERY BY REGISTERED OR CERTIFIED MAIL:          FOR OVERNIGHT DELIVERY ONLY:
            The Bank of New York                           The Bank of New York
             101 Barclay Street                             101 Barclay Street
          New York, New York 10286                       New York, New York 10286
    Attention: Reorganization Section/7E           Attention: Reorganization Section/7E
                  BY HAND:                               BY FACSIMILE TRANSACTION
            The Bank of New York                     (for eligible institutions only):
             101 Barclay Street
          New York, New York 10286
                                                   Confirm facsimile by telephone only:
    Attention: Reorganization Section/7E



DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES



     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.



     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.



     We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $500,000. They include:



     - SEC registration fees;



     - fees and expenses of the exchange agent and trustee;



     - accounting and legal fees and printing costs; and



     - related fees and expenses.



TRANSFER TAXES



     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:



     - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;



     - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or



     - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.



     If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.



     Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.



CONSEQUENCES OF FAILURE TO EXCHANGE



     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of the outstanding notes:



     - as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and



     - otherwise as set forth in the prospectus distributed in connection with the private offering of the outstanding notes.



     In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:



     - cannot rely on the applicable interpretations of the SEC; and



     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.



ACCOUNTING TREATMENT



     We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The expenses of the exchange offer will be deferred and amortized over the term of the related notes.



OTHER



     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.



     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of the outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.


     We received net proceeds of $241.0 million from the sale of the outstanding notes (after deducting the underwriting discount and approximate expenses of the offering of the outstanding notes) which were used to repay the indebtedness set forth below as of March 31, 2001:



Senior secured credit facility(1)...........................  $ 80.4 million
Finance subsidiary debt(2)..................................    72.5 million
Subordinated notes payable to related parties(3)............    44.6 million
Subordinated notes payable to bank(4).......................    12.4 million
Pelican Sound land repurchase liability(5)..................     6.2 million
Sun City Center Ft. Myers land repurchase liability(6)......    13.1 million
                                                              --------------
Total.......................................................  $229.2 million
                                                              ==============



We are using the remaining net proceeds of $11.8 million from the sale of the outstanding notes for general corporate purposes.

---------------
(1) Our senior secured credit facility matures in February 2004 and has a term component of $250.0 million and a revolving component of $200.0 million. The senior secured credit facility bears interest at a rate, at our option, of the lender's base rate plus 0.25% or the Eurodollar rate plus 2.75%.

(2) Represents repayment of our finance subsidiary debt of $72.5 million, which matures in December 2002 and bears interest at a rate of LIBOR plus 6.0%.

(3) Represents repayment of the $27.0 million of subordinated notes due June 2004, bearing interest at a rate of 13% originally issued by WCI Communities Limited Partnership in July 1995 to affiliates of its limited partners in connection with the purchase of WCI Communities Limited Partnership from Westinghouse Electric; $2.6 million of subordinated notes due May 2001, at rates ranging from the prime rate plus 2.5% to the prime rate plus 3.0%, originally issued by Florida Design to its stockholders in March 1993; and $15.0 million of subordinated notes due June 2004, bearing interest at 13%, issued by Florida Design to its stockholders in July 1998.

(4) Represents $10.6 million of subordinated notes due January 2004 payable to Fleet National Bank, N.A., bearing interest at a rate of 15% compounded monthly; and $1.8 million of subordinated notes due January 2004 payable to Fleet National Bank, N.A., bearing interest at rates ranging from the prime rate plus 2.5% to the prime rate plus 3.0%.

(5) Represents the amount required to repurchase the remaining property within the Pelican Sound Community, previously sold to a third party. This liability accrues interest at a rate equal to prime plus 9.75% times the unpaid amount of the liability.


(6) Represents the amount required to repurchase the remaining property within the Sun City Center Ft. Myers Community, previously sold to a third party. This liability accrues interest at a rate equal to prime plus 8.25% times the unpaid amount of the liability.

                                 CAPITALIZATION


     The following table sets forth our consolidated capitalization as of March 31, 2001. This table should be read in conjunction with our historical financial statements including the introductory paragraphs and notes appearing elsewhere in this prospectus. The issuance of the exchange notes will not result in any change in our capitalization.



                                                              MARCH 31, 2001
                                                              --------------
                                                              (in thousands)
Cash and cash equivalents...................................     $ 20,863
                                                                 ========
Debt obligations (including current portion):
  Revolving credit facility.................................     $ 17,200(1)
  Term loan facility........................................      250,000
  Project debt..............................................      104,908
  Land repurchase liabilities...............................           --
  Notes.....................................................      250,000
  Subordinated debt.........................................           --
                                                                 --------
     Total debt obligations.................................      622,108
Total shareholders' equity..................................      326,255
                                                                 --------
     Total capitalization...................................     $948,363
                                                                 ========


---------------

(1) As of March 31, 2001, we had approximately $182.8 million available for borrowing under the revolving credit facility.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The following table sets forth our selected historical consolidated financial data for each of the five years in the period ended December 31, 2000. Balance sheet data as of December 31, 2000 and 1999 and statements of operations data for the years ended December 31, 2000, 1999 and 1998 have been derived from our audited consolidated financial statements which are included elsewhere in this prospectus. The selected consolidated financial data as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 are derived from our unaudited consolidated financial statements which appear elsewhere in this prospectus and, in our management's opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited historical Consolidated Financial Statements, including the introductory paragraphs and related notes thereto, appearing elsewhere in this prospectus.



                                THREE MONTHS ENDED                               YEARS ENDED
                                    MARCH 31,                                    DECEMBER 31,
                             ------------------------    ------------------------------------------------------------
                                2001          2000          2000          1999       1998(1)       1997        1996
                             ----------    ----------    ----------    ----------    --------    --------    --------
                                   (unaudited)
                                                              (dollars in thousands)
STATEMENT OF OPERATIONS
  DATA:
  Revenues:
    Homebuilding...........  $  143,612    $   75,859    $  614,665    $  428,837    $251,564    $123,345    $101,898
    Parcel and lot.........      15,979        30,336       130,918       131,673     140,007     123,470     123,101
    Amenity membership and
      operations...........      19,303        22,771        70,974        76,307      33,124      31,864      20,230
    Real estate services
      and other............      18,065        11,096        65,595        44,599      23,668      24,993      30,140
                             ----------    ----------    ----------    ----------    --------    --------    --------
         Total revenues....     196,959       140,062       882,152       681,416     448,363     303,672     275,369
                             ----------    ----------    ----------    ----------    --------    --------    --------
  Total cost of sales......     138,268        95,828       606,934       483,928     314,428     212,346     210,122
  Other expenses...........      40,434        28,005       140,815       121,463      79,871      69,403      84,548
                             ----------    ----------    ----------    ----------    --------    --------    --------
  Income (loss) from
    operations before
    income taxes and
    extraordinary items....      18,257        16,229       134,403        76,025      54,064      21,923     (19,301)
  Income tax (expense)
    benefit................      (7,323)       (6,533)      (52,462)        5,562     (12,881)         --          --
                             ----------    ----------    ----------    ----------    --------    --------    --------
  Income (loss) before
    extraordinary items....      10,934         9,696        81,941        81,587      41,183      21,923     (19,301)
  Extraordinary items(2)...      (1,870)           --            --        (1,694)         --      (7,537)         --
                             ----------    ----------    ----------    ----------    --------    --------    --------
  Net income (loss)........  $    9,064    $    9,696    $   81,941    $   79,893    $ 41,183    $ 14,386    $(19,301)
                             ==========    ==========    ==========    ==========    ========    ========    ========
  Net income (loss) pro
    forma for C corporation
    status(3)..............  $       --    $       --    $       --    $       --    $ 36,125    $  8,836    $(11,855)
                             ==========    ==========    ==========    ==========    ========    ========    ========
OTHER DATA:
  EBITDA(4)................  $   32,924    $   27,815    $  185,420    $  125,427    $ 92,137    $ 59,553    $ 30,774
  EBITDA margin(5).........        16.7%         19.9%         21.0%         18.4%       20.5%       19.6%       11.2%
  Depreciation and
    amortization...........       1,994         1,272         7,654         6,781       2,531       1,571       2,775
  Interest incurred(6).....  $   15,168    $   15,012    $   62,100    $   60,503    $ 44,993    $ 42,590    $ 49,063
  Ratio of earnings to
    fixed charges(7).......        2.08x         1.55x         2.64x         1.82x       1.81x       1.21x         --
BALANCE SHEET DATA (END OF
  PERIOD):
  Real estate
    inventories............  $  728,112    $  609,618    $  649,007    $  594,459    $445,065    $338,821    $314,449
         Total assets......   1,308,428     1,022,729     1,213,096     1,004,099     923,517     593,820     550,473
  Debt(8)..................     622,108       554,565       553,256       545,416     506,128     375,335     375,687
  Shareholders'
    equity/Partners'
    capital................     326,255       247,195       319,222       237,500     157,956      85,109      71,140

---------------
(1) Financial data as of and for the year ended December 31, 1998 consist of the accounts of WCI Communities, inclusive of Florida Design since December 1, 1998 (the date following the acquisition) and WCI Communities Limited Partnership for the complete year and reflects the reorganization of WCI Communities which occurred on November 30, 1998.


(2) Extraordinary items are (a) the unamortized balance of debt issuance costs associated with the acquisition of WCI Communities Limited Partnership in July 1995 that was written off in 1997 when this debt was refinanced, (b) the unamortized balance of debt issuance cost associated with the early retirement of a high-rise construction loan in 1999 and (c) the unamortized balance of debt issuance costs associated with the extinguishment of debt in conjunction with the $250,000 debt offering in February 2001.


(3) Prior to November 30, 1998, WCI Communities Limited Partnership reported its taxable income to its partners. As a result, prior to November 30, except for earnings recorded by Bay Colony-Gateway, a C corporation, WCI Communities Limited Partnership's consolidated taxable earnings were taxed directly to WCI Communities Limited Partnership's then-existing partners. Net income (loss) pro forma for C corporation status assumes that WCI Communities filed a consolidated return as a C corporation and was taxed as a C corporation at the statutory tax rates that would have applied for all periods.


(4) EBITDA represents earnings before interest expense, preferred stock dividend, income taxes, depreciation and amortization and an extraordinary item. EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA as presented may not be comparable to similarly titled measures reported by other companies because not all companies necessarily calculate EBITDA in an identical manner and, therefore, is not necessarily an accurate means of comparison between companies. EBITDA is not intended to represent cash flows in accordance with generally accepted accounting principles or funds available for management's discretionary use nor has it been presented as an alternative to operating income or as an indicator of operating performance and it should not be considered in isolation. For a presentation of our cash flows in accordance with generally accepted accounting principles, see "Consolidated Statements of Cash Flows" on pages F-6 and F-55 of this prospectus.


(5) EBITDA margin is calculated by dividing EBITDA by total revenues.


(6) Interest incurred is the amount of interest paid and accrued (whether expensed or capitalized) during the period excluding amortization of debt issuance costs and amortization of interest previously capitalized.


(7) Earnings have been calculated as (a) pre-tax income or loss from operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income from equity investees, minus (e) interest capitalized. Fixed charges are comprised of (a) interest incurred, both expensed and capitalized, (b) debt issue cost amortization in the period, (c) the portion of rental expense representative of the interest factor and (d) the amount of preferred stock dividend requirements of a subsidiary, adjusted for the effective tax rate. For the year ended December 31, 1996 earnings were not sufficient to cover fixed charges by an amount equal to $31.2 million.

(8) Debt excludes accounts payable and accrued expenses, customer deposits and other liabilities (other than land repurchase liabilities), deferred income tax liabilities and community development district obligations.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     The following discussion of our financial condition and results of operations should be read in conjunction with our audited historical financial statements and the related notes and the other financial information appearing elsewhere in this prospectus. Results of Operations sets forth separate management's discussions and analyses for WCI and its predecessors. Liquidity and Capital Resources sets forth a management discussion and analysis for WCI only.


OVERVIEW

     We are engaged in the development of master-planned communities, the construction and sale of residences and commercial real estate, and the construction, operation and sale of amenities and other related real estate services. Our business segments include: homebuilding (single- and multi-family homes and villas as well as luxury tower residences), land sales (developed lots and land parcels to third party builders and developers), amenities (the operation of golf, marina and resort amenity services and the sale of equity and non-equity memberships) and real estate related services (real estate brokerage, title insurance, mortgage banking and other development services.)

     Until 1989, we focused on developing master-planned communities from large tracts of land. This developed land was sold to third party developers who marketed residential products to homebuyers. We entered the homebuilding business in 1989 and began selling and building our first luxury, high-rise residences. After the acquisition from Westinghouse Electric, we further diversified our business segments by entering into the single- and multi-family homebuilding business. We sell selected parcels to third party developers primarily for commercial development, rental apartments and retail and other uses which do not directly compete with our existing homebuilding products.

     In November 1998, we enhanced our homebuilding operations by acquiring Florida Design, a fully integrated developer of master-planned communities that had been building most of the homes in its communities since 1987. The 1998 results discussed below include eleven months of operations ending November 30, 1998 for WCI Communities Limited Partnership and the month of December for the combined WCI Communities, Inc., which includes Florida Design and WCI Communities Limited Partnership. Florida Design typically had its highest sales level during the month of December so results should not be viewed as indicative of an average year of operations.

SIGNIFICANT ACCOUNTING POLICIES AND NEW ACCOUNTING PRONOUNCEMENTS


     We recognize revenues for single- and multi-family homebuilding and land sales at the time of closing under the completed contract method. We recognize the related profit in full when collectibility of the sales price is reasonably assured and the earnings process is substantially complete. The earnings process is normally considered complete when title has passed to the buyer, we are not obligated to perform significant additional activities after sale and delivery and there are no contingencies allowing the customer to require a refund. When a sale does not meet the requirements for income recognition, profit is deferred until the requirements are met and the related sold inventory is classified as completed inventory.


     Revenue for tower residences under construction is recognized on the percentage-of-completion method. Revenue recognized is calculated based upon the percentage of total costs incurred in relation to total estimated costs. Revenue is recorded when construction is beyond a preliminary stage, the buyer is committed to the extent of being unable to require a refund except for non-delivery of the residence, the majority of residences are under firm contracts, collection of the sales price is assured and costs can be reasonably estimated. Any sales made after the building is finished are accounted for using the completed contract method described above.


     Revenues from amenity operations include the sale of memberships, billed dues relating to memberships and fees for services provided. Dues are billed on an annual basis in advance and are recorded as deferred revenue and then recognized as revenue over the term of the membership year. Revenues for services are recorded when the service is provided. Revenues from sales of equity memberships are recorded when the collectibility of the sales price is reasonably certain, costs can be reasonably estimated and the earnings process is complete. Costs for amenities are recorded as incurred. A loss, if any, from the sale of equity club memberships would be reallocated to the benefited real estate inventory.


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (FASB 133), "Accounting for Derivative Instruments and Hedging Activities," as amended by FASB 137, which becomes effective, and is required to be adopted in years beginning after, June 15, 2000. FASB 133 requires all derivatives to be recorded on the balance sheet at fair value. It establishes the accounting procedures for hedges that will affect the timing of recognition and the manner in which hedging gains and losses are recognized in our financial statements. Derivatives that are not hedges must be adjusted to fair value through income. If derivatives are hedges, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or will be recognized in other comprehensive income until the hedged item is recognized in earnings. Based on existing operations, we do not anticipate that the adoption of FASB 133 will have a material impact on our earnings, cash flows or financial position. We adopted FASB 133 on January 1, 2001.



     In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The Company completed its review and believes its current revenue recognition policies are, in all material respects, in compliance with SAB 101.



     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44), which is effective July 1, 2000, and contains rules designed to clarify the application of APB 25, "Accounting for Stock Issued to Employees." The implementation of FIN 44 did not have a material impact on the Company's results of operations or financial position.



THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000



  Overview



     Total revenues were $197.0 million for the three months ended March 31, 2001 compared to $140.1 million for the same period in 2000. Contribution margin for the first quarter of 2001 was $58.7 million compared to $44.2 million for the first quarter of 2000. Net income for the period, after an extraordinary charge net of tax of $1.9 million relating to the early retirement of debt, was $9.1 million compared to $9.7 million for the same period in 2000.



  Revenues and Sales



     Homebuilding. Total homebuilding revenues increased 89.2% to $143.6 million for the three months ended March 31, 2001 compared to $75.9 million for the same period in 2000. Single- and multi-family homebuilding revenues increased 42.4% to $65.5 million for the three-month period in 2001 compared with $46.0 million for the same period in 2000. The increase in single- and multi-family homebuilding revenue is primarily attributable to a 22 unit or 10.2% increase in the number of homes closed and a 29.1% increase in the average selling price of homes closed to $275,000 in 2001 from $213,000 in 2000.

                                            THREE MONTHS ENDED               THREE MONTHS ENDED
                                              MARCH 31, 2001                   MARCH 31, 2000
                                       -----------------------------    -----------------------------
                                                             AVERAGE                          AVERAGE
SINGLE- AND MULTI-FAMILY HOMEBUILDING  NUMBER     VALUE*      PRICE     NUMBER     VALUE*      PRICE
-------------------------------------  ------    --------    -------    ------    --------    -------
Number of communities with active
  homebuilding at period end.......       17           --       --        17            --       --
Net new contracts..................      513     $171,033     $333       535      $132,145     $247
Closed sales.......................      238       65,467      275       216        45,984      213
Ending backlog.....................    1,028      340,931      332       932       228,021      245


---------------

*Dollar amounts in thousands.



     The increase in the number of homes closed is primarily a result of the larger backlog at the beginning of the first quarter of 2001 as compared to the beginning of the same quarter in 2000.



     The value of net new contracts for single- and multi-family homebuilding increased 29.4% to $171.0 million for the first quarter of 2001 compared to $132.1 million for the same period in 2000. The increase in the average selling price was attributable to price increases in some of WCI's existing communities due to strong market demand and an increase in the proportion of larger, higher-priced units sold.



     Mid-rise and high-rise homebuilding revenues increased 161.2% to $78.1 million in the first quarter of 2001 compared to $29.9 million for the same period in 2000.



                                                      THREE MONTHS ENDED    THREE MONTHS ENDED
                                                        MARCH 31, 2001        MARCH 31, 2000
                                                      ------------------    ------------------
MID-RISE AND HIGH-RISE HOMEBUILDING                   NUMBER     VALUE*     NUMBER     VALUE*
-----------------------------------                   ------    --------    ------    --------
Number of towers under construction.................     8            --       6            --
Net new contracts...................................    87      $ 68,479      48      $ 35,357
Reported revenues...................................    --        78,145      --        29,875
Ending backlog......................................    --       281,052      --       127,666


---------------

*Dollar amounts in thousands.



     The increase in mid-rise and high-rise homebuilding revenue is attributable primarily to an increase in the number of tower residences that qualified for recognition of revenue and an increase in the value of sold units in those towers. We delivered tower units or met the requirements for percentage of completion revenue recognition in 11 towers in 2001 and 7 towers in 2000.



     The value of net new contracts for mid-rise and high-rise homebuilding increased by $33.1 million or 93.7% for the first quarter in 2001 compared to the same period in 2000, due to the conversion of reservations to sales contracts in a planned luxury high rise tower during the quarter. Backlog at March 31, 2001 was $281.1 million or 120.1% higher than the $127.7 million at March 31, 2000.



     Parcel and lot. Total parcel and lot sales revenues decreased 47.2% to $16.0 million for the first three months of 2001 compared to $30.3 million for the same three months in 2000. Sales of lots for the three month period in 2001 decreased 30.4% to $5.5 million compared to $7.9 million for the same period in 2001, residential parcel sales for 2001 decreased 85.7% to $1.4 million compared to $9.8 million for 2000, while sales of commercial parcels decreased by 27.8% to $9.1 million compared to $12.6 million in 2000. Sales of lots and residential parcels decreased due to the sell-out of lots and parcels in certain communities, while commercial parcel sales decreased as a result of fewer sales of the MacArthur parcels, which is attributable to the sell-down of this inventory of parcels.



     Amenity membership and operations. Total amenity membership and operating revenues for the first three months of 2001 decreased 15.4% to $19.3 million compared to $22.8 million for the same three months in 2000. Equity membership revenue decreased 32.1% to $5.7 million for the three month period in 2001 compared to $8.4 million for the same period in 2000, while membership dues and amenity services revenue decreased 5.6% to $13.6 million from $14.4 million. The decrease in membership revenue and operating revenue is attributable primarily to the turnover of one of WCI's high-end equity clubs to its members at the beginning of 2001.



     Real estate services and other. Real estate services and other revenues, including gains and losses on assets held for investment, increased 63.1% to $18.1 million for the first three months of 2001 compared to revenues of $11.1 million for the same period in 2000. This increase in revenues is primarily attributable to a $6.4 million increase in real estate brokerage revenue, that was generated by the increased volume of transactions closed by the real estate brokerage operation.



  Costs, Expense and Contribution Margin



     Homebuilding. Homebuilding cost of sales increased 77.8% to $99.2 million for the first three months of 2001 compared to $55.8 million for the same period in 2000. Cost of sales as a percentage of revenue was 69.1% in 2001 compared to 73.5% in 2000. This decrease in cost of sales percentage was primarily Due to improved homebuilding margins relating to the increase in the average sales price of single- and multi-family homes and tower residence units and to the Company's ongoing focus on reducing and controlling construction costs.



     Overall, homebuilding contribution margin as a percentage of revenue for the first three months increased 4.4% to 30.9% in 2001 from 26.5% in 2000. Contribution margin percentage from single- and multi-family homebuilding increased to 17.7% in 2001 from 15.6% in 2000, due to a higher average sales price and reduced cost of construction. For our mid-rise and high-rise homebuilding products, contribution margin percentage decreased slightly to 42.0% in 2001 compared to 43.1% for 2000.



     Parcel and lot. The cost of parcel and lot sales increased to 65.0% of related revenue for the first three months of 2001 compared to 47.9% for the same period in 2000. Total costs of sales decreased to $10.4 million for 2001 compared to $14.5 million for 2000 due to a decrease in total revenue for 2000. The increase in cost of sales percentage and the associated decrease in contribution margin percentage are due primarily to the change in mix of parcel sales.



     Amenity membership and operations. The amenity cost of sales decreased to $14.5 million for the first three months of 2001 compared to $17.0 million for the same period in 2000 primarily due to a decrease in membership sales and operating revenues. The associated contribution margin of 25.1% for 2001 decreased slightly from 25.4% in 2000, primarily due to a decrease in membership sales which generate a higher margin than amenity service revenue.



     Real estate services and other. The 67.1% increase in real estate services and other costs to $14.2 million for the first three months of 2001 compared to $8.5 million for the same period in 2000 was due to the costs associated with the increased volume of real estate brokerage transactions. Cost as a percentage of related revenues increased to 78.5% in 2001 compared to 76.6% in 2000 due primarily to the 90.1% increase in brokerage revenues where margins are lower than other real estate services.



     Selling, general and administrative expenses, including real estate taxes, as a percentage of revenues were 13.1% for the first three months of 2001 compared to 11.7% for the same period in 2000. The increase to $25.8 million for 2001 compared to $16.4 million for 2000 was primarily due to increased wages and related benefits costs as well as administrative expenses associated with the required increase in personnel to support the Company's growth and increased sales and marketing expenditures relating to newly introduced communities under development.


YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

  Revenues and Sales

     Homebuilding. Total homebuilding revenues increased 43.4% to $614.7 million for 2000 compared with $428.8 million for 1999. Single- and multi-family homebuilding revenues increased 41.3% to $381.2 million in 2000 compared with $269.7 million for 1999. The increase in single- and multi-family homebuilding revenue is primarily attributable to a 282 unit or 21.2% increase in the number of homes closed and the continuation of the trend towards delivering a greater proportion of larger, higher priced homes as seen in the 28.4% increase in the average sales price between the periods.


                                        YEAR ENDED DECEMBER 31, 2000      YEAR ENDED DECEMBER 31, 1999
                                       ------------------------------    ------------------------------
                                                             AVERAGE                           AVERAGE
SINGLE- AND MULTI-FAMILY HOMEBUILDING  NUMBER     VALUE*      PRICE*     NUMBER     VALUE*      PRICE*
-------------------------------------  -------   ---------   --------    -------   ---------   --------
Number of communities with active
  homebuilding at period end.........      15          --        --         17           --        --
Net new contracts....................   1,754    $474,713      $271      1,346     $283,775      $211
Closed sales.........................   1,614     381,208       236      1,332      269,720       202
Ending backlog.......................     753     235,365       313        613      141,860       231


---------------
* Dollar amounts in thousands.

     The increase in the number of homes closed was due primarily to increased home sales in newly introduced subdivisions in our Heron Bay, West Jensen, Parkland Isles, Gulf Harbour and Waterlefe communities and in our existing master-planned communities of Pelican Sound and Tiburon.

     The value of net new contracts for single- and multi-family homes increased by $190.9 million or 67.3% from 1999 to 2000. Backlog at December 31, 2000 was $235.4 million or 65.9% higher than at December 31, 1999. These increases were due primarily to strong sales at existing master-planned communities including Pelican Sound, Heron Bay and Parkland Isles, and initial sales at our Waterlefe community where we are the only homebuilder.

     Mid-rise and high-rise homebuilding revenues increased 46.8% to $233.5 million in 2000 compared to $159.1 million in 1999.


                                                      YEAR ENDED               YEAR ENDED
                                                   DECEMBER 31, 2000        DECEMBER 31, 1999
                                                  -------------------      -------------------
MID-RISE AND HIGH-RISE HOMEBUILDING               NUMBER      VALUE*       NUMBER      VALUE*
-----------------------------------               ------     --------      ------     --------
Number of towers under construction.............       9           --        11             --
Net new contracts...............................     307     $401,991       308       $212,562
Reported revenues...............................      --      233,457        --        159,117
Ending backlog..................................      --      290,718        --        122,184


---------------
* Dollar amounts in thousands.


     The increase in mid-rise and high-rise homebuilding revenue was attributable to an increase in the number of towers in which we recognized revenue and an increase in the average price of these tower residences. We delivered tower units or met the requirements for percentage of completion revenue recognition in 14 towers in 2000 and 11 towers in 1999. We began construction of five new residential towers -- Trieste, Montego, Seasons, Pointe and Siena -- which met the requirement for recognizing percentage of completion revenue in 2000 and contributed $87.1 million in additional revenue.


     The value of net new contracts for mid-rise and high-rise homebuilding increased by $189.4 million or 89.1% from 1999 to 2000. Backlog at December 31, 2000 was $290.7 million or 137.9% higher than at December 31, 1999. Both increases were primarily due to the 88.4% increase in the average price of tower units sold from $690,000 in 1999 to $1.3 million in 2000. We began taking contracts for three towers -- Montenero, Caribe and Harbor Towers II -- during 1999 and began taking contracts for five towers -- Trieste, Montego, Seasons, Pointe and Siena -- during 2000. The 249 residential units in towers introduced in 1999 had a projected sellout value of $183.3 million compared to the projected sellout value of $514.0 million for the 303 units in towers introduced in 2000.

     Parcel and lot. Total parcel and lot sales revenues decreased 0.6% to $130.9 million for 2000 compared to $131.7 million for 1999. Sales of lots for 2000 increased 48.8% to $50.9 million compared to $34.2 million for 1999; residential parcel sales for 2000 increased 88.0% to $28.2 million compared to $15.0 million for 1999 while sales of commercial parcels decreased by 37.2% to $51.8 million compared to

$82.5 million for 1999. The increase in lot sales is attributable to the implementation of our program for sale of waterfront, custom home lots in our Harbour Isles community, while residential parcel sales increased as a result of the sale of land in The Colony at Pelican Landing community. Sales of commercial parcels decreased due to the sell-out of Pelican Marsh in 1999 and as a result of the reduction in sales of the MacArthur parcels which is attributable to the sell-down of this inventory of parcels.

     Amenity membership and operations. Total amenity membership and operating revenues for 2000 decreased 6.9% to $71.0 million compared to $76.3 million for 1999. Equity membership revenue decreased 10.0% to $26.1 million for 2000 compared to $29.0 million for 1999 while membership dues and amenity services revenue decreased 5.1% to $44.9 million from $47.3 million. The decrease in membership revenue is attributable primarily to decreased sales at our Pelican Marsh and Gulf Harbour clubs, which were converted to equity clubs in 1999, while the decrease in operating revenues is the result of the turnover of the Deering Bay and Pelican's Nest clubs to their members.

     Real estate services and other. Total real estate services and other revenues increased 47.1% to $65.6 million for 2000 compared to revenues of $44.6 million in 1999. This increase in revenues is primarily attributable to a $26.4 million increase in real estate brokerage revenue, an increase in mortgage banking revenue of $1.9 million and a $4.5 million increase in other income from the sale of Burnt Store Marina, which was offset by the reduction of the brokerage commission received in 1999 of $13.2 million from the sale of the MacArthur properties.

  Costs, Expenses and Contribution Margin

     Homebuilding. Homebuilding cost of sales increased 37.1% to $445.4 million for 2000 compared to $324.8 million for 1999. Cost of sales as a percentage of revenue was 72.5% in 2000 compared to 75.7% in 1999. This decrease in cost of sales percentage was primarily due to improved homebuilding margins relating to the increase in the average sales price of single- and multi-family as well as tower residence units.

     Overall, homebuilding contribution margin as a percentage of revenue increased 3.2% to 27.5% in 2000 from 24.3% in 1999. Contribution margin percentage from single- and multi-family homebuilding increased to 18.0% in 2000 from 17.6% in 1999, due to a higher average sales price and, consequently, improved contribution margins particularly at our Pelican Sound, Harbor Isles and Tiburon communities. For our mid-rise and high-rise homebuilding products, contribution margin percentage increased to 43.1% in 2000 compared to 35.6% for 1999, as a result of a higher average selling price.

     Parcel and lot. The cost of parcel and lot sales decreased to 45.4% of related revenue for 2000 compared to 57.6% for 1999. Total costs of sales decreased to $59.4 million for 2000 compared to $75.9 million for 1999 due to a decrease in total revenue for 2000. The decrease in cost of sales percentage and the associated increase in contribution margin percentage are due primarily to the change in mix of land sales. Contribution margin percentage from sales of our lots and residential parcels increased as a larger portion of these sales occurred in our high-end communities of Harbour Isles and The Colony at Pelican Landing. Contribution margin for commercial parcels improved primarily due to increased margins on the sale of the MacArthur parcels in 2000. In 1999, commercial parcel contribution margins were lower because a greater proportion of the cost of the MacArthur land portfolio purchased in March 1999 was allocated to immediately saleable parcels which closed during that year.

     Amenity membership and operations. The 12.3% decrease in the cost of amenity sales to $55.8 million for 2000 compared to $63.6 million for 1999 was primarily due to a decrease in membership sales and operating revenues. Contribution margin increased to 21.4% for 2000 from 16.6% in 1999, primarily due to an increase in membership sales at our Bay Colony and Deering Bay clubs, which generate a higher margin than amenity service revenue and an increase in membership dues revenue of $4.9 million.

     Real estate services and other. The 135.5% increase in real estate services and other costs to $46.4 million for 2000 compared to $19.7 million for 1999 was due to the costs associated with the increased volume of real estate brokerage transactions. Cost as a percentage of related revenues increased to 70.7%
in 2000 compared to 44.2% in 1999 due primarily to the net brokerage revenue earned from the sale of the MacArthur properties in 1999 and increased overhead costs incurred in 2000 to operate our new or expanded realty brokerage, title insurance and mortgage banking offices.

     Selling, general and administrative expenses, including real estate taxes, as a percentage of revenues were 10.2% for 2000 compared to 10.6% for 1999. The increase to $89.8 million for 2000 compared to $72.1 million for 1999 was primarily due to increased professional fees for legal and accounting services, increased sales and marketing expenditures relating to newly introduced communities under development and an increase in management incentive compensation.

     Interest expense, net of capitalization, increased 1.9% to $43.4 million in 2000 from $42.6 million in 1999. Interest incurred increased 2.6% over the same period due to a marginal increase in our level of debt as well as a small increase in our effective borrowing rate. As a percentage of total revenue, interest incurred declined to 7.0% for 2000 compared to 8.9% of total revenue for 1999. Amortization of previously capitalized interest decreased to 1.6% for 2000 compared to 2.3% of total revenue for 1999 due to the change in the mix of real estate sold between the two years. Interest capitalized decreased 1.6% to $37.6 million for 2000 compared to $38.2 million in 1999 due to a change in the mix of properties undergoing active development.

  Income from Operations Before Income Taxes and Extraordinary Item

     Income from operations before income taxes and extraordinary items increased 76.8% to $134.4 million for 2000 compared to $76.0 million in 1999 due primarily to increased revenues and improved contribution margins. Total revenues increased 29.5% to $882.2 million in 2000 compared to $681.4 million in 1999. At the same time, our costs and expenses as a percentage of revenue decreased 4.0% to 84.8% for 2000 from 88.8% for 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

  Revenues and Sales

     Homebuilding. Total homebuilding revenues increased 70.4% to $428.8 million for 1999 compared with $251.6 million for 1998. Single- and multi-family homebuilding revenues increased 285.8% to $269.7 million for 1999 compared with $69.9 million for 1998. The increase in revenue is primarily attributable to a 959-residence or 257.1% increase in the number of homes closed.


                                       YEAR ENDED DECEMBER 31, 1999     YEAR ENDED DECEMBER 31, 1998
                                       -----------------------------    -----------------------------
                                                             AVERAGE                          AVERAGE
SINGLE- AND MULTI-FAMILY HOMEBUILDING  NUMBER     VALUE*     PRICE*     NUMBER     VALUE*     PRICE*
-------------------------------------  ------    --------    -------    ------    --------    -------
Number of communities with active
  homebuilding at period end.......       17           --       --        11            --       --
Net new contracts..................    1,346     $283,775     $211       533      $117,912     $221
Closed sales.......................    1,332      269,720      202       373        69,858      187
Ending backlog.....................      613      141,860      231       599       127,805      213


---------------
* Dollar amounts in thousands.

     The increase in the number of homes closed was due primarily to an increase in the number of communities delivering homes and an increase in the number of production homes built and closed during the year, which was due to some of the new communities which started in 1998 having a full year of production in 1999. The increase in the number of selling communities was the result of the further expansion of homebuilding activities at existing master-planned communities, particularly Parkland Isles and Pelican Sound, where revenues increased $97.4 million for 1999.

     The value of net new contracts for single- and multi-family homebuilding increased by $165.9 million or 140.7% from 1998 to 1999. The backlog of single- and multi-family homes at December 31, 1999 had increased $14.1 million or 11.0% from December 31, 1998. This increase was due primarily to the further expansion of homebuilding activities at existing master-planned communities, the new contracts at Pelican Sound and Parkland Isles in which we are the only homebuilder, and the addition of Florida Design's five communities.

     Mid-rise and high-rise homebuilding revenues decreased 12.4% to $159.1 million in 1999 compared to $181.7 million in 1998. This revenue is recognized on the percentage of completion method of accounting while towers are under construction.


                                                          YEAR ENDED            YEAR ENDED
                                                      DECEMBER 31, 1999     DECEMBER 31, 1998
                                                      ------------------    ------------------
MID-RISE AND HIGH-RISE HOMEBUILDING                   NUMBER     VALUE*     NUMBER     VALUE*
-----------------------------------                   ------    --------    ------    --------
Number of towers under construction.................    11            --       7            --
Net new contracts...................................   308      $212,562     225      $154,686
Reported revenues...................................    --       159,117      --       181,706
Ending backlog......................................    --       122,184      --        68,739


---------------
* Dollar amounts in thousands.

     The decrease in mid-rise and high-rise homebuilding revenue was attributable to the change in mix of tower residences being constructed and sold. Two towers that were completed and sold out in 1998 contributed $26.7 million of revenue in 1998. Six other towers were under construction in both years and contributed $142.9 million in 1998 compared to $99.7 million in 1999. Five new towers -- Montenero, Caribe, Verona, Sorrento and Harbor Towers
II -- began construction and three of these met the requirement for recognizing percentage of completion revenue in 1999, and contributed $51.3 million in revenue. In addition, the sales of all remaining condominium unit inventory acquired at Deering Bay generated $7.6 million in revenue in 1999 compared to $12.2 million in 1998.

     The value of net new contracts for towers increased by 37.4% from 1998 to 1999. We began taking contracts in three towers -- Salerno, Bequia and Verona -- during 1998 and began taking contracts in three other towers -- Montenero, Caribe and Harbor Towers II -- during 1999. The three towers introduced in 1998 had a total sellout value of $116.8 million compared to the sellout value of $183.3 million for the three towers introduced in 1999. Tower backlog is calculated by deducting the value of percentage of completion revenue recorded to date from the gross contracts received in each building. The value of this backlog at December 31, 1999 was 77.8% higher than at December 31, 1998. Backlog increased because of the increased number of contracts and the increased residence prices of the three new towers introduced in 1999.

     Parcel and lot. Total parcel and lot sales revenues decreased 5.9% to $131.7 million for 1999 compared to $140.0 million for 1998. Sales of single-family lots to third party builders increased 15.9% to $34.2 million for 1999 compared to from $29.5 million for 1998, while sales of developed residential parcels decreased 71.8% to $15.0 million from $53.1 million. The decrease in developed parcel sales was the result of management's decision to primarily develop lots for our own homebuilding operations.

     Amenity membership and operations. Total amenity membership and operating revenues for 1999 increased 130.5% to $76.3 million compared to $33.1 million for 1998. Equity membership sales increased 383.3% to $29.0 million for 1999 compared to from $6.0 million for 1998, while membership dues and amenity services sales increased 74.5% to $47.3 million from $27.1 million. This increase in equity membership revenue is attributable to increased sales at our equity clubs, the conversion of our Pelican Marsh Club to an equity club, which resulted in the recognition of $14.1 million of revenue and the addition of the Florida Design amenities. The increase in membership dues and amenity service revenue is the result of $21.1 million from the Florida Design amenities and increased membership levels at other amenities in 1999 compared to 1998.

     Real estate services and other. Total real estate services and other revenues increased 88.2% to $44.6 million for 1999 compared to revenues of $23.7 million in 1998. This increase was due in part to a 10% brokerage commission received from the sale of $132.5 million of MacArthur properties to third party developers coincident with the acquisition of the MacArthur properties. In addition, an increase in real estate brokerage revenue and the addition of Florida Design's real estate service businesses also contributed to the increase in revenue.

  Costs, Expenses and Contribution Margins

     Homebuilding. Homebuilding cost of sales increased 79.0% to $324.8 million for 1999 compared to $181.5 million for 1998. Cost of sales as a percentage of revenue increased to 75.7% in 1999 compared to 72.1% in 1998. This increase in cost of sales as a percentage of revenue was primarily due to the increase in the proportion of single- and multi-family home revenue to 62.9% of total homebuilding revenue in 1999 from 27.8% in 1998.

     In total, homebuilding contribution as a percentage of revenue decreased 3.6% from 27.9% in 1998 to 24.3% in 1999. Contribution margin from single- and multi-family homebuilding increased to 17.6% in 1999 from 11.5% in 1998 as a result of higher average sales prices, particularly at Parkland Isles, Pelican Sound and Tiburon Naples. For our mid-rise and high-rise homebuilding products, contribution margins as a percentage of revenue also increased to 35.6% in 1999 from 34.2% in 1998 as a result of higher average residence prices.

     Parcel and lot. The cost of parcel and lot sales decreased to 57.6% of related revenue for 1999 compared to 62.9% for 1998. This decrease in cost of sales percentage is due primarily to the change in mix of land sales. Margins improved in sales of our single-family lots and residential parcels, as a larger portion of these sales occurred in our high-end communities of Bay Colony and Pelican Marsh. Total costs decreased to $75.9 million for 1999 compared to $88.0 million for 1998 due to a reduction in total revenue for 1999.

     Amenity membership and operations. The 101.9% increase in the amenity cost of sales to $63.6 million for 1999 compared to $31.5 million for 1998 was primarily due to the increased number of clubs, marinas and golf courses we operated in 1999 and the addition of $15.2 million of costs related to Florida Design amenities for a full year of operations. Contribution margin increased to 16.7% for 1999 from 4.8% in 1998, due to an increase in membership sales of $23.0 million, which generates a higher margin than other amenity operations.

     Real estate services and other. The increase of 47.0% in real estate services and other costs to $19.7 million for 1999 compared to $13.4 million for 1998 is due to the addition of Florida Design's real estate services and the costs associated with the increased volume of real estate brokerage revenue. Contribution margins from real estate services and other operations increased from 43.4% to 55.9% from 1998 to 1999 due in part to a 10% brokerage commission received from the sale of $132.5 million of the MacArthur properties to third party developers coincident with the acquisition of the MacArthur properties.

     Selling, general and administrative expenses, including real estate taxes, as a percentage of revenues were 10.6% in 1999 as compared to 8.3% in 1998. The increase to $72.1 million for 1999 compared to $37.4 million for 1998 and the 2.3% increase as a percentage of revenues were attributable to increased sales and marketing related to newly introduced communities under development, the increase in communities delivering homes, the addition of new amenity operations and the addition of Florida Design's five communities.

     Interest expense, net of capitalization, increased 23.1% to $42.6 million in 1999 from $34.6 million in 1998. Interest incurred increased 34.5% for 1999 compared to 1998 due to the increased need for capital to meet production requirements in order to construct and deliver the growing backlog. As a percentage of total revenue, interest incurred declined to 8.9% for 1999 compared to 10.0% of total revenue for 1998. Amortization of previously capitalized interest decreased as a percentage of total revenue to 2.3% for 1999 compared to 3.5% for 1998 due to the change in the mix of real estate sold between the two years to include a greater proportion of homebuilding. Interest capitalized increased 29.1% to $38.2 million for 1999 compared to $29.6 million for 1998 due to the increase in properties under development requiring interest capitalization, including the land acquired in the MacArthur purchase.

  Income from Operations Before Income Taxes and Extraordinary Item

     Income from operations before income taxes and extraordinary item increased 40.5% to $76.0 million for 1999 compared to $54.1 million in 1998 primarily due to increased revenues. Total revenues increased 52.0% to $681.4 million for 1999 compared to $448.4 million for 1998. The effect of increased revenues was partially offset by an increase in costs and expenses as a percentage of revenue from 87.9% for 1998 to 88.8% for 1999.

  Income Tax Benefit (Expense)

     During 1999, we recognized a tax benefit primarily due to the reversal of a previously established valuation reserve of $35.2 million. This reserve was established for built-in tax losses and net operating loss carryforwards originally purchased from Westinghouse Electric in 1995. The basis for the release of the deferred tax allowance results from improved profitability during 1999 and increasing taxable income, resulting in cumulative taxable income over the prior two years and the current year and projected future taxable income.

  Extraordinary Item

     In March 1999, $1.7 million of prepayment penalties were paid and included as an extraordinary item associated with the early retirement of the Marbella construction loan.

LIQUIDITY AND CAPITAL RESOURCES

     Our needs for capital resources include parcel and lot purchases, land development, homebuilding and tower construction, the cost to construct new amenities desired by our customers, and for normal working capital purposes. We generate cash to meet our capital needs from the sale of our products and borrowings under our credit facilities.


     As of March 31, 2001, we had three contracts or options aggregating $70.1 million to acquire approximately 1,700 acres of land that are expected to yield approximately 1,800 residential units. Payments of $30.1 million will be made during 2001 with the balance being paid in subsequent years.



     In February 2001, we amended our senior secured credit facility. The new facility provides us with a $250.0 million term loan and a $200.0 million revolving loan. This facility matures in February 2004 and currently accrues interest at the lender's base rate plus a spread of 0.25% or the Eurodollar base rate plus a spread of 2.75%, payable monthly in arrears. These spreads can be increased by up to 0.25% if the rating of the facility is downgraded. The base rate spread can be decreased by up to 0.25%, and the Eurodollar rate spread can be decreased by up to 0.50% if the rating of the facility is upgraded. The facility is secured by blanket first liens on substantially all of our assets, except in certain circumstances where other first liens or mortgages are permitted and is guaranteed by our significant subsidiaries and by Watermark.



     The senior secured credit facility requires us to make semi-annual principal installments of $5.0 million commencing January 31, 2002. The facility allows us to prepay and borrow up to the maximum amount under the revolving loan, provided we maintain an adequate collateral borrowing base. As of March 31, 2001, we had $267.2 million outstanding, $1.8 million committed pursuant to letters of credit and $181.0 million available for borrowing under the senior secured credit facility. The facility contains significant restrictions with respect to payment of distributions, maintenance of certain financial ratios, use of proceeds from sale of assets and acquisition of capital assets. In addition, we are required to maintain $150.0 million of interest rate protection.


     To finance the construction of certain on-site and off-site infrastructure improvements at many of our projects, we have used community development district and improvement district bond financing. User fees and special assessments payable upon sale of the property benefited by the underlying improvements are designed to fund bond debt service, including principal and interest payments, as well as program operating and maintenance cost. Although we are not obligated directly to repay all of the outstanding bonds, we do pay a portion of the fees and assessments securing the bonds and have guaranteed debt service shortfalls of certain district bond programs. We may, subject to limitations in the senior secured credit facility, use district financing to a greater extent in the future.


     We have also entered into construction loan agreements, principally to construct towers. Subject to certain requirements of the senior secured credit facility, we will use construction loans and customer deposits to construct our towers. We generally guarantee construction loans although, in some cases, the projects are placed in separate entities owned by us and are subject to limited guarantees. After the construction loans are repaid from the proceeds of closings with buyers, any additional funds will be available for general use. Future towers will require new construction loans and there is no assurance that this funding will be available when required. The inability to obtain construction financing could defer the realization of future revenues from tower sales.



     At March 31, 2001, WCI had cash and cash equivalents of $20.9 million and $181.0 million of funding available under its senior secured credit facility. The maximum amount available for borrowing under the senior secured credit facility is subject to a borrowing base computation. For the first quarter of 2001, net cash used in operations was applied primarily to increase inventory through land acquisition, land development and vertical construction and to reduce accounts payable. The purchase of property and equipment of $5.1 million for the period net of $2.7 million in mortgage receivable reductions resulted in a $2.4 million net use of cash in investing activities. Financing activities for the quarter resulted in the generation of $97.5 million of net cash flow for the period. In February 2001, WCI successfully completed a $250.0 million offering of 10.625% of senior subordinated notes, which resulted in the generation of approximately $241.0 million of net cash, the proceeds of which were used to retire existing debt and land repurchase obligations totaling approximately $229.2 million.



     Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, our indebtedness or to fund planned capital expenditures will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based upon our current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under our senior secured credit facility, will be adequate to meet our liquidity needs for the foreseeable future. However, our business may not generate sufficient cash flow and future borrowings may not be available under our senior secured credit facility or any other financing sources in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We may not be able to refinance any of our indebtedness, including our senior secured credit facility and the notes, on commercially reasonable terms or at all.



SEASONALITY



     We have historically experienced, and in the future expect to continue to experience variability in our results on a quarterly basis. A substantial percentage of our homes are targeted towards retirement and second-home buyers who frequently prefer to take ownership of their homes during the fall. Therefore, although new home contracts are obtained throughout the year, a significant portion of our single- and multi-family home closings occur during the fourth calendar quarter. Our revenue therefore may fluctuate significantly on a quarterly basis and we must maintain sufficient liquidity generally through availability under our $200.0 million revolving loan. Our EBITDA and single- and multi-family homebuilding closings for the three months ended March 31, 2001 were $32,924 and 238, respectively. The following chart describes quarterly fluctuations of our EBITDA and single- and multi-family homebuilding closings for the years ended 2000 and 1999:



                                                                             2000
                             ----------------------------------------------------------------------------------------------------
                               1ST     PERCENTAGE     2ND     PERCENTAGE     3RD     PERCENTAGE     4TH     PERCENTAGE
                             QUARTER    OF TOTAL    QUARTER    OF TOTAL    QUARTER    OF TOTAL    QUARTER    OF TOTAL     TOTAL
                             -------   ----------   -------   ----------   -------   ----------   -------   ----------   --------
                                                                    (dollars in thousands)
EBITDA.....................  $27,815      15.0      $34,701      18.7      $30,937      16.7      $91,967      49.6      $185,420
Single- and multi-family
 homebuilding closings.....     216       13.3         272       16.9         331       20.5         795       49.3         1,614



                                                                             1999
                             ----------------------------------------------------------------------------------------------------
                               1ST     PERCENTAGE     2ND     PERCENTAGE     3RD     PERCENTAGE     4TH     PERCENTAGE
                             QUARTER    OF TOTAL    QUARTER    OF TOTAL    QUARTER    OF TOTAL    QUARTER    OF TOTAL     TOTAL
                             -------   ----------   -------   ----------   -------   ----------   -------   ----------   --------
                                                                    (dollars in thousands)
EBITDA.....................  $30,693      24.5      $29,360      23.4      $8,765        7.0      $56,609      45.1      $125,427
Single- and multi-family
 homebuilding closings.....     208       15.6         274       20.6         204       15.3         646       48.5         1,332


INFLATION


     Our costs of operations may be impacted by inflation as the strength of the current economic environment places upward pressure on the cost of labor and materials. In addition, certain raw materials used by us in our homebuilding operations are susceptible to commodity price increases. Unless these cost increases are passed on to customers through increased home and service prices, our operating margins may be reduced. In addition, in times of inflation, the reduced availability of attractive mortgage financing for purchasers of our homes may have an adverse effect on sales.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     We are subject to interest rate risk on the variable rate portion of our debt. We hedge a portion of our exposure to changes in interest rates by entering into interest rate swap agreements to lock in a fixed interest rate.



     The following table sets forth, as of March 31, 2001, WCI debt obligations, principal cash flows by scheduled maturity, weighted average interest rates and estimated fair market value. In addition, the table sets forth the notional amounts and weighted average interest rates of WCI interest rate swaps.



                                        YEAR ENDED DECEMBER 31,
                            ------------------------------------------------                            FMV AT
                             2001       2002      2003       2004      2005    THEREAFTER    TOTAL     3/31/01
                            -------   --------   -------   --------   ------   ----------   --------   --------
DEBT:
  Fixed rate..............  $ 1,000   $  3,612   $    --   $     --   $   --    $250,000    $254,612   $261,487
  Average interest rate...    10.54%     10.59%    10.63%     10.63%   10.63%      10.63%      10.62%        --
  Variable rate...........   34,062     29,807    30,880    272,747       --          --     367,496    367,496
  Average interest rate...     7.66%      7.70%     7.75%      7.96%      --          --        7.72%        --
INTEREST RATE SWAPS:
  Variable to fixed.......       --    135,000    40,000     50,000       --          --     225,000     (3,493)
  Average pay rate........     6.03%      5.85%     5.70%      5.68%      --          --          --         --
  Average receive rate....        *          *         *          *        *           *           *          *


---------------
*90-Day Libor

                                    BUSINESS

GENERAL


     We are a fully integrated homebuilding and real estate services company with over 50 years of experience in the design, construction and operation of leisure-oriented, amenity-rich master-planned communities. We offer a full complement of products and services to enhance our customers' lifestyles and increase our recurring revenues. Like traditional homebuilding companies, we design, sell and build single-and multi-family homes serving move-up, pre-retirement and retirement home buyers. Unlike our traditional homebuilding competitors, we also design, sell and build luxury residential towers targeting affluent, leisure-oriented home purchasers. We have developed master-planned communities where today there are over 150,000 residents who enjoy lifestyle amenities like award-winning golf courses, country clubs, deep-water marinas, tennis and recreational facilities, luxury hotels, upscale shopping and a variety of restaurants. Our master-planned communities offer a wide range of residential products from moderately priced homes to higher priced semi-custom, single- and multi-family homes and luxury residential towers.



     Our master-planned communities are in Florida, a highly sought-after retirement and leisure-oriented home destination, and one of the nation's fastest growing economies. Our communities are located in prime locations on Florida's gulf coast near Naples, Ft. Myers, Sarasota and Tampa, and on the east coast near Ft. Lauderdale, Miami and Palm Beach. We believe we are well-positioned to take advantage of favorable demographic trends, including the aging of the "baby boom" generation, as well as the overall strength of the Florida economy and real estate market. Furthermore, the United States Census Bureau predicts that Florida will experience one of the largest total increases in population in the United States over the next ten years.



     At March 31, 2001, we had 33 master-planned communities under development. We expect these master-planned communities to contain 594 holes of golf, over 1,000 marina slips and various country clubs, tennis and recreational facilities and other amenities. In total, we control approximately 16,000 acres of land, where we plan to develop up to 28,000 future residences.



     For the twelve months ended December 31, 2000, we closed 1,823 homes, constituting 1,614 single-and multi-family homes and 209 tower residences and for the three months ended March 31, 2001, we closed 291 homes, constituting 238 single- and multi-family homes and 53 tower residences. At March 31, 2001, we had a contract backlog of 1,028 units representing $340.9 million of single- and multi-family homes and 478 units representing $281.1 million of remaining revenue from tower residences. As of March 31, 2001, we had eight high-rise towers under construction.



     Our revenue, EBITDA, net income and EBITDA margin were $882.2 million, $185.4 million, $81.9 million and 21.0%, respectively, for the twelve months ended December 31, 2000 and $197.0 million, $32.9 million, $9.1 million and 16.7%, respectively, for the three months ended March 31, 2001.


OUR OPERATIONS

     We typically begin a master-planned community by purchasing undeveloped or partially developed real estate. We then construct infrastructure improvements and build amenities in accordance with our development permits. Following completion of these improvements and the building of the amenities, we build a full range of homes for sale to primary, retirement and second home buyers. In certain situations, we elect to sell parcels and lots to third party builders or end users.

     As part of our marketing strategy, we target move-up, retirement and affluent second-home buyers for most of our communities. To reach these customers we use national marketing campaigns and local, point of purchase advertising and sales programs. Our national marketing efforts employ a proprietary database marketing system that maintains contact with the thousands of new prospects generated annually by our focused national advertising. This program has been enhanced by the integration of ongoing e-commerce initiatives that have increased the flow of qualified customers to our communities. We manage our marketing efforts through our in-house creative and production teams. We believe that these efforts contribute to a higher-than-average conversion rate of prospective customers to homebuyers.

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     We profit from the efficiencies created by our integrated delivery of all aspects of community development, including community design, land development, homebuilding, parcel and lot sales, amenities operations and real estate services businesses. See "-- Our Homebuilding Activities," "-- Amenities Development and Operation," "-- Parcel and Lot Sales" and "-- Other Real Estate Services Businesses" for an explanation of these operations and services. We believe that this integrated approach reduces risk as it provides us with greater control over our costs and provides us with recurring amenities and services revenues.



MARKET OVERVIEW


     We believe that we are well-positioned to take advantage of favorable demographic trends as well as the overall strength of the Florida economy and real estate market. Furthermore, we stand to benefit from a rapid population growth in Florida. The United States Census Bureau predicts that Florida will experience a 15.5% increase in total population over the next ten years, one of the largest total increases in population in the United States over that period. According to the University of Florida 1998 Florida Statistical Abstract, persons over 50 are expected to account for approximately 40% of Florida's population, or 7.1 million people, by 2010. The United States Census Bureau expects the segment of the population over 50 to increase by approximately 52% from the year 2000 to 2020 and account for approximately 35% of the total population by 2020. This segment includes our primary buyers in the retirement/active adult market segment who average over 50 years in age and typically are purchasing second or retirement homes.

BUSINESS STRATEGY

  Capitalize on Favorable Demographic Trends

     We intend to continue to take advantage of the favorable long-term demographic trends that make Florida a highly sought-after retirement and leisure-oriented home destination. By offering residential products and services designed to appeal to specific sections of the population, we expect to capitalize on the following demographic trends:

     - the continued high population growth in Florida resulting from increasing numbers of people choosing Florida for retirement or second-home purchases;

     - the strength of the Florida economy, which is expanding at a higher and more consistent rate than the nation as a whole;

     - the aging of the "baby boom" generation, which we believe has, and will continue to, significantly increase demand for high quality master-planned pre-retirement and retirement communities; and

     - the increasing affluence of pre-retirement and retirement-aged purchasers of our products and services.


  Develop Community Portfolio



     We control approximately 16,000 acres of land, where we plan to develop up to 28,000 future residences. We intend to maximize revenues and earnings from our land holdings by targeting affluent, leisure-oriented home purchasers and building substantially all of the single- and multi-family homes and luxury residential towers remaining to be built within our communities. Approximately 2,700 of the residential units that we plan to build in our communities are expected in 42 residential towers that are under construction, announced or planned for future development.


  Expand Strategic Partnerships and Real Estate Services


     We expect to capitalize on our expertise in community master-planning, development and construction management by continuing to develop projects like our resort ventures with the Ritz-Carlton and Hyatt hotels. We expect to generate incremental profits from these relationships from marketing fees,


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construction fees, development fees and golf course management fees. In addition, we expect to expand our real estate brokerage, title insurance, mortgage banking and property management operations to enhance our position as an integrated single-source provider of residential products and services.



     We expect timely acquisitions to remain an integral part of our business plans. We will seek acquisitions that capitalize on our strength as a leader in the design, construction and operation of leisure-oriented, master-planned communities. We also intend to acquire sites outside our current communities for the continued development of our towers. In addition, we intend to continue to grow the name brand recognition of our many products and services by developing sites in Florida for additional Sun City Center communities and by developing branded resort and golf communities, like Tiburon Naples. During the twelve months ended March 31, 2001 we acquired 596.3 acres of property which we expect will contain approximately 1,577 residential units. As of March 31, 2001, we had three contracts or options aggregating $70.1 million to acquire approximately 1,700 acres of land that are expected to yield approximately 1,800 residential units. Payments of $30.1 million will be made during 2001 with the balance being paid in subsequent years.


COMMUNITIES UNDER DEVELOPMENT

     We have communities under development in ten Florida counties including Collier County and Lee County on the west coast between Naples and Ft. Myers; Hillsborough County, Sarasota County and Manatee County on the west coast between Tampa and Sarasota; and Dade County, Broward County, Palm Beach County, Martin County and St. Lucie County on the East Coast encompassing much of Miami, Ft. Lauderdale, Boca Raton and West Palm Beach. The following map of Florida highlights the ten counties where we have communities under development.

                                     [MAP]


     Unless otherwise specified, the following descriptions of our communities set forth information as of March 31, 2001. Estimated selling prices of our homes set forth below are subject to change.


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

COLLIER COUNTY

     Pelican Bay. Pelican Bay exemplifies our vision, talent and experience as a developer of master-planned communities. It was awarded the Urban Land Institute's Award of Distinction in 1995. Located on approximately 1,856 acres fronting the Gulf of Mexico, Pelican Bay was designed and permitted to preserve a 570-acre mangrove estuary between the community and the beachfront by us in the early 1970s. Miles of boardwalks were constructed over the mangroves to access the beach by using a construction technique in which no machinery disturbed the mangrove floor. The community homeowner's association provides tram service over the boardwalks and has educated buyers and residents about the ecological value of the estuary.

     The master plan for Pelican Bay encompasses over 6,000 residences priced from $120,000 to $3.7 million in a mix of single- and multi-family homes and towers. Upon completion of our final tower, the Montenero, the community will be completely sold out. Amenities include a 27-hole private golf club, a 100,000 square foot, 1,500-seat cultural and arts center, 33 acres of parks, a small hotel and two luxury resorts, the Ritz-Carlton Naples and the Registry Resort Hotel.

     Pelican Bay has approximately 800,000 square feet of office and commercial space located at the north and south ends of the community. The south commercial area is anchored by a 240,000 square foot specialty shopping center, which includes Saks Fifth Avenue, Jacobsons, 50 retail boutiques and three restaurants. The south commercial area also includes a Barnes & Noble bookstore, banks and several multi-story office buildings. The north commercial area includes a 140,000 square foot neighborhood center with a grocery, small retail shops and restaurants, a 65,000 square foot office building and the Pelican Bay Financial Center that we built in 1995.

     We have also created a master community association for Pelican Bay, to which all homeowners belong and which manages the boardwalks and associated tram service, beachside restaurants and pavilions, neighborhood parks and tennis facilities. The community also contains public facilities, including a fire station, police station, library and church.

     Bay Colony. Approximately 245 acres, Bay Colony, a luxury gated residential enclave, anchors Pelican Bay's northwest corner. The residential mix includes single- and multi-family estates, villas and tower residences priced from $490,000 to $9.5 million, most of which we designed and built. Bay Colony includes a private beach club with formal and casual dining, a swimming pool and a tennis club. Bay Colony residents also belong to the Pelican Bay community association and have the opportunity to join the Bay Colony Golf Club and the Pelican Isle Yacht Club.

     Pelican Marsh. Pelican Marsh, excluding The Estates at Bay Colony Golf Club, is located on 1,326 acres immediately northeast of Pelican Bay and includes a residential mix of coach homes, carriage homes, mid-rise residences, detached villas and custom single- and multi-family homes ranging in price from $125,000 to $2.2 million. Amenities include an 18-hole championship golf course designed by Robert von Hagge with an accompanying 25,300 square foot clubhouse and pro shop, a community center offering fitness classes and lifestyle seminars, a sports complex offering basketball and tennis, a playground and beach access via a private water shuttle. Pelican Marsh is home to Cocohatchee Strand, a nature preserve for which we have received several awards for environmental preservation.

     The Estates at Bay Colony Golf Club. Approximately 284 acres, The Estates at Bay Colony Golf Club is a private community located within Pelican Marsh with custom estate homes priced from $2.3 million to $5.3 million. The Estates at Bay Colony Golf Club features a limited-membership golf club with an 18-hole championship golf course designed by Robert von Hagge, which was home to the 1997, 1998 and 1999 Naples Senior PGA Tour event. The golf club features a 21,400 square foot clubhouse with formal and casual dining and a fully-equipped pro shop. Residents are also members of the Bay Colony Community Association and have the opportunity to join the Pelican Isle Yacht Club. The club was turned over to the members in December 2000.

     Tiburon Naples. Tiburon Naples, located on approximately 943 acres adjacent to Pelican Marsh, is being constructed by us to offer estate homes, mid-rise residences, coach homes and villas ranging in price

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from $345,000 to over $3.7 million. When complete, this community will feature a
36-hole championship resort golf course designed by Greg Norman. The golf course and clubhouse are operated by a joint venture with Host Marriott Corporation. An accompanying 295-room luxury golf resort, which is scheduled to open in late 2001, will be operated by Ritz-Carlton Hotel Company, L.L.C. The golf course opened in November 1998 with 27 holes of golf, with an additional nine holes scheduled to open in the second quarter of 2002. Residences became available in late 1999. The Tiburon Naples golf club features a 27,100 square foot clubhouse with formal and casual dining and a fully equipped pro shop and fitness area.


     The Seasons at Naples Cay. We purchased approximately seven acres of land located in Naples Cay, a gated residential community on the northwestern edge of Naples. We are currently building The Seasons, a 43-unit luxury residential tower on the site. Within walking distance of the beach, The Seasons offers both beachfront and bay views. The tower residences are priced from $1.5 million to $10.9 million. This tower will have its own amenity package that will include a swimming pool, tennis courts and indoor recreation facilities.


     Tarpon Cove. Tarpon Cove, an approximately 97-acre award-winning gated community built exclusively by us, offered condominiums, coach homes and duplexes priced from $125,000 to $295,000. Residents of Tarpon Cove are members of the Tarpon Cove Yacht & Racquet Club. Amenities include a swimming pool, a tennis center with lighted courts and pro shop, beach access via a private water shuttle, a planned fitness center and casual dining.



     Cove Towers at Tarpon Cove. Cove Towers, an 18-acre community, will offer a total of five towers consisting of 50 to 58 residences each. Aruba, completed in 1999, offered residences ranging from 1,621 square feet to 3,222 square feet, priced from $270,000 to $750,000. Bequia, completed in 2000, offered similar residences priced from the low $300,000's to the mid $800,000's. The third tower, Caribe, completed in March 2001, features 56 two- and three-bedroom and penthouse residences ranging from 1,854 to 4,270 square feet priced from $340,000 to over $1.1 million. Montego, currently under construction, features 58 three-bedroom and penthouse residences ranging from 2,380 to 4,881 square feet priced from the $500,000's to $1.7 million. The remaining tower, Nevis, was offered for pre-sale in January 2001 and will feature residences ranging from 2,380 to 4,811 square feet priced from $600,000 to $1.7 million. Residents have membership opportunities to the amenities at Tarpon Cove.



     Cape Marco. We have purchased two luxury beachfront high-rise sites totaling approximately 22 acres in Cape Marco on Marco Island. We have finalized the design of our first tower, Belize, which offers 148 residences ranging from 2,600 to 11,400 square feet and priced from $900,000 to over $8.9 million. We released this tower for presale in February 2001.



     Tarpon Bay. Tarpon Bay is planned as an approximately 91-acre gated community. We plan to build approximately 350 residences, including duplex, coach and condominiums priced from $132,000 to $237,000. Residents of Tarpon Bay may purchase membership privileges in the Tarpon Cove Yacht & Racquet Club. Planned amenities include a clubhouse, fitness center, canoe rental and a non-swimming beach.


     Tuscany Reserve. Tuscany Reserve is planned as an approximately 463 acre luxury community with an 18-hole golf course.

LEE COUNTY


     Pelican Landing. Pelican Landing, located on approximately 1,838 acres, offers garden condominiums, coach homes, villas, single- and multi-family and estate homes priced from $91,000 to $1.7 million. Most of the parcels in Pelican Landing have been sold to third party builders; however, we are currently selling and constructing 23 homes ranging in price from $550,000 to $848,000. Amenities include 36 holes of championship golf spread over two courses designed by Tom Fazio with accompanying clubhouses, a tennis center with six lighted courts and clubhouse, a boardwalk, a canoe park, boat slips, formal and casual dining and a private 34-acre beach park accessed by a private water shuttle.


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     The Colony at Pelican Landing.  The Colony at Pelican Landing is comprised of approximately 799 acres located in Pelican Landing. The community offers a mix of residential homes including custom estate homesites, villas and twelve luxury towers that presently offers residences priced from $360,000 to $4.1 million. Two of these towers are under construction and a third was released for pre-sale in February 2001. Amenities include a Bay Club restaurant, which is under construction, an 18-hole championship golf course designed by Jerry Pate, a 21,300 square foot country club with dining, which is under construction, tennis and fitness facilities and a spa. In addition, the community will feature a 450-room luxury Hyatt resort, up to approximately 300 up-scale timeshare residences, with planned amenities including 27 holes of golf and a comprehensive recreational complex.



     Pelican Sound. Pelican Sound, located on approximately 549 acres, offers 1,299 single- and multi-family residences priced from $146,000 to $460,000. Amenities include 27 holes of championship golf, with an adjoining 18,000 square foot clubhouse, casual dining facility, six lighted tennis courts, a health and fitness center, a swimming pool and a river club featuring boat ramps, restaurant and a private riverboat to transport residents to beach and river destinations.



     Gulf Harbour. Gulf Harbour is an approximately 548-acre gated retirement and second home community located on southwest Florida's Intracoastal Waterway in Ft. Myers. Gulf Harbour includes single-family, estate, penthouse, carriage and villa homes ranging in price from $63,000 to $2.5 million. Although selected land parcels within Gulf Harbour have been sold to third party homebuilders, we maintain a significant homebuilding presence in the community and are building and selling homes ranging in price from $241,000 to $1.7 million. Gulf Harbour features an 18-hole championship golf course with a 28,300 square foot clubhouse and pro shop, a 192-protected slip floating deep-water marina capable of accommodating vessels up to 90 feet, an eight-court tennis complex, an 8,000 square foot spa and fitness center and retail tennis shop, a heated community swimming pool and over 7,000 feet of Intracoastal frontage. Other on-site amenities include a restaurant and a private beach club, both of which are made available to residents through membership packages.



     Sun City Center Ft. Myers. With development scheduled to begin in 2001, Sun City Center Ft. Myers will be the first age-restricted community of its kind in Southwest Florida. In accordance with Federal law, substantially all of the purchasers in the community must be over 55 years of age, and no one under the age of 18 is permitted to permanently reside in a residence. Modeled after our Sun City Center in Tampa, the community encompasses approximately 1,375 acres in Ft. Myers, of which 122 acres are still under option, and will offer a variety of home styles ranging in price from $140,000 to $306,000. Planned amenities include a 27-hole golf course and a comprehensive recreational complex including indoor and outdoor swimming, tennis, fitness center, library, restaurant and multi-purpose rooms.



     Gateway. Gateway, located on approximately 2,458 acres, offers single-family homesites, custom homes and attached and detached villas ranging in price from $100,000 to $495,000. Several single- and multi-family home neighborhoods are being developed by independent developers. We are the exclusive builder in three neighborhoods with price ranges from $139,000 to $388,000. Amenities include a 27-hole championship golf course designed by Tom Fazio offering full equity memberships as well as daily fee play, a 13,500 square foot clubhouse with a 230-seat dining room, pro shop, fitness center, tennis center with eight lighted courts and a pro shop, a 35-acre polo and equestrian center offering boarding stables and a lighted polo and dressage arena. A 15-acre park provides residents with a place to swim, fish, picnic and play sports, and 15 miles of riding and fitness trails wind through the community. Commercial properties include a 15-acre office park for general business and professional use and sites offering up to ten acres zoned for other commercial uses.


     Wildcat Run. Wildcat Run is an approximately 584-acre gated community featuring single- and multi-family homes and custom homes priced from $190,000 to $765,000. Amenities include an 18-hole championship golf course designed by Arnold Palmer with an accompanying 26,000 square foot clubhouse and pro shop, a tennis center with five courts, a pro shop and a swimming pool.

     Burnt Store Marina. Burnt Store Marina is an approximately 777-acre master-planned retirement and second home community designed to attract middle-and upper middle-income buyers. We offer
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homes ranging in price from $159,000 to $647,000. We have built two towers, each offering 60 residences ranging from 890 square feet to 2,436 square feet and priced from $100,000 to over $400,000. A third tower was released for pre-sale in May 2001. An additional five towers are planned. Burnt Store Marina features a deep-water marina, providing direct access to the Gulf of Mexico and containing 425 wet slips with capacity for vessels of up to 70 feet and 188 dry slips. The marina also features a heated pool, yacht care services and shower and laundry facilities. A yacht club located just east of the marina offers regattas, club races, special events and cruises. The athletic club and fitness facility includes a heated pool, lighted tennis courts and an aerobics studio. Burnt Store Marina also contains a 27-hole executive golf course and a pro shop. A restaurant overlooking the marina contains a banquet room for meetings of up to 300 people. The marina operations and the restaurant were sold in December 2000.


BROWARD COUNTY

     Heron Bay. Situated on approximately 1,490 acres, Heron Bay is a gated golf community located in the cities of Coral Springs and Parkland. Heron Bay features eleven neighborhoods offering single- and multi-family and estate residences priced from $170,000 to $1.2 million, several of which are being developed by independent builders. We are the exclusive builder in six neighborhoods offering single- and multi-family homes ranging from $165,000 to $610,000. Amenities at Heron Bay include a daily fee championship golf course, an 18,500 square foot clubhouse owned and operated by the Tournament Player's Club, and the home of the PGA Tour's annual Honda Classic golf tournament. In addition, the community includes a 10,000 square foot Heron Bay Commons clubhouse which features a fitness center, indoor racquetball courts and meeting facilities. The clubhouse is part of a complex available for use by Heron Bay residents, which includes tennis courts, basketball and volleyball courts and a children's playground. Heron Bay is also home to the new 224-room Radisson Plaza Hotel, which includes a restaurant, outdoor dining terrace, health club, outdoor swimming pool and retail shops.

     Parkland. We owned approximately 2,255 acres in the city of Parkland, which is located just south of Boca Raton. Parkland Isles, a 294-acre community within Parkland, is being developed and built exclusively by us. Divided into four distinct neighborhoods separated by waterways, Parkland Isles offers homesites with more than 15 floorplans and dozens of elevations ranging in price from $180,000 to $430,000. Amenities available to Parkland Isles residents include The Club, a complex that includes a swimming pool, spa, children's play area, tennis and basketball courts, a putting practice green and a three-building clubhouse featuring a teen center, fitness club and a business center with catering kitchen. Our remaining land holdings within the city of Parkland are planned for development into similar communities.


     Coral Springs. Planned and developed in the early 1960s by us, Coral Springs has evolved into the eleventh largest city in Florida with approximately 116,000 residents. The city offers a planned mix of rental and condominium apartments, townhomes, courtyard and estate homes. In 2000, we substantially completed the sale of our remaining residential properties in Coral Springs. We offered a variety of home designs in several neighborhoods throughout Coral Springs. Coral Springs is conveniently located near major attractions like a regional shopping mall, a performing arts center and an aquatic complex and fitness center. Coral Springs features some of the highest rated schools in the state, which makes the area especially attractive to families.


MANATEE COUNTY


     Waterlefe. Waterlefe is an approximately 602-acre community bordering the Manatee River, which is minutes away from the cities of Sarasota and Bradenton. Waterlefe currently features single-family homes, villas and condominiums priced from $140,000 to $550,000. Planned amenities include an 18-hole golf course and fitness center, a 4,300 square foot clubhouse with dining facilities and a 73-slip marina and River Club.


HILLSBOROUGH COUNTY

     Sun City Center. Sun City Center, a master-planned age-restricted retirement community, is situated on approximately 4,875 acres located on the west coast of Florida between the cities of Tampa and

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Sarasota. Housing is tailored for middle-income retirees with housing prices ranging from $70,000 to $370,000. In accordance with Federal law, substantially all of the purchasers must be over 55 years of age, and no one under the age of 18 is permitted to permanently reside in a residence. Amenities include 126 holes of golf over six courses, 17 tennis courts, five heated swimming pools, two of which are Olympic-sized, three health and fitness clubs, lawn bowling greens, shuffleboard courts, volleyball courts, two restaurants and more than 150,000 square feet of indoor recreational facilities. The 13,000 square foot golf and racquet club features four dining rooms with a combined seating capacity of 200. We also own a corporate office building that houses the Sun City Center local staff and the 100-room Sun City Center hotel that includes a 350 seat restaurant. We recently completed a 27,000 square foot recreation facility expansion.


     Walden Lake. Walden Lake is an approximately 2,088-acre gated community located approximately 30 miles east of Tampa. Walden Lake's primary target customers are middle- and upper-income families who live and work in the surrounding cities of Tampa, Plant City, Lakeland and, to a lesser extent, Orlando. Walden Lake also actively sells its homes to retirees. Housing prices range from $115,000 to $1.3 million. Amenities include two 18-hole championship golf courses, a 26,000 square foot clubhouse, a swimming pool, six lighted tennis courts, a fitness center, a 62-acre lake for boating freshwater fishing, six miles of biking and fitness trails, equestrian facilities and a polo field, on-site elementary school and two daycare facilities.

SARASOTA COUNTY

     The Tower Residences at The Ritz-Carlton, Sarasota. In July 2000, we purchased a two-acre parcel of land adjacent to the new Ritz-Carlton which is currently under construction in downtown Sarasota. We released for presale a 80 unit luxury residential tower in February 2001. We have entered into an agreement with the Ritz-Carlton Hotel Company, L.L.C. to act as the exclusive manager for this tower. Residences are expected to range from 2,800 to 5,200 square feet and be priced from $850,000 to over $4.5 million.


     Henry Ranch. We have a contract to purchase approximately 1,087-acres, and expect to close on this property by October 2001 and begin development immediately thereafter. We plan to offer a total of approximately 1,600 residences in a gated community with a product mix featuring carriage homes, patio homes, executive and estate homes priced from $140,000 to $340,000. Planned amenities include a clubhouse with a dining facility, an 18-hole golf course with clubhouse, a fitness center, outdoor pool and walking trails.


DADE COUNTY

     Keys Gate. Approximately 1,150 acres, Keys Gate is a community located south of Miami. The community features single- and multi-family homes ranging in price from $72,000 to $360,000. Keys Gate is targeted at middle-income customers who primarily live and work in the Miami area. Amenities include eight lighted tennis courts, a health and fitness center, an entertainment amphitheater, racquetball courts, an 11,600 square foot recreation center featuring hobby and game rooms and a library and an 18-hole golf course with an adjoining full-service 24,000 square foot clubhouse featuring restaurants, a banquet hall and a pro shop.


     Deering Bay. Deering Bay, an approximately 222-acre gated community overlooking Biscayne Bay, offers tower residences, villas and homesites. We are developing three towers for this community, each offering 38 to 48 residences, priced from $325,000 to over $2.5 million. We have completed one of the towers, are constructing the second and have released the third tower for pre-sales. Amenities include an 18-hole championship golf course designed by Arnold Palmer, a 30,000 square foot clubhouse with three restaurants, two marinas with 93 slips able to accommodate yachts of up to 110 feet, seven lighted tennis courts, a fully-equipped health club and a swimming pool. A third marina with an additional 27 slips is planned and expected to be completed in May.


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     Williams Island.  Williams Island is planned as a 165-unit high-rise tower located in Adventura, Florida.


PALM BEACH COUNTY


     Harbour Isles. Located on approximately 112 acres, Harbour Isles is a 105-lot waterfront community in North Palm Beach featuring custom homes ranging in price from $1.1 million to $1.4 million, plus homesite. We offer six home designs that allow the purchaser to customize, within established design guidelines, floorplans and elevations to a homeowner's specific needs.



     Jupiter Yacht Club. Jupiter Yacht Club is an approximately 40-acre waterfront community located in Jupiter, Florida along the Intracoastal Highway. We plan to develop five mid-size towers that will offer residences ranging from 2,100 to 4,100 square feet and priced from $400,000 to $1.2 million. Just a short distance from the Atlantic Ocean, the community features an 89-slip deep-water marina, which accommodates yachts up to 65 feet in length, and includes commercially-zoned land capable of accommodating 66,000 square feet of retail and office space, as well as a 100-room hotel.



     One Watermark Place. We purchased approximately three acres of land located in West Palm Beach in April 2001. We released this tower for pre-sale in January 2001. The tower will be located directly on the Intracoastal Waterway providing views of the Atlantic Ocean. Tower residences will range from 4,000 to 9,800 square feet and be priced from $1.2 million to $8.4 million. Planned amenities include a swimming pool, marina and indoor recreation facility.



     Evergrene. Evergrene is planned as an approximately 364-acre community nestled within a vast array of wooded uplands and vegetation in Palm Beach Gardens, Florida. We plan to build approximately 1,000 single- and multi-family residences ranging from 1,050 to 3,500 square feet and priced from $115,000 to $540,000. Proposed amenities may include a 38-acre lake, with a 14,000 square foot clubhouse, pools, playground, and three miles of walking trail through preserved areas. We expect to begin development in the fourth quarter of 2001.


     Palm Beach Resort Community. Palm Beach Resort is planned as an approximately 1,183-acre resort and residential community located near Jupiter, Florida. We expect to build approximately 900 single- and multi-family homes ranging from 1,900 to over 5,000 square feet with estimated sales prices of $250,000 to over $2.5 million. A 36-hole golf course, a clubhouse, and a corporate center are planned within the community. On the north portion of this parcel we plan to develop a 300-room resort hotel, 100 timeshare residences and golf condominiums. We expect to begin developing the project during the fourth quarter of 2001.


     Palm Beach Upscale Golf. Palm Beach Upscale Golf is planned as an approximately 652-acre community development in Palm Beach Gardens, Florida. We expect to offer single-family estate homes, villas and golf cottages priced from $400,000 to over $3.2 million. Planned amenities include a 18-hole golf course, state-of-the-art practice facility and a 31,000 square foot clubhouse. We expect to commence development of this community in the fourth quarter of 2001.



     Jupiter Waterfront. Jupiter Waterfront is an eight-acre parcel located on the Intracoastal Waterway near Jupiter, Florida. The current development plan provides 8 single family estate homes with approximately 5,200 square feet of living area priced over $2.0 million each. Development of this neighborhood is expected to start during the first quarter of 2002.


     Juno Beach Waterfront. Juno Beach Waterfront is an approximately 64-acre parcel planned for a marina and residential community. This community is expected to include approximately 250 mid-rise tower residences with approximately 2,600 square feet of living space priced at $350,000 to $700,000. The community is also planned to include a hotel, conference center, boat slips and a ship store. We expect to commence development of this community during the fourth quarter of 2003.

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MARTIN COUNTY

     West Jensen Country Club. We have purchased two parcels within the 654-acre community of West Jensen Country Club, located in northern Martin County. The first parcel is expected to be comprised of twin villas, ranging from 1,353 to 1,472 square feet and priced from $155,000 to $235,000, all enjoying golf course views. We also plan to market a neighborhood of 49 multi-family homes from 1,332 to 2,147 square feet priced from $155,000 to $185,000, all with preserve or water views. Planned amenities include an 18-hole daily fee golf course, an 8,000 square feet clubhouse with dining and banquet facilities, a community pool and tennis courts.

ST. LUCIE COUNTY


     St. James Country Club. We have purchased a single-family neighborhood of 50 homesites within St. James Country Club, a 449-acre golf course community located in central St. Lucie County. Home designs offer from 1,475 to over 2,277 square feet with prices ranging from $130,000 to $175,000. Amenities within St. James include an 18-hole daily fee golf course, which opened in December 1999, and a planned seven-acre recreational complex that will include a 2,500 square foot clubhouse, two lighted tennis courts and a community pool. As of May 15, 2001 we have a contract to sell all of our remaining homesites within the St. James Country Club.


OUR HOMEBUILDING ACTIVITIES


     We believe the breadth of our homebuilding activities and the scope of our target market distinguish us from our competitors and position us to take advantage of favorable regional and national demographic and income trends. Like traditional homebuilding companies, we design, sell and build single- and multi-family homes serving move-up, pre-retirement and retirement home buyers. These homes range from approximately 1,500 square feet to 7,100 square feet and are priced from approximately $90,000 to $4.8 million. We build most of these homes within our master-planned communities, where we create attractive amenities through affiliations with hotel operators and golf course designers like the Ritz-Carlton and Greg Norman. We believe that this approach increases the value of our homes and communities and helps us attract affluent purchasers. Further, in order to serve our customers who are looking for near-term occupancy, we produce an inventory of available homes to meet their requirements. We carefully manage this inventory through model and site selection and promotional programs designed to sell these homes prior to completion.



     Unlike our traditional homebuilding competitors, we also design, sell and build luxury residential towers targeting affluent, leisure-oriented home purchasers. Since 1988, we have built or have under construction 1,726 tower residences, of which 1,586 residences have been sold. Our towers have ranged in size from six to 22 stories and have included 26 to 133 residences with average unit prices of $174,000 to $3.4 million. Our sales contracts for these towers require substantial non-refundable down-payments, generally ranging from 20% to 30% of the purchase price, and we typically do not start construction of towers until there are sufficient pre-sales to cover the majority of the costs to construct the towers.



     For the twelve months ended December 31, 2000, homebuilding revenues were $614.7 million, which accounted for 69.7% of total revenues and for the three months ended March 31, 2001, homebuilding revenues were $143.6 million, which accounted for 72.9% of total revenues.


  Single- and Multi-Family Homes

     Design. We employ an award-winning in-house design group comprised of experienced architects and computer-assisted design technicians. Our product design experience along with our land planning expertise has enhanced our ability to charge view premiums for homes located on waterfront, conservation and golf course sites within our communities. Our design expertise has also provided us with the flexibility to respond to changing consumer demands as determined through our customer surveys and focus groups. The information gathered through these surveys and focus groups will continue to serve as the model for the development of our new products.
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     Sales.  We maintain large sales centers with community scale models and lifestyle and home demonstration displays. The sales centers are staffed with licensed professionals who are either employees or independent contractors working through our brokerage businesses. We also maintain professionally decorated model homes, which demonstrate the benefits and features of our products and the community lifestyles.

     Sales associates initiate the contracting process with home buyers and collect deposits from customers. Customers are then directed to our affiliated mortgage banking company to complete financing arrangements, if required. Largely due to the affluence of many of our luxury and second home purchasers, we believe that we complete more cash transactions with customers than is typical in the industry.

     We maintain an inventory both of homes that are available immediately or within a few months and of homes built to order. For homes that are built to order or selected from inventory at an early stage of construction, we offer customers a wide selection of standard options and upgrades to finish their homes. We also allow customization of the structural design in many of our product lines through our in-house design group. In addition, some of our larger communities offer design studios staffed with professional designers where the many options and upgrades available to purchasers of our products are displayed and demonstrated prior to incorporation into a home. Finally, home closings are typically conducted through our title agency companies.

     Construction. We typically act as the general contractor in the construction of single- and multi-family residences. Our employees provide purchasing and quality assurance for, and construction management of, the homes we build, while the material and labor components of our houses are provided by subcontractors. Our construction techniques are consistent with local market practices and generally consist of concrete block exterior walls covered with a painted stucco finish and engineered truss roofs covered with shingles or tile. We comply in all material respects with local and state building codes, including Florida's stringent hurricane and energy efficiency regulations. Depending upon the size and complexity of a home's design, our construction time ranges from about 70 to 135 calendar days for our single-family homes and up to 180 calendar days for our multi-family homes.


     Accounting. We recognize revenue under the completed contract method. The related profit is recognized when collectibility of the sales price is reasonably assured and the earnings process is virtually complete. The earnings process is normally considered complete when title has passed to the buyer, we are not obligated to perform significant additional activities after sale and delivery and there are no contingencies allowing the customer to require a refund. When a sale does not meet the requirements for income recognition, profit is deferred until the requirements are met and the related sold inventory is classified as completed inventory.


  Mid-rise and High-rise Tower Residences


     General. We expect our tower development business to continue to be a significant component of our future growth. For over 50 years, we have entitled and developed premium sites for residential development. Before 1987, we elected to sell entitled, and in many cases developed, sites to third party developers who constructed tower residences on the sites acquired from us. In 1987, we, in a joint venture, constructed a high-rise tower adjacent to the beach in our Bay Colony community. Known as the Contessa, the high-rise was completed and sold out in 1990. The Carlysle, our second high-rise, also located adjacent to the beach in Bay Colony, was completed and sold out in 1992. Through March 31, 2001, we have successfully designed, marketed, constructed and sold 18 towers totaling 1,123 residences, which have generated revenues of approximately $809.7 million and have sold at an average price of $721,000 per residence. We had eight residential towers under construction at March 31, 2001.



     Design. We commence the design and planning of towers by conducting extensive research relating to the market, product requirements, pricing and absorption. Our research effort is directed by dedicated project managers specializing in the development of towers. Based on the results of this research, we organize an experienced team of architects, engineers and specialty consultants under the leadership of the project manager to create the design of the mid-rise or high-rise tower. We also contract for the services


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of an experienced third party general contractor during the early stages of design to assist in design, engineering and the estimation of construction costs.

     Sales. Once the design for a mid-rise or high-rise tower has been completed and its construction costs have been estimated, marketing of the residences commences. Brochures, scaled architectural models, walk-in kitchen and bathroom models and other marketing materials are used to assist sales associates in explaining and demonstrating the residences to be built. Often, computer videos are developed which integrate three dimensional computer assisted design drawings of the interior and exterior elevations of the towers with video of the site and its surroundings, which may include beaches, golf courses and bodies of water. These videos provide a "virtual tour" that is extremely useful for pre-selling our residences.


     Because Federal and Florida law requires that condominiums be completed and closed to a consumer within 24 months following a consumer's execution of a purchase contract, and because construction of towers typically takes 15 to 22 months, it is necessary to engage in extensive pre-selling activities prior to commencement of construction. Pre-selling ensures that the completion of the construction of a tower coincides with the substantial sell out of the tower and the compliance with statutory requirements relating to the timing of condominium delivery to the consumer. To facilitate our pre-sales process, we engage in a "reservation" selling process by which buyers select specific residences, sign a reservation agreement and pay a refundable deposit. Once a sufficient number of residences are "reserved" indicating substantial consumer acceptance, reservations are converted to contracts and the customer's deposit becomes nonrefundable after a 15-day rescission period under Florida law.


     Generally, construction is not commenced until a majority of units are under firm contracts. For towers that take more than 18 months to build, we will generally collect from each purchaser a deposit equaling 30% of a residence purchase price to cover a portion of estimated construction costs. For towers that take less than 18 months to build, generally a 20% deposit is collected. Our experience has been that over 98% of the contacts for which nonrefundable deposits have been collected by us close upon the completion of the tower. Once construction is completed, closings of sold residences usually occur within one month, at which time we are paid the balance of the purchase price for the residences sold.


     Construction. As the developer of the towers that we build, we manage the entire process from planning and closing of completed residences to turnover of the condominium association to residents, and hire experienced and bonded third party general contractors specializing in the construction of towers to construct these buildings. Typically, we negotiate a guaranteed maximum price with these contractors for the construction and delivery of completed towers. By hiring experienced general contractors to construct our towers, we mitigate many of the risks associated with the construction of these structures.



     Financing. We generally obtain separate construction financing for our tower projects. A lender typically provides a construction loan when the value of sales contracts on a project is sufficient to cover a substantial portion of the cost of the project's construction. Buyers typically provide deposits equal to 20% to 30% of the purchase price of their residence. Under Florida law, a portion of the deposit representing 10% of the purchase price must be deposited into an escrow account, unless we have provided a letter of credit or a surety bond. Any amount of the down payment in excess of this 10% may be used to fund construction. We then generally seek a construction loan commitment to cover remaining construction costs, based on the number of residences sold at the time of the commitment. To the extent that we sell additional residences during the course of construction, subsequent deposits may also be utilized to fund construction, resulting in a lower amount outstanding under the construction loan than originally committed. We have developed a financing concept with banks to bundle multiple high-rise projects in a single construction loan facility.


     Accounting. Revenue for tower residences is recognized on the percentage of completion method. Revenue is recorded when construction is beyond a preliminary stage, the buyer is committed to the extent of being unable to require a refund of a significant deposit except for nondelivery of the residence, a majority of residences have been contracted and costs can be reasonably estimated. Any amounts due from

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sales recognized are recorded as contracts receivable. After the initial closing of the residences, revenue and related costs for the remaining residences are recorded at closing.

     A portion of each sales commission is paid after the tower is under construction at the time a customer enters into a sales contract, with the balance paid at closing. Sales commissions are expensed as a component of the cost of mid-rise and high-rise revenue. Marketing expenditures related to tower developments are expensed as incurred.

     Mid-rise and High-rise Descriptions. Set forth below are descriptions of our towers that we recently completed or currently have under development.

     The Marbella, The Coronado and Montenero at Pelican Bay. Completed in January 1999, The Marbella offers 118 two- and three-bedroom and penthouse residences ranging from 1,725 square feet to 3,860 square feet priced from $350,000 to $1.2 million. The Marbella features hotel type services and a health service facility staffed by medical professionals. The Coronado, completed in February 1999, offers 99 two- and three-bedroom and penthouse residences ranging from 1,600 square feet to 3,800 square feet priced from $265,000 to $1.4 million. Scheduled for occupancy in 2001, Montenero offers 133 two- and three-bedroom and penthouse residences ranging from 2,675 to 6,940 square feet priced from $500,000 to $3.5 million. Residents of The Marbella, The Coronado and Montenero have access to and membership opportunities with the amenities at Pelican Bay.

     The Windsor, Toscana, Salerno and Trieste at Bay Colony. Completed in April 1998, The Windsor offers 31 three- and four-bedroom and penthouse residences ranging from 6,100 square feet to 8,850 square feet and priced from $2.3 million to $5.5 million. Completed in April 1999, Toscana offers 65 two- and three-bedroom and penthouse residences ranging from 2,520 square feet to 5,013 square feet priced from $630,000 to $2.0 million. Completed in April 2000, Salerno offers 69 two- and three-bedroom and penthouse residences ranging from 2,600 square feet to 5,285 square feet priced from $705,000 to $2.4 million. Scheduled for occupancy in 2002, Trieste offers 106 three- and four-bedroom and penthouse residences ranging from 3,415 square feet to 7,500 square feet priced from $1.3 million to $7.0 million. The Windsor, Toscana, Salerno and Trieste also offer cabanas for purchase, which include a full bath, living room and wet bar. Residents of The Windsor, Toscana, Salerno and Trieste enjoy pool and spa facilities and have access to the amenities of Pelican Bay, Bay Colony and membership opportunities with the Pelican Isle Yacht Club.

     Sorrento at The Colony at Pelican Landing. Scheduled for completion in 2001, Sorrento offers 72 two- and three-bedrooms residences ranging from 1,930 square feet to 2,932 square feet priced from the mid $300,000s to the mid $900,000s. Residents have access to recreational facilities of the Pelican Landing Association and membership opportunities at The Colony Golf and Bay Club.


     Verona and Siena at Deering Bay. Completed in May 2000, Verona offers 48 two- and three-bedroom and penthouse residences ranging from 2,160 square feet to 4,475 square feet priced from $395,000 to $1.7 million. Scheduled for occupancy in 2001, Siena offers 48 two- and three-bedroom and penthouse residences ranging from 2,300 square feet to 4,600 square feet priced from $560,000 to $1.9 million. Residents have access to and membership opportunities with the amenities of Deering Bay Yacht and Country Club.


     Aruba, Bequia and Caribe at Cove Towers. Completed in May 1999, Aruba offers 50 two- and three-bedroom and penthouse residences ranging from 1,621 square feet to 3,216 square feet priced from $271,000 to $740,000. Completed in January 2000, Bequia offers 50 two- and three-bedroom and penthouse residences ranging from 1,621 square feet to 3,121 square feet priced from $320,000 to $825,000. Scheduled for completion in 2001, Caribe offers 56 two-and three-bedroom and penthouse residences ranging from 1,854 square feet to 4,270 square feet priced from $340,000 to $1.1 million. Amenities at Aruba, Bequia and Caribe include a pool and spa facility, and residents have access to and membership opportunities with the Tarpon Cove Yacht and Racquet Club.

     Harbor Towers II at Burnt Store Marina. Completed in September 2000, Harbor Towers II offers 60 two- and three-bedroom and penthouse residences ranging from 890 square feet to 2,436 square feet
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priced from $100,000 to $400,000. Residents have access to and membership opportunities with the amenities of Burnt Store Marina and Country Club.

     The Seasons at Naples Cay. Scheduled for occupancy in 2002, The Seasons offers 43 three- to four-bedroom and penthouse residences from 4,740 square feet to 11,698 square feet priced from $1.5 million to $10.9 million. Amenities include a pool and spa as well as indoor social and recreational facilities.

AMENITIES DEVELOPMENT AND OPERATION


     General. The provision of amenities, like championship golf courses with clubhouses, fitness, tennis and recreational facilities, guest lodging, marinas and a variety of restaurants, is central to our mission to deliver high quality residential lifestyles. To ensure that the amenities in our communities are designed, constructed and operated at a level of quality consistent with the residences that we build, we have established an amenities development and operations group. Although many of the amenities facilities that we currently own or manage were constructed by various unaffiliated community developers from which we purchased ownership, we have developed the amenities of several communities, including those at Walden Lake Polo and Country Club, Gulf Harbour Yacht and Country Club, The Estates at Bay Colony Golf Club, Pelican Marsh Golf and Country Club, Gateway Golf and Country Club, Tiburon Naples Golf Club, Pelican Sound Golf and River Club, The Colony Golf and Bay Club, Waterlefe Golf and River Club, Tarpon Cove Yacht and Racquet Club, Jupiter Yacht Club and Pelican Nest Golf Club at Pelican Landing and have worked with noted amenities designers, particularly golf course architects, to enhance the marketability of our amenities and, thereby, our communities.


     Ownership. Amenities at our communities are owned by either community residents or non-residents in equity membership programs, or by us or unaffiliated third parties through non-equity membership structures. In newly developed or acquired communities, ownership of the amenities is structured to cater to the preferences and expectations of community residents.

     Due to the high costs of entry at equity clubs, we have found that in communities offering homes at lower price points, residents typically prefer non-equity memberships programs, which require lower initiation fees, but higher annual dues. Since residents' preferences change over time, we may choose to sell the ownership and operation of the amenities to a resident group on an equity basis.


     An alternative to non-equity programs, bundled home and amenities membership structures allow home buyers in moderately priced communities to receive club memberships bundled with their home purchase. In these cases, the amenities are owned and operated by the community homeowners association.


     In communities offering higher-priced homes, all or a select group of residents own the golf and other amenities assets on a full equity basis. The conveyance of amenities assets to residents is accomplished through an equity subscription and sales process at an established price. These equity ownership offerings are usually completed in two to six years, depending upon the pace of residential build-out in the community.

     Operation. In communities with bundled or equity ownerships, we typically enter into an operating agreement with the association or club entity which holds title to the facilities. The operating agreements generally provide that we will continue to control, manage and operate the amenities' facilities until substantially all of the homes in the community, in the case of bundled ownerships, or all of the resident equity ownership interests, in the case of equity ownerships, have been sold. During this period, we generally receive the net profits, and incur any losses, of the amenities business.

     Accounting. Revenues from amenities operations include membership dues and charges for services provided. Dues from members are recorded as deferred revenues when collected and are recognized as revenues over the membership term. Revenues for services are recorded when the service is provided. Costs of amenities operations are recorded as incurred.

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     Revenues from sales of equity memberships are recorded when the collectibility of the sales price is reasonably certain, costs can be reasonably estimated and the earnings process is complete. Revenues for the sale of non-equity membership initiation fees are included in revenue over the estimated period of member benefits. The amount of non-equity membership initiation fees collected in excess of the cumulative amount recorded as revenue is reflected as deferred revenue.

MARKETING

     Targeting move up, retirement and affluent second-home buyers, we have been developing and executing award-winning, multi-media marketing plans for our homes and communities for more than 50 years. We have local market and point of sale expertise and have also operated as the chief marketing agent for many of the third party homebuilders constructing homes in our communities. We have traditionally entered into fee-based marketing agreements with many of the builders in our communities pursuant to which we are compensated for developing and implementing marketing programs on behalf of these builders. We employ an experienced staff of copywriters, creative art directors and graphic designers who are responsible for the design and development of most of our marketing materials and advertising messages, including newspaper and magazine print, direct mail and billboards.


     We believe our proprietary marketing systems and the depth of experience of our marketing group create an increased number of selling opportunities for us and has generally enhanced our marketing presence and brand recognition. Our marketing program reaches prospective purchasers, locally, regionally and nationally through advertisements placed in demographic specific periodicals and other media. Our Internet website displays a comprehensive review of each of our communities including locations, promotions, amenities, calendars of activities, lifestyle testimonials, product floorplans, elevations and views of most of the homes we build. The advertisements and website include response mechanisms, like a coupon or toll-free number, by which a prospective purchaser may request additional information about our housing products. When a prospective purchaser responds to one of our advertisements or at our website, purchaser-specific information is entered into our database creating a personalized customer record, which is used to record every interaction we have with this purchaser.



     As a prospective purchaser's interest in our products and communities evolves, we individualize our marketing program by tailoring direct mail and regular telephone follow-up that will apprise the prospective purchaser of relevant activities, developments and products being offered. Through the process, we are able to collect a wide range of demographic and psychographic data about prospective purchasers, including home product preferences, hobby and recreational interests and the motivation for, and urgency of, the decision to purchase a home, which provides us with valuable information that we utilize to improve our target marketing success rate. Our targeted marketing allows us to develop a relationship with prospective purchasers, tending to predispose them toward visits to our communities during their home shopping or vacation trips to Florida. Some prospective purchasers may receive over 15 direct mail or telephone contacts a year from us. As of March 31, 2001, our database contained records of approximately 140,000 prospective purchasers qualified by age and income that had expressed an interest in purchasing a home in Florida.


     We believe that our relationship and database marketing results in the efficient use of expenditures. The relative success and productivity of each of our marketing programs is measured to determine which programs yield the most qualified leads, prospects and customers per dollar spent. The results of these measurements are the primary determining factors for where future marketing expenditures will be directed. In addition, our database is a source of ongoing customer research, which influences our homebuilding design and the type and price range of the amenities to be integrated within our master-planned communities.

PARCEL AND LOT SALES

     We leverage our expertise and experience in master-planning by strategically selling lots and parcels at premium prices within our communities for construction of products we do not wish to build. This enables

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us to create a more well-rounded community by selling parcels and lots to developers who will construct commercial, industrial and rental properties, which we ordinarily do not develop. We sometimes sell selected lots directly to buyers for the design and construction of large custom homes.

OTHER REAL ESTATE SERVICES BUSINESSES

  Resale Brokerage


     Prudential Florida WCI Realty. On June 10, 1999, Watermark Realty, Inc., a wholly owned subsidiary of WCI, entered into a six-year franchise agreement with Prudential Real Estates Affiliates, Inc. This agreement, as subsequently amended, allows us to provide exclusive residential brokerage services as Prudential Florida WCI Realty in six geographic areas across eight counties in Florida. The exclusive franchise areas are in Broward, Charlotte, Hillsborough, Manatee, Lee, Collier, Dade and Palm Beach Counties. To maintain this exclusive arrangement we must substantially grow our market share in each of these exclusive areas during the six-year franchise period. As consideration under the agreement, we pay Prudential a royalty based on gross commission revenue on a monthly basis. At March 31, 2001, we had 21 offices, 120 employees and over 780 sales agents.



     WCI Realty, Inc. WCI Realty, Inc. provides new home and certain resale brokerage services. At March 31, 2001, WCI Realty, Inc. had 24 offices and 166 employees.


  Title Insurance


     First Fidelity Title, Inc. First Fidelity Title Company, Inc., and Communities Title Insurance, Inc. which merged into First Fidelity Title in 2000, provides title insurance and closing services to our customers. First Fidelity underwrites its policies on behalf of large national title insurers and derives its revenues from three sources: fees paid to it for title insurance provided to our customers, third party residential closings and commercial closings. First Fidelity has a significant third party customer base. First Fidelity has historically generated net revenues that average 0.6% of the dollar value of the transactions it closes; it conducted over 3000 closings in 2000. At March 31, 2001, First Fidelity had 7 offices and 41 employees.


  Mortgage Banking


     Financial Resources Group, Inc. Financial Resources Group, Inc. provides residential mortgage banking services to our buyers, as well as third party purchasers. The majority of Financial Resources' revenue is generated from fees earned on loans generated as a correspondent mortgage lender with various financial institutions located throughout the country. Financial Resources has historically averaged fees of about 2.0% on the loan principal amount in gross fee revenue. At March 31, 2001, Financial Resources Group had 38 employees in 6 offices located in Naples, Coral Springs, Coral Gables, Palm Beach Gardens, Bonita Springs and Sun City Center.


  Property Management


     WCI Communities Management, Inc. We provide management services to our master-planned community developments and oversee the business affairs of over 60 condominium and homeowners' associations and 14 community master associations encompassing over 10,000 residences throughout Florida. The management companies derive their revenue from two primary sources: monthly flat fees received for managing homeowner, master and condominium associations and a management fee equal to 4% of the expenses paid to third party services providers at the Kings Point community in Sun City Center. The services provided by the management companies include accounting, security, common area maintenance and insurance policy administration. The companies operate ten regional and community offices located in Collier, Lee, Broward, Palm Beach, Dade and Hillsborough counties, with headquarters located in Bonita Springs, Florida. At March 31, 2001, our property management operations had 211 employees.


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  Development Services

     Our development services business derives fee-based income from the supervision of major commercial projects. For a nominal increase in overhead, this business allows us to apply the expertise we have gained directing large-scale real estate projects.

     We provide various services for the property owner during both the design and construction phases of a project. We manage, coordinate and supervise each step in the development process. During the design phase we consult on all project aspects from obtaining zoning approvals, to selection of the design team, to managing the design process. We then develop project budgets and schedules and assist in selecting the general contractor. During construction, we act as the owner's representative to oversee the general contractor.

     To date we have provided this service for the Ritz-Carlton Hotels unit of the Host Marriott Corporation and Hyatt Hotels Corporation. It is our intent to expand this business to serve other customers that have a need for high-quality project management, but do not wish to create their own in-house support organization. As we acquire additional properties, we anticipate creating new opportunities for this division to support construction of hotels and other resort-related projects included at new locations.

OTHER INVESTMENTS

     Pelican Isle. We have invested in two partnerships with investments in Pelican Isle, a community being developed in North Naples, Florida, which includes 137 residences and the Pelican Isle Yacht Club. Pelican Isle is being developed by the Eco Group, a Tampa-based developer of residential communities. We have a 49% interest in a partnership that owns and operates the Pelican Isle Yacht Club. The second partnership that developed and sold luxury high-rise residences sold out all of these units and was dissolved. Residents of Bay Colony, Pelican Landing, Pelican Marsh and Wildcat Run are all eligible for membership in the Pelican Isle Yacht Club.

     Walden Woods Business Center Ltd. We are 50% partners with TECO Properties Corporation in Walden Woods Business Center Ltd., a limited partnership, which was formed to develop a 550-acre mixed-use industrial park in Plant City, Florida. We also provide marketing, accounting and other services to the partnership.


     Tiburon Golf Ventures Limited Partnership. Tiburon Golf Ventures Limited Partnership was formed with an affiliate of Host Marriott Corporation in 1998 to complete construction of, and then operate a 36-hole, Greg Norman-designed golf course in its Tiburon Naples community. The primary market for this high-end daily fee course is the guests of the adjacent Ritz-Carlton Golf Lodge currently under construction, guests of the existing Ritz-Carlton Beach Hotel and the future residents of the surrounding Tiburon Naples community. In addition, the partnership has sold 171 of 350 non-equity golf memberships, which are currently being sold for $110,000 each. The first 27 holes of the course opened for play in November 1998 and the clubhouse opened in December 2000. The partnership acquired adjacent land in 2000 to construct an additional nine holes of golf expected to be completed in 2002 and for future residential property development. We hold a 51% interest in the venture and collect management fees for operating the golf course. To date, all acquisition and development costs have been funded by the partners in proportion to their partnership interests.



     Norman Estates at Tiburon Limited Partnership. Norman Estates at Tiburon Limited Partnership was formed in 1998 for the purpose of constructing and developing a Norman Estates community which will consist of 27 villas priced from $1.2 million to $1.4 million. As of March 31, 2001, we had closed on three residences at an average sales price of $1.5 million and there were 22 residences in backlog for $30.2 million. Bay Colony holds a 49.5% limited partnership interest in the venture as well as having 50% ownership in the general partner which holds 1% of the venture. Bay Colony also collects developer and construction fees for operating the project. The venture currently has a $2.5 million credit facility with a bank (of which $1.0 million is outstanding as of March 31, 2001), to fund development and construction costs, which is non-recourse to the partners.


     Pelican Landing Golf Ventures Limited Partnership. Pelican Landing Golf Resort Ventures Limited Partnership was formed with Hyatt Equities, LLC in 1998 to develop and operate a 27-hole golf course adjacent to the resort hotel being constructed by Hyatt in Pelican Landing. The course, which is currently under construction, and clubhouse will be built on 476 acres purchased from us on additional land acquired by the partnership in 2000. The golf course and clubhouse are scheduled to open concurrently with the hotel in 2001. Both partners will contribute cash to construct the golf course and related club facilities. We retain a 51% interest in the venture and will also earn development fees for directing course construction as well as management fees for operating the facility. Although subject to change, it is anticipated that Hyatt will retain operation of the food and beverage portion of the venture.

     Pelican Landing Timeshare Ventures Limited Partnership. We own 51% of Pelican Landing Timeshare Ventures Limited Partnership, which was formed with HTS-Coconut Point, Inc., an affiliate of the Hyatt Hotels Corporation during 1998 to develop up to approximately 300 upscale timeshare residences on 32 acres within the resort golf course being constructed by Pelican Landing Golf Resort Ventures Limited Partnership. In addition, we will earn development fees for managing the construction of the project. HTS-Coconut Point will be the general partner and will also earn fees for sales, marketing, purchasing and property management. This project is currently in the planning stages.

     Bighorn. We have a 50% limited partnership interest in Bighorn Development, L.P., which owns two-thirds of Bighorn Development L.L.C., the owner and developer of Bighorn, an exclusive community located in the heart of Palm Desert, California. Bighorn features an 18-hole championship golf course and a 40,000 square foot clubhouse. Bighorn Development L.L.C. acquired the operating assets of Bighorn Development L.P. and developed a neighboring property with an 18-hole golf course.

PROPERTY


     We own and use a 26,670 square foot office building in Sun City Center, Florida which is subject to a lien under our senior credit facility. We lease 60,212 square feet of office space in Bonita Springs, which serves as our headquarters, and 75,320 square feet of office space at Sun City Center, Ft. Myers, Coral Springs and Palm Beach, which serves as branch office space for our related real estate services businesses.


EMPLOYEES


     At March 31, 2001, we had approximately 2,600 employees. We have no unionized employees and believe that our relationship with our employees is good.


COMMUNITY DEVELOPMENT DISTRICTS


     In connection with the development of certain of our communities, community development or improvement districts may utilize bond financing to fund construction or acquisition of certain on-site and off-site infrastructure improvements, near or at these communities. The obligation to pay principal and interest on the bonds issued by the districts is assigned to each parcel within the district. If the owner of the parcel does not pay this obligation, a lien will be placed on the property to secure the unpaid obligation. The bonds, including interest and redemption premiums, if any, and the associated lien on the property are typically payable, secured and satisfied by revenues, fees, or assessments levied on the property benefited. The amount of bond obligations issued by districts with respect to our communities totaled $204.2 million at March 31, 2001.



     The districts raise the money to make the principal and interest payments on the bonds by imposing assessments and user fees on the properties benefited by the improvements from the bond offerings. We pay a portion of the revenues, fees, and assessments levied by the districts on the properties we own in our communities that are benefited by the improvements. In addition, we guarantee district shortfalls under some of the bond debt service agreements that we are a party to when the revenues, fees, and assessments which are designed to cover principal and interest and other operating costs of the bonds, are not paid. We can make no assurances that debt service shortfalls guaranteed by us will not occur.


     We record a liability for the estimated assessments and user fees levied by the districts on the properties that we own that are fixed and determinable. We reduce this liability by the corresponding assessment assumed by property purchasers at the time of closing and transfer of the property and by cash held by the districts available to offset the particular bond obligation. We have accrued $46.1 million as of March 31, 2001 as the estimated amount of the assessments and user fees that we may be required to pay. The amount we may have to pay in may be more or less than the amount we have accrued.


SEASONALITY

     We have historically experienced, and in the future expect to continue to experience, variability in revenue, profit and cash flow. Factors expected to contribute to this variability include:

     - the timing of the introduction of new towers and the closing of tower residences, homes and lot and parcel sales;

     - our ability to continue to acquire land and options on that land on acceptable terms;

     - the timing of receipt of regulatory approvals for development and construction;

     - the condition of the real estate market and general economic conditions in Florida;

     - the prevailing interest rates and the availability of financing, both for us and for the purchasers of our homes; and

     - the cost and availability of materials and labor.

Our historical financial performance is not necessarily a meaningful indicator of future results and, in particular, we expect financial results to vary from project to project and from quarter to quarter. Our revenue may therefore fluctuate significantly on a quarterly basis, and we believe that quarter-to-quarter comparisons of our results should not be relied upon as an indication of future performance.

COMPETITION

     The homebuilding industry and real estate development is highly competitive. In each of our business components, we compete against numerous developers and others in the real estate business in and near the areas where our communities are located. Some of our principal competitors include Toll Brothers, Inc., Lennar Corporation, Pulte Corporation and Centex Corporation. We, therefore, may be competing for investment opportunities, financing, available land, raw materials and skilled labor with entities that possess greater financial, marketing and other resources. Competition generally may increase the bargaining power of property owners seeking to sell, and industry competition may be increased by future consolidation in the real estate development industry.

REGULATORY AND ENVIRONMENTAL MATTERS


     We are subject to various laws and regulations relating to the operation of our properties, which are administered by numerous Federal, state and local governmental agencies. In particular, development of property in Florida is subject to comprehensive Federal and Florida environmental legislation, including wildlife, endangered species and wetlands regulation, as well as other state administrative regulations. This regulatory framework, in general, encompasses areas like water quantity and quality, air quality, traffic considerations, availability of municipal services, use of natural resources, impact of growth, energy conservation and utility services, conformity with local and regional plans, and public building approvals, together with a number of other safety and health regulations. Additionally, each municipality has its own planning and zoning requirements. Permits and approvals mandated by regulation for development of any magnitude are often numerous, significantly time-consuming and onerous to obtain, and not guaranteed. The permit processes are administered by numerous Federal, state, regional and local boards and agencies with independent jurisdictions. Permits, when received, are subject to appeal or collateral attack and are of limited duration. Such permits, once expired, may or may not be renewed and development for which the permit is required may not be completed if such renewal is not granted. These requirements have a direct bearing on our ability to further develop communities in Florida. Although we believe that our operations are in full compliance in all material respects with applicable Federal, state and local requirements, our growth and development opportunities in Florida may be limited and more costly as a result of legislative, regulatory or municipal requirements.



     Our operating costs may also be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, which require a current or previous owner or operator of real property to bear the costs of removal or remediation of hazardous or toxic substances on, under or in property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate property properly, may adversely affect the owner's ability to borrow by using the real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of any substance at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by the person. Environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials, into the environment, and third parties may seek recovery from owners as operators of real properties for personal injury associated with exposure to released materials containing asbestos or other hazardous materials.


     Environmental site assessments conducted at our properties have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our business, assets, results of operations or liquidity, nor are we aware of any material environmental liability or concerns. Although we conduct environmental site assessments with respect to our own properties, there can be no assurance that the environmental assessments that we have undertaken have revealed all potential environmental liabilities, or that an environmental condition does not otherwise exist as to any one or more of our properties that could have a material adverse effect on our business, results of operations and financial condition.

LEGAL PROCEEDINGS


     From time to time, we have been involved in various litigation matters involving ordinary and routine claims incidental to our business. In addition, in May 2000, Richard Ahlborg, Carol Ahlborg, and other individuals who purchased lots in Pelican Landing filed a lawsuit against us in the United States District Court for the Middle District of Florida, Ft. Myers Division. The lawsuit seeks class action status and was instituted against us and a subsidiary, WCI Realty, Inc. It arose out of a preferred builder program under which plaintiffs purchased vacant lots and then contracted with a builder of their choice to construct a residence on their lots. In consideration of the extensive costs incurred by us and WCI Realty associated with the marketing, sales and advertising of the community for the benefit of the builders who participated in the program, these builders were required to pay a marketing fee to WCI Realty based on a percentage of the construction cost of the home. The plaintiffs asserted that we had an obligation to disclose to them that the preferred builder would pay a marketing fee to us. The plaintiffs have demanded unspecified money damages and have alleged, among other things, violation of the federal Racketeering, Influenced and Corrupt Organizations Act and the Real Estate Settlement Procedures Act. Since the Court has not yet ruled on whether to certify this lawsuit as a class, this litigation is still in its early stages. Therefore, we are not yet able to determine whether the resolution of this matter will have a material adverse effect on our financial condition or results of operations. We have objected to the certification of this lawsuit as a class action. We believe we have meritorious defenses and intend to vigorously defend this action.

                           FLORIDA REAL ESTATE MARKET

GENERAL

     Florida is the nation's fourth most populated state and is one of the most popular destinations for retirees, leisure home buyers, businesses and working-age people. With its natural amenities, tropical climate, approximately 1,200 mile coastline, variety of year-round recreational activities, range of housing styles and prices, transportation network, diverse and expanding economy with a variety of major employment centers and no state income tax, Florida offers a high quality of life and a low cost of living. Demand for housing in Florida is strong, reflecting the state's population growth, favorable economic environment and strong demographics. The information contained in this section is based on numerous assumptions, including assumptions regarding the continued population growth rate in Florida and the continued economic health of Florida. These assumptions are subject to numerous factors which are subject to change and are outside of our control. Results may differ substantially from those anticipated, and in the event results differ materially from those anticipated, our business and results of operations could be materially and adversely affected.

MACROECONOMIC CONDITIONS

     Because our operations are located in Florida, the state's economic health and growth rate are important to our success. According to the Bureau of Economic Analysis of the Department of Commerce, from 1992 to 1998, Florida's gross state product grew at a compound annual rate of approximately 6.6%. During the same period, the national gross domestic product grew at a compound annual rate of 5.7%.

Florida's employment, income and population growth have created substantial demand for new residential construction, as evidenced by the following data:

     - Employment in Florida grew at an average annual rate of 3.5% from 1980 to 1995 and is predicted to continue to increase at an average annual rate of 2.1% until 2010.(1)

     - Florida's compound annual population growth rate of 1.8% over the last ten years has been 80% higher than the national average of 1.0%.(2)

     - Florida ranked second nationally behind California in total job creation for 1999 having added 285,000 jobs in 1999.

                       TOP TEN STATES BY 1999 JOB GROWTH

                                  [BAR CHART]
SOURCE: The Meyers Group

---------------

 (1) Bureau of Economic Analysis of the Department of Commerce

 (2) United States Census Bureau

POPULATION TRENDS

     Over the past twenty-five years, there has been significant migration to the southern and western regions of the United States. Today, the southern states comprise approximately 35% of the national population. By 2010, approximately 6% of the United States population is projected to reside in the state of Florida.(2)We are well positioned to benefit from favorable long-term demographic trends in Florida. As the following chart illustrates, Florida has been outpacing the average population growth rate of the rest of the country. This disparity in growth rates is expected to continue with Florida's population expected to increase 15.5% between 2000 and 2010, compared to the United States Census Bureau's projection of 8.4% for the United States as a whole.(2)

     Furthermore, the United States Census Bureau predicts that Florida will surpass New York as the third most populous state by 2025. Population growth in the Florida marketplace derives from a number of sources, including domestic immigration of families, vacation home purchasers and retirees, a vibrant tourist industry, and an influx of international families. In fact, Florida is expected to experience the largest net gain in population through migration from other states in the United States between 1995 and 2025, gaining 1.9 million persons.(2)

     COMPARATIVE TEN YEAR UNITED STATES AND FLORIDA POPULATION GROWTH RATES

                                  [BAR CHART]
---------------
SOURCES: United States Census Bureau for United States numbers; University of
         Florida, Bureau of Economic and Business Research (1998 Florida Statistical Abstract) for Florida numbers

---------------

 (2) United States Census Bureau

     Our strategy of developing and managing highly amenitized master-planned communities caters directly to a large proportion of the population expected to migrate to the south. The first members of the "baby boom" generation (those born between 1946 and 1964) will soon reach retirement age and we expect that many of these people will be potential customers. Approximately 40 million Americans are expected to reach the age of 50 in the United States from 2000 to 2010.(2) By the year 2010 the population of the state of Florida is projected to include 7.1 million people over the age of 50, representing approximately 40% of the state's population.(3)

                                                          PERCENTAGE OF FLORIDA AND UNITED STATES
              AMERICANS TURNING 50*                                 POPULATION OVER 50

[BAR CHART]
                                                     [BAR CHART]

*Based on birth statistics
---------------                                      ---------------
SOURCE: United States Census Bureau                  SOURCES: United States Census Bureau for United
                                                     States numbers; University of Florida, Bureau of
                                                     Economic and Business Research (1998 Florida
                                                     Statistical Abstract) for Florida numbers

---------------

 (2) United States Census Bureau

 (3) University of Florida, Bureau of Economic and Business Research (1998 Florida Statistical Abstract)

                 INCREASING AFFLUENCE WITHIN THE UNITED STATES

     Our target market is comprised of individuals with high household income or net worth who desire a home with highly amenitized, upscale life style offerings. This market encompasses retirees, secondary home purchasers and move-up buyers. Affluent households (defined as households earning more than $100,000 per year or having net worth over $500,000) grew to more than 18 million in 1999 from approximately 11 million in 1994, representing a compound annual growth rate of approximately 9%. The total number of affluent households is expected to rise to more than 30 million by the year 2004, representing a compound annual growth rate of more than 10% from 2000 to 2004. Additionally, the number of households with $5 million or more in net worth is expected to grow from approximately 860,000 in 2000 to more than 3.9 million by 2004, representing a compound annual growth rate of 45% during this period.

  MILLIONS OF AFFLUENT UNITED STATES HOUSEHOLDS
              (ESTIMATED/PROJECTED)                        GROWTH IN THE PENTAMILLIONAIRE MARKET
 (AFFLUENT MEANS INCOME OF OVER $100,000 AND/OR                    (ESTIMATED/PROJECTED)
net worth of over $500,000, not including primary        (Pentamillionaire means net worth of over
                   residence)                                           $5 million)

[MILLIONS OF AFFLUENT U.S. HOUSEHOLDS GRAPH]         [GROWTH IN THE PENTAMILLIONAIRE MARKET GRAPH]
---------------                                      ---------------
SOURCE: Spectrem Group                               SOURCE: Spectrem Group

     The coming transfer of wealth to the "baby boom" generation from the generations preceeding it is also a key driver for growth in our markets. The total amount of money to be passed on to the "baby boom" generation during the next 15 years has been estimated to be in excess of $300 billion, underscoring the "wealth effect" that the country is projected to experience during this period. Furthermore, the number of persons through 2005 expected to have more than $1 million in assets available for investment is forecast to grow approximately eight times faster than the rest of the population.

              ESTIMATED GENERATIONAL WEALTH TRANSFER (INHERITANCE)

[BAR CHART]
---------------
SOURCE: Cornell University Department of Consumer Economics and Housing, 1994.

                   AFFLUENT UNITED STATES MARKET EXPECTED TO
                   OUTPACE NATIONAL ANNUAL POPULATION GROWTH
                                 FROM 2000-2005

[BAR CHART]
---------------
SOURCE: Claritas, Inc.

HOUSING ACTIVITY

     From 1992 to 1997 and in 1999, Florida ranked first in the nation for number of single-family housing residences permitted for construction.(2) In addition, as the following chart suggests, housing starts in Florida tend to track the trend of housing starts on a national basis.

    FLORIDA AND THE UNITED STATES: SINGLE-FAMILY BUILDING PERMITS 1989-2000

                                  [LINE GRAPH]
---------------
SOURCE: Real Estate Center at Texas A&M University and United States Census
        Bureau

(2) United States Census Bureau

TOURISM

     Tourism is another basic source of economic growth in the state of Florida. We believe that growth in tourism will help fuel growth in our leisure home target market by showing potential home buyers the attractiveness of living in Florida. As the following chart illustrates, Florida has continued to attract an increasing number of visitors.

                                FLORIDA TOURISM

                                  [BAR CHART]
---------------

SOURCE: Visit Florida Inc.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The directors and executive officers of WCI Communities and their respective ages as of March 31, 2001 and positions are as follows:


NAME                           AGE                             POSITION
----                           ---                             --------
Alfred Hoffman, Jr...........  67   Chief Executive Officer and Director
Don E. Ackerman..............  67   Chairman of the Board of Directors and Executive Vice President
Jerry L. Starkey.............  41   President and Chief Operating Officer
James P. Dietz...............  36   Senior Vice President and Chief Financial Officer
Steven C. Adelman............  49   Senior Vice President and Treasurer
R. Michael Curtin............  53   Senior Vice President, Marketing
Milt Flinn...................  45   Senior Vice President, Real Estate Services Division
David Fry....................  41   Senior Vice President, Amenities Division
Michael R. Greenberg.........  46   Senior Vice President, Homebuilding Division
Vivien N. Hastings...........  49   Senior Vice President and General Counsel
S. Charles Mattoff...........  57   Senior Vice President, Human Resources
George R. Page...............  57   Senior Vice President, Tower Division
F. Philip Handy..............  56   Director
Lawrence L. Landry...........  57   Director
Thomas F. McWilliams.........  58   Director
Joshua J. Mintz..............  45   Director
Jay Sugarman.................  38   Director
Stewart Turley...............  66   Director

     Alfred Hoffman, Jr. is the Chief Executive Officer and a Director of WCI. From July 24, 1995 until the date of the merger of WCI Communities Limited Partnership and Florida Design, Mr. Hoffman served as Chief Executive Officer of WCI Communities Limited Partnership, and from July 1998 until the date of the merger, he served as a Director of WCI Communities Limited Partnership. From 1985 until the date of the merger, Mr. Hoffman also served as Chief Executive Officer and Chairman of the Board of Directors of Florida Design. He also served as President of Florida Design from 1985 to 1989 and 1993 to 1994. Mr. Hoffman is Chief Executive Officer and Chairman of the Board of Directors of First Fidelity Title, Inc., Financial Resources Group, Inc., Florida Lifestyle Management Company, Courtyards at Sun City Center, Inc. and Sun City Center Office Plaza, Inc. He also is Chief Executive Officer and a Director of Sun City Center Land Company and is a Director of Aston Care Systems, Inc. Prior to establishing Florida Design, Mr. Hoffman founded Tekton Corporation, a homebuilder which he sold to Union Camp Corporation in 1970, and from 1970 to 1975, he served as head of Union Camp Corporation's real estate homebuilding subsidiary. From 1975 to 1985, Mr. Hoffman was a private developer in the Tampa Bay area.

     Don E. Ackerman is the Chairman of the Board of Directors and Executive Vice President of WCI. From July 24, 1995 until the date of the merger, Mr. Ackerman served as Chairman of the Board of Directors and Executive Vice President of WCI Communities Limited Partnership. From 1985 until the date of the merger, Mr. Ackerman also served as a Director of Florida Design. He is also a Director of First Fidelity Title, Inc., Financial Resources Group, Inc., Florida Lifestyle Management Company, Courtyards at Sun City Center, Inc., Sun City Center Office Plaza, Inc., Sun City Center Land Company and Aston Care Systems, Inc. From 1967 until 1991, Mr. Ackerman was a partner at J.H. Whitney & Co., a venture capital firm. Mr. Ackerman is President of Chandelle Ventures, Inc., his private investment company, and serves as Chairman of the Board of Walden University, Inc. Mr. Ackerman is Chairman of the Board of Directors of Genicom Corporation and a Director of Schlumberger Limited.

     Jerry L. Starkey is the President and Chief Operating Officer of WCI. From 1998 until the date of the merger, Mr. Starkey was the President and Chief Operating Officer of WCI Communities Limited Partnership. From 1994 until the date of the merger, he also served as President and Secretary of Florida Design. Since joining Florida Design in 1988, Mr. Starkey has also held the office of Chief Operating Officer. Mr. Starkey is President of First Fidelity Title, Inc., Financial Resources Group, Inc., Courtyards at Sun City Center, Inc., Sun City Center Land Company and Sun City Center Office Plaza, Inc. Prior to joining the predecessor to Florida Design, Mr. Starkey was Executive Vice President of George Thomas Homes, a production homebuilder with operations in Texas and Florida. Mr. Starkey is a member of the State Bar of Texas. In addition, Mr. Starkey was President and Secretary of Aston Care Systems, Inc. from 1996 to 1998.

     James P. Dietz is a Senior Vice President and Chief Financial Officer of WCI. From October 1996 until the date of the merger, Mr. Dietz was the Chief Financial Officer and Treasurer of Florida Design. Since joining Florida Design in 1995, Mr. Dietz has also held the position of Corporate Controller. In addition, from 1996 until 1998, Mr. Dietz served as Chief Financial Officer of Aston Care Systems, Inc. Prior to joining Florida Design, Mr. Dietz was Manager of Business Development at GTE Leasing Corporation, an affiliate of GTE. From 1986 until 1993, Mr. Dietz held various professional positions, including audit manager, at Arthur Andersen & Co.

     Steven C. Adelman is the Senior Vice President and Treasurer of WCI. From 1996 until the date of the merger, Mr. Adelman served as Senior Vice President and Treasurer of WCI Communities Limited Partnership. Prior to joining WCI Communities Limited Partnership, Mr. Adelman was Vice President of Finance and Accounting at Inco Homes Corporation. From 1981 until 1993, Mr. Adelman held various management positions, including partner, at Kenneth Leventhal and Company, a public accounting firm specializing in the real estate industry.

     R. Michael Curtin is the Senior Vice President, Marketing and Sales of WCI. From 1997 until the date of the merger, Mr. Curtin was the Senior Vice President, Marketing and Sales of Florida Design. Since joining Florida Design in 1995, Mr. Curtin has also held the office of Vice President, Marketing. Prior to joining Florida Design, Mr. Curtin was employed by The Hunt Group as the Marketing and Sales Director for Rosedale Golf and Country Club.

     Milt G. Flinn is the Senior Vice President, Real Estate Services Division of WCI. From 1993 until the date of the merger, Mr. Flinn was Chief Administrative Officer of Florida Design. Since joining Florida Design in 1983, Mr. Flinn has also held the office of Vice President of Human Resources. Prior to joining Florida Design, Mr. Flinn was Personnel Administrator Tropicana Products.

     David L. Fry is the Senior Vice President, Amenities Division of WCI. From 1995 until the date of the merger, Mr. Fry was Vice President, Amenities of WCI Communities Limited Partnership. From 1989 until 1995, Mr. Fry was Golf Operations Director of the South Seas Resort Company. Prior to joining the South Seas Resort Company, Mr. Fry was Assistant Superintendent of the Bonita Bay Club, Bonita Springs Florida.

     Michael R. Greenberg has been Senior Vice President, Homebuilding Division of WCI since the fall of 1999. Since joining WCI in 1998, Mr. Greenberg has also held the office of Division President of the Naples/Bonita Springs Homebuilding Division. Prior to joining WCI, Mr. Greenberg was Executive Vice President for Avatar Properties in Coral Gables, Florida. From 1991 to 1997, Mr. Greenberg held various positions with Toll Brothers, Inc., including Vice President.

     Vivien N. Hastings is the Senior Vice President and General Counsel of WCI. From 1995 until the date of the merger, Ms. Hastings was Senior Vice President and General Counsel of WCI Communities Limited Partnership. Prior to serving as General Counsel, Ms. Hastings held various positions in WCI Communities Limited Partnership's legal department. Prior to joining WCI Communities Limited Partnership, from 1982 to 1989, Ms. Hastings was Vice President and Co-General Counsel of Merrill Lynch Hubbard, Inc., a real estate division of Merrill Lynch & Co. From 1977 until 1982 Ms. Hastings was an associate with the Chicago law firm of Winston & Strawn.

     S. Charles Mattoff is the Senior Vice President, Human Resources of WCI. From 1995 until the date of the merger, Mr. Mattoff held the positions of Vice President and Senior Vice President in charge of human resources for WCI Communities Limited Partnership. Prior to joining WCI, Mr. Mattoff was Vice President of Human Resources for the Aerospace Division of Vickers, Inc. from 1974 to 1994.

     George R. Page is the Senior Vice President, Tower Division of WCI. From 1996 until the date of the merger, Mr. Page was General Manager of Bay Colony and Pelican Bay. Since joining WCI Communities Limited Partnership in 1990, Mr. Page also held the positions of Project Manager and Vice President of Development for Bay Colony. Prior to joining WCI Communities Limited Partnership, Mr. Page was Vice President of Development and Treasurer of Relleum, Inc. in Naples, Florida. From 1968 until 1987, Mr. Page held various management positions in marketing and sales with DVI Marketing Services, Inc., EWA Corporation, Scott USA and The Lange Company.

     F. Philip Handy has been a Director of WCI since February 1999. Mr. Handy is the Chairman and President of Winter Park Capital Company, a private investment firm that he founded. From June 1997 until December 1998, Mr. Handy was managing partner of Equity Group Investments, a private investment firm. From 1980 to 1997, Mr. Handy was Chairman and President of Winter Park Capital. Mr. Handy also serves on the board of Anixter International, Chart House Enterprises, Transmedia Network, Inc. and Banca Quadrum S.A.

     Lawrence L. Landry has been a Director of WCI since May 1999. From July 24, 1995 until August 1998, Mr. Landry served as a Director of WCI Communities Limited Partnership. From January 1996 until March 1999, Mr. Landry served as a Director of Florida Design. Mr. Landry is the President and Chief Executive Officer of Westport Advisors, Ltd., which is the general partner of Westport Senior Living Investment Fund L.P. Prior to forming Westport, Mr. Landry was the chief finance and investment officer of the John D. and Catherine T. MacArthur Foundation.

     Thomas F. McWilliams has been a Director of WCI since March 1999. Mr. McWilliams has been employed by Citicorp Venture Capital, Ltd. since 1983 and has been a member of its investment committee since 1984. Mr. McWilliams serves on the boards of Chase Industries, MMI Products, Polar Corporation, HydroChem Industrial Services, Ergo Science Corporation, Pen-Tab Industries, Airxcel Inc., Pursell Industries, Strategic Industries and Royster-Clark Group Inc.

     Joshua J. Mintz has been a Director of WCI since October 2000. Mr. Mintz is the Vice President and General Counsel of the John D. and Catherine T. MacArthur Foundation. Prior to joining the foundation in 1994, Mr. Mintz was a partner with the law firm Sidley & Austin for five years, specializing in commercial litigation and business reorganization.

     Jay Sugarman has been a Director of WCI since 1995. Mr. Sugarman is Chairman, President and Chief Executive Officer of iStar Financial, Inc., a publicly traded REIT. From 1996 to 1997, he was Senior Managing Director of Starwood Capital Group, LLC and from 1993 to 1996, was President of Starwood Mezzanine Investors, L.P. Mr. Sugarman serves on the boards of iStar Financial Inc. and Commercial Guaranty Assurance, Ltd.

     Stewart Turley has been a Director of WCI since February 1999. Mr. Turley was Chairman of the Board and Chief Executive Officer of Eckerd Corporation and also held the positions of manager of Eckerd's non-drug operations, Vice President, Senior Vice President, President and Chief Executive Officer before retiring in 1997. Mr. Turley also serves on the boards of Sprint Corporation, Springs Industries, Inc., and MarineMax, Inc.

TERM OF OFFICE

     There are currently eight members of the Board of Directors. Directors are elected and removed pursuant to the terms of our By-laws and the Investors Agreement dated November 30, 1998, as amended, among Watermark Communities and its stockholders. Each director holds office until his successor is elected or qualified. Pursuant to the terms of the Investors Agreement, the directors of the key subsidiaries of Watermark Communities (including WCI Communities and Bay Colony-Gateway), are the same as that of Watermark Communities.

     The Investors Agreement requires each shareholder of Watermark to do all things necessary or desirable (including voting) to elect:

     - Messrs. Hoffman and Ackerman;

     - a person designated by the John D. and Catherine T. MacArthur Foundation, Hartsel Ranch Corporation and their affiliates (the "MacArthur designee");

     - a person designated by Kamehameha Activities Association and its affiliates (the "Bishop designee");

     - a person designated by Citicorp Venture Capital, Ltd. and its affiliates (the "Citicorp designee"); and

     - up to four directors designated by a majority of the persons referred to above.

     The current MacArthur designee is Mr. Mintz; there is no Bishop designee presently on the board; the current Citicorp designee is Mr. McWilliams; and the four directors designated by the named directors are Messrs. Handy, Landry, Sugarman and Turley.

     The Investors Agreement contains certain supermajority voting provisions with respect to Watermark Communities and its subsidiaries, regarding the sale of assets and property in excess of $25.0 million, the issuance of stock or incurrence of indebtedness in excess of $25.0 million and the termination of employment or amendment to the respective employment and consulting agreements of Al Hoffman, Jr. and Don E. Ackerman. The Investors Agreement terminates in the event of an initial public offering of common stock of Watermark Communities.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are two committees of the board of directors: the Audit Committee and the Compensation Committee. The board of directors may also establish from time to time any other committees that it deems necessary or advisable.


     The Audit Committee is responsible for making recommendations to the board of directors regarding the selection of independent accountants to audit our annual financial statements, conferring with the independent accountants and reviewing the scope and the fees of the annual audit, reviewing our audited financial statements, accounting and financial procedures, monitoring our ethics and conflict of interest procedures and approving the nature and scope of nonaudit services performed by the independent accountants. The Audit Committee is comprised of Mr. Handy and Mr. Landry, with Mr. Handy serving as the chairman.


     The Compensation Committee is responsible for reviewing and making recommendations to the board of directors on all matters concerning compensation of management. The Compensation Committee is comprised of Mr. Turley, Mr. Sugarman, Mr. McWilliams, Mr. Handy and Mr. Landry with Mr. Turley serving as the chairman.

DIRECTOR COMPENSATION

     Each director who is not our employee will receive a fee of $5,000 for each full-day board meeting attended, $2,500 for each half-day board meeting attended and $2,000 for each committee meeting attended. Directors who are also our employees will receive no remuneration for serving as directors. Directors' fees may be applied toward the exercise of vested stock options under the Non-Employee Directors' Stock Incentive Plan.

  Non-Employee Directors' Stock Incentive Plan

     Watermark Communities has adopted the 1998 Watermark Communities, Inc. Non-Employee Directors' Stock Incentive Plan, pursuant to which non-qualified stock options to purchase up to 150,000 shares of the common stock of Watermark Communities may be granted to non-employee directors of Watermark Communities or any of its subsidiaries. The Compensation Committee administers the plan, and will from time to time grant options under the plan in a form and having terms, conditions and limitations as the committee may determine in accordance with the plan. The terms, conditions and limitations must be set forth in a stock option agreement. No option may be granted under the plan after December 4, 2008, but the terms of options granted on or before that date may extend beyond December 4, 2008. Participants may defer all or a portion of their directors' meeting fees to apply to the exercise price of vested shares under the plan. In the event of any change in the outstanding common stock of Watermark Communities by reason of stock split, spin-off, stock dividend, reorganization, merger, consolidation or similar event, the number of shares subject to the plan and available for or covered by options and related option prices will be adjusted. Except as otherwise provided in a stock option agreement, in the event of a change of control, as defined in the plan, the committee may, in its discretion, take any actions it deems necessary or desirable, including without limitation, acceleration of exercisability of an option, cash out of an option or substitution of benefits to substantially preserve the value, rights and benefits of an affected option. The committee has the authority to amend the terms and conditions applicable to outstanding options granted under the plan, provided that no action may modify any outstanding option in a manner adverse to a participant without the participant's consent, other than as provided for in the plan. The board of directors of Watermark Communities may amend, suspend or terminate the plan, except that no action, other than as provided for in the plan, may be taken which would, without shareholder approval, increase the aggregate number of shares available for options under the plan, decrease the option price of outstanding options, change the requirements relating to the committee or extend the term of the plan.


EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned and/or paid for services rendered to us for the year ended December 31, 2000, with respect to our Chief Executive Officer and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


                                       ANNUAL COMPENSATION              LONG-TERM
                              --------------------------------------   COMPENSATION
                                                        OTHER ANNUAL   ------------    ALL OTHER
NAME AND PRINCIPAL POSITION    SALARY       BONUS       COMPENSATION   LTIP PAYOUTS   COMPENSATION     TOTAL
---------------------------   --------    ----------    ------------   ------------   ------------   ----------
Alfred Hoffman, Jr./Chief
  Executive Officer.........  $750,000    $1,275,000         --             --               --      $2,025,000
Jerry L.
  Starkey/President/COO.....   450,000       982,400         --             --           96,448(2)    1,528,848
George R. Page/Senior Vice
  President.................   300,000       338,400         --             --           48,050(1)      686,450
Michael R. Greenberg/Senior
  Vice President............   275,000       330,000         --             --               --         605,000
James P. Dietz/Senior Vice
  President/CFO.............   275,000       264,000         --             --           20,000(2)      559,000


---------------

(1) One-time payout related to the elimination of Age Weighted 401(k) bonus.

(2) Reflects payment during 2000 related to terminated Florida Design Deferred Compensation Bonus Plan. Under the plan, payment was made after the fifth anniversary of the date of grant, subject to a five-year vesting schedule.

  Management Incentive Compensation Plan


     Watermark Communities has established The Watermark Communities Inc. Management Incentive Compensation Plan which provides selected employees with the opportunity to receive a cash bonus based on the employee's and Watermark Communities' annual performance. The Management Incentive Compensation Plan covers individuals employed at Watermark Communities for the entire calendar year in positions designated by senior management as those that impact corporate earnings. Individual awards under the Management Incentive Compensation Plan are expressed as a percentage of salary ranging from 20% to 100% depending on job classification and are determined based on the degree to which certain performance and financial targets are achieved by the employee and Watermark Communities. These targets are proposed by the Chief Executive Officer or President/Chief Operating Officer, subject to approval by the Compensation Committee, at the beginning of each year. Awards may be more or less than targeted amounts depending upon actual results compared with the goals established.

  Stock Purchase and Option Plan for Key Employees


     Watermark Communities has adopted the 1998 Stock Purchase and Option Plan for Key Employees, pursuant to which incentive stock options (as defined under Section 422 of the Code), non-qualified stock options, restricted stock or other stock-based awards to purchase up to 10% of the issued and outstanding shares of Watermark Communities common stock may be granted to employees or other persons having a relationship with Watermark Communities or one of its subsidiaries. The Compensation Committee shall administer the plan, and may from time to time grant awards in a form and having terms, conditions and limitations as the committee may determine in accordance with the plan. The terms, conditions and limitations are set forth in grant agreements. No award may be granted under the plan more than ten years after shareholder approval of the Plan, but the terms of awards granted on or before that date may extend beyond that date. In the event of any change in the outstanding common stock of Watermark Communities by reason of stock split, spin-off, stock dividend, reorganization, merger, consolidation or similar event, the committee must adjust appropriately the number of shares subject to the plan and make any other revisions as it deems equitably required. The committee has the authority to amend the terms and conditions applicable to outstanding awards granted under the plan, but not to modify any outstanding award in a manner adverse to a participant without that participant's consent (other than as provided for in the plan). The board of directors of Watermark Communities may amend, suspend or terminate the plan, except that no action (other than as provided for in the plan) may be taken which would, without shareholder approval, increase the aggregate number of shares available for awards under the plan, decrease the price of outstanding awards, change the requirements relating to the committee or extend the term of the plan.


  Employment Agreements

     Mr. Hoffman has an employment agreement with WCI, pursuant to which he is employed as its Chief Executive Officer for four years ending on December 31, 2002. The agreement automatically renews for successive one-year terms unless either Mr. Hoffman or WCI notifies the other party to the contrary. Mr. Hoffman's annual salary for 2001 is $900,000 and he will receive advances against his future bonus that are paid simultaneously with his salary that will result in aggregate annual compensation of $1,285,000. Mr. Hoffman is entitled to be paid a bonus of 120% to 170% of his annual salary, depending on the level of achievement of certain objectives by WCI and its affiliates. Mr. Hoffman may terminate his employment and become a consultant to WCI, after providing notice of his intention to do so. During the four-year term of Mr. Hoffman's agreement, the board of directors of WCI has the right to approve or disapprove of Mr. Hoffman's election to act as a consultant. If Mr. Hoffman becomes a consultant, he will be paid consulting compensation equal to 50% of his then aggregate annual compensation. Any consulting period will end on June 30, 2005.

     If Mr. Hoffman's employment is terminated by WCI without cause, Mr. Hoffman will continue to be paid at an annual rate equal to his aggregate annual compensation for the balance of the then current employment term; plus the next renewal term, if any, unless notice of termination is given and neither party had given notice of non-renewal prior to the notice of termination. If the board of directors materially diminishes Mr. Hoffman's powers or duties, Mr. Hoffman may terminate the agreement, in which circumstance WCI must continue to pay him his aggregate annual compensation for the greater of (1) the balance of the then current employment term, plus the next renewal term, if any, unless notice of termination is given and neither party had given notice of non-renewal prior to the notice of termination or (2) 30 months. During the term of the agreement and for the three years thereafter, Mr. Hoffman may not compete with WCI and may not solicit any employee of WCI to accept employment with him or any other person.

                MATERIAL RELATIONSHIPS AND RELATED TRANSACTIONS


     In February 2001, we paid $718,750 to Citicorp Venture Capital, Ltd. for services rendered in connection with the offering of the outstanding notes.

     In June 2000, Jerry L. Starkey received an advance of his vested and unvested deferred compensation in an amount equal to $349,000 in connection with the purchase of a home. In exchange for the advance, he executed a promissory note in favor of Watermark, our parent, in an amount equal to the advance, which bears interest at 10%. The promissory note was subsequently amended to be payable to WCI. Principal in the amount of $190,365 was paid on March 15, 2001 and the amount of $158,635 is due on March 15, 2002. Prior to March 15, 2003 interest accrues and becomes due and payable in the event of the voluntary termination of employment of Mr. Starkey. In the event Mr. Starkey remains employed by WCI on March 15, 2003, WCI will forgive the payment of all accrued interest.

     In April 2000, Thomas F. McWilliams contracted for the purchase of a residence for $460,000, the list price. WCI and Mr. McWilliams simultaneously entered into a lease agreement wherein Mr. McWilliams will lease the residence to WCI for a period of one year from the date of closing in consideration of a decorator allowance in the amount of $37,940 to be credited against the purchase price at closing.


     In August 2000, the remaining balance of the $82.5 million Ohio Savings Bank loan and the $50.5 million Starwood Financial loan were combined under a restated loan agreement with iStar Financial representing a total balance of $72.5 million. The loan was fully repaid in February 2001. See "Description of Material Indebtedness."


     In December 1999, we entered into a month-to-month lease agreement with N501EK, L.L.C. for the non-exclusive use of a 1978 Cessna 501 aircraft. During the term of the lease, we pay a lease payment of $25,600, per month, and $700 per flight hour. Mr. Ackerman and Mr. Hoffman own 75% of N501EK, L.L.C.

     In June 1999, Communities Finance sold multi-family residential parcels to an entity in which Mr. Landry is a principal for the list price of $6.0 million. The parcels had been marketed at that price for several months. Mr. Landry is a member of our board of directors.


     In March 1999, we acquired approximately 14,800 acres of non-contiguous land in Palm Beach and Martin Counties from the John D. and Catherine T. MacArthur Foundation for $227.5 million. We simultaneously sold approximately 2,200 acres for $132.5 million. The remainder of the land, approximately 12,600 acres, was acquired with the proceeds of a loan by Ohio Savings Bank in the amount of $82.5 million and $20.0 million of cash. We have begun the entitlement process on this land and we expect to continue to sell some of this property to third parties. As of March 31, 2001, we sold approximately 9,200 of the 12,600 acres for $101.6 million in property sales and had contracts to sell approximately 12 additional acres for approximately $247,000. We expect to sell an additional 700 acres and develop the remaining 2,700 acres for our own homebuilding and amenities operations. The MacArthur Foundation is a principal stockholder in Watermark Communities. See "Material Relationships and Related Transactions," "Principal Stockholders" and "Use of Proceeds."


     A portion of the $82.5 million loan from Ohio Savings Bank that was used to finance the acquisition of the MacArthur Foundation land was syndicated to an affiliate of iStar Financial Inc. Jay Sugarman, a member of our board of directors, is the Chairman and Chief Executive Officer of iStar Financial Inc. Mr. Sugarman did not vote in connection with this transaction.

     In April 1998, Communities Finance purchased certain interests of WCI Communities Limited Partnership from CBS for approximately $70.0 million of which $50.5 million was financed by an affiliate of Starwood Financial Inc. Starwood Financial Inc. had observation rights at the time of the loan closing, which included the right to have a representative attend and participate in all meetings of our board of directors, but included no right to vote or attend any portion of any board meeting during which the loan of Starwood Financial was discussed. Mr. Sugarman is Chairman and Chief Executive Officer of iStar Financial, the successor entity to Starwood Financial.


     On November 19, 1997, Mr. Ackerman purchased an equity membership in the Bay Colony Golf Club for $115,000 consisting of a $90,000 down payment and a $25,000 interest-free loan from us. Upon the resale of this membership, Mr. Ackerman will receive 80% of the resale price of the membership and the loan will become due and payable in full.


     Pursuant to a lease agreement, dated March 18, 1996, with Walden University, we lease approximately 55,300 square feet of commercial office space from Walden University for use as our headquarters. The term of the lease is ten years with two five-year renewal options. Base rent under the lease is $14.00 per square foot, which is adjusted annually based on United States Consumer Price Index. Lease payments aggregated approximately $1.4 million in 2000. Mr. Ackerman serves as Chairman of the Board of Walden University, and he and his immediate family beneficially own 100% of Walden University.

     Pursuant to five separate lease agreements between Sun City Center Office Plaza, Inc. ("SCCOP") and each of Financial Resources Group, Inc., First Fidelity Title Company, Sun City Center Realty, Inc., WCI Planning and Design Center and Interior Home WCI (collectively, the "SCCOP Lessees"), SCCOP leases to the SCCOP Lessees commercial office space in Sun City Center Office Plaza. Financial Resources leases 2,268 square feet for $14.20 per square foot under a lease expiring August 2007. First Fidelity leases 2,988 square feet for $14.00 per square foot under a lease expiring August 2007. Sun City Center Realty leases 5,242 square feet for $12.48 per square foot under a lease expiring August 2001. WCI Planning and Design Center leases 3,558 square feet for $14.00 per square foot under a lease expiring November 2002. Interior HomeWCI leases 2,966 square feet for $15.13 per square foot under a lease expiring September 2001. Messrs. Ackerman and Hoffman beneficially own approximately 19.6% and approximately 60.7% of SCCOP, respectively. Messrs. Starkey, Flinn and Dietz together beneficially own 3.5% of SCCOP.


     Mr. Ackerman has an agreement with WCI, pursuant to which he provides advice on major financial and strategic business planning to WCI for ten years, ending on July 24, 2005. Under the agreement, Mr. Ackerman is paid $500,000 annually and he receives a benefit allowance of $100,000 in lieu of employee welfare benefits otherwise provided by WCI for health, life and disability insurance, 401(k) savings plans and other similar benefit programs. Mr. Ackerman receives a further allowance of $60,000 for support expenses, since he maintains a separate office and does not lease office space or secretarial support from us. If Mr. Ackerman's agreement is terminated by WCI without cause, we must pay, at our option, either: (1) a termination payment representing the net present value of the annual compensation for the balance of the term of his agreement or
(2) his annual compensation in equal monthly installments for the balance of the term of his agreement, as if no termination had occurred. In either case, we must continue to pay Mr. Ackerman his benefit allowance on a monthly basis, as if no termination had occurred. If the board materially diminishes Mr. Ackerman's powers or duties, Mr. Ackerman may terminate the agreement, which termination will be treated as termination without cause by us for the purpose of payments to Mr. Ackerman. If Mr. Ackerman's agreement is terminated by his disability or death, we will continue to pay to his estate the annual salary and benefit allowance for the remaining term of the agreement, reduced by 50% if the termination occurs prior to July 24, 2001 and reduced by 25% if the termination occurs after that date. During the term of the agreement and for the following three years, Mr. Ackerman may not compete with us and may not solicit any of our employees to accept employment with him or any other person.


     WCI and certain of its subsidiaries have entered into a tax allocation agreement. Under the tax allocation agreement, Watermark Communities will file a consolidated income tax return for so long as it is required or permitted. In addition, Watermark Communities will allocate appropriate portions of any current tax liability incurred to us and our subsidiaries who are in turn required to pay these amounts to Watermark Communities.

                             PRINCIPAL STOCKHOLDERS


     We are a wholly-owned subsidiary of Watermark Communities. The following table sets forth certain information with respect to the beneficial ownership of the common stock of Watermark Communities as of April 30, 2001 for:


     - each person or entity known by Watermark to own of record or beneficially more than 5% of the common stock,

     - each director and executive officer of Watermark, and

     - all directors and executive officers as a group.

Unless otherwise noted, the address of each of the stockholders named below is WCI Communities' principal executive office.


                                                              NUMBER OF SHARES OF     PERCENT OF
BENEFICIAL OWNER                                                COMMON STOCK(1)      COMMON STOCK
----------------                                              -------------------    ------------
Communities Investor Limited Partnership....................   17,500,000(2)            67.07%
  c/o Watermark Communities Inc.
  24301 Walden Center Drive
  Bonita Springs, Florida 34134
Alfred Hoffman, Jr.(2)(3)...................................      22,322,393            85.55%
Don E. Ackerman(2)(4).......................................      19,058,948            73.05%
Donald K. Basta(5)..........................................       1,844,470             7.07%
Elisabeth Hoffman(6)........................................       1,773,672             6.80%
Jerry L. Starkey(7).........................................         124,315                *
James P. Dietz(8)...........................................          64,829                *
Steven C. Adelman(9)........................................          26,888                *
R. Michael Curtin(10).......................................          23,834                *
Milt Flinn(11)..............................................          25,417                *
David Fry(12)...............................................          36,010                *
Michael R. Greenberg(13)....................................          36,400                *
Vivien N. Hastings(14)......................................          38,670                *
S. Charles Mattoff(15)......................................          22,759                *
George R. Page(16)..........................................         115,211                *
F. Phillip Handy(17)........................................           6,667                *
Lawrence L. Landry(18)......................................           6,667                *
Thomas F. McWilliams(18)....................................           6,667                *
Joshua J. Mintz(18).........................................           6,667                *
Jay Sugarman(18)............................................           6,667                *
Stewart Turley(18)..........................................           6,667                *
All directors and executive officers as a group (18
  persons)..................................................      24,435,676            93.65%


---------------
  *  Less than one percent.


 (1) The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest. The number of common stock shares reflected in the table would be converted at a rate of approximately 139.6 between Watermark and the Company.



 (2) The number of shares of Watermark Communities shown as owned by Communities Investor Limited Partnership are beneficially owned by Kamehameha, Citicorp, MacArthur and Messrs. Hoffman, Ackerman and Peter. Under Communities Investor's partnership agreement, 25.5% of its votes are directed by the John D. and Catherine T. MacArthur Foundation, 31.9% of its votes are directed by Citicorp Venture Capital Ltd., 31.9% of its votes are directed by Kamehameha Activities Association, 5.1% of its votes are directed by Alfred Hoffman, Jr., and 5.1% of its votes are directed by Don
     E. Ackerman, and 0.5% of its votes are directed by E. Leslie Peter. Citicorp Venture Capital Ltd. is an indirect wholly-owned subsidiary of Citigroup Inc. Kamehameha Activities Association is controlled by a board of trustees which consists of Robert Kalanivichi Kihune, Constance Hee Lau, James Douglas Keauhou Ing, Diane Joyce Plotts and Charles Nainoa Thompson. Each of the trustees disclaims beneficial ownership of the shares held by Kamehameha Activities Association. The number of shares of common stock of Watermark Communities which Communities Investor will distribute to its partners may be different than the number of shares which they may vote under the Communities Investor partnership agreement. Those numbers will be based on the fair market value of the shares of common stock of Watermark Communities at the time certain distributions or other events like an initial public offering and the satisfaction of a preferred return to Kamehameha, MacArthur and Citicorp.


 (3) Includes 1,800,505 shares of common stock owned by Al Hoffman, 3,021,888 shares owned by his children and, because he may be deemed to be a beneficial owner of the shares owned by Communities Investor, 17,500,000 shares attributable to his ownership interest in Communities Investors. Mr. Hoffman disclaims ownership in the shares attributed to him but with respect to which he has no rights.

 (4) Includes 1,558,948 shares of common stock owned by Don E. Ackerman as Trustee of the Don E. Ackerman Trust dated December 14, 1996 and, because he may be deemed to be a beneficial owner of the shares owned by Communities Investor, 17,500,000 shares attributable to his ownership interest in Communities Investors. Mr. Ackerman disclaims ownership in the shares attributed to him but with respect to which he has no rights.

 (5) Includes 624,108 shares held by Donald K. Basta, as Voting Trustee for Elisabeth Hoffman under Trust dated January 4, 1999; 624,108 shares held by Donald K. Basta, as Voting Trustee for Melissa Hoffman under Trust dated January 4, 1999 and 596,254 shares held by Donald K. Basta, as Voting Trustee for Matthew P. Hoffman under Trust dated January 4, 1999.

 (6) Includes 1,149,564 shares held by Elisabeth Hoffman as Personal Representative of the Estate of Marcia P. Hoffman and 624,108 shares held by Donald K. Basta, as Voting Trustee for Elisabeth Hoffman under Trust dated January 4, 1999.

 (7) The number of shares of common stock shown as beneficially owned includes 101,347 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

 (8) The number of shares of common stock shown as beneficially owned includes 55,259 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

 (9) The number of shares of common stock shown as beneficially owned includes 17,315 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(10) The number of shares of common stock shown as beneficially owned includes 19,527 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(11) The number of shares of common stock shown as beneficially owned includes 20,632 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(12) The number of shares of common stock shown as beneficially owned includes 24,523 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(13) The number of shares of common stock shown as beneficially owned includes 36,400 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(14) The number of shares of common stock shown as beneficially owned includes 21,441 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(15) The number of shares of common stock shown as beneficially owned includes 12,709 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(16) The number of shares of common stock shown as beneficially owned includes 63,524 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(17) The number of shares of common stock shown as beneficially owned includes 1,466 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

(18) The number of shares of common stock shown as beneficially owned includes 6,667 options to acquire common stock of Watermark Communities that are exercisable within 60 days of the date hereof.

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


                      DESCRIPTION OF MATERIAL INDEBTEDNESS



     The following is a summary of certain of our and our subsidiaries' indebtedness. The descriptions of the agreements set forth below do not purport to be complete and are qualified in their entirety by reference to the documents.



     Senior Secured Credit Facility. On February 20, 2001, we entered into a senior secured credit facility with a group of lenders and Fleet National Bank, as agent for the lenders. The senior secured credit facility is guaranteed by Watermark and each of our pledgor subsidiaries. The guarantees are full, unconditional, joint and several. The senior secured credit facilities rank senior in right of payments to all of our subordinated indebtedness.



     The senior secured credit facility consists of a $250.0 million term loan and a $200.0 million revolving loan, which includes a sublimit of $30.0 million available for letters of credit. The outstanding balance at March 31, 2001 was $250.0 million for the term loan and $17.2 million for the revolving loan. As of March 31, 2001, we had letters of credit in the amount of $1.8 million. As of March 31, 2001 we had $181.0 available for borrowing under our senior secured credit facility. The maximum amount available for borrowing under the senior secured credit facility is subject to a borrowing base computation.



     The term loan requires mandatory principal payments of $5.0 million on January 31 and July 31 of each year commencing January 31, 2002. The senior secured credit facility matures in February 2004, when all remaining principal under the term loan and revolving loan are payable.



     The term loan and revolving loan each bear interest at a rate, at our option, equal to the lender's base rate plus 0.50% or the Eurodollar rate plus 3.00%. The base rate can be reduced by up to 0.50% and the Eurodollar rate can be reduced by up to 0.75%, if the facility meets certain rating criteria. As of March 31, 2001, the base rate and Eurodollar rate have each been reduced by 0.25%, to 0.25% over the base rate and 2.75% over the Eurodollar rate. At March 31, 2001, the weighted average interest rate was 7.63% on the term loan and 8.25% on the revolving loan.



     Under the senior secured credit facility, we have agreed to pay a commitment fee equal to 0.3% of the average daily unutilized commitment under the revolving loan, which could increase to 0.5% if the unutilized commitment is greater that 60% of the total commitment amount. We have also agreed to pay fees with respect to the issuance of letters of credit and an annual bank administration fee.



     The senior secured credit facility is secured by blanket first mortgages or liens on substantially all of our significant assets, except in certain circumstances where other first mortgages or liens are permitted and except for assets of certain excluded subsidiaries.



     The senior secured credit facility contains certain financial covenants, based on definitions in the senior secured credit facility, including:



     - the ratio of EBITDA to interest incurred must exceed 2.0 to 1. If the ratio is less than 2.0 to 1, then there are limitations on the acquisition of real property;



     - we must maintain a minimum level of tangible net worth equal to $240.0 million plus 50% of net income earned after January 1, 2000 plus 75% of increases in investors' equity from the issuance of equity;



     - the ratio of total liabilities less unrestricted cash to adjusted tangible net worth cannot exceed 2.90 to 1.0;



     - the ratio of total senior debt to adjusted tangible net worth shall be equal to or less than 1.75 to 1; and



     - the ratio of EBITDA to fixed charges must be greater than 1.50 to 1.


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


     The senior secured credit facility also contains various affirmative covenants including, without limitation:



     - a requirement to maintain $150.0 million of interest rate protection; and



     - requirements to maintain insurance, comply with laws and maintain properties.



     The senior secured credit facility also contains negative covenants that restrict, among other things:



     - the incurrence of additional indebtedness;



     - the incurrence of liens;



     - transactions with affiliates;



     - investments, including investments in our joint ventures;



     - acquisitions of land;



     - capital expenditures;



     - distributions and dividends; and



     - mergers and consolidations.



     The principal amount of senior debt of WCI and its Subsidiaries outstanding at March 31, 2001 was approximately $380.9 million. The indenture limits, subject to financial tests, the amount of additional indebtedness, including senior debt, that WCI and its Subsidiaries can incur. See "Description of Notes -- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."



     Project and Construction Loans. We generally obtain construction loans in connection with each tower development. Typically, the loans are secured by the specific projects and bear interest at a rate of prime plus 0.0% to 0.5% or LIBOR plus 2.00% to 2.5%, at our option, with a 0.5% upfront fee. Loans are funded as interest payments are due or as disbursements are made during the course of construction after utilizing customer deposits received from sales contracts. The loans are secured by the underlying land, construction in progress, all related construction contracts and the underlying sales contracts, and are payable from proceeds from the sale of residences at the earlier of completion of construction or a stated maturity date. We have entered into a $94.3 million construction loan in connection with the construction of the four towers which matures in November 2001, $33.8 million of which was outstanding as of March 31, 2001. In December 2000, we entered into a $108.0 million construction loan in connection with the construction of four additional towers which matures in December 2002, $19.5 million of which was outstanding as of March 31, 2001. In March 2001, we entered into an $85.6 million construction loan in connection with the construction of two additional towers which matures in March 2003, $7.5 million of which was outstanding as of March 31, 2001.



     Other WCI Communities Debt. One of our wholly-owned subsidiaries obtained a $27.0 million loan from Textron Financial Corporation in July 1999. The loan is secured by a first mortgage and a security interest on certain of the underlying assets of our amenities business. The loan bears interest at LIBOR plus 3.20%, payable monthly, and matures in August 2004. At March 31, 2001, the balance of the loan was approximately $26.5 million.



     We had a loan from a bank that bore interest at the prime rate plus 1%, payable monthly, and would have matured in April 2002. At December 31, 2000, the balance of the loan was approximately $4.8 million. This loan was repaid in February 2001.



     We have a loan from a bank that bears interest at the prime rate or LIBOR plus 2.75%, payable monthly, matures in October 2003 and is secured by a first mortgage on the underlying property. As of March 31, 2001, the balance of the loan was approximately $13.0 million.


     Wildcat Run. In connection with the acquisition of the land for the Wildcat Run community in December 1997, we issued a note in aggregate principal amount of approximately $4.0 million. The note

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


matures November 2002 and is secured by memberships in the golf club at Wildcat Run. An aggregate principal amount of $20,000 is payable upon the sale of each golf membership and $2,500 is payable upon the sale of each equity membership. The note bears interest at 7.0% per annum, payable quarterly in arrears commencing February 1999. The outstanding balance at March 31, 2001 was approximately $1.4 million.



     Jupiter Yacht Club. In March 1999, we acquired the Jupiter Yacht Club for cash and three separate notes. The first note, which was refinanced in June 1999 with a bank would have matured February 2001 and was secured by a surety bond. This note bore interest at prime plus 0.75% and was payable quarterly in arrears. The principal balance of this note was approximately $6.8 million as of December 31, 2000, and it was fully repaid in February 2001. The second note bears interest at 8% per annum and matures October 2002 and is secured by a second mortgage lien against the underlying property. The note requires principal payments of $1.0 million annually each October in 1999, 2000 and 2001, with the balance due at maturity. The principal balance of this note was approximately $2.3 million as of March 31, 2001. The third note matures February 2002, is non-interest bearing and is secured by a surety bond. Principal is payable based on stated release prices as certain portions of the property are sold. We may extend the maturity date of this third note if the maturity date of the surety bond is extended. The principal balance of this note was $1.0 million as of March 31, 2001.



     Pelican Sound Land Repurchase Liabilities. Through a series of land repurchase transactions, we sold land in our Pelican Sound community in April 1997 to a third party for approximately $7.3 million, additional land in August 1998 to the third party for approximately $5.9 million and additional land in January 1999 to the third party for $2.4 million. These transactions are treated as financing transactions in accordance with GAAP and the proceeds received as a loan payable. As part of these transactions, we simultaneously entered into an agreement that requires us to purchase lots with certain minimum takedowns required by specified dates and to pay interest equal to prime plus 9.75% with a floor rate of 18.0% and a ceiling of 20% per annum. The balance due on the repurchase liability as of December 31, 2000 was approximately $6.2 million, and it was fully repaid in February 2001.



     Sun City Center Ft. Myers Land Repurchase Liabilities. In June 1999, we sold land in our Gateway property to a third party for approximately $11.8 million. This transaction is treated as a financing transaction in accordance with GAAP and the proceeds received as a loan payable. As part of the transaction, we provided a $1.2 million letter of credit, which remains in place until 20% of the property is repurchased. Thereafter, the letter of credit is reduced on a pro rata basis. Property takedowns are required by specified dates and we pay interest on the land repurchase liability equal to prime plus 8.25% with a floor rate of 16.0% and a ceiling of 18% per annum. The balance due on the land repurchase liability as of December 31, 2000 was approximately $13.1 million, and it was fully repaid in February 2001.


     Communities Finance Company. In December 1996, we created Communities Finance Company, a wholly-owned, limited purpose finance subsidiary, in order to finance certain of our and Bay Colony's mortgage and other receivables. On April 27, 1998, Communities Finance acquired all of the equity ownership interests in WCI Communities Limited Partnership owned by CBS as well as certain subordinated debt of WCI Communities Limited Partnership and preferred stock of Bay Colony-Gateway owned by CBS. The total acquisition price of $69.8 million was financed by available cash of Communities Finance and a $50.5 million loan from an affiliate of iStar Financial Inc. The iStar loan bore interest at a rate of 17% per annum, with 10% payable monthly in arrears and 7% accrued and compounded until maturity.

     To finance the MacArthur land acquisition, Communities Finance entered into a land loan agreement with Ohio Savings Bank for up to $85.5 million, which was allocated equally to Ohio Savings and to an affiliate of iStar Financial. The land loan was secured by the acquired land and bore interest at LIBOR plus 3.0% on the Ohio Savings portion and LIBOR plus 6.0% on the iStar Financial portion, payable monthly in each case.

     In August 2000, Communities Finance sold sufficient land to fully repay the portion of the land loan due to Ohio Savings. At that time, we consolidated, amended and restated the Ohio Savings and iStar Financial Loan agreements with iStar. The combined loan aggregated $72.5 million as of December 31,

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


2000 and would have matured in December 2002. This loan was fully repaid in February 2001. The loan bore interest at LIBOR plus 6.0%, payable monthly. Principal was payable from 65% of the net sales proceeds from the sale of the MacArthur land, after payment of $20.0 million to us. In addition, there were covenants and restrictions. The loan could be prepaid without penalty upon 90 days' notice. The loan was secured by a mortgage on the MacArthur land and certain related assets and was secured by a senior security interest in Community Finance's other assets, other than the $43.9 million notes receivable from Watermark Communities described above. The loan was guaranteed by Communities Investor Limited Partnership, the primary shareholder of Watermark Communities.



     Subordinated Notes and Bay Colony-Gateway Preferred Stock. WCI Communities Limited Partnership issued approximately $45.0 million of subordinated notes payable to affiliates of its limited partners in July 1995 in connection with the purchase of WCI Communities Limited Partnership from Westinghouse Electric. These notes bore interest at a rate of 13%, payable semi-annually in arrears, and would have matured in June 2004. In April 1998, Communities Finance acquired $18.0 million of these notes from CBS (the successor to Westinghouse Electric). These notes were fully repaid in February 2001.



     In addition, in July 1995, WCI Communities Limited Partnership issued a subordinated note in the amount of $10.0 million to an affiliate of its limited partners. This note was subsequently acquired by an affiliate of Fleet National Bank. This note, which had an aggregate principal amount of approximately $10.6 million and bore interest at 15% per annum, was fully repaid in February 2001.



     On November 28, 1998, WCI Communities Limited Partnership and Investors of WCI, Inc., its general partner, issued subordinated notes in a principal amount of approximately $43.6 million to Communities Finance in connection with the purchase from Communities Finance of the equity ownership interest in WCI Communities Limited Partnership that Communities Finance purchased from CBS. On June 1, 1999, Watermark Communities purchased these notes from Communities Finance in exchange for subordinated notes of Watermark Communities in principal amount of $43.9 million, including accrued interest, and immediately thereafter contributed the purchased notes to us as a capital contribution. The subordinated notes of Watermark Communities would have matured in September 2012 and bore interest at a rate of 7%, with $250,000 payable monthly and the balance payable at maturity. These notes were fully repaid in February 2001.



     Florida Design issued $5.0 million of subordinated notes to certain of its stockholders in March 1993. The notes bore interest, payable in quarterly installments, at rates ranging from the prime rate of interest plus 2.5% to 3.0%. The remaining principal balance of approximately $4.4 million would have matured in May 2001. Florida Design also issued $15.0 million of subordinated notes to its stockholders in July 1998. The notes bore interest at 13%. These notes were fully repaid as of March 31, 2001.


     In connection with the purchase of WCI Communities Limited Partnership from Westinghouse Electric, Bay Colony-Gateway issued 23,585,719 shares, par value $1 per share, of redeemable preferred stock to Westinghouse Electric. In April 1998, Communities Finance purchased the preferred stock for $21.8 million from CBS (the successor to Westinghouse Electric). Our preferred stock was retired in February 2001.

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

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to WCI Communities, Inc. and any and all successors and not to any of its subsidiaries.

     The Company issued the Notes under an Indenture (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee") in a private transaction that is not subject to the registration requirements of the Securities Act. See "Transfer Restrictions." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture, the form of Note and the Registration Rights Agreement are available upon request to the Company at the address set forth below under "-- Additional Information."

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  The Notes

     The Notes:

     - are general unsecured obligations of the Company;

     - are subordinated in right of payment to all existing and future Senior Debt of the Company;

     - are pari passu in right of payment with any future senior subordinated Indebtedness of the Company; and

     - are unconditionally guaranteed by the Guarantors.

  The Subsidiary Guarantees


     The Notes are guaranteed by all of our current Subsidiaries and any other Restricted Subsidiary that executes a Guarantee (each a "Subsidiary Guarantee") in accordance with the provisions of the Indenture and their respective successors and assigns (the "Guarantors"). Notwithstanding the prior sentence, Wildcat Run of Lee County, Inc. is not a Guarantor of the Notes.


     The Subsidiary Guarantees of the Notes:

     - are general unsecured obligations of each Guarantor; are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

     - are pari passu in right of payment to any future senior subordinated Indebtedness of each Guarantor.

     If:

     (1) the Company sells or disposes of all of the assets of any Guarantor, by way of merger, consolidation or otherwise,

     (2) the Company sells or disposes of all of the Capital Stock of any Guarantor, or

     (3) the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary or any Guarantor is released from Guarantees of Indebtedness of the Company such that such Guarantor would not be required to provide a Guarantee of the Notes under the covenant "Additional Subsidiary Guarantees;"

then that Guarantor, or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor), will be released and relieved of any obligations under its Subsidiary Guarantee.

     The operations of the Company are conducted in large part through its subsidiaries and joint ventures and, therefore, the Company depends upon the cash flow of its subsidiaries and joint ventures to meet its obligations, including its obligations under the Notes. The Notes are effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's non-guarantor subsidiaries and joint ventures. Any right of the Company to receive assets of any of its non-guarantor subsidiaries and joint ventures upon their liquidation or reorganization (and, with respect to non-guarantor subsidiaries, the consequent right of the Holders of the Notes to participate in those assets) is effectively subordinated to the claims of that subsidiary's and joint venture's creditors, except to the extent that the Company is itself recognized as a creditor of the subsidiary or joint venture, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary or joint venture and any indebtedness of the subsidiary or joint venture senior to that held by the Company.


     As of March 31, 2001, the Company and the Guarantors had approximately $380.9 million in aggregate principal amount of Senior Debt, including $8.8 million of acquisition obligations, capital lease obligations and letters of credit, after giving effect to the offering of the Notes.


PRINCIPAL, MATURITY AND INTEREST


     The Notes are limited in aggregate principal amount to $350.0 million of which $250.0 million were issued in the offering of the Notes. The Company may issue additional notes (the "Additional Notes") from time to time after the offering of the Notes. Any offering of Additional Notes is subject to the covenant described below under the caption "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company issued Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on February 15, 2011.


     Interest on the Notes accrues at the rate of 10 5/8% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2001. The Company makes each interest payment to the Holders of record on the immediately preceding February 1 and August 1.

     Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest, premium, if any, and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes are at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee is acting as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

SUBORDINATION

     The payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes is subordinated to the prior payment in full in cash of all Senior Debt of the Company, including Senior Debt incurred after the date of the Indenture.

     The holders of Senior Debt of the Company are entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the default rate specified in the applicable Senior Debt) before the Holders of Notes are entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

     (1) in a liquidation or dissolution of the Company;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshaling of the Company's assets and liabilities.

     The Company also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

     (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permit holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

     Payments on the Notes may and will be resumed:

     (1) in the case of a payment default, upon the date on which the default is cured or waived; and

     (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the Payment Blockage Notice is received,

unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.


     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless that default has been cured or waived.


     If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") when the payment is prohibited by these subordination provisions, the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     The Company must promptly notify holders of its Senior Debt if payment of the Notes is accelerated because of an Event of Default. See "Risk
Factors -- Subordination -- Your right to receive payments on the notes is junior to our existing indebtedness and possibly all of our future borrowings." Furthermore, the guarantees of these Notes are junior to all of our guarantor subsidiaries' existing indebtedness and possibly to all their future borrowings.


     The principal amount of Senior Debt of the Company and its Restricted Subsidiaries outstanding at March 31, 2001 was approximately $380.9 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."


OPTIONAL REDEMPTION

     Except as described below, the Notes are not redeemable at the Company's option prior to February 15, 2006.

     On or after February 15, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued, unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2006......................................................   105.313%
2007......................................................   103.542%
2008......................................................   101.771%
2009 and thereafter.......................................   100.00%


     At any time on or before February 15, 2004, the Company may on any one or more occasions redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company or its parent, Watermark, to the extent the net cash proceeds are contributed to the Company as a capital contribution to the common equity of the Company; provided that:


     (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Watermark Communities and its Subsidiaries); and

     (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

     (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

     (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.


     If any Note is redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder of that Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.


MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a change of control offer on the terms set forth in the Indenture. In the change of control offer, the Company will offer a change of control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within thirty days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the change of control payment date, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

     The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

     On the change of control payment date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the change of control offer;

     (2) deposit with the Paying Agent an amount equal to the change of control payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the change of control payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the change of control payment date.

     The provisions described above that require the Company to make a change of control offer following a Change of Control are applicable regardless of whether any other provisions of the Indenture are

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applicable. Except as described above with respect to a Change of Control, the
Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Credit Agreement restricts the ability of the Company to repurchase Notes, including following a Change of Control. In addition, a Change of Control may constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. The Company's failure to make a change of control offer or failure to purchase Notes tendered in a change of control offer would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "-- Subordination." Also, there can be no assurance that sufficient funds will be available at the time of any change of control offer to make any required purchases.

     The Company is not be required to make a change of control offer upon a Change of Control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a change of control offer made by the Company and purchases all Notes validly tendered and not withdrawn under such change of control offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

CERTAIN COVENANTS

  Maintenance of Consolidated Tangible Net Worth

     If the Company's Consolidated Tangible Net Worth declines below $125.0 million (the "Minimum Tangible Net Worth") at the end of any fiscal quarter, the Company must deliver an Officers' Certificate to the Trustee within 55 days after the end of that fiscal quarter (110 days after the end of any fiscal year) to notify the Trustee. If, on the last day of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a "Deficiency Date"), the Company's Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth of the Company, then the Company must make an offer (an "Offer") to all Holders of Notes to purchase 10% of the aggregate principal amount of the Notes originally issued (the "Offer Amount") at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase; provided, however, that no such Offer shall be required if, after the Deficiency Date but prior to the date the Company is required to make the Offer, capital in cash or Cash Equivalents is contributed for Equity Interests of the Company other than Disqualified Stock of the Company or its Restricted Subsidiaries sufficient to increase the Company's Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or above the Minimum Tangible Net Worth.

     The Company must make the Offer no later than 65 days after each Deficiency Date (120 days if such Deficiency Date is the last day of the Company's fiscal year). The Offer is required to remain open for a period of 20 business days following its commencement (unless required to remain open for a longer period by applicable law). The Company is required to purchase the Offer Amount of the Notes on a designated date no later than five business days after the termination of the Offer, or if less than the Offer

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

Amount of Notes shall have been tendered, all Notes then tendered. The Company will not be obligated to purchase any Notes unless Holders of Notes of at least 10% of the Offer Amount shall have tendered and not subsequently withdrawn their Notes for repurchase.

     If the aggregate principal amount of Notes tendered exceeds the Offer Amount, the Company is required to purchase the Notes tendered to it pro rata among the Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $1,000 and integral multiples thereof shall be purchased). The Company will comply with all applicable federal and state securities laws in connection with each Offer.

     In no event will the failure of the Company's Consolidated Tangible Net Worth to equal or exceed the Minimum Tangible Net Worth at the end of any fiscal quarter be counted toward the making of more than one Offer. The Company may reduce the principal amount of Notes to be purchased pursuant to the Offer by subtracting 100% of the principal amount (excluding premium) of the Notes acquired, redeemed or called for redemption by the Company prior to the purchase (otherwise than under this provision). The Company, however, may not credit Notes that have been previously used as a credit against any obligation to repurchase Notes pursuant to this provision. Any Offer shall be conducted in compliance with applicable regulations under the federal securities law, including Exchange Act Rule 14e-1.

     The Credit Agreement restricts the ability of the Company to repurchase Notes, including following a decline in the Company's Consolidated Tangible Net Worth. In addition, a decline in the Company's Consolidated Tangible Net Worth may constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a decline in the Company's Consolidated Tangible Net Worth results in an Offer when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. The Company's failure to make an Offer or purchase Notes tendered in an Offer would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. See "-- Subordination."


     The Company's Consolidated Tangible Net Worth was approximately $269.4 million as of March 31, 2001.


  Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) (other than dividends or distributions payable in Equity Interests of the Company (other than Disqualified Stock) or dividends or distributions to the Company or a Restricted Subsidiary of the Company);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company, a Wholly Owned Restricted Subsidiary or any Guarantor);

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except payments of interest or a payment of principal at Stated Maturity (other than Indebtedness permitted under clause (6) of the covenant described below under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"); or

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

     (4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (7), (8), (10),
            (11), (12), (13) and (14) of the next succeeding paragraph), is less than the sum, without duplication, of

           (I) 50% of the Consolidated Net Income after Grossed Up Preferred Stock Dividends of the Company for the period (taken as one accounting period) from December 31, 2000 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

           (II) 100% of the aggregate net cash proceeds and the Fair Market Value as determined by an independent third party appraiser, accounting firm or valuation firm not affiliated with the Company of real property or securities constituting a controlling interest in any Person received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale (other than to a Restricted Subsidiary of the Company) of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock), plus

           (III) to the extent that any Restricted Investment, in whole or in part, is sold or otherwise liquidated or repaid, redeemed or repurchased, the sum of (A) 100% of such cash proceeds and the Fair Market Value of other assets that do not otherwise constitute a Restricted Investment (net of the cost of disposition or sale, if any, and tax liabilities arising from such transaction) up to the aggregate amount invested in such Restricted Investment outstanding at such time plus (B) 50% of such cash proceeds and the Fair Market Value of other assets that do not otherwise constitute a Restricted Investment in excess of the aggregate amount invested in such Restricted Investment, in each case, to the extent not otherwise included in Consolidated Net Income of the Company for such period, plus

           (IV) 50% of the amount received from any cash dividends, cash distributions, cash interest or other cash payments received by the Company or a Guarantor after the date of the Indenture from any Restricted Investment, to the extent that such dividends or cash distributions were not otherwise included in Consolidated Net Income of the Company for such period or in Clause (III) above and excluding any such payments to pay obligations and expenses of Restricted Investments such as income taxes which were not paid prior to the date of the Indenture, plus
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

           (V) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the Indenture, the Fair Market Value of the Company's Investment in such Unrestricted Subsidiary as of the date of such redesignation, plus

           (VI) 100% of the reduction or release since the date of the Indenture of Indebtedness under Guarantees of the Company or any Restricted Subsidiary which are Restricted Investments, to the extent that such reduction or release is not due to any payment under such Guarantee, plus

           (VII) $10.0 million.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at date of declaration, such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale, issuance of or contribution for, (other than to a Restricted Subsidiary of the Company), Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such payment, redemption, repurchase, retirement, defeasance, other acquisition or dividend or distribution shall be excluded from clause (c) of the preceding paragraph;

          (3) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

          (5) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any present, former or future employee, director or Consultant of the Company's (or any of its Restricted Subsidiaries' or any parent of the Company) pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture or any other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $4.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed

             (A) the cash proceeds from the sale of Equity Interests of the
                 Company, any parent of the Company or any of its Restricted Subsidiaries to present, former or future directors, Consultants or employees of the Company, its Restricted Subsidiaries or any parent of the Company that occurs after the date of the Indenture (to the extent the cash proceeds from the sale of such Equity Interest have not otherwise been included in clause (c) of the immediately preceding paragraph), plus

             (B) the cash proceeds of key man life insurance policies received by the Company, its Restricted Subsidiaries or any parent of the Company after the date of the Indenture;

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

                 and; provided further that cancellation of Indebtedness owing to the Company from present, former or future directors, Consultants, or employees of the Company, any of its Restricted Subsidiaries or any parent of the Company the proceeds of which were used solely to purchase Equity Interests of the Company will not be deemed to constitute a Restricted Payment so long as the value of such Equity Interests issued did not increase clause (c) of the preceding paragraph;

          (6) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Restricted Investments made after the date of the Indenture having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding (without giving effect to any write-up, write-off or write-down), not to exceed 5% of the Company's Consolidated Tangible Assets as of the end of the fiscal quarter most recently completed (with Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (7) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

           (8) distributions to Watermark (A) for payments pursuant to the Tax Sharing Agreements in existence on the date of the Indenture and
               (B) in amounts necessary for Watermark, Communities Investor Limited Partnership and Communities Investor Corp. to operate in the ordinary course, provided that such amounts that are incremental or additional to costs and expenses incurred by the Company without regard to Watermark, Communities Investor Limited Partnership and Communities Investor Corp. under this clause
               (8)(B) do not exceed $500,000 in any fiscal year;

           (9) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends on the Company's Capital Stock, following the first public offering of the Company's or Watermark's Capital Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company or Watermark in such public offering, other than public offerings with respect to the Company's Capital Stock registered on Form S-8;

          (10) Investments in Unrestricted Subsidiaries that are made with Excluded Contributions;

          (11) non-cash Investments in Unrestricted Subsidiaries in the form of administrative, financial, accounting, management, or other similar services (together with a non-cash allocation of corporate overhead), in each case in the ordinary course of business;

          (12) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends on Disqualified Stock which is issued in accordance with the covenant described under "Incurrence of Indebtedness and Issuance of Preferred Stock";

          (13) repayment at any time on or prior to August 15, 2001 of the Watermark Shareholder Debt; and

          (14) the transactions contemplated under "Use of Proceeds."

     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment; provided that, notwithstanding the other provisions of the Indenture, with respect to this covenant, an MAI appraiser, accounting firm or valuation firm with experience in such valuation and not affiliated with the Company will be required if the fair market value of such Restricted Payment or Restricted Payments for any series of transactions exceeds $2.0 million. At least quarterly, the Company will deliver to the Trustee an Officers' Certificate stating that all Restricted Payments during the quarter are permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

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     If a Guarantee constitutes a Restricted Investment at the time made, then the payment under such Guarantee will not constitute an additional Restricted Investment.

     The board of directors can designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation does not cause a Default or an Event of Default. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment is permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation does not cause a Default or an Event of Default.

     Any such designation by the board of directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and is permitted by the covenant described above. If, at any time, any Unrestricted Subsidiary fails to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The board of directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (b) no Default or Event of Default would be in existence following such designation.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock and any Guarantor may incur Indebtedness or issue preferred stock if the Consolidated Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, or the ratio of the Consolidated Indebtedness less Unrestricted Cash to Consolidated Tangible Net Worth of the Company is less than 3 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence by the Company and the Guarantors of Indebtedness or Disqualified Stock under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $450.0 million or (b) the amount of the Borrowing Base as of the date of such incurrence (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder);

         (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

         (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

         (4) the incurrence by the Company or a Restricted Subsidiary of Indebtedness or Disqualified Stock (i) in connection with the acquisition of assets or a new Subsidiary or (ii) to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that, in the case of clause (i), such Indebtedness or Disqualified Stock was incurred by the prior owner of such assets or the Company or such Restricted Subsidiary prior to such acquisition by the Company or a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition by the Company or a Restricted Subsidiary and, in the case of clause (ii), any such Indebtedness incurred may not exceed the cost of such property or equipment; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause
             (4) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (4) does not exceed $30.0 million;

         (5) the incurrence by the Company or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (2),
             (3), (4), (9), (15) or (16) of this paragraph;

         (6) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

           (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

           (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof, and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

         (7) the incurrence by the Company or any Guarantor of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (8) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

         (9) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding,
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

             including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $20.0 million (it being understood that any Indebtedness incurred under this clause (9) shall cease to be deemed incurred or outstanding for purposes of this clause (9) but shall be deemed to be incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (9));

        (10) Non-Recourse Financing incurred by the Company or any Restricted Subsidiary for the acquisition, development and/or improvement of real property or any infrastructure related thereto; provided that such Non-Recourse Financing is at the date of acquisition or the commencement of the development and/or improvement at least 70% of the estimated cost of the assets so acquired, developed or improved;

        (11) the incurrence by the Company or any Restricted Subsidiary of direct obligations to repay or guarantee shortfalls in payments of bond financing issued by community development districts and local government districts to construct infrastructure improvements ("CDD Obligations") provided that the aggregate amount of all CDD Obligations of the Company and its Restricted Subsidiaries that is due and payable at any one time does not exceed $10.0 million;

        (12) the incurrence by the Company and the Restricted Subsidiaries of Indebtedness in connection with letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims or self insurance), Indebtedness with respect to reimbursement type obligations regarding workers compensation claims, escrow agreements, bankers' acceptances and surety and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

        (13) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an issuance of shares of preferred stock;

        (14) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause);

        (15) Indebtedness incurred by the Company or any Restricted Subsidiary pursuant to any Construction Loan provided that (A) at the time the Construction Loan is entered into or amended to include a new project or projects, as the case may be, the Construction Loan is not in excess of 85% of the estimated total cost of the projects under such Construction Loan taken as a whole, including land at fair market value, interest and soft costs (net of unrestricted deposits) and (B)(1) at the time any Construction Loan is entered into that relates to a single project, there are Valid Purchase Contracts Proceeds in excess of 65% of the maximum Construction Loan amount taken as a whole or (2) at the time any Construction Loan is entered into that relates to more than one project or if an existing Construction Loan is amended to include a new project or projects, there are Valid
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

             Purchase Contracts Proceeds in excess of 70% of the maximum Construction Loan amount taken as a whole; provided, however, that under clause(B)(2), for each individual project there are Valid Purchase Contract Proceeds for such project in excess of 30% of the maximum Construction Loan amount for such project, and provided, further, that in the event a Default or Event of Default has occurred and is continuing or would be caused thereby, this clause
             (15) shall be unavailable to enter into a new Construction Loan or amend an existing Construction Loan to include a new project or projects; and

        (16) Indebtedness incurred by the Company or any of its Restricted Subsidiaries pursuant to Construction Loans existing as of the Issue Date up to the limits of such Construction Loan existing on the Issue Date.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in fixed charges of the Company as accrued.

     Indebtedness outstanding and not repaid under the Credit Facilities on the Issue Date is deemed to have been incurred under clause (1) of the second paragraph of this covenant.


     The Indenture does not restrict any Unrestricted Subsidiary from incurring Indebtedness, nor will Indebtedness of any Unrestricted Subsidiary be included in the Consolidated Coverage Ratio or the ratio of Consolidated Indebtedness less Unrestricted Cash to Consolidated Tangible Net Worth or any other ratio hereunder, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary. However, neither the Company nor any Restricted Subsidiary may guarantee Indebtedness of an Unrestricted Subsidiary unless it complies with the terms of this covenant and the "Restricted Payments" covenant. As of the date hereof, all of the Company's operating subsidiaries are Restricted Subsidiaries under the Indenture.


     Currently, the Company and its Restricted Subsidiaries can incur significant additional borrowings notwithstanding the limitations set forth above.

  Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Subordinated Indebtedness on any asset now owned or hereafter acquired or any income or profit therefrom, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

        (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

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

        (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the foregoing restrictions do not apply to encumbrances or restrictions existing under or by reason of:

           (a) any agreement, including with respect to the Existing Indebtedness, as in effect on the date of the Indenture (and all amendments thereto, so long as such amendments are not disadvantageous to the holders of the Notes in any material respect);

           (b) the Credit Agreement and its related documentation as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

           (c) the Indenture, the Notes, the Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees;

           (d) applicable law, statute, rule, regulation or governmental order;

           (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such instruments at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

           (f) customary non-assignment provisions in leases, licenses or contracts entered into in the ordinary course of business and consistent with past practices;

           (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) above;

           (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

           (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

           (j) Liens securing Indebtedness that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

           (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

           (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

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

           (m) any agreement entered into in connection with the incurrence of Indebtedness permitted under the Indenture, provided that such agreement, taken as a whole, is not more restrictive with respect to dividend and other payment restrictions than those existing as of the date of the Indenture.

  Merger, Consolidation, or Sale of Assets

     Neither the Company nor any Guarantor may directly or indirectly, consolidate or merge with or into (whether or not the Company or such Guarantor is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

        (1) the Company or such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation or other legal entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

        (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

        (3) immediately after such transaction no Default or Event of Default exists; and

        (4) except in the case of a merger of the Company or a Guarantor with or into a Wholly Owned Restricted Subsidiary of the Company or a Guarantor, or the merger or consolidation of a Restricted Subsidiary with or into the Company or a transfer of all or substantially all of the assets of a Restricted Subsidiary to the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

           (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

           (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant are not applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Guarantors.

  Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $50,000 (each, an "Affiliate Transaction"), unless:

        (1) such Affiliate Transaction is on terms that taken as a whole are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a person who is not an Affiliate; and

        (2) the Company delivers to the Trustee:

           (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant;

           (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the board of directors set forth in an Officers Certificate to the effect that such Affiliate Transaction complies with this covenant and has been approved by a majority of the Independent Members of the board of directors or if there are no Independent Members, then such Affiliate Transaction has received unanimous approval of the board of directors and an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting or investment banking firm of national standing or an appraisal from a MAI appraiser, if appropriate; and

           (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting or investment banking firm of national standing or an appraisal from a MAI appraiser, if appropriate.

     The following items are not deemed Affiliate Transactions and therefore are not subject to the provisions of the prior paragraph:

        (1) any employment, consulting or other compensation agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business provided that any consulting or other compensation agreement entered into with a current or former senior officer or director of the Company or any of its Restricted Subsidiaries providing for the payment of fees in excess of $100,000 annually per person must be approved by a majority of the disinterested members of the board of directors or the Compensation Committee thereof or if there are no such disinterested members by unanimous approval of the board of directors or such committee;

        (2) transactions between or among the Company and/or its Restricted Subsidiaries;

        (3) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

        (4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments;"

        (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or Consultants of the Company or any Subsidiary;

        (6) loans in the ordinary course of business to officers, directors, employees or Consultants which are approved by a majority of the Independent Members of the board of directors of the Company in good faith or, if there are no Independent Members, by a unanimous vote of the board of directors;

        (7) any agreement as in effect as of the Issue Date or any amendment or modification thereto (so long as any such amendment or modification is not disadvantageous to the holders of the

            Notes in any material respect) or any transaction contemplated thereby (see "Material Relationships and Related Transactions");


        (8) transactions contemplated by Tax Sharing Agreements, provided such services are provided in exchange for Fair Market Value consideration or are permitted under the "Restricted Payments" covenant; and

        (9) agreements between the Company or any Restricted Subsidiary and officers and directors of the Company with respect to home purchases pursuant to a home purchase program available to officers and directors of the Company.

  Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Additional Subsidiary Guarantees

     The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "-- The Subsidiary Guarantees." The form of the Subsidiary Guarantee is attached as an exhibit to the Indenture.

  Payments for Consent

     Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes within the time periods specified in the Commission's rules and regulations:

        (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company and its Subsidiaries were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

        (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company and its Subsidiaries were required to file such reports.

     In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement whether or not required by the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request if not then publicly available. In addition, the Company and the Guarantors will agree that, for so long as any Notes remain outstanding, they will furnish to holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

     Notwithstanding the foregoing, such requirements will be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the Commission the registration statement relating to the exchange offer and/or the shelf registration statement, and any amendments thereto, of the Securities; provided that any such registration statement is filed within the time periods specified in the Registration Rights Agreement.

  No Senior Subordinated Debt

     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

        (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture);

        (2) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

        (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Change of Control, "-- Maintenance of Consolidated Tangible Net Worth," or "-- Merger, Consolidation or Sale of Assets;"

        (4) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes;

        (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) (other than Indebtedness owed to the Company or any of its Restricted Subsidiaries or Non-Recourse Financing to the extent such default is not due to the default by the Company under any other Indebtedness) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

           (a) is caused by a failure to pay such Indebtedness at its stated maturity and such Indebtedness together with other Indebtedness in default for failure to pay principal at stated maturity (or the maturity of which as then accelerated) exceeds $10.0 million in the aggregate (a "Payment Default"); or

           (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

        (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (except to the extent the judgment or judgments are in respect of Non-Recourse Financing), which judgments are not paid, discharged or stayed for a period of 60 days;

        (7) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

        (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any), if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Promptly following becoming aware of any Default or Event of Default, the Company is also required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor has any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or, the Subsidiary Guarantees or any Guarantor for any claim based on, in respect of, or by reason of, those obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to the Subsidiary Guarantees ("Legal Defeasance") except for:

        (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

        (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

        (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (B) or insofar as Events of Default from bankruptcy

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            or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

        (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

        (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the captions "-- Repurchase at the Option of Holders" or "-- Maintenance of Consolidated Tangible Net Worth");

        (3) reduce the rate of or change the time for payment of interest on any Note;

        (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

        (5) make any Note payable in money other than that stated in the Notes;

        (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

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        (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions "-- Repurchase at the Option of Holders" or "-- Maintenance of Consolidated Tangible Net Worth");

        (8) make any change in the provisions of the Indenture relating to subordination of the Notes if such change would adversely affect the rights of such Holder of Notes;

        (9) make any change in the foregoing amendment and waiver provisions; or

        (10) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture.

     In addition, any amendment to the provisions of the Indenture which relate to the covenants described above under the captions " -- Repurchase at the Option of Holders" or " -- Maintenance of Consolidated Tangible Net Worth" will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow a Guarantor to execute a supplemental indenture and/or a Guarantee with respect to such notes.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to WCI Communities, Inc., 24301 Walden Center Drive, Suite 300, Bonita Springs, Florida 34134, Attention: Vivien N. Hastings, Esq.

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CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person,

        (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

        (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include, with respect to the Company or any Restricted Subsidiary, any Restricted Subsidiary.

     "Amenities" means the golf courses, marinas, clubhouses and swimming, restaurants, tennis and other recreational facilities owned and operated by the Company or any Restricted Subsidiary and all activities reasonably related thereto.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Borrowing Base" means, at any time of determination, the sum of the following, without duplication:

        (1) 100% of all cash and Cash Equivalents held by the Company or any Restricted Subsidiary, including cash or Cash Equivalents held by a title insurance company in trust for the benefit of the Company or any Restricted Subsidiary;

        (2) 75% of the book value of Developed Land for which no construction has occurred;

        (3) 95% of the cost of the land and construction costs (as reasonably allocated by the Company) for all Units for which there is an executed purchase contract with a buyer not Affiliated with the Company, less any deposits, down payments or earnest money;

        (4) 80% of the cost of the land and construction costs (as reasonably allocated by the Company) for all Units for which construction has begun and for which there is not an executed purchase agreement with a buyer not Affiliated with the Company;

        (5) 75% of Receivables;

        (6) 75% of the cost of Amenities less the portion of such costs allocated on a pro rata basis to sold memberships or marina slips;

        (7) 50% of the costs of Developable Land (other than Developed Land) on which improvements have not commenced, less CDD Obligations and mortgage Indebtedness (other than under a

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

            Credit Facility) applicable to such land, up to the greater of $75.0 million or 30% of Consolidated Tangible Net Worth;

        (8) 65% of all Restricted Investments up to $25.0 million; and

        (9) capitalized interest and taxes up to a maximum of 10% of the Borrowing Base, exclusive of this clause (9), at the time of determination.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means

        (1) in the case of a corporation, corporate stock,

        (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

        (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

        (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means

        (1) United States dollars,

        (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition,

        (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and rated A-1 or better by Standard & Poor's Rating Services or P-1 or better by Moody's or the equivalent of such rating by a successor rating agency,

        (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

        (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition, and

        (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "CDD Obligations" has the meaning set forth in clause 11 of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock," to the extent that such obligation is reflected as an obligation of the consolidated balance sheet of the Company and its subsidiaries in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following:

        (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole
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

            to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than a Principal or a Related Party of a Principal, provided that a transaction where the Principals and/or Related Parties of a Principal own directly or indirectly 50% or more of all classes of Capital Stock of such Person or group immediately after such transaction shall not be a Change of Control;

        (2) the adoption of a plan relating to the liquidation or dissolution of the Company,

        (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares) or Watermark, or

        (4) the first day on which a majority of the members of the board of directors, of the Company are not Continuing Directors.

     "Consolidated Coverage Ratio" means with respect to any Person for any period, the ratio of the EBITDA of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Incurred of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Consolidated Coverage Ratio,

        (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and EBITDA for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income, and

        (2) the EBITDA attributable to Discontinued Operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

        (3) the Consolidated Interest Incurred attributable to Discontinued Operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Incurred will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Consolidated Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, calculated in accordance with GAAP, including, without duplication, the amount of all Guarantees, letters of credit or other items of Indebtedness that are reflected as liabilities on the balance sheet of the Company and its Restricted Subsidiaries, including Land Bank Obligations reflected as liabilities on the balance sheet of the Company and its Restricted Subsidiaries excluding, however, any amounts attributable to surety and performance bonds.

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     "Consolidated Interest Incurred" means, with respect to any Person for any period, without duplication,

        (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding amortization of debt issuance costs paid on or prior to the Issue Date), plus

        (2) the consolidated interest of such Person and its Restricted Subsidiaries, that was capitalized during such period, plus

        (3) any Consolidated Interest and Preferred Stock Dividends Incurred on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (subject, however, to the amount of the guarantee or the value of the assets constituting the Lien) (whether or not such Guarantee or Lien is called upon), plus

        (4) all capitalized interest and all interest incurred in connection with Investments in Discontinued Operations for such period; plus

        (5) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

        (6) to the extent included above, the amortization of previously capitalized interest, minus

        (7) to the extent included above, the amortization of debt issuance costs paid on or prior to the Issue Date.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication,

        (1) the Net Income (or net loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions are received in cash to the referent Person or a Restricted Subsidiary during the referent period or receivable (without legal or contractual restrictions) or to the extent such loss has been funded with cash or other assets from the Company or a Restricted Subsidiary during the referent period,

        (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payments of dividends or similar distributions has been waived (and when and to the extent such dividend or other distribution is permitted, such income not previously recognized shall then be recognized, in the period when such dividend
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            or other distribution was permitted and to the extent of such permission for purposes of calculation of Net Income under the covenant "Restricted Payments" but Net Income from prior periods will not be included for any other purpose);

        (3) the Net Income or net loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

        (4) the cumulative effect of a change in accounting principles shall be excluded, and

        (5) the Net Income and net loss of any Unrestricted Subsidiary shall be excluded, unless such Net Income shall be distributed to the Company or one of its Restricted Subsidiaries in which case such Net Income shall be included.

     "Consolidated Net Income After Grossed-up Preferred Stock Dividends" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication,

        (1) the Net Income (or net loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions are received in cash to the referent Person or a Restricted Subsidiary during the referent period (regardless of whether such cash represented Net Income in such period or a prior period) or to the extent such loss has been funded with cash or other assets from the Company or a Restricted Subsidiary during the referent period,

        (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payments of dividends or similar distributions has been waived (and when and to the extent such dividend or other distribution is permitted, such income not previously recognized shall then be recognized, in the period when such dividend or other distribution was permitted and to the extent of such permission for purposes of calculation of Net Income under the covenant "Restricted Payments" but Net Income from prior periods will not be included for any other purpose);

        (3) the Net Income or net loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

        (4) the cumulative effect of a change in accounting principles shall be excluded,

        (5) the Net Income and net loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, and

        (6) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP shall be deducted.

     "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

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     Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

     "Consolidated Tangible Net Worth" means, with respect to any Person as of any date, the sum of

        (1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date, plus

        (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less

        (3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, except to the extent the write-up is a reversal of a write-down or a previously recorded reserve, less

        (4) all investments as of such date in Unrestricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments, to the extent included in calculating the consolidated equity in clause (1)), less

        (5) Intangible Assets reflected on the consolidated balance sheet of such Person or a consolidated Restricted Subsidiary of such Person, all of the foregoing determined in accordance with GAAP.

     "Construction Loan" means, a loan made for the purpose of financing the construction and development of multifamily residential condominium projects or commercial real estate projects.

     "Consultant" means a natural person who is a consultant hired by the Company or a Restricted Subsidiary to perform services.

     "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who:

        (1) was a member of such board of directors on the date of the Indenture, or

        (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Credit Agreement, dated as of April 26, 2000, by and among the Company, Fleet National Bank and the other parties named therein, providing for up to $450.0 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement and the iStar Loan) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under

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Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (1) Indebtedness outstanding under the Credit Agreement and the iStar Loan and (2) any other Senior Debt of the Company permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Developable Land" all land of the Company and its Restricted Subsidiaries
(a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Company for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.

     "Developed Land" means all Developable Land of the Company and its Restricted Subsidiaries which is undergoing active development or is ready for vertical construction.

     "Discontinued Operations" means with respect to the Company those operations of the Company and its Subsidiaries which were classified as "discontinued operations" of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP as of the date of determination.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

        (1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus

        (2) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, whether expensed directly or included as a component of cost of goods sold or allocated to Joint Ventures (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

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        (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period occurring after the date of the Indenture) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus

        (4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offerings" means any public or private sale of common stock or preferred stock (excluding Disqualified Stock).

     "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from (a) contributions to its equity capital other than contributions from the issuance of Disqualified Stock or (b) the sale (other than to a Restricted Subsidiary or to any Company, Restricted Subsidiary or parent company management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the "Limitation on Restricted Payments" covenant.

     "Existing Indebtedness" means up to $159.6 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture.

     "Fair Market Value" means, with respect to any property or assets, the fair market value thereof, as established by a responsible officer of the Company, and, with respect to any property or asset the fair market value of which exceeds $5.0 million, by an independent third party appraiser, accounting firm or valuation firm with expertise in such valuation that is not affiliated with the Company or any Subsidiary of the Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Government Securities" means direct obligation of, or obligations guaranteed by, the United States of America, and the payment of which the United States pledges its full faith and credit.

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     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates,

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person, subject, however, to the Fair Market Value of the assets securing such Indebtedness (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided, however, Indebtedness shall not include Indebtedness that constitutes an accrued expense, trade payables, customer deposits or deferred income taxes. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding the foregoing, Indebtedness shall not include (1) Indebtedness which has been defeased or discharged, (2) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence or (3) CDD Obligations, other than that portion of any CDD Obligations that is due and payable at the time of determination.

     "Independent Member" means, with respect to any board of directors of a company, a member who is not an officer or employee of such company and does not receive compensation or other payments from such company in excess of $100,000 per year and, in connection with any transaction, a member of such board of directors who is disinterested with respect to such transaction.

     "Intangible Assets" means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the date of the Indenture or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP. For purposes of this definition, deferred tax assets shall not be deemed to be Intangible Assets.

     "Interest Expense" means, with respect to any fiscal period, the sum of (a) all charges that are considered interest expense under generally accepted accounting principles excluding amounts capitalized and including amortization of previously capitalized interest, plus (b) the portion of rent paid by the Company or any of its Restricted Subsidiaries (without duplication) for that fiscal period under capital lease obligations that should be treated as interest in accordance with financial Accounting Standards Board Statement No. 13, in each case determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     "Interest Incurred" means for any period, the total interest paid or accrued by the Company and its Subsidiaries (including the interest component of any capital leases and excluding fees paid in connection with the closing of the loans under the Credit Agreement or thereafter and excluding interest on the Subordinated Debt and interest or fees payable under the Construction Loans to the extent drawn under the Construction Loans).
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     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel loans and advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under the caption "-- Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the third paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." Notwithstanding the foregoing, the following are not Investments (i) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture; (ii) endorsements of negotiable instruments and documents in the ordinary course of business; and
(iii) an acquisition of assets, Capital Stock or other securities by the Company for consideration consisting exclusively of Equity Interests of the Company (other than Disqualified Stock) and which Equity Interests are excluded from the calculation set forth in Paragraph (c) of the first paragraph of the "Limitation on Restricted Payments" covenant.

     "iStar Loan" means the credit agreement dated as of August 16, 2000 by SFT II, Inc. in favor of CFC in the original principal amount of $72.5 million as amended or supplemented or otherwise modified.

     "Issue Date" means February 20, 2001.

     "Joint Venture" means a corporation, partnership or other entity engaged in one or more of the Permitted Businesses in which the Company or its Restricted Subsidiaries does not have control but owns, directly or indirectly, at least 10% of the Equity Interests.

     "Land Bank Obligations" means all obligations of the Company and its Restricted Subsidiaries reflected on its balance sheet as a liability in accordance with GAAP with respect to land sold to a third party and as to which the Company or any Restricted Subsidiary has an option to repurchase.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction provided that in no event shall any operating lease be deemed a Lien).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, without duplication,

        (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any Restricted Investment by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and

        (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Non-Recourse Financing" means Indebtedness incurred in connection with the purchase, development or construction of personal or real property useful in the Permitted Business as to which the lender
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

upon default (1) may seek recourse or payment against the Company or any Restricted Subsidiary only through the return or sale of the property so purchased and (2) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Restricted Subsidiary or any other property of the Company or any Restricted Subsidiary.

     "Notes" means the $250.0 million in aggregate principal amount of the outstanding 10 5/8% Senior Subordinated Notes due February 15, 2011 together with any Additional Notes, if any, permitted to be issued in accordance with the Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee.

     "Permitted Business" means the business of the Company and its Subsidiaries engaged in as of the date of the Indenture, including but not limited to, planning, designing, engineering, development, construction, marketing, sale, financing, management and operation of real estate including business and commercial projects, office buildings, residential subdivisions, condominiums and cooperatives (including low-, mid- and high-rise condominiums), villa developments and single family residences, timeshares, related amenity operations, which include golf clubs, marinas, tennis facilities, restaurants, including leisure, hospitality (hotels) and health care services, and any and all other businesses reasonably related thereto including, but not limited to, pest control and security services. In addition, Permitted Businesses shall include the operation of an amenities business and other real estate services businesses, including but not limited to, title insurance, property management, mortgage banking, insurance brokerage, E-commerce related businesses and real estate brokerage.

     "Permitted Investments" means:

        (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

        (2) cash and any Investment in Cash Equivalents;

        (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

        (4) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or Watermark;

        (5) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

        (6) Investments in existence on the Issue Date;

        (7) Investments made in a simultaneous exchange for a prior Permitted Investment; and

        (8) the fair market value of any investment in securities or other assets not constituting cash or Cash Equivalents received in connection with the sale of assets (a) where the securities are secured by a first priority lien on the assets sold or (b) where at least 25% of the consideration for such sale consists of cash or Cash Equivalents and provided that no more than an aggregate amount of $10.0 million of such securities may be outstanding at any one time under this clause 8(b).

     "Permitted Junior Securities" of a Person means (1) Equity Interests in such Person and (2) debt securities of such Person that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) of such Person to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt of the Company.

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

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

        (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); unless such excess would be permitted by the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant.

        (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the indebtedness being extended, refinanced, renewed, replaced deferred or refunded, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

        (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Principals" means Alfred Hoffman, Jr., Don E. Ackerman, the Kamehameha Activities Association, the John D. and Catherine T. MacArthur Foundation, Citicorp Venture Capital Ltd. or any of their affiliates.

     "Receivables" means an amount owed with respect to completed sales of housing units, lots, parcels and amenities services sold to an unaffiliated purchaser.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" of any Person means:

        (1) all Indebtedness of such Person under Credit Facilities and all Hedging Obligations with respect thereto,

        (2) any other Indebtedness of such Person permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, and

        (3) all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include

           (a) any liability for federal, state, local or other taxes owed or owing by such Person,

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

           (b) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates,

           (c) any trade payables, customer deposits, reserves and accrued expenses,

           (d) any Indebtedness that is incurred in violation of the Indenture,

           (e) Indebtedness represented by the Notes, the Guarantees, the Exchange Notes or guarantees relating to the Exchange Notes,

           (f) any Watermark Shareholder Debt; and

           (g) any CDD Obligations other than that portion of CDD Obligations that is due and payable at the time of determination.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof except that the standard of significance will be 10% instead of 20%.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person,

        (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and

        (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
            (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof, except in each case with respect to joint ventures when such person or Subsidiary of such person does not exercise control of the joint venture).

     Notwithstanding the foregoing, the term "Subsidiary" shall not include any entity referred to in (1) or (2) above to the extent the Company does not consolidate its interest in any such entity in its consolidated financial statements prepared in accordance with GAAP. Notwithstanding the immediately preceding sentence, not-for-profit golf clubs and common interest realty associations that do not guarantee our Credit Facilities are not Subsidiaries.

     "Subordinated Indebtedness" means any Indebtedness which is expressly subordinated in right of payment to any other Indebtedness provided however that Subordinated Indebtedness shall not include debt which would otherwise be Senior Debt but for a junior lien on assets of the Company or any of its Subsidiaries.

     "Tax Sharing Agreements" mean tax sharing agreements between or among any of Watermark, the Company and the Subsidiaries of the Company and any amendment or modification thereto so long as such amendments or modifications are not adverse to the holders of Notes in any material respect.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries calculated in accordance with GAAP.

     "Unit" means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Company or any Restricted Subsidiary for sale or rental in the ordinary course of business; provided, however, that the number of Units that are rental Units at the time of determination shall not exceed 25% of the total Units sold or rented by the Company and its Restricted Subsidiaries during the immediately preceding twelve month period.

     "Unrestricted Cash" means all cash of the Company and its Restricted Subsidiaries which is not allocated for an expenditure or distribution or held as a deposit for a housing purchase contract or otherwise characterized as a deposit.

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

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution; but only to the extent that such
Subsidiary:

        (1) has no Indebtedness other than debt that is non-recourse to the Company or any Restricted Subsidiary except to the extent that any credit support or guarantee by the Company or any Restricted Subsidiary may be incurred as Indebtedness and a Restricted Investment;

        (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

        (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; unless the maximum amount of such obligation is treated as a Restricted Investment and such Restricted Investment may be made at the time of the giving of such obligation.

     "Valid Purchase Contract Proceeds" means valid purchase contracts for condominium units which produce proceeds from sales (net of selling expenses and contract deposits used for construction costs).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

     "Watermark" means Watermark Communities Inc.

     "Watermark Shareholder Debt" means the approximately $30.0 million of debt owed by WCI to shareholders of Watermark on the Issue Date.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

        (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                    REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     We and some of our subsidiaries have agreed pursuant to the registration rights agreement that we will, subject to some exceptions,

        - within 75 days after February 20, 2001, file a registration statement (the "exchange offer registration statement") with the SEC with respect to a registered offer (the "registered exchange offer") to exchange the outstanding notes for new notes of the Company (the "exchange notes") having terms substantially identical in all material respects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

        - use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after February 20, 2001;

        - use our reasonable best efforts to offer, on or prior to 40 business days after the effectiveness of the exchange offer registration statement (the "effectiveness date"), the exchange notes in exchange for surrender of the outstanding notes; and

        - keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the outstanding notes.

     For each outstanding note tendered to us pursuant to the registered exchange offer, we will issue to the holder of the note an exchange note having a principal amount equal to that of the surrendered outstanding note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor, or, if no interest has been paid on the outstanding note, from the date of its original issue.

     Under existing SEC interpretations, the exchange notes will be freely transferable by holders other than our affiliates after the registered exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the registered exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("participating broker-dealers") receiving exchange notes in the registered exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) with the prospectus contained in the exchange offer registration statement.

     A holder of outstanding notes who wishes to exchange the outstanding notes for exchange notes in the registered exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the registered exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an "affiliate" of the company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that:

        - we are not required to file the exchange offer registration statement or not permitted to consummate the exchange offer because of applicable law or SEC policy; or

        - any holder of the outstanding notes notifies us prior to the 30th day following consummation of the exchange offer it is prohibited by law or SEC policy from participating in the exchange offer or that it may not resell the exchange notes to the public without delivering a prospectus other than the prospectus contained in the exchange offer registration statement, then, we will, subject to certain exceptions,

        - use our reasonable best efforts to file with the SEC a shelf registration statement (the "shelf registration statement") covering resales of the outstanding notes or the exchange notes, as the case may be on or prior to 75 days after such filing obligation arises; and

        - use our reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC on or prior to 150 days after such filing obligation arises.

     We will pay additional cash on the applicable outstanding notes and exchange notes, subject to certain exceptions,

        - if we and the Subsidiaries fail to file an exchange offer registration statement with the SEC on or prior to the 75th day after February 20, 2001,

        - if the exchange offer registration statement is not declared effective by the SEC on or prior to the 150th day after February 20, 2001,

        - if the exchange offer is not consummated within 40 business days after the exchange offer registration statement is declared effective;

        - if we and the Subsidiaries are obligated to file the shelf registration statement and we and the Subsidiaries fail to file the shelf registration statement with the SEC on or prior to the 75th day after such filing obligation arises,

        - if we and the Subsidiaries are obligated to file the shelf registration statement and the shelf registration statement is not declared effective on or prior to the 150th day after the obligation to file a shelf registration statement arises, or

        - after the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses a "registration default");

to each holder of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first registration default, in an amount equal to $0.05 per week per $1,000 principal amount of outstanding notes held by such holder (the "liquidated damages"). The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages of $0.25 per week per $1,000 principal amount of outstanding notes.

     Such liquidated damages shall be paid by us on each interest payment date in the manner specified by the indenture for the payment of interest. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

     A holder of outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and in order to benefit from the provisions regarding liquidated damages set forth above.

     No holder of outstanding notes who is not entitled to the benefits of a shelf registration statement shall be entitled to receive liquidated damages because of a registration default pertaining to a shelf registration and no holder of outstanding notes constituting an unsold allotment from the original sale of the outstanding notes or any other holder of outstanding notes who is entitled to the benefits of a shelf registration statement shall be entitled to receive liquidated damages because of a registration default that pertains to an exchange offer.

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

                         BOOK ENTRY; DELIVERY AND FORM

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The exchange notes will initially be represented in the form of one or more global notes in definitive, fully-registered book-entry form, without interest coupons that will be deposited with or on behalf of The Depository Trust Company, or DTC, and registered in the name of DTC or its participants.

     Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and specified other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     - will not be entitled to have notes represented by the global note registered in their names;

     - will not receive or be entitled to receive physical delivery of certificated notes; and

     - will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

     Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize the participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments with respect to the principal of, any premium, any liquidated damages, and interest on any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee, in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, any premium, any liquidated damages, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     Although DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among its participants, it is under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If:

     - we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of the notice or cessation;

     - we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

     - upon the occurrence of specified other events as provided in the indenture;

then, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes. Upon the issuance of certificated notes, the trustee is required to register certificated notes in the name of that person or persons, or their nominee, and cause the certified notes to be delivered to those persons.

     Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                             UNITED STATES FEDERAL

                            INCOME TAX CONSEQUENCES


     The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of exchange notes as of the date of this prospectus. Except where noted, this summary deals only with exchange notes that are acquired in connection with this exchange offer and held as capital assets and does not deal with taxpayers subject to special treatment under the U.S. federal income tax laws, including if you are one of the following:


     - a dealer in securities or currencies;

     - a financial institution;

     - an insurance company;

     - a tax exempt organization;

     - a person holding the exchange notes as part of a hedging, integrated or conversion transaction, a constructive sale or straddle;

     - a trader in securities that has elected the mark-to-market method of accounting for your securities;

     - a person liable for alternative minimum tax; or

     - a U.S. person whose "functional currency" is not the U.S. dollar.

     If a partnership holds the exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the exchange notes, you should consult your own tax advisors.


     The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.


     IF YOU ARE CONSIDERING THE ACQUISITION OF EXCHANGE NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES TO YOU AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

CONSEQUENCES OF THE EXCHANGE

     The exchange of the outstanding notes for the exchange notes in the exchange offer (see "The Exchange Offer") will not constitute a taxable event to you. As a result:

     - you will not realize any gain or loss upon receipt of an exchange note;

     - the holding period of the exchange note will include the holding period of the outstanding note exchanged for the exchange note; and

     - the adjusted basis of the exchange note will be the same as the adjusted tax basis of the outstanding note exchanged for the exchange note immediately before the exchange.

CONSEQUENCES TO U.S. HOLDERS


     The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of exchange notes.



     The material consequences to "non-U.S. holders" of exchange notes, who are beneficial owners of exchange notes and who are not U.S. holders, are described below under "Consequences to Non-U.S. Holders".


     "U.S. holder" means a beneficial owner of an exchange note that is:

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the U.S.;

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

  Payments of Interest

     Except as set forth below, interest on an exchange note will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Amortizable Bond Premium

     If you purchased an outstanding note for an amount in excess of the sum of all amounts payable on the note after the purchase date other than stated interest, you will be considered to have purchased the note at a "premium." You generally may elect to amortize the premium over the remaining term of the exchange note on a constant yield method as an offset to interest when includible in income under your regular method of accounting. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the exchange note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

  Market Discount


     If you purchased an outstanding note for an amount that is less than its stated redemption price at maturity, the amount will be treated as "market discount" for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the exchange note at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the exchange note.


     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the exchange note, unless you elect to accrue on a constant yield interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant yield interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

  Sale, Exchange and Retirement of Notes

     When you sell, exchange or retire an exchange note, you will recognize gain or loss equal to the difference between the amount you receive (less an amount equal to any accrued interest you have not previously included in income, which will be taxable as interest income) and your adjusted basis in the exchange note. Except as described above with respect to market discount, your gain or loss realized on the sale, exchange or retirement of an exchange note will generally be treated as capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, exchange or retirement of an exchange note, you have held the exchange note for more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductability of capital losses is subject to limitations.

CONSEQUENCES TO NON-U.S. HOLDERS


     The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of exchange notes. This summary does not represent a detailed description of the federal income tax consequences to you in light of your particular circumstances. In addition, it does not deal with non-U.S. holders that are subject to special treatment under the U.S. federal income tax laws (including if you are a controlled foreign corporation, passive foreign investment company, foreign personal holding company, a corporation that accumulates earnings to avoid federal income tax, or in certain circumstances, a United States expatriate).


  U.S. Federal Withholding Tax

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest on the exchange notes provided that:

     - you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and applicable U.S. Treasury regulations;

     - you are not a controlled foreign corporation that is related to us through stock ownership;

     - you are not a bank whose receipt of interest on the exchange notes is described in section 881(c)(3)(A) of the Internal Revenue Code; and

     - (a) you provide your name and address on an Internal Revenue Service Form W-BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold the exchange notes through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are entities rather than individuals.

     If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty; or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that interest paid on an exchange note is not subject to withholding because it is effectively connected with your conduct of a trade or business in the United States, as described below under "U.S. Federal Income Tax".

     The 30% U.S. federal withholding tax will not generally apply to any gain that you realize on the sale, exchange, retirement or other disposition of the exchange notes.

  U.S. Federal Estate Tax

     Your estate will not be subject to U.S. federal estate tax on exchange notes beneficially owned by you at the time of your death, provided that you are not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) and (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Internal Revenue Code and the U.S. Treasury regulations) and (2) interest on the exchange note would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

  U.S. Federal Income Tax


     If you are engaged in a trade or business in the United States and interest on the exchange notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. Federal income tax on that interest on a net income basis in the same manner as if you were a U.S. person as defined under the Internal Revenue Code, although that interest income will be exempt from the 30% U.S. federal withholding tax. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest on the exchange notes will be included in earnings and profits.

     Any gain realized on the disposition of an exchange note generally will not be subject to U.S. federal income tax unless:

     - the gain is effectively connected with the conduct by you of a trade or business in the United States, or

     - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  U.S. Holders


     In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on exchange notes and to the proceeds of sale of an exchange note made to you, unless you are an exempt recipient, like a corporation. A 31% backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.


  Non-U.S. Holders

     In general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge that you are a U.S. person and we have received from you the statement described above under "Consequences to Non-U.S. Holders -- U.S. Federal Withholding Tax."

     In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of an exchange note within the United States or conducted through U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Internal Revenue Code, or you otherwise establish an exemption.

                              PLAN OF DISTRIBUTION

     Until           , 2001, 180 days after the date of this prospectus, all
dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes only where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale for a period of 180 days from the date on which the exchange offer is consummated, or any shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and the exchange notes have been resold by the broker-dealers.


     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days from the date on which the exchange offer is consummated, or a shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and the exchange notes have been resold by the broker-dealers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests the documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and the fees of any counsel or other advisors or experts retained by the holders of outstanding notes, except as expressly set forth in the registration rights agreement, and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

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

                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

     The consolidated financial statements of WCI Communities, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Florida Design Communities, Inc. and Related Companies as of November 30, 1998 and December 31, 1997, and for the eleven-month period ended November 30, 1998 and year ended December 31, 1997, included in this prospectus, have been so included in reliance on the report of KPMG LLP, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION



     We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement. You should refer to the registration statement for further information. Descriptions contained in this prospectus about the contents of any contract or other document summarize all material provisions of those contracts or documents, and, where a contract or other document is an exhibit to the registration statement, each of these descriptions is qualified by the exhibit to which the descriptions relates.



     We are not currently subject to the informational requirements of the Exchange Act. As a result of this offering, we will become subject to the informational requirements of the Exchange Act. Accordingly, we will file reports and other information with the SEC unless and until we obtain an exemption from the requirement to do so. The registration statement and other reports or information can be inspected, and copies may be obtained, at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and at the regional public reference facilities maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Information on the operation of the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that we have filed electronically with the SEC.



     Furthermore, we agree that, even if we are not required to file periodic reports and information with the SEC, for so long as any exchange note remains outstanding we will furnish to you the information that would be required to be furnished by us under Section 13 of the Exchange Act.


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


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




WCI COMMUNITIES, INC.

  Report of Independent Certified Public Accountants........   F-2

  Consolidated Financial Statements for the years ended
  December 31, 2000, 1999 and 1998..........................   F-3

FLORIDA DESIGN COMMUNITIES, INC. AND RELATED COMPANIES

  Independent Auditors' Report..............................  F-38

  Combined Financial Statements for the eleven months ended
  November 30, 1998, and the year ended December 31, 1997...  F-39

WCI COMMUNITIES, INC.

  Unaudited Consolidated Financial Statements for the three
  months ended March 31, 2001 and 2000......................  F-54

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of WCI Communities, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in shareholders' equity/partners' capital and of cash flows present fairly, in all material respects, the financial position of WCI Communities, Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida

February 14, 2001

                             WCI COMMUNITIES, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                  2000           1999
                                                              ------------    ----------
                                                              (IN THOUSANDS OF DOLLARS,
                                                                  EXCEPT SHARE DATA)
                           ASSETS
Cash and cash equivalents...................................   $   55,737     $   33,492
Restricted cash.............................................       15,521         16,665
Contracts receivable........................................      228,742        118,669
Mortgage notes and accounts receivable......................       33,322         24,043
Real estate inventories.....................................      649,007        594,459
Investments in amenities....................................       34,832         43,944
Property and equipment......................................       81,317         82,388
Investments in joint ventures...............................       35,792         25,394
Other assets................................................       46,451         34,781
Goodwill and other intangible assets........................       32,375         30,264
                                                               ----------     ----------
          Total assets......................................   $1,213,096     $1,004,099
                                                               ==========     ==========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses.......................   $  146,432     $   90,972
Customer deposits and other liabilities.....................      170,860        115,546
Deferred income tax liabilities.............................       15,715             --
Community development district obligations..................       26,944         36,864
Senior secured credit facility..............................      289,000        286,630
Finance subsidiary debt.....................................       72,495         96,244
Mortgages and notes payable.................................      115,418         83,333
Subordinated notes, 81%, respectively, due to related
  parties...................................................       57,010         57,010
                                                               ----------     ----------
                                                                  893,874        766,599
                                                               ----------     ----------
Commitments and contingencies (Note 19)
Shareholders' equity:
  Common stock, $.01 par value; 200,000 shares authorized,
     180,047 shares issued and outstanding..................            2              2
  Additional paid-in capital................................      138,716        138,935
  Retained earnings.........................................      180,504         98,563
                                                               ----------     ----------
          Total shareholders' equity........................      319,222        237,500
                                                               ----------     ----------
          Total liabilities and shareholders' equity........   $1,213,096     $1,004,099
                                                               ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                             WCI COMMUNITIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                (IN THOUSANDS OF DOLLARS)
                         REVENUES
Homebuilding...............................................  $614,665    $428,837    $251,564
Parcel and lot.............................................   130,918     131,673     140,007
Amenity membership and operations..........................    70,974      76,307      33,124
Real estate services and other.............................    65,595      44,599      23,668
                                                             --------    --------    --------
          Total revenues...................................   882,152     681,416     448,363
                                                             --------    --------    --------
                      COSTS OF SALES
Homebuilding...............................................   445,386     324,791     181,466
Parcel and lot.............................................    59,377      75,865      88,033
Amenity membership and operations..........................    55,820      63,596      31,536
Real estate services and other.............................    46,351      19,676      13,393
                                                             --------    --------    --------
          Total costs of sales.............................   606,934     483,928     314,428
                                                             --------    --------    --------
          Contribution margin..............................   275,218     197,488     133,935
                                                             --------    --------    --------
                      OTHER EXPENSES
Interest expense, net......................................    43,363      42,621      34,620
Selling, general, administrative and other.................    80,483      64,480      34,275
Real estate taxes, net.....................................     9,315       7,581       7,523
Depreciation and amortization..............................     4,425       4,398       2,332
Amortization of goodwill and intangible asset..............     3,229       2,383         199
Dividend on redeemable preferred stock.....................        --          --         922
                                                             --------    --------    --------
          Total other expenses.............................   140,815     121,463      79,871
                                                             --------    --------    --------
Income before income taxes and extraordinary item..........   134,403      76,025      54,064
Income tax (expense) benefit...............................   (52,462)      5,562     (12,881)
                                                             --------    --------    --------
Income before extraordinary item...........................    81,941      81,587      41,183
Extraordinary item
  Loss on debt restructuring...............................        --       1,694          --
                                                             --------    --------    --------
Net income.................................................    81,941      79,893      41,183
  Excess of carrying value of preferred stock over fair
     value of consideration paid...........................        --          --       1,786
                                                             --------    --------    --------
Net income available to shareholders/partners..............  $ 81,941    $ 79,893    $ 42,969
                                                             ========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             WCI COMMUNITIES, INC.

                       CONSOLIDATED STATEMENTS OF CHANGES
                   IN SHAREHOLDERS' EQUITY/PARTNERS' CAPITAL

                                                        SHAREHOLDERS' EQUITY
                                              ----------------------------------------   PARTNERS' CAPITAL
                                                COMMON STOCK                             ------------------
                                               PAR VALUE $.01    ADDITIONAL
                                              ----------------    PAID-IN     RETAINED   GENERAL   LIMITED
                                              SHARES    AMOUNT    CAPITAL     EARNINGS   PARTNER   PARTNERS    TOTAL
                                              -------   ------   ----------   --------   -------   --------   --------
                                                            (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
BALANCE AT DECEMBER 31, 1997................       --     $--     $     --    $     --    $ 400    $ 84,709   $ 85,109
Distributions...............................       --     --            --          --      (31)     (8,229)    (8,260)
Redemption of ownership interest............       --     --            --          --       --     (30,484)   (30,484)
Net income for the period January 1, 1998 to
  November 30, 1998.........................       --     --            --          --      122      24,177     24,299
Issuance of common stock for partners'
  interest in WCI LP........................  125,390      1        70,663          --     (491)    (70,173)        --
Issuance of common stock for acquisition of
  FDC.......................................   54,657      1        65,793          --       --          --     65,794
Issuance of Watermark common stock to
  employees.................................       --     --         2,828          --       --          --      2,828
Net income for the month ended December 31,
  1998......................................       --     --            --      18,670       --          --     18,670
                                              -------     --      --------    --------    -----    --------   --------
BALANCE AT DECEMBER 31, 1998................  180,047      2       139,284      18,670       --          --    157,956
Net income..................................       --     --            --      79,893       --          --     79,893
Purchase of Watermark common stock from
  employees.................................       --     --          (349)         --       --          --       (349)
                                              -------     --      --------    --------    -----    --------   --------
BALANCE AT DECEMBER 31, 1999................  180,047      2       138,935      98,563       --          --    237,500
Net income..................................       --     --            --      81,941       --          --     81,941
Contribution................................       --     --           227          --       --          --        227
Purchase of Watermark common stock from
  employees.................................       --     --          (446)         --       --          --       (446)
                                              -------     --      --------    --------    -----    --------   --------
BALANCE AT DECEMBER 31, 2000................  180,047     $2      $138,716    $180,504    $  --    $     --   $319,222
                                              =======     ==      ========    ========    =====    ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             WCI COMMUNITIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   ---------
                                                                  (IN THOUSANDS OF DOLLARS)
Cash flows from operating activities:
  Net income available to shareholders/partners.............  $  81,941   $  79,893   $  42,969
  Adjustments to reconcile net income to net cash provided
    (used) by operating activities:
    Net loss on debt restructuring..........................         --       1,694          --
    Excess of carrying value of preferred stock over fair
      value of consideration paid...........................         --          --      (1,786)
    Release of tax asset valuation allowance................         --     (18,500)         --
    Depreciation and amortization...........................      7,654       6,781       2,531
    Amortization of debt issue costs to interest expense....      4,630       3,048       3,628
    Gain on disposal of property and equipment..............     (4,507)         --          --
    (Earnings) losses from investments in joint ventures,
      net of write-offs.....................................     (1,320)         56         117
    Contributions to investments in joint ventures..........    (12,046)     (1,729)     (7,558)
    Distributions from investments in joint ventures........      2,968       1,884       1,035
  Real estate inventories:
    Additions to real estate inventories....................   (485,559)   (478,479)   (212,195)
    Capitalized interest and real estate taxes..............    (41,858)    (42,113)    (34,354)
    Cost of sales, including amortization of capitalized
      interest and real estate taxes........................    478,869     381,662     261,279
  Changes in assets and liabilities:
    Restricted cash.........................................      1,144       5,143      10,287
    Contracts receivable....................................   (110,073)     42,379     (67,546)
    Accounts receivable.....................................    (11,041)     18,390      (8,024)
    Investments in amenities................................      9,112       4,921       3,777
    Other assets............................................    (11,937)     19,232     (24,050)
    Accounts payable and accrued expenses...................     58,040      (4,011)     31,842
    Customer deposits and other liabilities.................     47,061      (1,229)     28,646
    Deferred income tax liabilities.........................     15,715          --       1,623
                                                              ---------   ---------   ---------
        Net cash provided by operating activities...........     28,793      19,022      32,221
                                                              ---------   ---------   ---------
Cash flows from investing activities:
  Additions to mortgage notes receivable....................     (5,388)     (8,080)    (29,808)
  Principal reductions on mortgage notes receivable.........      7,150      15,932      39,461
  Net proceeds from sale of investment in real estate.......         --       3,000         382
  Additions to property and equipment.......................    (12,089)    (11,833)     (1,119)
  Proceeds from sale of property and equipment..............     14,175          --          --
  Payment for purchase of assets of real estate
    brokerages..............................................     (4,064)       (350)         --
                                                              ---------   ---------   ---------
        Net cash (used in) provided by investing
          activities........................................       (216)     (1,331)      8,916
                                                              ---------   ---------   ---------
Cash flows from financing activities:
  Senior secured credit facilities:
    Net (repayments) borrowings on revolving line of
      credit................................................  $ (47,630)  $   1,750   $  11,474
    Borrowing on amortizing term loan.......................     50,000     200,000          --
    Repayments on amortizing term loan......................         --    (141,000)    (15,592)
  Proceeds from borrowings on mortgages and notes payable...     85,452      38,861      45,370
  Principal reductions on mortgages and notes payable.......    (53,367)    (92,753)    (46,441)
  Principal reductions on subordinated notes................         --          --     (18,000)
  Net (reductions) borrowings on community development
    district obligations....................................     (9,920)     (5,613)      6,915
  Debt issue costs..........................................     (4,281)    (10,857)         --
  Proceeds from borrowings on finance subsidiary debt.......     72,495      84,886      50,500
  Principal reduction on finance subsidiary debt............    (98,862)    (80,182)    (12,245)
  Acquisition of redeemable preferred stock.................         --          --     (21,800)
  Distributions to partners, net............................         --          --      (8,260)
  Redemption of ownership interest..........................         --          --     (30,484)
  Issuance of Watermark common stock to employees...........         --          --       2,828
  Contribution..............................................        227          --          --
  Purchase of Watermark common stock from employees.........       (446)       (349)         --
  Net cash from acquisition.................................         --          --         889
                                                              ---------   ---------   ---------
    Net cash used in financing activities...................     (6,332)     (5,257)    (34,846)
                                                              ---------   ---------   ---------
Net increase in cash and cash equivalents...................     22,245      12,434       6,291
Cash and cash equivalents at beginning of year..............     33,492      21,058      14,767
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of year....................  $  55,737   $  33,492   $  21,058
                                                              =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                             WCI COMMUNITIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2000
                           (IN THOUSANDS OF DOLLARS)

1. BUSINESS ORGANIZATION

  (In thousands of dollars, except share data)

     WCI Communities, Inc. (the Company) is a wholly owned subsidiary of Watermark Communities Inc. (Watermark). Watermark was formed in August 1998 to buy, manage, own, develop and sell real estate assets and amenity facilities. Prior to November 30, 1998, Watermark was a non-operating entity. On November 30, 1998, Watermark completed a reorganization of WCI Communities Limited Partnership (WCI LP) in which all of the partnership interests were exchanged for 17,500,000 shares of its common stock. This reorganization was accounted for at the historical book value of WCI LP's assets and liabilities because it was a transfer of WCI LP's net assets to a recently formed substitute entity chartered by the owners of WCI LP. Simultaneously with this reorganization, all of the common stock of Florida Design Communities, Inc. and several affiliated companies (collectively FDC) were exchanged for 7,628,148 shares of common stock of Watermark. Prior to the acquisition, FDC had certain common officers and shareholders with Watermark. This transaction was accounted for as an acquisition under purchase accounting. On June 29, 1999, Watermark merged its commonly controlled wholly owned subsidiaries WCI LP and FDC and renamed the surviving entity WCI Communities, Inc. The number of common stock shares reflected in the accompanying financial statements are converted at a rate of approximately 139.6 between Watermark and the Company.

     WCI LP was formed in July 1995 to acquire substantially all of the outstanding capital stock and certain assets of a subsidiary of CBS Corporation, formerly known as Westinghouse Electric Corporation (WELCO). In July 1995, WCI LP acquired the outstanding capital stock and net assets with proceeds from $373,876 of acquisition debt, $101,000 of partners' capital contributions, and $23,586 from issuance of 23,585,719 shares of redeemable preferred stock in Bay Colony -- Gateway, Inc. (BCG), a wholly owned subsidiary of WCI LP. Profits and losses were allocated to the WCI LP partners in proportion to their respective percentage Partnership interests.

     In December 1996, BCG formed Communities Finance Company (CFC), a wholly-owned finance subsidiary. In April 1998, CFC acquired from WELCO for $69,800 its 30% ownership interest in WCI LP, $18,000 of WCI LP subordinated debt, and all of BCG's redeemable preferred stock. The subordinated debt was acquired at face value of $18,000 and the ownership interests at $30,484, which approximated WELCO's original contribution to WCI LP. The preferred stock of BCG was acquired for $21,800, resulting in $1,786 of excess carrying value over fair value of consideration paid, increasing net income available to shareholders/partners.

2. SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting principles and practices used in the preparation of the consolidated financial statements follows.

BASIS OF FINANCIAL STATEMENT PRESENTATION

     The consolidated financial statements include the accounts of the Company inclusive of WCI LP and of FDC since its acquisition. The equity method of accounting is applied in the accompanying consolidated financial statements with respect to those investments in joint ventures, in which the Company has less than a controlling interest. All material intercompany balances and transactions are eliminated in consolidation.

     The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of the financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND PROFIT RECOGNITION FROM SALES OF REAL ESTATE

     Revenue from land sales is recognized at the time of closing. The related profit is recognized in full when collectibility of the sales price is reasonably assured and the earnings process is substantially complete. When a sale does not meet the requirements for income recognition, profit is deferred under the deposit method and the related inventory is classified as completed inventory. Deferred income consists primarily of estimated profits on land sales, which require various forms of continued involvement by the Company, and is included in other liabilities. Deferred income is recognized as the Company's involvement is completed.

     Revenue for tower residences under construction is recognized on the percentage-of-completion method. Revenue recognized is calculated based upon the percentage of total costs incurred in relation to estimated total costs. Revenue is recorded when construction is beyond a preliminary stage, the buyer is committed to the extent of being unable to require a refund except for nondelivery of the residence, the majority of residences are under firm contracts, collection of the sales price is assured and costs can be reasonably estimated. Any amounts due under sales contracts, to the extent recognized as revenue, are recorded as contracts receivable. Any sales after the completion of tower residence construction are recorded as revenue on the completed contract method. As of December 31, 2000, nine tower residence projects are under construction, eight of which are beyond the preliminary stage of construction and sufficient units have been sold to meet the criteria for percentage-of-completion revenue recognition.

     Single and multi-family home building revenue is recognized at the time of closing under the completed contract method. The related profit is recognized when collectibility of the sales price is reasonably assured and the earnings process is substantially complete. When a sale does not meet the requirements for income recognition, profit is deferred until such requirements are met and the related sold inventory is classified as completed inventory.

     The Company's operations are in Florida. Consequently, any significant economic downturn in the Florida market could potentially have an effect on the Company's business, results of operations and financial condition.

REAL ESTATE INVENTORIES AND COST OF SALES

     Real estate inventories consist of developed and undeveloped land, tower residences and homes under construction and land under development. Real estate inventories, including capitalized interest and real estate taxes, are carried at the lower of cost or fair value determined by evaluation of individual projects. Total land and common development costs are apportioned on the relative sales value method for each project, while site specific development costs are allocated directly to the benefitted land. Whenever events or circumstances indicate that the carrying value of the real estate inventories and investments in real estate may not be recoverable, impairment losses would be recorded and the related assets would be adjusted to their estimated fair market value, less selling costs. Warranty liabilities for homebuilding are estimated by the Company based on historical experience. The Company subcontracts all construction to others and its contracts require subcontractors to repair or replace deficiencies related to their trades.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

CAPITALIZED INTEREST AND REAL ESTATE TAXES

     Interest and real estate taxes incurred relating to the development of lots and parcels and construction of tower residences are capitalized to real estate inventories during the active development period. The Company's strategy is to master plan, develop and build substantially all of the homes in its communities. Accordingly, substantially all projects, exclusive of finished lots and parcels, are undergoing active development. Interest and real estate taxes capitalized are amortized to interest expense and real estate tax expense as related inventories are sold. The following table is a summary of capitalized and amortized interest and real estate taxes:

                                                      AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                     --------------------------------------------
                                                         2000            1999            1998
                                                     ------------    ------------    ------------
Capitalized interest as of January 1...............    $ 61,506        $ 39,102        $ 25,101
Interest capitalized...............................      37,600          38,163          29,594
Interest amortized.................................     (14,233)        (15,759)        (15,593)
                                                       --------        --------        --------
Capitalized interest as of December 31.............    $ 84,873        $ 61,506        $ 39,102
                                                       ========        ========        ========
Total interest incurred............................    $ 62,100        $ 60,503        $ 44,993
Debt issue cost amortization.......................       4,630           4,522           3,628
Interest amortized.................................      14,233          15,759          15,593
Interest capitalized...............................     (37,600)        (38,163)        (29,594)
                                                       --------        --------        --------
Interest expense, net..............................    $ 43,363        $ 42,621        $ 34,620
                                                       ========        ========        ========
Real estate taxes incurred.........................    $ 11,335        $ 10,226        $  9,424
Real estate taxes amortized........................       2,238           1,305           2,859
Real estate taxes capitalized......................      (4,258)         (3,950)         (4,760)
                                                       --------        --------        --------
Real estate taxes, net.............................    $  9,315        $  7,581        $  7,523
                                                       ========        ========        ========

CASH, CASH EQUIVALENTS AND RESTRICTED CASH

     The Company considers all amounts held in highly liquid instruments with original purchased maturity of three months or less as cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts and approximate fair value due to the relatively short period to maturity of these instruments. Restricted cash consists principally of amounts held in escrow pursuant to certain loan agreements and escrow accounts representing customer deposits restricted as to use. The credit risk associated with cash, cash equivalents and restricted cash is considered low due to the quality of the financial institutions in which these assets are held.

INVESTMENTS IN AMENITIES AND AMENITY OPERATIONS


     Investments in amenities represent accumulation of costs incurred in constructing clubhouses, golf courses, marinas, tennis courts and various other related amenities less amount of memberships sold. The Company reclassifies land, based on relative fair value before construction, from real estate inventories to investment in amenities when the planning process for a new amenity has been approved and completed. Membership sales are recorded under the cost recovery method. A loss, if any, from the sale of equity club memberships would be reallocated to benefited real estate inventory.



     When investments in equity club memberships are part of land acquisitions, the carrying value is allocated from the purchase price based on relative fair value. When an operating amenity is converted to

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)


an equity club, the related assets are reclassified from property and equipment to investment in amenities and depreciation is ceased.


     Revenues from amenity operations include the sale of memberships, billed dues relating to such memberships and fees for services provided. Dues are billed on an annual basis in advance and are recorded as deferred revenue and then recognized as revenue over the term of the membership year. Revenues for services are recorded when the service is provided.

PROPERTY AND EQUIPMENT


     Property and equipment, which include corporate facilities and operating properties such as golf courses, restaurants, marinas, a hotel and recreational facilities, are carried at cost less accumulated depreciation. Property and equipment are depreciated on the straight-line method over their estimated useful lives. Provisions for value impairment are recorded when estimated future cash flows from operations and projected sales proceeds are less than the net carrying value. Expenditures for maintenance and repairs are charged to expense as incurred. Costs of major renewals and improvements, which extend useful lives, are capitalized.


OTHER ASSETS

     Other assets consist of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Prepaid expense and other assets............................  $20,701    $13,948
Debt issue costs............................................   10,658     11,197
Recreation lease............................................    8,342      8,641
Deposits on land............................................    6,750         --
Deferred tax asset, net.....................................       --        995
                                                              -------    -------
                                                              $46,451    $34,781
                                                              =======    =======

     Debt issue costs, principally loan origination and related fees, are deferred and amortized over the life of the respective debt using the straight-line method, which approximates the effective interest method. The recreation lease asset is amortized over 30 years, the expected life of its underlying assets.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess of the Company's cost of business assets acquired over the fair value of identifiable assets acquired and is amortized over 15 years on a straight-line basis. Other intangible assets represent identifiable other assets acquired and are amortized over the estimated useful live of 5 years on the straight-line basis. Accumulated amortization was $5,189 and $2,258 at December 31, 2000 and 1999, respectively. Amortization expense was $2,931, $2,084 and $174, respectively, for the years ended December 31, 2000, 1999 and 1998. The Company annually evaluates the recoverability of goodwill and the amortization period. Several factors are used to evaluate goodwill, including management's plans for future operations, recent operating results and estimated future undiscounted cash flows associated with the related assets. In the event facts and circumstances indicate the carrying value of goodwill is impaired, it would be written down to its estimated fair value.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

CUSTOMER DEPOSITS AND OTHER LIABILITIES

     Customer deposits represents amounts received from customers under real estate and equity club membership sales contracts. Other liabilities includes deposits, deferred income and land option obligations.

DEBT

     Substantially all assets and outstanding subsidiary common stock are pledged as collateral for the senior secured credit facility. For the years ended December 31, 2000 and 1999, aggregate debt had a weighted average annual effective interest rate of 10.4% and 10.2%, respectively, exclusive of amortized debt issue costs. The Company records the net cost or net benefit of interest rate protection arrangements monthly as an increase or decrease to interest expense.

FINANCIAL INSTRUMENTS

     In the normal course of business, the Company may invest in various financial assets and incur various financial liabilities. The Company does not trade in derivative financial instruments. The financial instruments of the Company consist of mortgage notes and accounts receivable, accounts payable and accrued expenses, customer deposits and other liabilities, senior secured credit facilities, finance subsidiary debt, mortgage and notes payable, community development district obligations, and subordinated debt. For financial instruments, the carrying amounts approximate their fair value because of their short maturity and in some cases because they bear interest at market rates. The Company utilizes interest rate protection agreements to manage interest costs and hedge against risks associated with changing interest rates. The Company designates interest rate swaps as hedges of specific debt instruments and recognizes interest differentials as adjustments to interest expense as the differentials occur. At December 31, 2000, these swaps had a fair value and an estimated unrealized loss of approximately $1,215, while at December 31, 1999, these swaps had a fair value and an estimated unrealized gain of approximately $519. The fair value of the interest rate swap agreements was estimated based on quoted market rates of similar financial instruments. Counterparties to these agreements are major financial institutions.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. This approach requires recognition of income tax currently payable, as well as deferred tax assets and liabilities resulting from temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Subsequent to November 30, 1998, Watermark's consolidated tax returns include the taxable income of the Company.

     Under the provisions of the Internal Revenue Code and applicable state tax laws, WCI LP was not subject to taxation of income. The tax consequences of WCI LP's profits and losses accrued to its partners. Interest, real estate taxes, certain development costs and revenue recognition were treated differently in WCI LP's income tax return than in the accompanying financial statements. BCG, WCI LP's subsidiary, filed separate corporate federal and state income tax returns through June 1999. Subsequently, BCG is included in Watermark's consolidated tax return. Income taxes are calculated in accordance with the Company's tax sharing agreement with its parent which allocates taxes to the Company as if it filed a separate tax return on a stand alone basis.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

EMPLOYEE BENEFIT AND INCENTIVE PLANS

     The Company employees who meet certain requirements as to age and service are eligible to participate in the WCI Communities 401(k) and Retirement Plan. The Company's expenses related to the 401(k) and retirement components of the plans were $1,497, $967 and $706 for the years ended December 31, 2000, 1999 and 1998, respectively. Effective January 1, 2000, the Company implemented a Profit Sharing Plan that replaced the retirement component of the plans. The Profit Sharing Plan is available to all Company employees enrolled in the 401(k) Retirement Plan. For the year ended December 31, 2000, the Company's expense related to the Profit Sharing Plan was $978.

     The Management Incentive Compensation Plan (MICP) rewards key employees for their contribution to the Company's achievement of its goals. The program establishes a targeted award based upon the level and role for each eligible participant. A portion of the targeted award is earned by each participant based upon the extent of achievement of assigned corporate financial, divisional/community financial and personal objectives. The Company's expenses related to the MICP were $7,600, $3,756 and $1,532 for the years ended December 31, 2000, 1999 and 1998, respectively.

STOCK INCENTIVE PLAN

     Watermark adopted employee stock award and stock option programs in which certain Company employees participate. These programs are designed to reward senior employees for past service and to provide an incentive for their continued contributions.


     Under the employee stock award program, 328,200 shares of Watermark's common stock and cash bonuses were distributed to the Company's participants in December 1998. The value of the shares distributed and the cash paid totaled $4,423 and were recognized by the Company as a selling, general, administrative and other expense.


EARNINGS PER SHARE

     Statement of Financial Accounting Standards No. 128, "Earnings Per Share," is effective for financial statements ending after December 15, 1997. Basic earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of shares outstanding including the number of potentially issuable shares under the stock option plan. The Company does not present earnings per share since its common stock is closely held and not traded on the public or over-the-counter markets.

CONSOLIDATED STATEMENT OF CASH FLOWS -- SUPPLEMENTAL DISCLOSURES

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------------------
                                                          2000        1999        1998
                                                        --------    --------    --------
Interest paid (net of amount capitalized).............  $24,268     $22,791     $12,196
                                                        =======     =======     =======
Assets acquired under capital lease...................  $   978     $    --     $   312
                                                        =======     =======     =======
Net federal and state taxes paid......................  $ 6,039     $ 7,381     $    --
                                                        =======     =======     =======

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

     The Company made the following non-monetary reclassifications during 2000, 1999 and 1998:

                                                            2000      1999      1998
                                                           ------    ------    ------
Accounts payable and accrued expenses to finance
  subsidiary debt........................................  $2,618    $3,860    $2,180
Other liabilities to real estate inventories.............      --       811        --
Mortgage notes payable to real estate inventories........      --     1,095        --
Real estate inventories to investments in amenities......      --     3,785        --
Real estate inventories to other assets..................      --     1,095        --
Investments in amenities to real estate inventories......      --        --     2,509
Real estate inventories to mortgage notes and accounts
  receivable.............................................      --     5,070        --
Real estate inventories to investments in joint
  ventures...............................................      --        --     2,896
Investments in amenities to property and equipment.......      --     1,371        --
Investments in amenities to investments in joint
  ventures...............................................      --        --     5,903

     Non-monetary transactions arising from acquisitions are discussed in Note 4 and Note 19.

     Non-monetary transactions arising from deferred tax transactions are discussed in Note 16.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (FASB 133), "Accounting for Derivative Instruments and Hedging Activities," as amended by FASB 137, which is required to be adopted in years beginning after June 15, 2000. FASB 133 requires all derivatives to be recorded on the balance sheet at fair value. FASB 133 establishes the accounting procedures for hedges that will affect the timing of recognition and the manner in which hedging gains and losses are recognized in the Company's financial statements. Derivatives that are not hedges must be adjusted to fair value through income. If derivatives are hedges, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or will be recognized in other comprehensive income until the hedged item is recognized in earnings. Based on existing operations, the adoption of FASB 133 will have no material impact on the Company's earnings, cash flows or financial position. The Company currently expects to adopt FASB 133 beginning on January 1, 2001.

     In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44), which is effective July 1, 2000 and contains rules designed to clarify the application of APB 25, "Accounting for Stock Issued to Employees." The implementation of FIN 44 did not have a material impact on the Company's results of operations or financial position.

     In December 1999, the Securities and Exchange Commission (SEC) released Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements" to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. The Company has completed its review and believes that its current revenue recognition policies are in conformity, in all material respects, with this SAB.

RECLASSIFICATION

     Certain amounts in the prior years' financial statements have been reclassified to conform to the current year's presentation.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

3. SEGMENT INFORMATION

     The Company operates in three reportable business segments: homebuilding, parcel and lot, and amenity membership and operations. The homebuilding segment builds and markets single and multi-family homes and mid-rise and high-rise tower residences. The parcel and lot segment develops and sells land parcels and lots within the Company's communities to commercial developers, individuals and, to a lesser degree, homebuilders. The amenity membership and operations segment includes the operations and sale of memberships in golf country clubs, marinas, tennis and recreation facilities. The Company's reportable segments are strategic business operations that offer different products and services. They are managed separately because each business requires different expertise and marketing strategies. Revenues from segments below the quantitative thresholds are primarily attributable to real estate services such as brokerage, title company, property management and mortgage brokerage operations.

     The accounting policies of the segments are the same as those described in significant accounting policies. Transfers between segments are recorded at cost. The Company evaluates financial performance based on the segment contribution margin. The table below presents information about reported operating income for the years ended December 31, 2000, 1999 and 1998. Asset information by reportable segment is not presented since the Company does not prepare such information.

YEAR ENDED DECEMBER 31, 2000

                                       HOMEBUILDING
                                 ------------------------                 AMENITY
                                 MID- AND     SINGLE AND     PARCEL      MEMBERSHIP       ALL     SEGMENT
                                 HIGH-RISE   MULTI-FAMILY   AND LOT    AND OPERATIONS    OTHER     TOTALS
                                 ---------   ------------   --------   --------------   -------   --------
Revenues.......................  $233,457      $381,208     $130,918      $70,974       $58,656   $875,213
Interest income................        --            --           --           --         2,197      2,197
Contribution margin............   100,546        68,733       71,541       15,154        14,502    270,476

YEAR ENDED DECEMBER 31, 1999

                                       HOMEBUILDING
                                 ------------------------                 AMENITY
                                 MID- AND     SINGLE AND     PARCEL      MEMBERSHIP       ALL     SEGMENT
                                 HIGH-RISE   MULTI-FAMILY   AND LOT    AND OPERATIONS    OTHER     TOTALS
                                 ---------   ------------   --------   --------------   -------   --------
Revenues.......................  $159,117      $269,720     $131,673      $76,307       $42,277   $679,094
Interest income................        --            --           --           --         2,528      2,528
Contribution margin............    56,595        47,451       55,808       12,711        25,129    197,694

YEAR ENDED DECEMBER 31, 1998

                                       HOMEBUILDING
                                 ------------------------                 AMENITY
                                 MID- AND     SINGLE AND     PARCEL      MEMBERSHIP       ALL     SEGMENT
                                 HIGH-RISE   MULTI-FAMILY   AND LOT    AND OPERATIONS    OTHER     TOTALS
                                 ---------   ------------   --------   --------------   -------   --------
Revenues.......................  $181,706      $69,858      $140,007      $33,124       $20,083   $444,778
Interest income................        --           --            --           --         3,579      3,579
Contribution margin............    62,068        8,030        51,974        1,588        10,269    133,929

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

     A reconciliation of total segment revenue to total consolidated revenue and of total segment contribution margin to consolidated net income before income tax and extraordinary items for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                       2000        1999        1998
                                                     --------    --------    --------
Revenue
Total segment revenue..............................  $877,410    $681,622    $448,357
Gain (loss) assets held for investment.............     4,742        (206)          6
                                                     --------    --------    --------
     Total revenue.................................  $882,152    $681,416    $448,363
                                                     ========    ========    ========
Net income
Segment contribution margin........................  $270,476    $197,694    $133,929
Gain (loss) assets held for investment.............     4,742        (206)          6
Corporate overhead and costs.......................   (89,798)    (72,061)    (41,798)
Interest expense, net..............................   (43,363)    (42,621)    (34,620)
Depreciation and amortization......................    (7,654)     (6,781)     (2,531)
Dividend on redeemable preferred stock.............        --          --        (922)
                                                     --------    --------    --------
     Income before income taxes and extraordinary
       items.......................................  $134,403    $ 76,025    $ 54,064
                                                     ========    ========    ========

4. ACQUISITIONS


     The stock of FDC was acquired effective November 30, 1998. The acquisition price totaled $262,137, which was paid by issuing 7,628,148 shares of Watermark common stock and assuming $196,344 of liabilities. Deferred tax liabilities of $28,673 were assumed in conjunction with the change in ownership. The purchase price was allocated first to record identifiable assets and liabilities at fair value and the remainder to goodwill. The following summarized unaudited pro forma financial information includes the operations of the Company, which assumes the FDC acquisition occurred on January 1, 1998.


                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1998
                                                              ------------------
                                                                 (UNAUDITED)
Revenue.....................................................       $544,390
Income before extraordinary items...........................       $ 33,718
Net income..................................................       $ 35,504

     These amounts include FDC's actual results for the eleven months in 1998 prior to the acquisition and for the one month in 1998 after the acquisition. In preparing the unaudited pro forma information, various assumptions were made, and the Company does not purport this information to be indicative of what would have occurred had these transactions been made as of January 1, 1998, nor is it indicative of the results of future combined operations.

     During 2000, Watermark Realty, Inc., a wholly owned subsidiary of the Company, acquired the assets of six real estate brokerages. The aggregate purchase price of $6,317 was funded with $4,064 cash and $2,253 of unsecured obligations payable over terms of 24 to 36 months. Goodwill and other intangible assets totaling $5,422 were recorded on the acquisitions and are amortized over an estimated five year life.

     During December 1999, Watermark Realty, Inc. acquired the assets of a real estate brokerage. The acquisition price of $1,400 was funded with $350 cash, two 6% promissory notes payable to the seller totaling $350 maturing within 180 days, and an unsecured $700 obligation payable over 36 months

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

beginning July 2000. Goodwill and other intangible assets totaling $1,260 were recognized on the acquisition and are amortized over an estimated five year life.

5. MORTGAGE NOTES AND ACCOUNTS RECEIVABLE

     Mortgage notes and accounts receivable are summarized as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Mortgage notes receivable...................................  $11,937    $14,157
Mortgage notes receivable -- finance subsidiary.............    1,859      1,401
Accounts receivable.........................................   19,526      8,485
                                                              -------    -------
                                                              $33,322    $24,043
                                                              =======    =======

     Accounts receivable are generated through the normal course of business operations and are unsecured.

     Mortgage notes receivable are generated through the normal course of business, primarily parcel and lot sales, and are collateralized by liens on property sold. Mortgage notes receivable with below market rates are discounted at a market rate prevailing at the date of issue. Significant concentration of mortgage notes receivable have resulted from the sale of Florida real estate inventories to seven independent homebuilders, approximating 98% at December 31, 2000. The interest rates on mortgage notes receivable with maturities in excess of one year at December 31, 2000 and 1999 range from 6.5% to 9.0% and 6.5% to 9.5%, respectively. The average interest rate on mortgage notes receivable with maturities in excess of one year approximated 6.7% and 7.3% at December 31, 2000 and 1999, respectively.

     Following is a schedule of maturities of mortgage notes receivable at December 31, 2000.

2001........................................................  $11,120
2002........................................................    2,434
2003........................................................      242
2004........................................................       --
2005........................................................       --
Thereafter..................................................       --
                                                              -------
Mortgage notes receivable...................................  $13,796
                                                              =======

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

6. REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows:


                                                                  DECEMBER 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Land........................................................  $173,226    $258,213
Work in progress:
  Land and improvements.....................................   284,493     111,182
  Tower residences..........................................    35,490      38,179
  Homes.....................................................    68,401      66,047
Completed inventories:
  Land and improvements.....................................    73,382     107,964
  Tower residences..........................................     1,274         850
  Homes.....................................................    12,741      12,024
                                                              --------    --------
                                                              $649,007    $594,459
                                                              ========    ========


     Completed inventories at December 31, 2000 and 1999 include $1,671 and $17,266, respectively, of inventory sold subject to significant continuing obligations, which precluded revenue recognition.

7. INVESTMENTS IN AMENITIES

     Investments in amenities consist of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Investment in equity club memberships.......................  $34,255    $30,033
Investment in clubs planned for equity conversion and under
  construction..............................................      577     13,911
                                                              -------    -------
                                                              $34,832    $43,944
                                                              =======    =======

     Equity golf course and club facility amenities are conveyed through the sale of memberships.

8. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                        ESTIMATED        DECEMBER 31,
                                                       USEFUL LIFE    ------------------
                                                       (IN YEARS)      2000       1999
                                                       -----------    -------    -------
Land and improvements................................     15          $28,024    $30,114
Buildings and improvements...........................  30 to 39        22,815     24,020
Furniture, fixtures and equipment....................   3 to 8         24,572     16,018
Marinas..............................................     20            2,658      6,740
Assets under construction............................     --           12,895     11,120
                                                                      -------    -------
                                                                       90,964     88,012
Less accumulated depreciation........................                  (9,647)    (5,624)
                                                                      -------    -------
                                                                      $81,317    $82,388
                                                                      =======    =======

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

9. INVESTMENTS IN JOINT VENTURES


     Investments in joint ventures represent the Company's ownership interests in real estate limited partnerships and are accounted for under the equity method. At December 31, 2000 investments in joint ventures consists of the following:


                                     PERCENTAGE OF
NAME OF VENTURE                        OWNERSHIP        TYPE AND LOCATION OF PROPERTY
-----------------------------------  -------------   -----------------------------------
Tiburon Golf Ventures Limited
  Partnership......................       51%        Golf club -- Naples, Florida
Pelican Landing Golf Resort
  Ventures Limited Partnership.....       51%        Golf club under
                                                     development -- Bonita Springs,
                                                       Florida
Pelican Landing Timeshare Ventures
  Limited Partnership..............       51%        Undeveloped land planned for multi-
                                                       family timeshare units -- Bonita
                                                       Springs, Florida
Norman Estates at Tiburon Limited
  Partnership......................       50%        Single-family residential units
                                                     under development -- Naples,
                                                       Florida
Walden Woods Business Center
  Limited Partnership..............       50%        Mixed-use industrial park -- Plant
                                                     City, Florida
Pelican Isle Yacht Club Limited
  Partnership......................       49%        Yacht club -- Naples, Florida


     The Company does not consolidate investments in joint ventures where unanimous consent by both partners is required for making major decisions such as selling, transferring or disposing of substantial joint venture assets and it does not have control directly or indirectly. The Company's share of net earnings (loss) is based upon its ownership interest. The Company may be required to make additional cash contributions to the ventures, pursuant to the venture agreements.


     The Company recognizes revenue on the contribution of land to entities in which it has a joint venture interest only when the fair value of assets contributed are clearly measurable, when cash is received, there is no requirement to return the cash as contributions, and when the risks and rewards of ownership for the land have been irrevocably transferred. The Company eliminates profits on land contributions to investment in joint ventures to the extent of its ownership interest. During 1998, the Company recorded aggregate net profit of approximately $6,760 on contributions of land to four entities in which it has a joint venture interest.

     The Company enters into agreements to provide development, project management and golf course operation management services. The Company provided such services to entities in which it has a joint venture interest and recorded net fee revenue of $712, $357 and $256 for the years ended December 31, 2000, 1999 and 1998, respectively. The Company eliminates these fees to the extent of its ownership interest.

     In 1996, the Bighorn property located in Palm Desert, California was sold. In conjunction with the sale, a 50% limited partnership interest in the buyer was received. This interest entitles the Company to receive an allocation of the buyer's future net profits after allocation of preferred returns to other partners as defined in the limited partnership agreement. No amounts have been received under this interest.

     Differences between the Company's investments in joint ventures and the equity in underlying net assets are primarily attributable to acquisition purchase accounting, agreed upon values among the Partners

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

for contributed assets and other basis differences. The aggregate condensed financial information reflects the financial information of the unconsolidated joint ventures and is summarized as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------    -------
ASSETS
Real estate inventories.....................................  $ 81,237    $63,531
Property and equipment, net.................................    13,046     11,451
Other assets................................................    15,552      6,954
                                                              --------    -------
     Total assets...........................................  $109,835    $81,936
                                                              ========    =======
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable, deposits and other liabilities............  $ 23,950    $10,301
Notes and mortgages payable.................................     1,000      7,313
                                                              --------    -------
     Total liabilities......................................    24,950     17,614
Capital -- other partners...................................    41,943     31,740
Capital -- the Company......................................    42,942     32,582
                                                              --------    -------
     Total liabilities and partners' capital................  $109,835    $81,936
                                                              ========    =======

                                                                 DECEMBER 31,
                                                         ----------------------------
                                                          2000       1999       1998
                                                         -------    -------    ------
COMBINED RESULTS OF OPERATIONS
Revenues...............................................  $18,138    $10,537    $9,026
                                                         =======    =======    ======
Net earnings...........................................  $ 1,104    $   178    $3,288
                                                         =======    =======    ======
Equity in earnings of unconsolidated ventures..........  $   478    $    95    $1,589
                                                         =======    =======    ======

10. SENIOR SECURED CREDIT FACILITY

     The outstanding balances of the senior secured credit facility consist of the following:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Amortizing term loan........................................  $250,000    $200,000
Revolving line of credit....................................    39,000      86,630
                                                              --------    --------
                                                              $289,000    $286,630
                                                              ========    ========

     In June 1999, the Company consolidated, amended and restated its senior secured credit facilities. The Consolidated, Amended and Restated Senior Secured Facilities Credit Agreement (the Senior Facility) consisted of a $200,000 amortizing term loan and a $175,000 revolving loan, which initially accrued interest at the lower of the lender's "base rate" plus .5% or the Eurodollar base rate plus 3%, payable monthly in arrears. In connection with the amendment and restatement, $1,709 in unamortized debt issue costs of the prior senior secured credit facilities is included as additional loan costs of the Senior Facility. The Company incurred fees of $250, $139 and $295 assessed by the lender on the available revolving line of credit for December 31, 2000, 1999 and 1998, respectively.

     In April 2000, the Company amended and restated its senior secured credit facility. The new Senior Secured Facility Agreement provides for a $250,000 amortizing term loan and a $200,000 revolving loan.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

The loans mature in February 2004, and the initial interest rate is the lender's "base rate" plus a spread of .25% or the Eurodollar base rate plus a spread of 2.75%, payable in arrears. The lender's and Eurodollar base rates can be reduced by up to .25% and .50%, respectively, if certain conditions are met. The term loan and revolving line are cross-collateralized by blanket first mortgages and liens on substantially all assets of the Company. In connection with the amendment and restatement, $6,945 in unamortized debt issue costs was recorded as additional loan cost of the new Senior Facility.

     The term loan agreement requires semi-annual principal installments of $5,000 commencing on January 31, 2002. The revolving loan agreement allows for prepayments and additional borrowings to the maximum amount, provided an adequate collateral borrowing base is maintained. The revolving loan allows an allocation of the unused balance for issuance of a maximum of $30,000 for stand-by letters of credit. Outstanding letters of credit approximated $3,166 at December 31, 2000.

11. FINANCE SUBSIDIARY DEBT

     Finance subsidiary debt consists of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Consolidated and restated loan..............................  $72,495    $    --
Land acquisition loan.......................................       --     42,374
Subordinated loan...........................................       --     53,870
                                                              -------    -------
                                                              $72,495    $96,244
                                                              =======    =======

     In April 1998, CFC entered into an agreement with an institutional lender to borrow a base amount of $50,500 to fund a portion of the purchase of WELCO's ownership interest. The subordinated loan accrued interest at a rate of 17% per annum payable monthly in arrears at a rate of 10% per annum, with the excess accrual of 7% interest added to the principal amount.

     In March 1999, in connection with the acquisition of non-contiguous land in Palm Beach and Martin Counties, Florida, CFC entered into an $85,500 land acquisition loan from a consortium of lenders secured by a first lien on property held. The loan accrued interest at the respective principal portions of the loan balances at LIBOR plus 3% and LIBOR plus 6%. Interest is payable monthly in arrears. At December 31, 1999, the rate range was 8.8% to 11.8%.

     In August 2000, CFC repaid the portion of the land loan due to the lead lender and entered into an agreement with the remaining participant to consolidate, amend and restate the remaining portion of the land acquisition loan and the $50,500 subordinated loan. The Consolidated, Amended and Restated Loan aggregates $72,495 and is secured by substantially all of CFC's assets, excluding the $43,879 in Watermark Junior Subordinated Notes. The loan is guaranteed by a Watermark shareholder, which is collateralized by certain shareholders' ownership interest and is non-recourse to the Company. The loan accrues interest at a rate of LIBOR plus 6.0%, payable monthly in arrears and matures in December 2002. The agreement contains significant restrictions with respect to payment of distributions and use of proceeds from liquidation of assets and acquisition of assets.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

12. MORTGAGES AND NOTES PAYABLE

     Mortgages and notes payable consist of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------    -------
Bequia/Salerno/Verona $48,200 construction loan.............  $     --    $24,460
Caribe/Sorrento/Montenero/Harbor Towers II $94,250
  construction loans........................................    43,969      1,870
Trieste/Seasons/Montego/The Pointe $107,880 construction
  loans.....................................................    15,278         --
Wildcat Run of Lee County, Inc. $4,030 promissory note......     1,725      2,465
JYC Holdings, Inc. $11,954 loans............................    10,051     11,051
Cape Marco $13,000 purchase money mortgage loan.............    13,000         --
Naples Cay $10,500 purchase money mortgage loan.............        --      8,800
Sun City Center amenities $27,000 promissory note...........    26,558     26,845
Burnt Store Marina amenities $6,320 promissory note.........     4,837      5,055
Other mortgage loans and promissory notes...................        --      2,787
                                                              --------    -------
                                                              $115,418    $83,333
                                                              ========    =======

     The Bequia/Salerno/Verona, Caribe/Sorrento/Montenero/Harbor Towers II and Trieste/Seasons/ Montego/The Pointe construction loans represent amounts payable to commercial banks. The loans are collateralized by first mortgages, and interest is payable monthly in arrears at rates based on the bank's prime, Eurodollar or LIBOR rate. The interest rates at December 31, 2000 range from approximately 8.69% to 9.75%. The Bequia/Salerno/Verona loan was repaid in May 2000. The Caribe/Sorrento/ Montenero/Harbor Towers II loan matures November 2001. The Trieste/Seasons/ Montego/The Pointe loan matures December 2002.

     In connection with acquiring the real estate assets and equity club memberships in the Wildcat Run community, Wildcat Run of Lee County, Inc., a wholly owned subsidiary of BCG, entered into a promissory note payable to the seller. The note is collateralized by the related investment in golf equity and social memberships and accrues interest at 7% commencing December 1998. The note matures in November 2002 and requires principal payments upon the sale of each collateralized membership and the principal balance is non-recourse.

     In connection with acquiring land known as Naples Cay, BCG entered into a purchase money mortgage loan payable to the seller. The loan was repaid in June 2000.

     Sun City Center amenities promissory note is collateralized by the Sun City Center golf courses, country club and recreational facilities. The note was amended and restated in July 1999, and note balance increased from $24,000 to $27,000. Interest is payable monthly in arrears at 30-day LIBOR plus 3.2% (9.8% at December 31, 2000) and the loan is due on August 1, 2004.

     Burnt Store Marina amenities promissory note is unsecured. Interest is payable monthly in arrears at a prime rate plus 1%, as calculated annually April 1 (10.0% at April 1, 2000) and the loan is due on April 1, 2002.

     In connection with acquiring the real estate assets of the Jupiter Yacht Club community in Palm Beach County, Florida, JYC Holdings, Inc., a wholly owned subsidiary of BCG, entered into promissory notes payable to the seller for $1,000 and $6,704, and assumed a $4,250 mortgage and note payable to an institutional lender. The $1,000 promissory note is non-interest bearing, is secured by a performance bond, and matures in February 2002. The $6,704 promissory note and outstanding accrued interest, totaling

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

$6,801 was assigned by the seller to a commercial bank. This $6,801 note accrues interest at the bank's prime rate plus .75%, is payable monthly commencing July 1999, and matures February 2001. The $4,250 mortgage note accrues interest at 8.0%, requires annual payments of principal and accrued interest, and matures October 2002.

     In connection with acquiring land known as Cape Marco in Marco Island, Florida, the Company and BCG collectively entered into a loan agreement with a commercial bank. The loan is collateralized by a first mortgage on the property. Interest is payable monthly in arrears at the bank's prime rate or LIBOR plus 2.75%. The interest rate at December 31, 2000 was 9.5%, and the loan matures in October 2003.

     Other mortgage loans consisted primarily of notes payable to individuals for real estate purchases. Interest charged varies with each note, ranging from approximately 6% to 12% per annum. Maturity dates range from less than 1 year to approximately 3 years. During 2000, all of these loans were repaid.

13. SUBORDINATED NOTES

     Subordinated notes consist of the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
13% related party subordinated notes maturing June 30,
  2004......................................................  $42,000    $42,000
15% subordinated note maturing January 1, 2004..............   10,618     10,618
Prime plus 3.0% related party subordinated notes maturing
  May 2001 (interest rate of 12.5% at December 31, 2000)....      884        884
Prime plus 2.5% related party subordinated notes maturing
  May 2001 (interest rate of 12% at December 31, 2000)......    3,508      3,508
                                                              -------    -------
          Total.............................................  $57,010    $57,010
                                                              =======    =======

     These notes are subordinated to substantially all other debt, and the 15% subordinated note has payment priority over the related party subordinated notes.

14. DEBT MATURITIES

     Aggregate maturities of the senior secured credit facilities, finance subsidiary debt, mortgages and notes payable and subordinated notes are as follows:

2001......................................................  $ 56,673
2002......................................................   106,715
2003......................................................    23,370
2004......................................................   347,165
2005......................................................        --
                                                            --------
          Total...........................................  $533,923
                                                            ========

15. COMMUNITY DEVELOPMENT DISTRICT OBLIGATIONS

     In connection with development of the Coral Springs, Heron Bay, Parkland, Pelican Landing, Pelican Marsh, Pelican Sound, Tiburon and Gateway communities, which are in various stages of development, bond financing is utilized to construct certain on-site and off-site infrastructure improvements, including major roadway and water management systems and certain amenities. Bond financing is obtained through the establishment of a community development district, a local governmental entity. Although the Company is not obligated directly to repay some of the bonds, it guarantees district shortfalls under certain

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

bond debt service agreements. User fees and special assessments payable upon sale of property benefited by the underlying improvements are designed to fund bond debt service, including principal and interest payments, as well as district operating and maintenance cost.

     The amount of bond obligations that have been issued over several years with respect to the Company's communities total $177,500 and $156,832 at December 31, 2000 and 1999, respectively. The Company has accrued $26,944 and $36,864 as of December 31, 2000 and 1999, respectively, as its estimate of the amount of bond obligations that it may be required to fund. The Company could be required to fund guarantees of district shortfalls if such shortfalls exceed the Company's estimates. Bond obligations at December 31, 2000 mature from 2004 to 2031.

16. INCOME TAXES

     The provision for income taxes consists of the following:

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------------------
                                                          2000        1999        1998
                                                        --------    --------    --------
Current:
  Federal.............................................  $29,790     $12,554     $ 9,706
  State...............................................    6,260       3,176       1,552
                                                        -------     -------     -------
                                                         36,050      15,730      11,258
                                                        -------     -------     -------
Deferred:
  Federal.............................................   14,072      11,947       1,392
  State...............................................    2,340       1,986         231
                                                        -------     -------     -------
                                                         16,412      13,933       1,623
                                                        -------     -------     -------
Release of valuation allowance........................       --     (35,225)         --
                                                        -------     -------     -------
Total.................................................  $52,462     $(5,562)    $12,881
                                                        =======     =======     =======

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

     On June 29, 1999, the Company merged its commonly controlled, wholly-owned subsidiaries WCI LP and FDC and renamed the surviving entity WCI Communities, Inc. As a result, BCG no longer files as a separate consolidated tax group and is included in the consolidated tax returns of the Company for the years ended December 31, 2000 and 1999. The net deferred income tax (liability)/asset consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------    -------
Deferred tax assets:
  Net unrealized built-in losses............................  $ 15,338    $16,398
  AMT credit................................................        --      6,933
  Accruals..................................................     3,843      2,604
  Deferred income...........................................        84         42
  Amenities.................................................       437         --
                                                              --------    -------
          Total deferred tax assets.........................    19,702     25,977
                                                              --------    -------
Deferred tax liabilities:
  Amenities.................................................        --        568
  Real estate inventories...................................    15,402      7,457
  Investments in joint ventures.............................     2,173        783
  Property and equipment....................................    16,847     15,943
  Intangibles...............................................       995        231
                                                              --------    -------
                                                                35,417     24,982
                                                              --------    -------
          Net deferred income tax (liability)/asset.........  $(15,715)   $   995
                                                              ========    =======

     The deferred tax asset is adjusted by a valuation allowance if, based on the weight of available evidence, it is more likely than not that a portion or all of the deferred tax asset will not be realized. For the year ended December 31, 1999, the deferred tax allowance of $35,225 was released due to a change in realizability. The basis for the release of the deferred tax allowance results from improved profitability during 1999 and increasing taxable income, resulting in cumulative taxable income over the prior two years and the current year, and forecasts projecting future taxable income. However, utilization of the unrealized built-in losses is limited to approximately $8,369 each year for five years beginning with the year of ownership change. Utilization of net operating losses and net unrealized built-in losses may be further limited in the event of an ownership change of BCG and/or the Company.

     A reconciliation of the statutory rate and the effective tax rate follows:

                                                                   DECEMBER 31,
                                                                % OF PRE-TAX INCOME
                                                              -----------------------
                                                              2000     1999     1998
                                                              -----    -----    -----
Statutory rate..............................................   35.0     35.0     35.0
State income taxes, net of federal income tax benefit.......    3.6      3.6      3.6
Change in valuation allowance...............................     --    (47.9)   (16.1)
Other.......................................................    0.4      1.7      0.6
                                                              -----    -----    -----
     Effective rate.........................................   39.0     (7.6)    23.1
                                                              =====    =====    =====

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

17. STOCK OPTION PLANS

  (In thousands of dollars, except share data)

     In December 1998, a stock option plan was approved for certain key employees. The plan is administered by a committee of three directors (the "Committee") who determine the employees eligible to participate and the number of shares for which options are to be granted. The maximum number of shares available to be granted as of December 31, 2000 were an aggregate 2,000,000 common shares in the Company's parent, Watermark. Under the terms of the plan, generally, the option exercise price is equal to the fair market value of the share of common stock on the date of grant and the options expire not more than 10 years after the date of grant. During 2000, 1999 and 1998, 430,750, 316,490 and 1,060,695 options to purchase Watermark common stock were granted at an $8.63 option price, respectively. The exercise price is believed by management to be equal to the fair market value at date of grant and accordingly, no compensation cost was recorded. The majority of these options are classified as qualified incentive stock options under the Internal Revenue Code. Options vest from grant date over five years and are exercisable within ten years of the grant date, at which time the options will expire.

     In 1998, the Company adopted the 1998 Watermark Communities, Inc. Non-Employee Director's Stock Incentive Plan, pursuant to which non-qualified stock options to purchase up to 150,000 shares of the common stock of Watermark Communities may be granted to non-employee directors of Watermark Communities or any of its subsidiaries. The Compensation Committee administers the plan, and will from time to time grant options under the plan in such form and having such terms, conditions and limitations as the committee may determine in accordance with the plan. Participants may defer all or a portion of their directors' meeting fees to apply to the exercise price of vested shares in the plan. During 2000, 1999 and 1998, 0, 20,000 and 40,000 options to purchase Watermark common stock were granted at an $8.63 option price, respectively. The exercise price is believed by management to be equal to the fair market value at date of grant and accordingly, no compensation cost was recorded. Options vest from grant date over 3 years and are exercisable within 10 years from grant date at which time the options expire. As of December 31, 2000 the weighted average remaining life is 8.5 years.

     The activity related to the options in the stock option plans is summarized as follows:

                                                  WEIGHTED
                                                   AVERAGE            NUMBER OF OPTIONS
                                      EXERCISE    EXERCISE    FOR THE YEARS ENDED DECEMBER 31,
                                        PRICE       PRICE     ---------------------------------
                                      PER SHARE   PER SHARE     2000        1999        1998
                                      ---------   ---------   ---------   ---------   ---------
Outstanding beginning of year.......    $8.63       $8.63     1,238,790   1,100,695          --
Granted.............................     8.63        8.63       430,750     336,490   1,100,695
Exercised...........................     8.63        8.63        (2,187)     (3,014)         --
Canceled............................     8.63        8.63      (101,071)   (195,381)         --
                                        -----       -----     ---------   ---------   ---------
Outstanding options -- end of
  year..............................    $8.63       $8.63     1,566,282   1,238,790   1,100,695
                                        =====       =====     =========   =========   =========
Options exercisable -- end of
  year..............................    $8.63       $8.63       660,102     564,747     298,474
                                        =====       =====     =========   =========   =========

     The exercise price per share and weighted average exercise price per share remained constant during 2000, 1999 and 1998.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

     Had the Company elected to recognize compensation expense under the fair value method under Financial Accounting Standards Board Statement No. 123 "Accounting for Stock Based Compensation," pro-forma net income would be as follows:

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------------------
                                                          2000        1999        1998
                                                        --------    --------    --------
Net income:
  As reported.........................................  $81,941     $79,893     $42,929
  Pro-forma...........................................  $81,651     $79,385     $42,691

     These pro-forma amounts may not be representative of the effect on pro-forma net income in future years, since the estimated fair value of stock options is amortized over the vesting period and additional options may be granted in future years.

     The weighted average fair value of options granted during 2000, 1999 and 1998 was $2.77, $2.54 and $2.03, respectively, per share at date of grant. The fair values of options granted were estimated using the Black-Scholes option pricing model with the following assumptions; expected option life of six years, dividend yield of $0 and expected volatility of 0% for each year. The risk free interest rate assumptions range from 5.70% to 6.69%, 5.64% to 6.33%, and 4.56% for 2000, 1999, 1998, respectively.

18. TRANSACTIONS WITH RELATED PARTIES

     Due to the nature of the following relationships, the terms of the respective agreements might not be the same as those, which would result from transactions among wholly unrelated parties. All significant related party transactions require approval by the Company's non-employee board of directors.

     In March 1999, the Company, through CFC, acquired for approximately $219,090 non-contiguous land in Palm Beach and Martin Counties, Florida from a Watermark shareholder. The acquisition was financed primarily through net proceeds from simultaneous resale of certain acquired land to third parties for approximately $116,120, $85,500 loan from a consortium of lenders secured by a first lien on the property held and $17,470 in cash. No gain was recognized by the Company on this transaction. In addition, the Company also remitted $8,100 to an escrow agent for land subject to a right of first refusal for purchase by a third party, which the Company purchased in July 1999. In conjunction with the acquisition, the Company assumed approximately $12,665 of future land improvement obligations.


     Certain shareholders in Watermark provided financial and management consulting services to the Company under management contracts. Management fees totaled $660, $725 and $1,320 for the years ended December 31, 2000, 1999 and 1998, respectively. During 1999, certain of these shareholders became Company employees.


     In 1997, a triple-net lease agreement for an office building was entered into with a related party. The lease term expires in May 2007, and rent of $1,370, $1,078 and $952 was incurred for the years ended December 31, 2000, 1999 and 1998, respectively. Pursuant to five separate lease agreements, a related party leases commercial office space to the Company with lease expirations ranging from January 2001 to January 2002. Payments under the leases aggregated approximately $248 and $274 in 2000 and 1999, respectively.

     In 1998, a land parcel located in Parkland, Florida was sold to a related party for $2,100, and $566 of profit was recognized.

     In 1998, a land parcel located in Palm Beach County, Florida was purchased for $10,049 from a Watermark shareholder.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

     Fees paid to related parties in conjunction with acquisitions amounted to $1,848 for the year ended December 31, 1998.

     On June 15, 1999, CFC sold multi-family residential parcels to a related party for $6,000. As a result of this transaction, $600 of revenue was deferred and approximately $1,517 of profit was recognized.

     In October 1998, FDC distributed a boat to its stockholders. The boat was distributed free and clear of all liens, claims and encumbrances. In connection with the purchase of the boat, FDC incurred $750 of debt to a commercial bank. The loan was repaid in September 2000.


     A related party acquired an airplane, which is being leased from the related party under a shared usage agreement between the related party and the Company. Usage payments totalled $555 for the year ended December 31, 2000. No usage payments were made for 1999.


19. COMMITMENTS AND CONTINGENCIES

     The Company leases building space for its management offices, sales offices and other equipment and facilities. Minimum future commitments under non-cancelable operating leases having a remaining term in excess of one year as of December 31, 2000, are as follows:

2001.......................................................  $ 8,047
2002.......................................................    6,203
2003.......................................................    4,741
2004.......................................................    3,551
2005.......................................................    1,893
Thereafter.................................................    3,434
                                                             -------
                                                             $27,869
                                                             =======

     Rental expense including base and operating cost reimbursements of $10,155, $6,809 and $3,928 was incurred for the years ended December 31, 2000, 1999 and 1998, respectively.

     The Company has surety bond lines with $102,222 outstanding at December 31, 2000 in connection with its land development operations.

     In July 2000, the Company acquired land subject to a $6,000 unsecured obligation to the seller, an unaffiliated party. The obligation is due no later than June 2003. The Company is also responsible for payment of license fees.

     In 1997, land was sold to an unaffiliated party subject to an option agreement, which expires in 2003. The Company is required to repurchase a specified amount of land to be developed annually in accordance with terms of the agreement. The Company incurs annual option fees equal to prime rate plus 9.75%, not to exceed 20% and not less than 18% per annum of the sales value of the land available to be repurchased. Since the sale does not meet the requirements for income recognition, the related inventory is classified as work in process and the repurchase obligations are classified as other liabilities.

     The Company leased the golf course and club facility at Pelican's Nest through July 1999. Lease fees of approximately $1,339 and $1,923 were incurred for the years ended December 31, 1999 and 1998, respectively.


     From time to time, the Company has been involved in various litigation matters involving ordinary and routine claims incidental to its business. In addition, in May 2000, individuals filed a lawsuit against the Company, which seeks class action status, and arising out of a preferred builder program under which plaintiffs purchased vacant lots and then contracted with a builder of their choice to construct a residence on their lots. In consideration of the extensive costs incurred by the Company associated with the

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)


marketing, sales and advertising of the community for the benefit of the builders, who participated in the program, these builders were required to pay a marketing fee to the Company based on a percentage of the construction cost of the home. Plaintiffs assert that the Company had an obligation to disclose to them that the preferred builder would pay a marketing fee to the Company. The Company has objected to the certification of this lawsuit as a class action. The plaintiffs have demanded unspecified money damages and have alleged, among other things, violation of the federal Racketeering, Influenced and Corrupt Organizations Act and the Real Estate Settlement Procedures Act. Since the Court has not yet ruled on whether to certify this lawsuit as a class, this litigation is still in its early stages, the Company is not yet able to determine whether the resolution of this matter will have a material adverse effect on the Company's financial condition or results of operations, although Company believes it has meritorious defenses and intends to vigorously defend this action.


     In accordance with various amenity and equity club documents, the Company operates the facilities until control of the amenities are transferred to the membership. In addition, the Company is required to fund the cost of constructing club facilities and acquiring related equipment and to support operating deficits prior to turnover.

     The Company may be responsible for funding certain condominium, homeowner and foundation deficits in the ordinary course of business. The Company does not currently believe these obligations will have any material adverse effect on its financial position or results of operations and cash flows.

20. SUBSEQUENT EVENTS

     In January 2001, the Company purchased 463 acres in north Naples for approximately $29,000, where the Company plans to develop a luxury golf community. The Company also purchased five acres in north Dade County for $20,000, where the Company plans to construct a tower residence.

21. SUPPLEMENTAL GUARANTOR INFORMATION


     The Company issued $250,000 of 10.625% senior subordinated notes on February 14, 2001. The proceeds of these notes will be used to repay existing debt and extinguish land repurchase liabilities. Future obligations to pay principal and interest will be guaranteed fully and unconditionally by the Company's wholly owned subsidiaries, including its only significant subsidiary, BCG. Separate financial statements of the guarantors are not provided, as subsidiaries guarantors are 100% owned by the Company and guarantees are full, unconditional, joint and several. Supplemental consolidating financial information of the Company, specifically including such information for the future guarantors is presented below. The Company's non-guarantor subsidiary is considered minor and accordingly not presented separately in the consolidating financial information. The non-guarantor subsidiary's assets, stockholder's equity and revenue were approximately $2,977, $417, and $4,270 at December 31, 2000 and for the year then ended and $3,815, $6, and $4,211 at December 31, 1999 and for the year then ended, respectively.

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                          CONSOLIDATING BALANCE SHEET

                                                                 DECEMBER 31, 2000
                                            -----------------------------------------------------------
                                                                                           CONSOLIDATED
                                                WCI                                            WCI
                                            COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                INC.        SUBSIDIARIES      ENTRIES          INC.
                                            ------------    ------------    -----------    ------------
ASSETS
Cash and cash equivalents.................   $   49,143       $  6,594       $      --      $   55,737
Restricted cash...........................        1,549         13,972              --          15,521
Contracts receivable......................      155,882         72,860              --         228,742
Mortgage notes and accounts receivable....       17,775         16,439            (892)         33,322
Real estate inventories...................      405,809        243,198              --         649,007
Investments in amenities..................        9,849         24,983              --          34,832
Property and equipment....................       25,513         55,804              --          81,317
Investments in joint ventures.............       10,712         25,080              --          35,792
Investment in guarantor subsidiaries......      192,904             --        (192,904)             --
Investment in parent entities.............           --         44,572         (44,572)             --
Other assets..............................      118,274         30,336        (102,159)         46,451
Goodwill and other intangible assets......       23,263          9,112              --          32,375
                                             ----------       --------       ---------      ----------
          Total assets....................   $1,010,673       $542,950       $(340,527)     $1,213,096
                                             ==========       ========       =========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses.....   $  105,352       $ 41,972       $    (892)     $  146,432
Customer deposits and other liabilities...       92,185        173,295         (94,620)        170,860
Deferred income tax liabilities...........       23,254             --          (7,539)         15,715
Community development district
  obligations.............................       26,944             --              --          26,944
Senior secured credit facilities..........      289,000             --              --         289,000
Finance subsidiary debt...................           --         72,495              --          72,495
Mortgages and notes payable...............       53,134         62,284              --         115,418
Subordinated notes........................      100,783             --         (43,773)         57,010
                                             ----------       --------       ---------      ----------
                                                690,652        350,046        (146,824)        893,874
                                             ==========       ========       =========      ==========
Commitments and contingencies
Shareholders' equity......................      320,021        192,904        (193,703)        319,222
                                             ----------       --------       ---------      ----------
          Total liabilities and
            shareholders' equity..........   $1,010,673       $542,950       $(340,527)     $1,213,096
                                             ==========       ========       =========      ==========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                       CONSOLIDATING STATEMENT OF INCOME

                                                       FOR THE YEAR ENDED DECEMBER 31, 2000
                                            -----------------------------------------------------------
                                                                                           CONSOLIDATED
                                                WCI                                            WCI
                                            COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                INC.        SUBSIDIARIES      ENTRIES          INC.
                                            ------------    ------------    -----------    ------------
REVENUES
Homebuilding..............................    $465,816        $148,849       $     --        $614,665
Parcel and lot............................      88,169          42,749             --         130,918
Amenity membership and operations.........      18,632          52,342             --          70,974
Real estate services and other............      10,831          60,180         (5,416)         65,595
                                              --------        --------       --------        --------
          Total revenues..................     583,448         304,120         (5,416)        882,152
                                              --------        --------       --------        --------
COSTS OF SALES
Homebuilding..............................     337,969         107,417             --         445,386
Parcel and lot............................      35,442          23,935             --          59,377
Amenity membership and operations.........       8,726          47,094             --          55,820
Real estate services and other............         644          45,707             --          46,351
                                              --------        --------       --------        --------
          Total costs of sales............     382,781         224,153             --         606,934
                                              --------        --------       --------        --------
          Contribution margin.............     200,667          79,967         (5,416)        275,218
                                              --------        --------       --------        --------
OTHER EXPENSES
Interest expense, net.....................      42,186           6,593         (5,416)         43,363
Selling, general, administrative and
  other...................................      65,529          14,954             --          80,483
Real estate taxes, net....................       6,419           2,896             --           9,315
Depreciation and amortization.............       2,628           1,797             --           4,425
Amortization of goodwill and intangible
  asset...................................       1,801           1,428             --           3,229
                                              --------        --------       --------        --------
          Total other expenses............     118,563          27,668         (5,416)        140,815
                                              --------        --------       --------        --------
Income before income taxes and equity in
  income of guarantor subsidiaries........      82,104          52,299             --         134,403
Income tax expense........................     (31,833)        (20,629)            --         (52,462)
Equity in income of guarantor
  subsidiaries, net of tax................      31,670              --        (31,670)             --
                                              --------        --------       --------        --------
Net income................................    $ 81,941        $ 31,670       $(31,670)       $ 81,941
                                              ========        ========       ========        ========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              FOR THE YEAR ENDED DECEMBER 31, 2000
                                                   -----------------------------------------------------------
                                                                                                  CONSOLIDATED
                                                       WCI                                            WCI
                                                   COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                       INC.        SUBSIDIARIES      ENTRIES          INC.
                                                   ------------    ------------    -----------    ------------
Cash flows from operating activities:
  Net income.....................................   $  81,941        $ 31,670       $(31,670)      $  81,941
  Adjustments to reconcile net income to net cash
    (used) provided by operating activities:
    Depreciation and amortization................       7,114           5,170             --          12,284
    Gain on disposal of property and equipment...      (4,507)             --             --          (4,507)
    (Earnings) losses from investments in joint
      ventures, net of write-offs................      (2,682)          1,362             --          (1,320)
    Contributions to investments in joint
      ventures, net..............................         (23)         (9,055)            --          (9,078)
    Equity in earnings of guarantor
      subsidiaries...............................     (31,670)             --         31,670              --
    Distributions from guarantor subsidiaries....      14,364              --        (14,364)             --
  Changes in assets and liabilities:
    Restricted cash..............................       4,369          (3,225)            --           1,144
    Contracts and accounts receivable............    (130,642)          9,702           (174)       (121,114)
    Real estate inventories......................     (22,999)        (25,549)            --         (48,548)
    Investments in amenities.....................          97           9,015             --           9,112
    Other assets.................................     (44,589)          3,968         28,684         (11,937)
    Accounts payable and accrued expenses........      48,673           9,193            174          58,040
    Customer deposits and other liabilities......      33,813          53,897        (40,649)         47,061
    Deferred income tax liabilities..............       5,305              --         10,410          15,715
                                                    ---------        --------       --------       ---------
      Net cash (used) provided by operating
         activities..............................     (41,436)         86,148        (15,919)         28,793
                                                    ---------        --------       --------       ---------
Cash flows from investing activities:
  Principal reductions on mortgages and notes
    receivable...................................         953             809             --           1,762
  Disposals of (additions to) property and
    equipment....................................       8,591         (20,680)            --         (12,089)
  Proceeds from sale of property and equipment...      14,175              --             --          14,175
  Payment for purchase of assets of real estate
    brokerages...................................          --          (4,064)            --          (4,064)
                                                    ---------        --------       --------       ---------
      Net cash provided (used) by investing
         activities..............................      23,719         (23,935)            --            (216)
                                                    ---------        --------       --------       ---------
Cash flows from financing activities:
  Net borrowings on senior secured credit
    facilities...................................       2,370              --             --           2,370
  Net borrowings (repayments) on mortgages and
    notes payable................................      43,863         (13,334)         1,556          32,085
  Net repayments on finance subsidiary debt......          --         (26,367)            --         (26,367)
  Net reductions on community development
    district obligations.........................      (6,650)         (3,270)            --          (9,920)
  Debt issue costs...............................      (2,694)         (1,587)            --          (4,281)
  Distribution to shareholder, net...............          --         (14,363)        14,363              --
  Purchase of Watermark common stock from
    employees....................................        (446)             --             --            (446)
  Other..........................................         227              --             --             227
                                                    ---------        --------       --------       ---------
      Net cash provided (used) by financing
         activities..............................      36,670         (58,921)        15,919          (6,332)
                                                    ---------        --------       --------       ---------
Net increase in cash and cash equivalents........      18,953           3,292             --          22,245
Cash and cash equivalents at beginning of year...      30,190           3,302             --          33,492
                                                    ---------        --------       --------       ---------
Cash and cash equivalents at end of year.........   $  49,143        $  6,594       $     --       $  55,737
                                                    =========        ========       ========       =========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                          CONSOLIDATING BALANCE SHEET

                                                                 DECEMBER 31, 1999
                                            -----------------------------------------------------------
                                                                                           CONSOLIDATED
                                                WCI                                            WCI
                                            COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                INC.        SUBSIDIARIES      ENTRIES          INC.
                                            ------------    ------------    -----------    ------------
ASSETS
Cash and cash equivalents.................    $ 30,190        $  3,302       $      --      $   33,492
Restricted cash...........................       5,918          10,747              --          16,665
Contracts receivable......................      25,844          92,825              --         118,669
Mortgage notes and accounts receivable....      18,124           6,986          (1,067)         24,043
Real estate inventories...................     376,810         217,649              --         594,459
Investments in amenities..................       9,946          33,998              --          43,944
Property and equipment....................      46,400          35,988              --          82,388
Investments in joint ventures.............       8,007          17,387              --          25,394
Investment in guarantor subsidiaries......     175,598              --        (175,598)             --
Investment in parent entities.............          --          44,572         (44,572)             --
Other assets..............................      82,317          25,939         (73,475)         34,781
Goodwill and other intangible assets......      16,423          13,841              --          30,264
                                              --------        --------       ---------      ----------
          Total assets....................    $795,577        $503,234       $(294,712)     $1,004,099
                                              ========        ========       =========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses.....    $ 56,679        $ 35,359       $  (1,066)     $   90,972
Customer deposits and other liabilities...      52,372         117,145         (53,971)        115,546
Deferred income tax liabilities...........      17,949              --         (17,949)             --
Community development district
  obligations.............................      33,594           3,270              --          36,864
Senior secured credit facilities..........     286,630              --              --         286,630
Finance subsidiary debt...................          --          96,244              --          96,244
Mortgages and notes payable...............       9,271          75,618          (1,556)         83,333
Subordinated notes........................     100,783              --         (43,773)         57,010
                                              --------        --------       ---------      ----------
                                               557,278         327,636        (118,315)        766,599
                                              ========        ========       =========      ==========
Commitments and contingencies
Shareholders' equity......................     238,299         175,598        (176,397)        237,500
                                              --------        --------       ---------      ----------
          Total liabilities and
            shareholders' equity..........    $795,577        $503,234       $(294,712)     $1,004,099
                                              ========        ========       =========      ==========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                       CONSOLIDATING STATEMENT OF INCOME

                                                       FOR THE YEAR ENDED DECEMBER 31, 1999
                                            -----------------------------------------------------------
                                                                                           CONSOLIDATED
                                                WCI                                            WCI
                                            COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                INC.        SUBSIDIARIES      ENTRIES          INC.
                                            ------------    ------------    -----------    ------------
REVENUES
Homebuilding..............................    $291,792        $137,045       $     --        $428,837
Parcel and lot............................      76,339          55,334             --         131,673
Amenity membership and operations.........      43,636          32,671             --          76,307
Real estate services and other............       4,378          46,152         (5,931)         44,599
                                              --------        --------       --------        --------
          Total revenues..................     416,145         271,202         (5,931)        681,416
                                              --------        --------       --------        --------
COSTS OF SALES
Homebuilding..............................     233,200          91,591             --         324,791
Parcel and lot............................      35,092          40,773             --          75,865
Amenity membership and operations.........      32,741          30,855             --          63,596
Real estate services and other............       4,632          15,566           (522)         19,676
                                              --------        --------       --------        --------
          Total costs of sales............     305,665         178,785           (522)        483,928
                                              --------        --------       --------        --------
          Contribution margin.............     110,480          92,417         (5,409)        197,488
                                              --------        --------       --------        --------
OTHER EXPENSES
Interest expense, net.....................      34,792          13,238         (5,409)         42,621
Selling, general, administrative and
  other...................................      47,427          17,053             --          64,480
Real estate taxes, net....................       5,398           2,183             --           7,581
Depreciation and amortization.............       3,805             593             --           4,398
Amortization of goodwill and intangible
  asset...................................       1,986             397             --           2,383
                                              --------        --------       --------        --------
          Total other expenses............      93,408          33,464         (5,409)        121,463
                                              --------        --------       --------        --------
Income before income taxes, equity in
  income of guarantor subsidiaries and
  extraordinary
  item....................................      17,072          58,953             --          76,025
Income tax (expense) benefit..............      (6,528)         12,090             --           5,562
Equity in income of guarantor
  subsidiaries, net of tax................      69,349              --        (69,349)             --
                                              --------        --------       --------        --------
Income before extraordinary item..........      79,893          71,043        (69,349)         81,587
Extraordinary item
  Net loss on debt restructuring..........          --          (1,694)            --          (1,694)
                                              --------        --------       --------        --------
Net income................................    $ 79,893        $ 69,349       $(69,349)       $ 79,893
                                              ========        ========       ========        ========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              FOR THE YEAR ENDED DECEMBER 31, 1999
                                                   -----------------------------------------------------------
                                                                                                  CONSOLIDATED
                                                       WCI                                            WCI
                                                   COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                       INC.        SUBSIDIARIES      ENTRIES          INC.
                                                   ------------    ------------    -----------    ------------
Cash flows from operating activities:
  Net income.....................................    $ 79,893       $  69,349       $(69,349)      $  79,893
  Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
    Release of tax asset valuation allowance.....     (30,296)         11,796             --         (18,500)
    Depreciation and amortization................       6,961           2,868             --           9,829
    Net loss on debt restructuring...............          --           1,694             --           1,694
    Losses (earnings) from investments in joint
      ventures, net of write-offs................         266            (210)            --              56
    (Contributions to) distributions from
      investments in joint ventures, net.........        (350)            505             --             155
    Equity in earnings of guarantor
      subsidiaries...............................     (69,349)             --         69,349              --
    Distributions from guarantor subsidiaries....       4,966              --         (4,966)             --
  Changes in assets and liabilities:
    Restricted cash..............................      (2,936)          8,079             --           5,143
    Contracts and accounts receivable............      36,052          38,797        (14,080)         60,769
    Real estate inventories......................     (22,228)       (116,702)            --        (138,930)
    Investments in amenities.....................      26,595         (21,674)            --           4,921
    Other assets.................................      (6,794)        (22,828)        48,854          19,232
    Accounts payable and accrued expenses........     (19,349)          6,458          8,880          (4,011)
    Customer deposits and other liabilities......     (10,248)         45,948        (36,929)         (1,229)
    Deferred income tax liabilities..............      17,949            (123)       (17,826)             --
                                                     --------       ---------       --------       ---------
      Net cash provided by operating
        activities...............................      11,132          23,957        (16,067)         19,022
                                                     --------       ---------       --------       ---------
Cash flows from investing activities:
  (Additions to) principal reductions on
    mortgages and notes receivable...............      (8,245)          2,353         13,744           7,852
  Disposals of (additions to) property and
    equipment....................................      23,523         (35,356)            --         (11,833)
  Other..........................................          --           3,000             --           3,000
  Payment for purchase of assets of real estate
    brokerages...................................          --            (350)            --            (350)
                                                     --------       ---------       --------       ---------
      Net cash provided (used) by investing
        activities...............................      15,278         (30,353)        13,744          (1,331)
                                                     --------       ---------       --------       ---------
Cash flows from financing activities:
  Net borrowings on senior secured credit
    facilities...................................      60,750              --             --          60,750
  Net repayments on mortgages and notes
    payable......................................     (52,067)           (269)        (1,556)        (53,892)
  Net reductions on community development
    district obligations.........................      (3,333)         (2,280)            --          (5,613)
  Net borrowings on finance subsidiary debt......          --           4,704             --           4,704
  Debt issue costs...............................      (8,000)         (2,857)            --         (10,857)
  Distribution to shareholder, net...............          --          (4,966)         4,966              --
  Purchase of Watermark common stock from
    employees....................................        (349)             --             --            (349)
  Other..........................................       1,087              --         (1,087)             --
                                                     --------       ---------       --------       ---------
    Net cash used by financing activities........      (1,912)         (5,668)         2,323          (5,257)
                                                     --------       ---------       --------       ---------
Net increase (decrease) in cash and cash
  equivalents....................................      24,498         (12,064)            --          12,434
Cash and cash equivalents at beginning of year...       5,692          15,366             --          21,058
                                                     --------       ---------       --------       ---------
Cash and cash equivalents at end of year.........    $ 30,190       $   3,302       $     --       $  33,492
                                                     ========       =========       ========       =========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                       CONSOLIDATING STATEMENT OF INCOME

                                                       FOR THE YEARS ENDED DECEMBER 31, 1998
                                            -----------------------------------------------------------
                                                                                           CONSOLIDATED
                                                WCI                                            WCI
                                            COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                INC.        SUBSIDIARIES      ENTRIES          INC.
                                            ------------    ------------    -----------    ------------
REVENUES
Homebuilding..............................    $123,650        $127,914       $     --        $251,564
Parcel and lot............................     131,550           8,457             --         140,007
Amenity membership and operations.........      15,332          17,792             --          33,124
Real estate services and other............       6,342          23,299         (5,973)         23,668
                                              --------        --------       --------        --------
          Total revenues..................     276,874         177,462         (5,973)        448,363
                                              --------        --------       --------        --------
COSTS OF SALES
Homebuilding..............................      93,865          87,601             --         181,466
Parcel and lot............................      81,186           6,847             --          88,033
Amenity membership and operations.........      14,461          17,075             --          31,536
Real estate services and other............       8,609           8,059         (3,275)         13,393
                                              --------        --------       --------        --------
          Total costs of sales............     198,121         119,582         (3,275)        314,428
                                              --------        --------       --------        --------
          Contribution margin.............      78,753          57,880         (2,698)        133,935
                                              --------        --------       --------        --------
OTHER EXPENSES
Interest expense, net.....................      14,094          22,425         (1,899)         34,620
Selling, general, administrative and
  other...................................      20,935           8,917             --          29,852
Real estate taxes, net....................       5,198           2,325             --           7,523
Depreciation and amortization.............       2,531              --             --           2,531
Stock plan expense........................       4,423              --             --           4,423
Dividend on redeemable preferred stock....          --             922             --             922
                                              --------        --------       --------        --------
          Total other expenses............      47,181          34,589         (1,899)         79,871
                                              --------        --------       --------        --------
Income before income taxes, equity in
  income of guarantor subsidiaries and
  extraordinary
  item....................................      31,572          23,291           (799)         54,064
Income tax expense........................     (12,881)             --             --         (12,881)
Equity in income of guarantor
  subsidiaries, net of tax................      24,278              --        (24,278)             --
                                              --------        --------       --------        --------
Income before extraordinary item..........      42,969          23,291        (25,077)         41,183
Excess of carrying value of preferred
  stock over fair value of consideration
  paid....................................          --           1,786             --           1,786
                                              --------        --------       --------        --------
Net income available to
  shareholders/partners...................    $ 42,969        $ 25,077       $(25,077)       $ 42,969
                                              ========        ========       ========        ========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              FOR THE YEAR ENDED DECEMBER 31, 1998
                                                   -----------------------------------------------------------
                                                                                                  CONSOLIDATED
                                                       WCI                                            WCI
                                                   COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                       INC.        SUBSIDIARIES      ENTRIES          INC.
                                                   ------------    ------------    -----------    ------------
Cash flows from operating activities:
  Net income available to
    shareholders/partners........................    $ 42,969        $ 25,077       $(25,077)       $ 42,969
  Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
    Depreciation and amortization................       4,826           1,333             --           6,159
    Losses (earnings) from investments in joint
      ventures, net of write-offs................       1,292          (1,175)            --             117
    Distributions from (contributions to)
      investments in joint ventures, net.........       1,186          (7,709)            --          (6,523)
    Equity in earnings of guarantor
      subsidiaries...............................     (24,278)             --         24,278              --
    Contributions to guarantor subsidiaries......     (12,561)             --         12,561              --
    Other........................................          --          (2,585)           799          (1,786)
  Changes in assets and liabilities:
    Restricted cash..............................       1,670          13,132         (4,515)         10,287
    Contracts and accounts receivable............       2,271         (87,776)         9,935         (75,570)
    Real estate inventories......................      20,254          (5,524)            --          14,730
    Investments in amenities.....................       2,799             978             --           3,777
    Other assets.................................     (36,634)         20,160         (7,576)        (24,050)
    Accounts payable and accrued expenses........      22,501          12,125         (2,784)         31,842
    Customer deposits and other liabilities......     (25,260)         45,240          8,666          28,646
    Deferred income tax liabilities..............       1,623             123           (123)          1,623
                                                     --------        --------       --------        --------
      Net cash provided by operating
         activities..............................       2,658          13,399         16,164          32,221
                                                     --------        --------       --------        --------
Cash flows from investing activities:
  Principal reductions on mortgages and notes
    receivable...................................       3,655          14,530         (8,532)          9,653
  (Additions to) disposal of property and
    equipment....................................      (1,646)            527             --          (1,119)
  Acquisition of ownership interest, preferred
    stock and subordinated note..................          --         (48,000)        48,000              --
  Net proceeds from sale of investment in real
    estate.......................................          --             382             --             382
                                                     --------        --------       --------        --------
      Net cash provided (used) by investing
         activities..............................       2,009         (32,561)        39,468           8,916
                                                     --------        --------       --------        --------
Cash flows from financing activities:
  Net repayments on senior secured credit
    facilities...................................      (4,118)             --             --          (4,118)
  Net (repayments) borrowings on mortgages and
    notes payable................................      (8,190)          7,119             --          (1,071)
  Net borrowings (reductions) on community
    development district financing obligations...       9,724          (2,809)            --           6,915
  Net borrowings on finance subsidiary debt......          --          38,255             --          38,255
  Capital contributions, net.....................          --          11,762        (11,762)             --
  Distributions to partners, net.................      (8,260)             --             --          (8,260)
  Redemption of ownership interest, acquisition
    of redeemable preferred stock and principal
    reduction in subordinated notes..............          --         (23,586)       (43,870)        (67,456)
  Net proceeds from FDC acquisition..............         889              --             --             889
                                                     --------        --------       --------        --------
      Net cash (used) provided by financing
         activities..............................      (9,955)         30,741        (55,632)        (34,846)
                                                     --------        --------       --------        --------
Net (decrease) increase in cash and cash
  equivalents....................................      (5,288)         11,579             --           6,291
Cash and cash equivalents at beginning of year...      10,980           3,787             --          14,767
                                                     --------        --------       --------        --------
Cash and cash equivalents at end of year.........    $  5,692        $ 15,366       $     --        $ 21,058
                                                     ========        ========       ========        ========

                             WCI COMMUNITIES, INC.

                           (IN THOUSANDS OF DOLLARS)

22.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Quarterly financial information for the years ended December 31, 2000 and 1999 is presented below.

                                                                               2000
                                         --------------------------------------------------------------------------------
                                           1ST      PERCENTAGE     2ND      PERCENTAGE     3RD      PERCENTAGE     4TH
                                         QUARTER     OF TOTAL    QUARTER     OF TOTAL    QUARTER     OF TOTAL    QUARTER
                                         --------   ----------   --------   ----------   --------   ----------   --------
Revenue................................  $140,062      15.9%     $162,442      18.4%     $184,271      20.9%     $395,377
Contribution margin....................    44,235      16.1        54,078      19.6        48,903      17.8       128,002
Income from operations before income
 taxes and extraordinary item..........    16,229      12.1        22,860      17.0        17,703      13.2        77,611
Net income.............................     9,696      11.8        13,676      16.7        11,118      13.6        47,451

                                                 2000
                                         ---------------------
                                         PERCENTAGE
                                          OF TOTAL     TOTAL
                                         ----------   --------
Revenue................................     44.8%     $882,152
Contribution margin....................     46.5       275,218
Income from operations before income
 taxes and extraordinary item..........     57.7       134,403
Net income.............................     57.9        81,941

                                                                               1999
                                         --------------------------------------------------------------------------------
                                           1ST      PERCENTAGE     2ND      PERCENTAGE     3RD      PERCENTAGE     4TH
                                         QUARTER     OF TOTAL    QUARTER     OF TOTAL    QUARTER     OF TOTAL    QUARTER
                                         --------   ----------   --------   ----------   --------   ----------   --------
Revenue................................  $118,330      17.4%     $168,310      24.7%     $100,418      14.7%     $294,358
Contribution margin....................    45,327      23.0        47,400      24.0        26,475      13.4        78,286
Income (loss) from operations before
 income taxes and extraordinary item...    21,736      28.6        15,521      20.4        (1,276)    (1.7)        40,044
Net income (loss)......................    18,470      23.1        34,572      43.3          (368)    (0.5)        27,219

                                                 1999
                                         ---------------------
                                         PERCENTAGE
                                          OF TOTAL     TOTAL
                                         ----------   --------
Revenue................................     43.2%     $681,416
Contribution margin....................     39.6       197,488
Income (loss) from operations before
 income taxes and extraordinary item...     52.7        76,025
Net income (loss)......................     34.1        79,893

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Florida Design Communities, Inc.
and Related Companies:

     We have audited the accompanying combined balance sheets of Florida Design Communities, Inc. and Related Companies (collectively referred to as the "Company") as of November 30, 1998, and December 31, 1997 and the related combined statements of operations, stockholders' equity, and cash flows for the eleven months ended November 30, 1998 and the year ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 1998, and December 31, 1997 and the results of its operations and its cash flows for the eleven months ended November 30, 1998 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

KPMG LLP
Tampa, Florida
February 12, 1999

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

                            COMBINED BALANCE SHEETS
                               NOVEMBER 30, 1998,
                               DECEMBER 31, 1997

                                                              NOVEMBER 30,    DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
ASSETS (NOTES 7 AND 8)
Cash and cash equivalents...................................    $    889        $    907
Restricted cash.............................................       4,648           2,742
Contracts receivable........................................       3,445           4,753
Mortgage notes and accounts receivable, net (note 2)........      12,084          19,386
Real estate inventories (note 3)............................     119,417         103,944
Property and equipment, net of accumulated depreciation of
  $15,015 and $12,453, respectively (note 4)................      39,341          41,063
Investments in joint ventures (note 5)......................       3,647           3,438
Other assets (note 7).......................................       4,027           4,017
                                                                --------        --------
                                                                $187,498        $180,250
                                                                ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued expenses (note 6)............    $ 24,148        $ 18,045
  Customer deposits and other liabilities...................       8,133           8,397
  Senior secured credit facility (note 7)...................      83,735          66,000
  Mortgages and notes payable (notes 8 and 11)..............      30,199          32,545
  Subordinated notes due to related parties (note 9)........      19,392           4,392
                                                                --------        --------
                                                                 165,607         129,379
                                                                --------        --------
Contingencies (notes 7, 8, 10 and 11)
Stockholders' equity:
  Common stock, Florida Design Communities, Inc., $.01 par
     value. Authorized 200,000 shares; issued 182,398
     shares.................................................           2               2
  Common stock, Sun City Center Realty, Inc., $1 par value.
     Authorized 10,000 shares; issued 435 shares............          --              --
  Common stock, Florida Lifestyle Management, Inc., $1 par
     value. Authorized 10,000 shares; issued 435 shares.....          --              --
  Common stock, Financial Resources Group, Inc., no par
     value. Authorized 10,000 shares; issued 435 shares.....          60              60
  Common stock, First Fidelity Title Company, Inc., $.01 par
     value. Authorized 10,000 shares issued 4,350 shares....          --              --
  Common stock, Burnt Store Marina & Resort Realty, Inc.,
     $.01 par value. Authorized 1,000,000 shares; issued
     4,350 shares...........................................          --              --
  Additional paid-in capital................................       4,053           4,053
  Retained earnings.........................................      17,776          46,756
                                                                --------        --------
     Stockholders' equity...................................      21,891          50,871
                                                                --------        --------
                                                                $187,498        $180,250
                                                                ========        ========

            See accompanying notes to combined financial statements.

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS
                 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

                                                                 ELEVEN
                                                              MONTHS ENDED      YEAR ENDED
                                                              NOVEMBER 30,     DECEMBER 31,
                                                                  1998             1997
                                                              -------------    ------------
                                                                     (IN THOUSANDS)
Revenues:
  Homebuilding..............................................     $59,932          74,997
  Parcel and lot............................................       9,259          13,634
  Amenity membership and operations.........................      21,842          23,366
  Real estate services and other............................       4,994           5,583
                                                                 -------         -------
          Total revenues....................................      96,027         117,580
                                                                 -------         -------
Cost of sales:
  Homebuilding..............................................      52,574          59,435
  Parcel and lot............................................       5,398           3,386
  Amenity membership and operations.........................      15,800          16,836
  Real estate services and other............................       3,275           3,140
                                                                 -------         -------
          Total cost of sales...............................      77,047          82,797
                                                                 -------         -------
          Contribution margin...............................      18,980          34,783
                                                                 -------         -------
Other expenses:
  Selling, general, administrative and other................      14,239          16,136
  Interest expense, net.....................................       9,355           7,670
  Real estate taxes, net....................................       1,628           1,363
  Depreciation and amortization.............................       2,699           2,558
                                                                 -------         -------
          Total other expenses..............................      27,921          27,727
                                                                 -------         -------
          Net income (loss).................................     $(8,941)          7,056
                                                                 =======         =======

            See accompanying notes to combined financial statements.

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1998,
                      AND THE YEAR ENDED DECEMBER 31, 1997

                                                                        COMMON STOCK
                                      ---------------------------------------------------------------------------------
                                                                                                            BURNT STORE
                                        FLORIDA      SUN CITY     FLORIDA     FINANCIAL    FIRST FIDELITY    MARINA &
                                         DESIGN       CENTER     LIFESTYLE    RESOURCES        TITLE          RESORT
                                      COMMUNITIES,   REALTY,    MANAGEMENT,     GROUP,        COMPANY,        REALTY,
                                          INC.         INC.        INC.          INC.           INC.           INC.
                                      ------------   --------   -----------   ----------   --------------   -----------
                                                                       (IN THOUSANDS)
BALANCES AT DECEMBER 31, 1996.......       $2          --           --            60            --              --
Net income..........................       --          --           --            --            --              --
Distributions to stockholders.......       --          --           --            --            --              --
BALANCES AT DECEMBER 31, 1997.......        2          --           --            60            --              --
Net loss............................       --          --           --            --            --              --
Distributions to stockholders.......       --          --           --            --            --              --
BALANCES AT NOVEMBER 30, 1998.......       $2          --           --            60            --              --
                                           ==           ==           ==           ==             ==              ==


                                      ADDITIONAL                   NET
                                       PAID-IN     RETAINED   STOCKHOLDERS'
                                       CAPITAL     EARNINGS      EQUITY
                                      ----------   --------   -------------
                                                 (IN THOUSANDS)
BALANCES AT DECEMBER 31, 1996.......    4,053       43,832        47,947
Net income..........................       --        7,056         7,056
Distributions to stockholders.......       --       (4,132)       (4,132)
                                        -----      -------       -------
BALANCES AT DECEMBER 31, 1997.......    4,053       46,756        50,871
Net loss............................       --       (8,941)       (8,941)
Distributions to stockholders.......       --      (20,039)      (20,039)
                                        -----      -------       -------
BALANCES AT NOVEMBER 30, 1998.......    4,053       17,776        21,891
                                        =====      =======       =======

            See accompanying notes to combined financial statements.

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

                                                                   ELEVEN
                                                                MONTHS ENDED      YEAR ENDED
                                                                NOVEMBER 30,     DECEMBER 31,
                                                                    1998             1997
                                                                -------------    ------------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss).........................................      $ (8,941)        $ 7,056
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................         2,699           2,558
     Net loss on sales of property and equipment............            47              --
     Deferred gain on sale of land to affiliate.............           (22)           (111)
  Changes in assets and liabilities:
     Restricted cash........................................        (1,906)         (1,284)
     Contracts receivable...................................         1,308          (4,753)
     Mortgage notes and accounts receivable, net............         7,302          (4,623)
     Real estate inventories................................       (16,222)         (8,399)
     Investment in joint ventures...........................          (187)            (26)
     Other assets...........................................           (10)         (1,250)
     Accounts payable and accrued expenses..................         6,103             975
     Customer deposits and other liabilities................          (264)          1,898
                                                                  --------         -------
       Net cash provided by (used in) operating
          activities........................................       (10,093)         (7,959)
                                                                  --------         -------
  Cash flows from investing activities:
     Purchase of property and equipment.....................        (1,922)         (3,870)
     Proceeds from sale of property and equipment...........         1,064              --
                                                                  --------         -------
       Net cash used in investing activities................          (858)         (3,870)
                                                                  --------         -------
  Cash flows from financing activities:
     Net borrowings (reduction) on senior secured credit
       facility.............................................        17,735          12,157
     Proceeds from mortgages and notes payable..............         4,292           2,808
     Principal reductions on mortgages and notes payable....        (7,105)           (916)
     Distributions to stockholders..........................        (3,989)         (2,217)
                                                                  --------         -------
       Net cash provided by (used in) financing
          activities........................................        10,933          11,832
                                                                  --------         -------
       Net increase (decrease) in cash and cash
          equivalents.......................................           (18)              3
  Cash and cash equivalents at beginning of year............           907             904
                                                                  --------         -------
  Cash and cash equivalents at end of year..................      $    889         $   907
                                                                  ========         =======

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

                COMBINED STATEMENTS OF CASH FLOWS -- (CONTINUED)
                 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

                                                                   ELEVEN
                                                                MONTHS ENDED      YEAR ENDED
                                                                NOVEMBER 30,     DECEMBER 31,
                                                                    1998             1997
                                                                -------------    ------------
                                                                       (IN THOUSANDS)
  Noncash investing and financing activities:
     Transfer of real estate inventories to property and
       equipment............................................      $    749         $   285
                                                                  ========         =======
     Capital lease obligations incurred for the lease of
       property and equipment...............................      $    467         $    69
                                                                  ========         =======
     Distribution of ownership interest in Courtyards at Sun
       City Center, L.P. to the individual shareholders of
       the Company..........................................      $     --         $ 1,915
                                                                  ========         =======
     Stockholders' equity converted to subordinated notes...      $ 15,000         $    --
                                                                  ========         =======
     Distribution of property and equipment to the
       individual shareholders of the Company...............      $  1,050         $    --
                                                                  ========         =======
  Supplemental disclosure of cash flow information -- Cash
     paid for interest (net of amount capitalized)..........      $  5,173         $ 4,282
                                                                  ========         =======

            See accompanying notes to combined financial statements.

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               NOVEMBER 30, 1998
                               DECEMBER 31, 1997
                         (DOLLAR AMOUNTS IN THOUSANDS)

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Principles of Combination

     Florida Design Communities, Inc. and Related Companies (collectively referred to as the "Company") include six corporations that are owned by a common group of stockholders. Each of the related companies (SCCR, FLM, FRG, FFT and BSMR) was formed to support and compliment the operations of Florida Design Communities, Inc.

     The 1998 combined financial statements of the Company include the following entities:

     - Florida Design Communities, Inc. (FDC), which develops and sells dwelling units and finished lots throughout central and south Florida. FDC also operates 171 holes of golf, 5 restaurants, 2 marinas, a hotel and recreational facilities at five communities under development in central and south Florida.

     - Sun City Center Realty, Inc. (SCCR), which provides real estate brokerage services principally in the resale and rental market.

     - Florida Lifestyle Management, Inc. (FLM), which provides management services for various homeowner and condominium associations.

     - Financial Resources Group, Inc. (FRG), which provides mortgage origination services primarily to customers of FDC.

     - First Fidelity Title Company, Inc. (FFT), which provides title insurance and home sale closing services primarily to customers of FDC.

     - Burnt Store Marina & Resort Realty, Inc. (BSMR), which provides real estate brokerage services principally in the resale and rental market.

  (b) Subsequent Event

     Effective December 1, 1998, the Company was acquired by WCI Communities L.P. resulting in the formation of a new company named Watermark Communities Inc. No adjustments to the accompanying combined financial statements have been made as a result of this acquisition.

  (c) Revenue Recognition

     Revenue on sales of dwelling units, exclusive of mid-rise units, and finished lots is recognized under the completed contract method of accounting. Revenue on sales of mid-rise units is recognized on the percentage-of-completion method. Under this method, revenue is measured by multiplying the contract price times the percentage of total costs incurred in relation to estimated total costs. Revenue is recorded when construction is beyond a preliminary stage, the buyer is committed to the extent of being unable to require a refund except for nondelivery of the unit, sufficient units have been sold to assure that the property will not revert to rental units and sales prices are collectible and costs can be reasonably estimated. Amounts due from sales recognized are recorded as contracts receivable on the accompanying combined balance sheet. Annual membership dues received in conjunction with amenity properties are recorded ratably over the membership period. All other revenue is recognized when the related service is provided.

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Restricted Cash

     Restricted cash represents customer deposits associated with sales of dwelling units and lots that are not available for use in daily operations.

  (e) Real Estate Inventories

     Real estate inventories consist of approximately 2,500 acres of agricultural, residential, and commercially zoned parcels, land and structural improvements, and finished dwelling units. Real estate inventories are carried at cost, which includes capitalized interest, real estate taxes and development costs.

  (f) Property and Equipment

     Property and equipment, which include amenities such as golf courses, restaurants, marinas, a hotel, and recreational facilities, are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

  (g) Long-Lived Assets

     The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

  (h) Capitalized Interest and Real Estate Taxes

     Interest and real estate taxes incurred are capitalized to real estate inventories during the active development period. Interest and real estate taxes capitalized are amortized to interest expense and real estate taxes expense as related inventories are sold. The following table is a summary of capitalized and amortized interest and real estate taxes:

                                                                 ELEVEN
                                                              MONTHS ENDED    YEARS ENDED
                                                              NOVEMBER 30,    DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
Interest capitalized as of January 1........................    $39,167          35,445
Interest capitalized........................................      5,839           6,618
Interest amortized..........................................     (3,499)         (2,896)
                                                                -------          ------
Capitalized interest........................................    $41,507          39,167
                                                                =======          ======
Total interest incurred.....................................    $11,071          10,615
Debt issue cost amortization................................        624             777
Interest amortized..........................................      3,499           2,896
Interest capitalized........................................     (5,839)         (6,618)
                                                                -------          ------
Interest expense, net.......................................    $ 9,355           7,670
                                                                =======          ======
Real estate taxes incurred..................................    $ 1,843           1,837
Real estate taxes amortized.................................        363             216
Real estate taxes capitalized...............................       (578)           (690)
                                                                -------          ------
Real estate taxes, net......................................    $ 1,628           1,363
                                                                =======          ======

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  (i) Income Taxes

     The Company is taxed as an S Corporation whereby income is generally reported by the individual stockholders. Therefore, the accompanying financial statements do not include tax-related assets or liabilities or provisions for income tax expense.

  (j) Profit-Sharing Plan

     The Company has a profit-sharing plan that conforms to Section 401(k) of the Internal Revenue Code. Under this plan, employees may contribute up to 15% of their earnings and the Company will match 50% of the first 6% of such earnings contributed. Contributions by the Company approximated $235 and $242 in 1998 and 1997, respectively.

  (k) Incentive Compensation Plans

     The Company has in effect incentive compensation plans that provide deferred compensation to various officers and employees. The Company committed to fund these plans in amounts ranging from 3.7% to 4.4% of net earnings for the years ended December 31, 1998 and 1997.

  (l) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (m) Financial Instruments

     The Company believes the fair value of their cash, accounts receivable, and accounts payable and accrued expenses approximates their carrying value due to their short-term nature. The fair value of the revolving credit facility and term loan, floating rate notes payable and subordinated debt due to stockholders approximates their carrying value due to the interest rates being based on current market rates. The fair value of the interest rate protection agreements (note 7) is based on amounts the Company would expect to receive or pay to terminate the agreements and approximates their carrying value of zero. The fair value of the Company's other, less significant financial instruments, which include fixed rate notes payable, capital lease obligations and letters of credit, do not differ significantly from their carrying value.

  (n) Reclassifications

     Certain amounts in the prior years' financial statements have been classified to conform to the current year's presentation.

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(2) MORTGAGE NOTES AND ACCOUNTS RECEIVABLE

     Mortgage notes and accounts receivable at November 30, 1998, and December 31, 1997 are summarized as follows:

                                                             NOVEMBER 30,    DECEMBER 31,
                                                                 1998            1997
                                                             ------------    ------------
                                                                    (IN THOUSANDS)
Cash due on closings.......................................    $ 1,330           6,190
Due from affiliates and employees..........................      2,394           4,108
Amenities receivables......................................      1,935           1,565
Notes receivable...........................................      5,463           6,721
Other receivables..........................................      1,012             952
                                                               -------          ------
                                                                12,134          19,536
Allowance for uncollectible receivables....................        (50)           (150)
                                                               -------          ------
                                                               $12,084          19,386
                                                               =======          ======

(3) REAL ESTATE INVENTORIES

     Real estate inventories at November 30, 1998, and December 31, 1997 are summarized as follows:

                                                             NOVEMBER 30,    DECEMBER 31,
                                                                 1998            1997
                                                             ------------    ------------
                                                                    (IN THOUSANDS)
Land.......................................................    $ 18,727         20,891
Capitalized interest and taxes.............................      44,507         41,951
Subdivision development costs..............................      27,945         24,714
Home construction costs....................................      28,238         16,388
                                                               --------        -------
                                                               $119,417        103,944
                                                               ========        =======

(4) PROPERTY AND EQUIPMENT

     Property and equipment at November 30, 1998, and December 31, 1997 is summarized as follows:

                                                                                PREDOMINANT
                                                NOVEMBER 30,    DECEMBER 31,    DEPRECIABLE
                                                    1998            1997        LIFE (YEARS)
                                                ------------    ------------    ------------
Land..........................................    $  6,429        $  6,429         --
Land improvements.............................      10,320          10,038         20
Buildings and improvements....................      20,877          21,982         30
Furniture, fixtures and equipment.............      12,488          11,035       5 - 7
Docks.........................................       3,479           3,336         30
Assets under construction.....................         763             696         --
                                                  --------        --------
                                                    54,356          53,516
Less accumulated depreciation.................     (15,015)        (12,453)
                                                  --------        --------
  Property and equipment, net.................      39,341          41,063
                                                  ========        ========

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5) INVESTMENTS IN JOINT VENTURES

  (a) Walden Woods Business Center

     On April 7, 1989, the Company entered into a Limited Partnership Agreement with TECO Properties Corporation (TECO) to develop a mixed-use industrial park in Plant City, Florida called Walden Woods Business Center, Ltd. (WWBC). The Company is the general partner and TECO is the limited partner. In conjunction with entering the Limited Partnership Agreement, the Company sold 50% of a parcel of property to TECO for $5,000. TECO and the Company then contributed their respective shares of the property to the partnership. The Company recorded its initial investment in the partnership at its cost of $1,239 and deferred recognition of a $3,761 gain associated with the contribution of land valued at $5,000. The agreement provides for profits and losses to be divided equally between the Company and TECO. As part of the agreement, the Company also provides management services to the partnership. During 1998 and 1997, the Company charged WWBC approximately $136 and $168, respectively, for such services.

     Condensed balance sheets as of November 30, 1998, and December 31, 1997 and statements of operations for the eleven months and years then ended for the partnership is as follows:

                                                             NOVEMBER 30,    DECEMBER 31,
                                                                 1998            1997
                                                             ------------    ------------
                                                                    (IN THOUSANDS)
Property held for development..............................    $13,843          13,800
Other assets...............................................        203              78
                                                               -------          ------
          Total assets.....................................    $14,046          13,878
                                                               =======          ======
Revolving line of credit and mortgage loan.................    $   417             607
Other liabilities..........................................        133             137
                                                               -------          ------
          Total liabilities................................        550             744
  Partners' equity.........................................     13,496          13,134
                                                               -------          ------
          Total liabilities and equity.....................    $14,046          13,878
                                                               =======          ======
Revenues...................................................    $   215             805
Expenses...................................................       (453)         (1,029)
                                                               -------          ------
  Net loss.................................................    $  (238)           (224)
                                                               =======          ======

     The partnership financial statements recorded the initial contributions at the fair market value of the land contributed as $10,000. The Company's investment in the limited partnership in these combined financial statements is carried at the Company's cost of the land plus cash contributions, recognition of a portion of the deferred gain based on the proportion of land sold by the partnership, and its share of losses. The difference between the Company's investment in the limited partnership in these combined financial statements and its 50% share of partners' equity in the partnership's financial statements is due to the unrecognized portion of the deferred gain associated with the Company's initial contribution of land. The Company's portion of the 1998 and 1997 loss was $119 and $112, respectively, and has been included in selling, general and administrative expense on the accompanying combined statements of operations.

  (b) The Courtyards

     On October 6, 1994, the Company entered into a Limited Partnership Agreement to develop and operate an apartment facility called Courtyards at Sun City Center, L.P. (Courtyards) which provides services such as meals and housekeeping to its residents. The Company was a 48.853% limited partner in the Courtyards, and contributed cash of $1,800 and land with a book value of $751 to the partnership in

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1994. On June 30, 1997, the Company distributed its ownership interest in Courtyards to the individual stockholders of the Company. The partnership financial statements recorded the initial contribution of the partners at the fair market value of the land contributed as $1,200. The Company's investment in the limited partnership in these financial statements was carried at the Company's cost of the land plus certain capitalized costs, cash contributions and its share of profits and losses. The Company's portion of income through June 30, 1997 was $38 and has been included in general and administrative expense on the accompanying combined statements of operations.

     The Company has guaranteed a construction loan for Courtyards, which has a maximum principal balance of $5,648. The guarantee expires on the date that a certificate of occupancy is obtained on the apartment units currently under construction. The Company earned loan guarantee fees and property management fees, which were based upon Courtyard's revenues, totaling approximately $117 and $189 1998 and 1997, respectively. The Company will receive construction management fees totaling $700 from Courtyards that are earned as construction of the projects progress. The Company earned construction management fees totaling approximately $85 and $168 in 1998 and 1997, respectively, of which $253 is unpaid and included in receivables (due from affiliates and employees) at November 30, 1998 on the accompanying combined balance sheets.

(6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at November 30, 1998, and December 31, 1997 are summarized as follows:

                                                             NOVEMBER 30,    DECEMBER 31,
                                                                 1998            1997
                                                             ------------    ------------
                                                                    (IN THOUSANDS)
Accounts payable...........................................    $17,425          10,259
Accrued compensation and payroll taxes.....................      3,009           4,009
Accrued sales and property tax.............................      1,791           2,076
Accrued loan fees..........................................         --             156
Accrued interest...........................................      1,373             695
Other accrued expenses.....................................        550             850
                                                               -------          ------
                                                               $24,148          18,045
                                                               =======          ======

(7) SENIOR SECURED CREDIT FACILITY

     The Company is party to a credit agreement with a bank which is comprised of a revolving credit facility and a term loan.

     The revolving credit facility had a maximum principal amount of $66,000 and $60,000 at November 30, 1998 and December 31, 1997, respectively, and accrues interest at the bank's base rate plus 1.5% (9.25% at November 30, 1998). The base rate is equal to the higher of the prime rate or the overnight federal funds effective rate plus 0.5%. Interest is calculated on a 360-day year and is payable monthly in arrears. The amount available to borrow under the credit facility is generally tied to costs incurred for lot and home construction plus fixed amounts for certain amenities. At November 30, 1998 and December 31, 1997, the revolving credit facility had outstanding borrowings of $62,143 and $42,000, respectively, and unused availability of approximately $3,500 and $7,000, respectively. Letters of credit totaling up to $5 million may be outstanding at any one time and reduce the maximum principal balance available (note 10).

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


     The term loan totalled $21,592 and $24,000 at November 30, 1998, and December 31, 1997, respectively, and accrues interest at the same rate as the revolving credit facility. Interest is calculated on a 360-day year and is payable monthly in arrears. Principal payments on the term loan are based on set release prices for each lot and unit sold, but are required to be at least $3 million each year.


     The revolving credit facility and term loan mature on February 28, 2000.

     The Company maintains an interest rate protection agreement with the bank covering $22 million of the outstanding indebtedness. Under this agreement, which must remain in effect throughout the term of the loan, the interest rate on $22 million of indebtedness is capped at 11.5% and will not fall below 9.5%.

     The Company is required to pay an annual agent's fee of $150,000 and letter of credit fees equal to 1.75% of committed amounts. As of December 31, 1997 the Company was obligated for unpaid loan fees totaling $156, incurred under a 1993 credit agreement with the bank. These unpaid loan fees were included in accounts payable and accrued expenses on the accompanying combined balance sheets and were paid in 1998.

     The credit agreement includes restrictive covenants and requires the Company to maintain certain financial ratios. Substantially all assets of the Company are pledged to secure the revolving credit facility and term loan, notes payable (note 8), and subordinated debt due to stockholders (note 9).

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(8) MORTGAGES AND NOTES PAYABLE

                                                              NOVEMBER 30,    DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
LIBOR plus 4.37% (10% at November 30, 1998) note payable,
  due in monthly installments of approximately $235,000
  including interest, balloon payment of approximately
  $22,000,000 due on October 1, 2001, secured by certain
  golf courses, a country club, and a recreational
  facility..................................................    $23,045          23,460
Prime plus 1% as calculated each April 1 (9.5% at April 1,
  1998) note payable, due in monthly installments of
  approximately $58,000 including interest, balloon payment
  of approximately $4,200,000 due April 1, 2002, secured by
  a golf course, marina, and other amenities................      5,282           5,448
LIBOR plus 3% (8.63% at November 30, 1998) revolving
  promissory note, interest-only payments due monthly,
  principal and any unpaid interest due July 15, 1999,
  secured by land and a condominium project.................         --           2,090
10.5% purchase money mortgage, payable in sixty quarterly
  installments of $6,323 including interest, due August 15,
  2001......................................................         60              76
9.62% promissory note, payable in thirty-six monthly
  installments of $5,573, including interest, due October 1,
  1999......................................................         58             111
8.60% promissory note, payable in forty-eight monthly
  installments of $12,653, including interest, due December
  1, 2000...................................................        289             400
9.57% promissory note payable in thirty-six monthly
  installments of $7,689, including interest, due October 1,
  2000......................................................        148             215
Prime plus 1.5% (9.25% at November 30, 1998) promissory
  note, due in monthly installments of $4,167, including
  interest, balloon payment of $508,508 due on September 3,
  2002, secured by a boat...................................        692             478
8% - 11% capital lease obligations, payable in monthly
  installments ranging from approximately $2,000 to $4,000
  including interest, due at various dates through December
  2001......................................................        625             267
                                                                -------          ------
                                                                $30,199          32,545
                                                                =======          ======

     Aggregate maturities of mortgages and notes payable, excluding capital lease obligations (see note 11), for the next five years are approximately as follows:

1999...............................................  $ 1,066
2000...............................................    1,092
2001...............................................   22,250
2002...............................................    5,166
                                                     -------
                                                     $29,574
                                                     =======

                        FLORIDA DESIGN COMMUNITIES, INC.
                             AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(9) SUBORDINATED DEBT DUE TO RELATED PARTIES

     Subordinated debt due to stockholders consists of promissory notes totaling $19,392 at November 30, 1998 and $4,392 at December 31, 1997. The Company paid a $15,000 dividend to its stockholders on July 31, 1998, through the issuance of subordinated promissory notes. Interest on the notes ranges from 2.5% to 3% over the prime rate (10.25% to 10.75% at November 30, 1998) on $4,392 and is fixed at 13% on $15,000 and is payable quarterly. These notes are subordinate to the senior secured credit facility (note 7) and may not be repaid without approval while this credit agreement is in place. Subordinated debt due to stockholders of $4,392 and $15,000 is due in 2000 and 2002, respectively.

(10) COMMITMENTS AND CONTINGENCIES

     The Company has open letters of credit totaling approximately $381 and $386 at November 30, 1998, and December 31, 1997, respectively.

     In the normal course of business, the Company is party to various legal matters. The ultimate disposition of these matters will not, in management's judgment, have a material adverse effect on the Company's financial statements.

(11) LEASES

     The Company has various operating and capital leases for automobiles, equipment, and other items that expire at various dates over the next five years. Rental expense was approximately $1,055 and $841 in 1998 and 1997, respectively.

     Future minimum lease payments under noncancelable operating leases and the present value of future minimum capital lease payments are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASE       LEASE
                                                              -------    ---------
Year ending November 30:
1999........................................................   $ 279         876
2000........................................................     229         555
2001........................................................     175         216
2002........................................................      29          43
2003........................................................      23          --
                                                               -----       -----
Total minimum lease payments................................     735       1,690
                                                                           =====
Less amount representing interest...........................    (110)
                                                               -----
Present value of net minimum capital lease payments.........   $ 625
                                                               =====

(12) RELATED PARTY TRANSACTIONS

     In October 1998, the Company distributed a boat, with a net book value of $1,050, to its stockholders. The accompanying combined financial statements reflect a distribution to stockholders for this amount.

     In October 1998, the Company distributed its rights to receive approximately 2.4 million cubic yards of fill dirt under a contract with the City of Homestead, Florida, with a net book value of $0, to its stockholders. As such, no amount is shown in the accompanying combined financial statements for this distribution.

                             WCI COMMUNITIES, INC.



                          CONSOLIDATED BALANCE SHEETS


                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)



                                                               MARCH 31,     DECEMBER 31,
                                                                 2001            2000
                                                              -----------    ------------
                                                              (UNAUDITED)
ASSETS
Cash and cash equivalents...................................  $   20,863      $   55,737
Restricted cash.............................................      16,418          15,521
Contracts receivable........................................     280,160         228,742
Mortgage notes and accounts receivable......................      30,271          33,322
Real estate inventories.....................................     728,112         649,007
Investments in amenities....................................      33,068          34,832
Property and equipment......................................      85,393          81,317
Investments in joint ventures...............................      34,438          35,792
Other assets................................................      48,168          46,451
Goodwill and other intangible assets........................      31,537          32,375
                                                              ----------      ----------
     Total assets...........................................  $1,308,428      $1,213,096
                                                              ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses.......................  $  105,195      $  146,432
Customer deposits and other liabilities.....................     189,978         170,860
Deferred income tax liabilities.............................      18,761          15,715
Community development district obligations..................      46,131          26,944
Senior secured credit facility..............................     267,200         289,000
Senior subordinated notes...................................     250,000              --
Finance subsidiary debt.....................................          --          72,495
Mortgages and notes payable.................................     104,908         115,418
Subordinated notes, 81% due to related parties..............          --          57,010
                                                              ----------      ----------
                                                                 982,173         893,874
                                                              ----------      ----------
Commitments and contingencies
Shareholders' equity:
  Common stock, $.01 par value; 200,000 shares authorized,
     180,047 shares issued and outstanding..................           2               2
  Additional paid-in capital................................     138,830         138,716
  Retained earnings.........................................     189,568         180,504
  Accumulated other comprehensive loss......................      (2,145)             --
                                                              ----------      ----------
     Total shareholders' equity.............................     326,255         319,222
                                                              ----------      ----------
     Total liabilities and shareholders' equity.............  $1,308,428      $1,213,096
                                                              ==========      ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                             WCI COMMUNITIES, INC.



           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                           (IN THOUSANDS OF DOLLARS)



                                                                    FOR THE
                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
                                                                  (UNAUDITED)
REVENUES
Homebuilding................................................  $143,612    $ 75,859
Parcel and lot..............................................    15,979      30,336
Amenity membership and operations...........................    19,303      22,771
Real estate services and other..............................    18,065      11,096
                                                              --------    --------
     Total revenues.........................................   196,959     140,062
                                                              --------    --------
COSTS OF SALES
Homebuilding................................................    99,196      55,805
Parcel and lot..............................................    10,425      14,506
Amenity membership and operations...........................    14,456      17,043
Real estate services and other..............................    14,191       8,474
                                                              --------    --------
     Total costs of sales...................................   138,268      95,828
                                                              --------    --------
     Contribution margin....................................    58,691      44,234
                                                              --------    --------
OTHER EXPENSES
Interest expense, net.......................................    12,673      10,314
Selling, general, administrative and other..................    24,522      14,119
Real estate taxes, net......................................     1,245       2,300
Depreciation................................................     1,080         633
Amortization of goodwill and intangible asset...............       914         639
                                                              --------    --------
     Total other expenses...................................    40,434      28,005
                                                              --------    --------
Income before income taxes and extraordinary item...........    18,257      16,229
Income tax expense..........................................     7,323       6,533
                                                              --------    --------
Income before extraordinary item, net of tax................    10,934       9,696
Extraordinary item, net of tax
  Loss on early retirement of debt..........................    (1,870)         --
                                                              --------    --------
Net income..................................................     9,064       9,696
                                                              --------    --------
Other comprehensive loss, net of tax
  Cumulative effect of a change in accounting principle.....      (746)         --
  Unrealized derivative losses..............................    (1,399)         --
                                                              --------    --------
Accumulated other comprehensive loss........................    (2,145)         --
                                                              --------    --------
Comprehensive income........................................  $  6,919    $  9,696
                                                              ========    ========



  The accompanying notes are an integral part of these consolidated financial statements.

                             WCI COMMUNITIES, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                           (IN THOUSANDS OF DOLLARS)



                                                                  FOR THE THREE
                                                                  MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                2001         2000
                                                              ---------    --------
                                                                    UNAUDITED
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   9,064    $  9,696
  Adjustments to reconcile net income to net cash used by
     operating activities:
     Loss on early retirement of debt.......................      3,045          --
     Depreciation and amortization..........................      1,994       1,272
     Amortization of debt issue costs to interest expense...        898       1,224
     Gain on sale of property and equipment.................         --        (982)
     (Earnings) losses from investments in joint ventures,
      net of write-offs.....................................       (286)        884
     Contributions to investments in joint ventures.........     (1,676)     (5,246)
     Distributions from investments in joint ventures.......      3,316          --
  Real estate inventories:
     Additions to real estate inventories...................   (174,441)    (70,299)
     Capitalized interest and real estate taxes.............     (8,472)     (8,744)
     Cost of sales, including amortization of capitalized
      interest and real estate taxes........................    103,808      63,884
  Changes in assets and liabilities:
     Restricted cash........................................       (897)       (100)
     Contracts receivable...................................    (51,418)     (8,252)
     Accounts receivable....................................        332      (5,392)
     Investments in amenities...............................      1,764       3,403
     Other assets...........................................      4,260      (5,830)
     Accounts payable and accrued expenses..................    (41,237)     (8,536)
     Customer deposits and other liabilities................     15,625      10,854
     Deferred income tax liabilities........................      4,394       1,334
                                                              ---------    --------
       Net cash used in operating activities................   (129,927)    (20,830)
                                                              ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to mortgage notes receivable....................     (1,104)     (4,560)
  Principal reductions on mortgage notes receivable.........      3,823       2,775
  Additions to property and equipment.......................     (5,156)     (2,696)
  Proceeds from sale of property and equipment..............         --       2,677
  Payment for purchase of assets of real estate
     brokerages.............................................         --        (981)
                                                              ---------    --------
       Net cash used in investing activities................     (2,437)     (2,785)
                                                              ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (repayments) borrowings on senior secured credit
     facility...............................................  $ (21,800)   $ 13,650
  Proceeds from borrowings on mortgages and notes payable...     15,909       9,673
  Principal reductions on mortgages and notes payable.......    (26,419)    (10,183)
  Proceeds from borrowings on senior subordinated notes.....    250,000          --
  Principal repayments on subordinated notes................    (57,010)         --
  Principal reduction on finance subsidiary debt............    (72,495)     (7,230)
  Debt issue costs..........................................     (9,996)         --
  Net borrowings (reductions) on community development
     district obligations...................................     19,187      (1,865)
  Other.....................................................        114          --
                                                              ---------    --------
     Net cash provided by financing activities..............     97,490       4,045
                                                              ---------    --------
Net decrease in cash and cash equivalents...................    (34,874)    (19,570)
Cash and cash equivalents at beginning of year..............     55,737      33,492
                                                              ---------    --------
Cash and cash equivalents at end of period..................  $  20,863    $ 13,922
                                                              =========    ========
Supplemental disclosure:
  Interest paid (net of amount capitalized).................  $   8,197    $  7,884
                                                              =========    ========
  Assets acquired under capital lease.......................  $      43    $    184
                                                              =========    ========



  The accompanying notes are an integral part of these consolidated financial statements.

                             WCI COMMUNITIES, INC.



              NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


                                 MARCH 31, 2001


                           (IN THOUSANDS OF DOLLARS)



1. BASIS OF PRESENTATION



     The Company's consolidated financial statements and notes as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 have been prepared by management without audit by independent certified public accountants and should be read in conjunction with the December 31, 2000 audited financial statements for the year then ended. In the opinion of management, all normal, recurring adjustments necessary for the fair presentation of such financial information have been included. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.



     The Company historically has experienced and expects to experience variability in quarterly results. The consolidated statement of operations for the three months ended March 31, 2001 is not necessarily indicative of the results to be expected for the full year.



2. COMPREHENSIVE INCOME AND IMPLEMENTATION OF FASB 133



     Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards 133 (FASB 133), Accounting for Derivative Instruments and Hedging Activities, as amended. FASB 133 establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be measured at fair value and recognized in the balance sheet. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings or recorded in other comprehensive income, and recognized in the statement of earnings when the hedged item affects earnings, depending on the purpose of the derivatives and whether they qualify for hedge accounting treatment. The Company does not enter into or hold derivatives for trading or speculative purposes.



     The Company's policy is to designate at a derivative's inception the specific liabilities being hedged and monitor the derivative to determine if it remains an effective hedge. The effectiveness of a derivative as a hedge is based on high correlation between changes in its value and changes in the value of the underlying hedged item. The Company recognizes gains or losses for amounts received or paid when the underlying transaction settles.



     The Company has various interest rate swap agreements which effectively fix the variable interest rate on approximately $250,000 of the senior secured credit facility. The swap agreements have been designated as cash flow hedges and, accordingly, are reflected at their fair value in the consolidated balance sheet. The related loss is recorded in stockholders' equity as accumulated other comprehensive loss. The Company accounts for its interest rate swaps using the shortcut method, as described in FASB 133. Amounts to be received or paid as a result of the swap agreements are recognized as adjustments to interest incurred on the related debt instruments. The net effect on the Company's operating results is that interest on the variable-rate debt being hedged is recorded based on fixed interest rates. In accordance with the transition provisions of FASB 133, on January 1, 2001, the Company recorded a cumulative-effect type adjustment of $746 (net of tax benefit of $469) in customer deposits and other liabilities and accumulated other comprehensive loss to recognize the fair value of the interest rate swaps. Subsequent to the Company's adoption of FASB 133 through March 31, 2001, the liability and accumulated other comprehensive loss increased $1,399 (net of tax benefit of $879) to $2,145.

                             WCI COMMUNITIES, INC.

3. SEGMENT INFORMATION



     The Company operates in three reportable business segments: homebuilding, parcel and lot, and amenity membership and operations. The homebuilding segment builds and markets single and multi-family homes and mid-rise and high-rise tower residences. The parcel and lot segment develops and sells land parcels and lots within the Company's communities to commercial developers, individuals and, to a lesser degree, homebuilders. The amenity membership and operations segment includes the operations and sale of memberships in golf country clubs, marinas, tennis and recreation facilities. The Company's reportable segments are strategic business operations that offer different products and services. They are managed separately because each business requires different expertise and marketing strategies. Revenues from segments below the quantitative thresholds are primarily attributable to real estate services such as brokerage, title company, property management and mortgage brokerage operations.



     The accounting policies of the segments are the same as those described in significant accounting policies. Transfers between segments are recorded at cost. The Company evaluates financial performance based on the segment contribution margin. The table below presents information about reported operating income for the three months ended March 31, 2001 and 2000. Asset information by reportable segment is not presented since the Company does not prepare such information.



                                               THREE MONTHS ENDED MARCH 31, 2001
                         -----------------------------------------------------------------------------
                               HOMEBUILDING
                         -------------------------                  AMENITY
                         MID- AND      SINGLE AND     PARCEL       MEMBERSHIP        ALL      SEGMENT
                         HIGH-RISE    MULTI-FAMILY    AND LOT    AND OPERATIONS     OTHER      TOTALS
                         ---------    ------------    -------    --------------    -------    --------
Revenues...............   $78,145       $65,467       $15,979       $19,303        $17,591    $196,485
Interest income........        --            --            --            --            476         476
Contribution margin....    32,838        11,578         5,554         4,847          3,876      58,693



                                               THREE MONTHS ENDED MARCH 31, 2000
                          ----------------------------------------------------------------------------
                                HOMEBUILDING
                          -------------------------                  AMENITY
                          MID- AND      SINGLE AND     PARCEL       MEMBERSHIP       ALL      SEGMENT
                          HIGH-RISE    MULTI-FAMILY    AND LOT    AND OPERATIONS    OTHER      TOTALS
                          ---------    ------------    -------    --------------    ------    --------
Revenues................   $29,875       $45,984       $30,336       $22,771        $9,444    $138,410
Interest income.........        --            --            --            --           437         437
Contribution margin.....    12,862         7,192        15,830         5,728         1,407      43,019



                                                              FOR THE THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
REVENUE
Total segment revenue.......................................  $196,961    $138,847
(Loss) gain on assets held for investment...................        (2)      1,215
                                                              --------    --------
     Total revenue..........................................  $196,959    $140,062
                                                              ========    ========
NET INCOME
Segment contribution margin.................................  $ 58,693    $ 43,019
(Loss) Gain on assets held for investment...................        (2)      1,215
Corporate overhead and costs................................   (25,767)    (16,419)
Interest expense, net.......................................   (12,673)    (10,314)
Depreciation and amortization...............................    (1,994)     (1,272)
                                                              --------    --------
  Income before income taxes and extraordinary item.........  $ 18,257    $ 16,229
                                                              ========    ========

                             WCI COMMUNITIES, INC.

4. REAL ESTATE INVENTORIES



     Real estate inventories are summarized as follows:



                                                              MARCH 31,    DECEMBER 31,
                                                                2001           2000
                                                              ---------    ------------
LAND........................................................  $203,083       $173,226
Work in progress:
  Land and improvements.....................................   265,799        284,493
  Tower residences..........................................    63,534         35,490
  Homes.....................................................   121,388         68,401
Completed inventories:
  Land and improvements.....................................    56,839         73,382
  Tower residences..........................................     1,475          1,274
  Homes.....................................................    15,994         12,741
                                                              --------       --------
                                                              $728,112       $649,007
                                                              ========       ========



5. CAPITALIZED INTEREST



     The following table is a summary of capitalized and amortized interest.



                                                              AS OF AND FOR
                                                             THE PERIOD ENDED     AS OF AND FOR
                                                                MARCH 31,         THE YEAR ENDED
                                                            ------------------     DECEMBER 31,
                                                             2001       2000           2000
                                                            -------    -------    --------------
Capitalized interest as of January 1......................  $84,873    $61,506       $ 61,506
Interest capitalized......................................    7,516      7,915         37,600
Interest amortized........................................   (4,123)    (1,993)       (14,233)
                                                            -------    -------       --------
Capitalized interest......................................  $88,266    $67,428       $ 84,873
                                                            =======    =======       ========
Total interest incurred...................................  $15,168    $15,012       $ 62,100
Debt issue cost amortization..............................      898      1,224          4,630
Interest amortized........................................    4,123      1,993         14,233
Interest capitalized......................................   (7,516)    (7,915)       (37,600)
                                                            -------    -------       --------
Interest expense, net.....................................  $12,673    $10,314       $ 43,363
                                                            =======    =======       ========



6. DEBT



     The Company issued $250,000 of 10.625% senior subordinated notes (the "Notes") on February 14, 2001. The Notes mature on February 15, 2011. Interest on the Notes is payable semi-annually in arrears on each February 15 and August 15, commencing August 15, 2001. The Notes are not collateralized senior subordinated obligations and are subordinated to all existing and future senior debt. The Note indenture agreement contains certain financial and operational covenants that may limit the Company's and its subsidiaries' ability to incur additional debt, pay dividends, repurchase capital stock, and make investment acquisitions. Proceeds of the Notes were used to repay $80,400 of the senior secured credit facility, $72,495 of finance subsidiary debt, $57,010 of subordinated notes, $19,333 of land repurchase liabilities and for general corporate purposes.

                             WCI COMMUNITIES, INC.

7. INCOME TAXES



     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A reconciliation of the statutory rate and the effective tax rate follows:



                                                              % OF PRE-TAX
                                                                 INCOME
                                                               MARCH 31,
                                                              ------------
                                                              2001    2000
                                                              ----    ----
Statutory rate..............................................  35.0    35.0
State income taxes, net of federal income tax benefit.......   3.6     3.6
Goodwill amortization and other.............................   1.5     1.7
                                                              ----    ----
     Effective rate.........................................  40.1    40.3
                                                              ====    ====



8. COMMITMENTS AND CONTINGENCIES



     From time to time, the Company has been involved in various litigation matters involving ordinary and routine claims incidental to its business. In addition, in May 2000, individuals filed a lawsuit against the Company, which seeks class action status, and arising out of a preferred builder program under which plaintiffs purchased vacant lots and then contracted with a builder of their choice to construct a residence on their lots. In consideration of the extensive costs incurred by the Company associated with the marketing, sales and advertising of the community for the benefit of the builders, who participated in the program, these builders were required to pay a marketing fee to the Company based on a percentage of the construction cost of the home. Plaintiffs assert that the Company had an obligation to disclose to them that the preferred builder would pay a marketing fee to the Company. The Company has objected to the certification of this lawsuit as a class action. The plaintiffs have demanded unspecified money damages and have alleged, among other things, violation of the federal Racketeering, Influenced and Corrupt Organizations Act and the Real Estate Settlement Procedures Act. Since the Court has not yet ruled on whether to certify this lawsuit as a class, the litigation is still in its early stages, the Company is not yet able to determine whether the resolution of this matter will have a material adverse effect on the Company's financial condition or results of operations, although Company believes it has meritorious defenses and intends to vigorously defend this action.



9. SUPPLEMENTAL GUARANTOR INFORMATION



     Obligations to pay principal and interest on the Company's senior subordinated notes are guaranteed fully and unconditionally by the Company's wholly owned subsidiaries, including its only significant subsidiary, Bay Colony-Gateway, Inc. Separate financial statements of the guarantors are not provided, as subsidiary guarantors are 100% owned by the Company and guarantees are full, unconditional, joint and several. Supplemental consolidating financial information of the Company for the future guarantors is presented below. The Company's non-guarantor subsidiary is considered minor and accordingly not presented separately in the consolidating financial information. The non-guarantor subsidiary's assets, stockholder's equity and revenues were approximately $2,977, $417 and $4,270 at December 31, 2000 and for the year then ended and $2,910 $821 and $1,774 at March 31, 2001 and for the three months then ended, respectively.

                             WCI COMMUNITIES, INC.

                          CONSOLIDATING BALANCE SHEET



                                                                  MARCH 31, 2001
                                            -----------------------------------------------------------
                                                                                           CONSOLIDATED
                                                WCI                                            WCI
                                            COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                INC.        SUBSIDIARIES      ENTRIES          INC.
                                            ------------    ------------    -----------    ------------
ASSETS
Cash and cash equivalents.................   $   11,939       $  8,924       $      --      $   20,863
Restricted cash...........................        1,432         14,986              --          16,418
Contracts receivable......................      202,528         77,632              --         280,160
Mortgage notes and accounts receivable....       16,947         13,324              --          30,271
Real estate inventories...................      430,304        297,808              --         728,112
Investments in amenities..................       19,568         13,500              --          33,068
Property and equipment....................       29,713         55,680              --          85,393
Investments in joint ventures.............        9,618         24,820              --          34,438
Investment in guarantor subsidiaries......      192,366             --        (192,366)             --
Other assets..............................      182,136         22,426        (156,394)         48,168
Goodwill and other intangible assets......       22,813          8,724              --          31,537
                                             ----------       --------       ---------      ----------
     Total assets.........................   $1,119,364       $537,824       $(348,760)     $1,308,428
                                             ==========       ========       =========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses.....   $   59,361       $ 45,834       $      --      $  105,195
Customer deposits and other liabilities...      122,077        222,884        (154,983)        189,978
Deferred income tax liabilities...........       19,373             --            (612)         18,761
Community development district
  obligations.............................       25,050         21,081              --          46,131
Senior secured credit facility............      267,200             --              --         267,200
Senior subordinated notes.................      250,000             --              --         250,000
Mortgages and notes payable...............       49,249         55,659              --         104,908
                                             ----------       --------       ---------      ----------
                                                792,310        345,458        (155,595)        982,173
                                             ----------       --------       ---------      ----------
Commitments and contingencies
Shareholders' equity......................      327,054        192,366        (193,165)        326,255
                                             ----------       --------       ---------      ----------
     Total liabilities and shareholders'
       equity.............................   $1,119,364       $537,824       $(348,760)     $1,308,428
                                             ==========       ========       =========      ==========

                             WCI COMMUNITIES, INC.

                          CONSOLIDATING BALANCE SHEET



                                                                 DECEMBER 31, 2000
                                            -----------------------------------------------------------
                                                                                           CONSOLIDATED
                                                WCI                                            WCI
                                            COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                INC.        SUBSIDIARIES      ENTRIES          INC.
                                            ------------    ------------    -----------    ------------
ASSETS
Cash and cash equivalents.................   $   49,143       $  6,594       $      --      $   55,737
Restricted cash...........................        1,549         13,972              --          15,521
Contracts receivable......................      155,882         72,860              --         228,742
Mortgage notes and accounts receivable....       17,775         16,439            (892)         33,322
Real estate inventories...................      405,809        243,198              --         649,007
Investments in amenities..................        9,849         24,983              --          34,832
Property and equipment....................       25,513         55,804              --          81,317
Investments in joint ventures.............       10,712         25,080              --          35,792
Investment in guarantor subsidiaries......      192,904             --        (192,904)             --
Investment in parent entities.............           --         44,572         (44,572)             --
Other assets..............................      118,274         30,336        (102,159)         46,451
Goodwill and other intangible assets......       23,263          9,112              --          32,375
                                             ----------       --------       ---------      ----------
     Total assets.........................   $1,010,673       $542,950       $(340,527)     $1,213,096
                                             ==========       ========       =========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses.....   $  105,352       $ 41,972       $    (892)     $  146,432
Customer deposits and other liabilities...       92,185        173,295         (94,620)        170,860
Deferred income tax liabilities...........       23,254             --          (7,539)         15,715
Community development district
  obligations.............................       26,944             --              --          26,944
Senior secured credit facility............      289,000             --              --         289,000
Finance subsidiary debt...................           --         72,495              --          72,495
Mortgages and notes payable...............       53,134         62,284              --         115,418
Subordinated notes........................      100,783             --         (43,773)         57,010
                                             ----------       --------       ---------      ----------
                                                690,652        350,046        (146,824)        893,874
                                             ----------       --------       ---------      ----------
Commitments and contingencies
Shareholders' equity......................      320,021        192,904        (193,703)        319,222
                                             ----------       --------       ---------      ----------
     Total liabilities and shareholders'
       equity.............................   $1,010,673       $542,950       $(340,527)     $1,213,096
                                             ==========       ========       =========      ==========

                             WCI COMMUNITIES, INC.

                       CONSOLIDATING STATEMENT OF INCOME



                                                      FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                             -----------------------------------------------------------
                                                                                            CONSOLIDATED
                                                 WCI                                            WCI
                                             COMMUNITIES,     GUARANTOR      ELIMINATING    COMMUNITIES,
                                                 INC.        SUBSIDIARIES      ENTRIES          INC.
                                             ------------    ------------    -----------    ------------
REVENUES
Homebuilding...............................    $ 99,021        $ 44,591       $     --        $143,612
Parcel and lot.............................       6,623           9,356             --          15,979
Amenity membership and operations..........       6,451          12,852             --          19,303
Real estate services and other.............       1,522          35,100        (18,557)         18,065
                                               --------        --------       --------        --------
     Total revenues........................     113,617         101,899        (18,557)        196,959
                                               --------        --------       --------        --------
COSTS OF SALES
Homebuilding...............................      66,900          32,296             --          99,196
Parcel and lot.............................       4,714           5,711             --          10,425
Amenity membership and operations..........       4,295          10,161             --          14,456
Real estate services and other.............         147          14,044             --          14,191
                                               --------        --------       --------        --------
     Total costs of sales..................      76,056          62,212             --         138,268
                                               --------        --------       --------        --------
     Contribution margin...................      37,561          39,687        (18,557)         58,691
                                               --------        --------       --------        --------
OTHER EXPENSES
Interest expense, net......................      30,618             612        (18,557)         12,673
Selling, general, administrative and
  other....................................      18,729           5,793             --          24,522
Real estate taxes, net.....................         468             777             --           1,245
Depreciation...............................         567             513             --           1,080
Amortization of goodwill and intangible
  asset....................................         451             463             --             914
                                               --------        --------       --------        --------
     Total other expenses..................      50,833           8,158        (18,557)         40,434
                                               --------        --------       --------        --------
(Loss) income before income taxes, equity
  in income of guarantor subsidiaries and
  extraordinary item.......................     (13,272)         31,529             --          18,257
Income tax benefit (expense)...............       4,625         (11,948)            --          (7,323)
Equity in income of guarantor subsidiaries,
  net of tax...............................      17,711              --        (17,711)             --
                                               --------        --------       --------        --------
Income before extraordinary item...........       9,064          19,581        (17,711)         10,934
Extraordinary item.........................          --              --             --              --
  Loss on early retirement of debt.........          --          (1,870)            --          (1,870)
                                               --------        --------       --------        --------
Net income.................................    $  9,064        $ 17,711       $(17,711)       $  9,064
                                               ========        ========       ========        ========

                             WCI COMMUNITIES, INC.

                       CONSOLIDATING STATEMENT OF INCOME



                                                         FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                  --------------------------------------------------------
                                                                                              CONSOLIDATED
                                                      WCI                                         WCI
                                                  COMMUNITIES,    GUARANTOR     ELIMINATING   COMMUNITIES,
                                                      INC.       SUBSIDIARIES     ENTRIES         INC.
                                                  ------------   ------------   -----------   ------------
REVENUES
Homebuilding....................................    $53,328        $22,531        $    --       $ 75,859
Parcel and lot..................................     17,926         12,410             --         30,336
Amenity membership and operations...............      4,385         18,386             --         22,771
Real estate services and other..................      1,783         10,667         (1,354)        11,096
                                                    -------        -------        -------       --------
     Total revenues.............................     77,422         63,994         (1,354)       140,062
                                                    -------        -------        -------       --------
COSTS OF SALES
Homebuilding....................................     40,372         15,433             --         55,805
Parcel and lot..................................      8,136          6,370             --         14,506
Amenity membership and operations...............      2,615         14,428             --         17,043
Real estate services and other..................        140          8,334             --          8,474
                                                    -------        -------        -------       --------
     Total costs of sales.......................     51,263         44,565             --         95,828
                                                    -------        -------        -------       --------
     Contribution margin........................     26,159         19,429         (1,354)        44,234
                                                    -------        -------        -------       --------
OTHER EXPENSES
Interest expense, net...........................     10,130          1,538         (1,354)        10,314
Selling, general, administrative and other......     11,264          2,855             --         14,119
Real estate taxes, net..........................        878          1,422             --          2,300
Depreciation....................................        234            399             --            633
Amortization of goodwill and intangible asset...        450            189             --            639
                                                    -------        -------        -------       --------
     Total other expenses.......................     22,956          6,403         (1,354)        28,005
                                                    -------        -------        -------       --------
Income before income taxes and equity in income
  of guarantor subsidiaries.....................      3,203         13,026             --         16,229
Income tax expense..............................       (999)        (5,534)            --         (6,533)
Equity in income of guarantor subsidiaries, net
  of tax........................................      7,492             --         (7,492)            --
                                                    -------        -------        -------       --------
Net income......................................    $ 9,696        $ 7,492        $(7,492)      $  9,696
                                                    =======        =======        =======       ========

                             WCI COMMUNITIES, INC.

                     CONSOLIDATING STATEMENT OF CASH FLOWS



                                                            FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                                     --------------------------------------------------------
                                                                                                 CONSOLIDATED
                                                         WCI                                         WCI
                                                     COMMUNITIES,    GUARANTOR     ELIMINATING   COMMUNITIES,
                                                         INC.       SUBSIDIARIES     ENTRIES         INC.
                                                     ------------   ------------   -----------   ------------
Cash flows from operating activities:
  Net income.......................................   $   9,064       $ 17,711      $(17,711)     $   9,064
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization..................       1,771          1,121            --          2,892
    Loss on early retirement of debt...............       3,045             --            --          3,045
    Losses (earnings) from investments in joint
       ventures, net of write-offs.................          19           (305)           --           (286)
    Distributions from investments in joint
       ventures, net...............................       1,075            565            --          1,640
    Equity in earnings of guarantor subsidiaries...     (17,711)            --        17,711             --
    Distributions from guarantor subsidiaries,
       net.........................................      18,249             --       (18,249)            --
    Repayment of investments in parent entities....          --         43,773       (43,773)            --
    Other..........................................                                                      --
  Changes in assets and liabilities................                                                      --
    Restricted cash................................         117         (1,014)           --           (897)
    Contracts and accounts receivable..............     (47,277)        (2,917)         (892)       (51,086)
    Real estate inventories........................     (24,495)       (54,610)           --        (79,105)
    Investments in amenities.......................      (9,719)        11,483            --          1,764
    Other assets...................................     (57,665)         8,489        53,436          4,260
    Accounts payable and accrued expenses..........     (45,991)         3,862           892        (41,237)
    Customer deposits and other liabilities........      26,399         49,589       (60,363)        15,625
    Deferred income tax liabilities................      (2,533)            --         6,927          4,394
                                                      ---------       --------      --------      ---------
       Net cash (used in) provided by operating
         activities................................    (145,652)        77,747       (62,022)      (129,927)
                                                      ---------       --------      --------      ---------
Cash flows from investing activities:
  Principal reductions on mortgages and notes
    receivable.....................................       1,459          1,260            --          2,719
  Additions to property and equipment..............      (4,767)          (389)           --         (5,156)
                                                      ---------       --------      --------      ---------
       Net cash (used in) provided by investing
         activities................................      (3,308)           871            --         (2,437)
                                                      ---------       --------      --------      ---------
Cash flows from financing activities:
  Net repayments on senior secured credit
    facilities.....................................     (21,800)            --            --        (21,800)
  Net repayments on mortgages and notes payable....      (3,885)        (6,625)           --        (10,510)
  Proceeds from borrowings on senior subordinated
    notes..........................................     250,000             --            --        250,000
  Principal repayments on subordinated notes.......    (100,783)            --        43,773        (57,010)
  Principal repayments on finance subsidiary
    debt...........................................          --        (72,495)           --        (72,495)
  Debt issue costs.................................      (9,996)            --            --         (9,996)
  Community development district obligations.......      (1,894)        21,081            --         19,187
  Distribution to shareholder, net.................          --        (18,249)       18,249             --
  Other............................................         114             --            --            114
                                                      ---------       --------      --------      ---------
       Net cash provided by (used in) financing
         activities................................     111,756        (76,288)       62,022         97,490
                                                      ---------       --------      --------      ---------
Net (decrease) increase in cash and cash
  equivalents......................................     (37,204)         2,330            --        (34,874)
Cash and cash equivalents at beginning of year.....      49,143          6,594            --         55,737
                                                      ---------       --------      --------      ---------
Cash and cash equivalents at end of year...........   $  11,939       $  8,924      $     --      $  20,863
                                                      =========       ========      ========      =========

                             WCI COMMUNITIES, INC.

                     CONSOLIDATING STATEMENT OF CASH FLOWS



                                                            FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                     --------------------------------------------------------
                                                                                                 CONSOLIDATED
                                                         WCI                                         WCI
                                                     COMMUNITIES,    GUARANTOR     ELIMINATING   COMMUNITIES,
                                                         INC.       SUBSIDIARIES     ENTRIES         INC.
                                                     ------------   ------------   -----------   ------------
Cash flows from operating activities:
  Net income.......................................    $  9,696       $  7,492      $ (7,492)      $  9,696
  Adjustments to reconcile net income to net cash
    (used in) provided by operating activities:
    Depreciation and amortization..................       1,342          1,154            --          2,496
    Gain on disposal of property and equipment.....        (982)            --            --           (982)
    Losses from investments in joint ventures, net
       of write-offs...............................          18            866            --            884
    Contributions to investments in joint ventures,
       net.........................................         (33)        (5,213)           --         (5,246)
    Equity in earnings of guarantor subsidiaries...      (7,492)            --         7,492             --
    Distributions from guarantor subsidiaries......       9,244             --        (9,244)            --
  Changes in assets and liabilities:
    Restricted cash................................         371           (471)           --           (100)
    Contracts and accounts receivable..............     (12,423)          (403)         (818)       (13,644)
    Real estate inventories........................     (15,783)           624            --        (15,159)
    Investments in amenities.......................      (1,475)         4,878            --          3,403
    Other assets...................................     (10,253)        15,984       (11,561)        (5,830)
    Accounts payable and accrued expenses..........     (13,778)         4,424           818         (8,536)
    Customer deposits and other liabilities........      10,689         (2,691)        2,856         10,854
    Deferred income tax liabilities................     (17,949)        12,134         7,149          1,334
                                                       --------       --------      --------       --------
       Net cash (used in) provided by operating
         activities................................     (48,808)        38,778       (10,800)       (20,830)
                                                       --------       --------      --------       --------
Cash flows from investing activities:
  (Additions to) reductions on mortgages and notes
    receivable.....................................      (2,578)           793            --         (1,785)
  Disposals of (additions to) property and
    equipment......................................      11,052        (13,748)           --         (2,696)
  Proceeds from sale of property and equipment.....       2,677             --            --          2,677
  Payment for purchase of assets of real estate
    brokerages.....................................          --           (981)           --           (981)
                                                       --------       --------      --------       --------
       Net cash provided by (used in) investing
         activities................................      11,151        (13,936)           --         (2,785)
                                                       --------       --------      --------       --------
Cash flows from financing activities:
  Net repayments on senior secured credit
    facility.......................................      13,650             --            --         13,650
  Net borrowings (repayments) on mortgages and
    notes payable..................................       2,373         (4,439)        1,556           (510)
  Net repayments on finance subsidiary debt........          --         (7,230)           --         (7,230)
  Net repayments on community development district
    obligations....................................      (1,849)           (16)           --         (1,865)
  Distributions to shareholder, net................          --         (9,244)        9,244             --
                                                       --------       --------      --------       --------
       Net cash provided by (used in) financing
         activities................................      14,174        (20,929)       10,800          4,045
                                                       --------       --------      --------       --------
Net (decrease) increase in cash and cash
  equivalents......................................     (23,483)         3,913            --        (19,570)
Cash and cash equivalents at beginning of year.....      30,190          3,302            --         33,492
                                                       --------       --------      --------       --------
Cash and cash equivalents at end of year...........    $  6,707       $  7,215      $     --       $ 13,922
                                                       ========       ========      ========       ========

                             WCI COMMUNITIES, INC.


OFFER TO EXCHANGE ALL OUTSTANDING 10 5/8% SENIOR SUBORDINATED NOTES DUE 2011 FOR 10 5/8% SENIOR SUBORDINATED NOTES DUE 2011, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY ALL OUR CURRENT SUBSIDIARIES


                             ---------------------

                                   PROSPECTUS
                           -------------------------

     UNTIL             , 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THE UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                  MAY   , 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) WCI Communities, Inc., Bay Colony-Gateway, Inc., Pelican Landing Golf Resort Ventures, Inc., First Fidelity Title, Inc., Sun City Center Golf Properties, Inc., Watermark Realty, Inc., Tiburon Golf Ventures, Inc. and WI Ultracorp of Florida, Inc.


     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the companies to indemnify their officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.


     The certificate of incorporation and/or bylaws of WCI Communities, Inc., Bay Colony-Gateway, Inc., Pelican Landing Gold Resort Ventures, Inc., First Fidelity Title, Inc., Sun City Center Golf Properties, Inc., Watermark Realty, Inc. and Tiburon Golf Ventures, Inc. provide for the mandatory indemnification of their directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

     As permitted by sections 102 and 145 of the DGCL, the certificate of incorporation of WCI Communities, Inc., Bay Colony-Gateway, Inc., Pelican Landing Golf Resort Ventures, Inc., First Fidelity Title, Inc., Sun City Center Golf Properties, Inc., Watermark Realty, Inc. and Tiburon Golf Ventures, Inc. eliminate a director's personal liability for monetary damages to the company and its stockholders arising from a breach of a director's fiduciary duty, other than for a breach of a director's duty of loyalty or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and except as otherwise provided under the DGCL.

     The companies may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person, whether or not the companies would have the power to indemnify such person against such liability under the provisions of the certificate of incorporation or otherwise. The companies have purchased and maintain insurance on behalf of their directors and officers.

     (b) Communities Finance Company, LLC and Panther Development, LLC

     Communities Finance Company, LLC and Panther Development, LLC are permitted by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of Communities Finance Company, LLC or Panther Development, LLC, respectively. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

     The Limited Liability Company agreements of Panther Development, LLC and Communities Finance Company, LLC permit indemnification by the company for any loss, damage, cost or expense by reason of any act or omission performed or omitted by a manager on behalf of the company and in a manner believed to be within the scope of his or her authority, subject to certain exceptions.

     (c) The Colony at Pelican Landing Golf Club, Inc., Financial Resources Group, Inc., WCI Homes, Inc., Sarasota Tower, Inc., Watermark Pools, Inc., Florida National Properties, Inc., WCI Golf Group, Inc., JYC Holdings, Inc., Communities Home Builders, Inc., Florida Lifestyle Management Company, Livingston Naples, Inc., Livingston Road, Inc., Marbella At Pelican Bay, Inc., Tarpon Cove Yacht & Racquet Club, Inc., Sun City Center Realty, Inc., Watermark Realty Referral, Inc., WCI Communities Property Management, Inc., Communities Amenities, Inc., Gateway Communications Services, Inc., WCI Realty, Inc., Bay Colony Realty Associates, Inc., Bay Colony of Naples, Inc., Coral Ridge Communities, Inc., Coral Ridge Properties, Inc., Coral Ridge Realty, Inc., Coral Ridge Realty Sales, Inc., Florida Design Communities, Inc., Gateway Communities, Inc., Gateway Realty Sales, Inc., Heron Bay, Inc., Heron Bay Golf Course Properties, Inc., Pelican Bay Properties, Inc., Pelican Landing Communities, Inc., Pelican Landing Properties, Inc., Pelican Marsh Properties, Inc. and Tarpon Cove Realty, Inc.

     The companies have authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify their directors and officers in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe the person's conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the company's shareholders who were not parties to the proceeding.

     The FBCA further provides that the companies may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

     The articles of incorporation and/or the by-laws of The Colony at Pelican Landing Golf Club, Inc., Financial Resources Group, Inc., WCI Homes, Inc., Sarasota Tower, Inc., Watermark Pools, Inc., Florida National Properties, Inc., WCI Golf Group, Inc., JYC Holdings, Inc., Communities Home Builders, Inc., Florida Lifestyle Management Company, Livingston Naples, Inc., Livingston Road, Inc., Marbella At Pelican Bay, Inc., Tarpon Cove Yacht & Racquet Club, Inc., Sun City Center Realty, Inc., Watermark Realty Referral, Inc., WCI Communities Property Management, Inc., Communities Amenities, Inc., Florida Design Communities, Inc., Coral Ridge Communities, Inc., Heron Bay, Inc. and Heron Bay Golf Course Properties, Inc., provide that, to the fullest extent permitted by the FBCA, as amended from time to time, each company will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the FBCA.

     The companies may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person. The companies have purchased and maintain insurance on behalf of their directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   1.1    Purchase Agreement dated February 14, 2001 by and among WCI
          Communities, Inc., certain of its subsidiaries, UBS Warburg
          LLC, Bear, Sterns & Co. Inc and Fleet Securities(1)
   3.1    Certificate of Incorporation of WCI Communities, Inc., as
          amended(1)
   3.2    Restated Certificate of Incorporation of Bay Colony-Gateway,
          Inc.(1)
   3.3    Certificate of Formation of Communities Finance Company,
          LLC(1)
   3.4    Certificate of Incorporation of First Fidelity Title,
          Inc.(1)
   3.5    Certificate of Formation of Panther Developments, LLC(1)
   3.6    Certificate of Incorporation of Pelican Landing Golf Resort
          Ventures, Inc.(1)
   3.7    Certificate of Incorporation of Sun City Center Golf
          Properties, Inc.(1)
   3.8    Certificate of Incorporation of Tiburon Golf Ventures,
          Inc.(1)
   3.9    Certificate of Incorporation of Watermark Realty, Inc., as
          amended(1)
   3.10   Certificate of Incorporation of WI Ultracorp of Florida,
          Inc.(1)
   3.11   Articles of Incorporation of Bay Colony of Naples, Inc.(1)
   3.12   Articles of Incorporation of Bay Colony Realty Associates,
          Inc.(1)
   3.13   Articles of Incorporation of Communities Amenities, Inc.(1)
   3.14   Articles of Incorporation of Communities Home Builders,
          Inc.(1)
   3.15   Articles of Incorporation of Coral Ridge Communities,
          Inc.(1)
   3.16   Articles of Incorporation of Coral Ridge Properties, Inc.,
          as amended(1)
   3.17   Articles of Incorporation of Coral Ridge Realty, Inc., as
          amended(1)
   3.18   Articles of Incorporation of Coral Ridge Realty Sales,
          Inc.(1)
   3.19   Articles of Incorporation of Financial Resources Group,
          Inc.(1)
   3.20   Articles of Incorporation of Florida Design Communities,
          Inc., as amended(1)
   3.21   Articles of Incorporation of Florida Lifestyle Management
          Company, as amended(1)
   3.22   Articles of Incorporation of Florida National Properties,
          Inc.(1)
   3.23   Articles of Incorporation of Gateway Communities, Inc.(1)
   3.24   Articles of Incorporation of Gateway Communications
          Services, Inc.(1)
   3.25   Articles of Incorporation of Gateway Realty Sales, Inc.(1)
   3.26   Articles of Incorporation of Heron Bay, Inc.(1)
   3.27   Articles of Incorporation of Heron Bay Golf Course
          Properties, Inc.(1)
   3.28   Articles of Incorporation of JYC Holdings, Inc.(1)
   3.29   Articles of Incorporation of Livingston Naples, Inc., as
          amended(1)
   3.30   Articles of Incorporation of Livingston Road, Inc.(1)
   3.31   Articles of Incorporation of Marbella at Pelican Bay,
          Inc.(1)
   3.32   Articles of Incorporation of Pelican Bay Properties, Inc.(1)
   3.33   Articles of Incorporation of Pelican Landing Communities,
          Inc.(1)
   3.34   Articles of Incorporation of Pelican Landing Properties,
          Inc., as amended(1)
   3.35   Articles of Incorporation of Pelican Marsh Properties,
          Inc.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.36   Articles of Incorporation of Sarasota Tower, Inc.(1)
   3.37   Articles of Incorporation of Sun City Center Realty, Inc.,
          as amended(1)
   3.38   Articles of Incorporation of The Colony At Pelican Landing
          Golf Club, Inc.(1)
   3.39   Articles of Incorporation of Tarpon Cove Yacht & Racquet
          Club, Inc.(1)
   3.40   Articles of Incorporation of Tarpon Cove Realty, Inc.(1)
   3.41   Articles of Incorporation of Watermark Pools, Inc.(1)
   3.42   Articles of Incorporation of Watermark Realty Referral,
          Inc., as amended(1)
   3.43   Articles of Incorporation of WCI Communities Property
          Management, Inc.(1)
   3.44   Articles of Incorporation of WCI Golf Group, Inc.(1)
   3.45   Articles of Incorporation of WCI Homes, Inc.(1)
   3.46   Articles of Incorporation of WCI Realty, Inc.(1)
   3.47   Amended and Restated By-Laws of WCI Communities, Inc.(1)
   3.48   Amended and Restated By-Laws of Bay Colony-Gateway, Inc.(1)
   3.49   Limited Liability Company Agreement of Communities Finance
          Company, LLC(1)
   3.50   By-Laws of First Fidelity Title, Inc.(1)
   3.51   Limited Liability Company Agreement of Panther Developments,
          LLC(1)
   3.52   By-Laws of Pelican Landing Golf Resort Ventures, Inc.(1)
   3.53   By-Laws of Sun City Center Golf Properties, Inc.(1)
   3.54   By-Laws of Tiburon Golf Ventures, Inc.(1)
   3.55   By-Laws of Watermark Realty, Inc.(1)
   3.56   By-Laws of WI Ultracorp of Florida, Inc.(1)
   3.57   By-Laws of Bay Colony of Naples, Inc.(1)
   3.58   By-Laws of Bay Colony Realty Associates, Inc.(1)
   3.59   By-Laws of Communities Amenities, Inc.(1)
   3.60   By-Laws of Communities Home Builders, Inc.(1)
   3.61   By-Laws of Coral Ridge Communities, Inc.(1)
   3.62   By-Laws of Coral Ridge Properties, Inc.(1)
   3.63   By-Laws of Coral Ridge Realty, Inc.(1)
   3.64   By-Laws of Coral Ridge Realty Sales, Inc.(1)
   3.65   By-Laws of Financial Resources Group, Inc.(1)
   3.66   By-Laws of Florida Design Communities, Inc.(1)
   3.67   Amended and Restated By-Laws of Florida Lifestyle Management
          Company(1)
   3.68   By-Laws of Florida National Properties, Inc.(1)
   3.69   By-Laws of Gateway Communities, Inc.(1)
   3.70   By-Laws of Gateway Communications Services, Inc.(1)
   3.71   By-Laws of Gateway Realty Sales, Inc.(1)
   3.72   By-Laws of Heron Bay, Inc.(1)
   3.73   By-Laws of Heron Bay Golf Course Properties, Inc.(1)
   3.74   By-Laws of JYC Holdings, Inc.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.75   By-Laws of Livingston Naples, Inc.(1)
   3.76   By-Laws of Livingston Road, Inc.(1)
   3.77   By-Laws of Marbella at Pelican Bay, Inc.(1)
   3.78   By-Laws of Pelican Bay Properties, Inc.(1)
   3.79   By-Laws of Pelican Landing Communities, Inc.(1)
   3.80   By-Laws of Pelican Landing Properties, Inc.(1)
   3.81   By-Laws of Pelican Marsh Properties, Inc.(1)
   3.82   By-Laws of Sarasota Tower, Inc.(1)
   3.83   Amended and Restated By-Laws of Sun City Center Realty,
          Inc.(1)
   3.84   By-Laws of The Colony At Pelican Landing Golf Club, Inc.(1)
   3.85   By-Laws of Tarpon Cove Yacht & Racquet Club, Inc.(1)
   3.86   By-Laws of Tarpon Cove Realty, Inc.(1)
   3.87   By-Laws of Watermark Pools, Inc.(1)
   3.88   By-Laws of Watermark Realty Referral, Inc.(1)
   3.89   By-Laws of WCI Communities Property Management, Inc.(1)
   3.90   By-Laws of WCI Golf Group, Inc.(1)
   3.91   By-Laws of WCI Homes, Inc.(1)
   3.92   By-Laws of WCI Realty, Inc.(1)
   4.1    Indenture, dated as of February 20, 2001, by and among WCI
          Communities, Inc., certain of its subsidiaries and The Bank of New York(1)
   4.2    Form of 10 5/8% Senior Subordinated Note due 2011 (included in Exhibit 4.1)(1)
   4.3    Registration Rights Agreement, dated as of February 20, 2011 by and among WCI Communities, Inc., certain of its
          subsidiaries and UBS Warburg LLC, Bear, Sterns & Co. Inc and
          Fleet Securities(1)
   5.1    Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered(1)
   9.1    Investors' Agreement, dated as of November 30, 1998, by and among Watermark Communities, Inc. and certain other
          parties(1)
   9.2    First Amendment to Investors' Agreement, dated as of
          February 23, 1999, by and among Watermark, Inc. and certain other parties(1)
  10.1    Primary Tax Allocation Agreement, dated January 1, 2001,
          among Watermark Communities, Inc., WCI Communities, Inc.,
          Bay Colony-Gateway, Inc. and certain other subsidiaries of
          WCI Communities, Inc. and Bay Colony-Gateway Inc.(1)
  10.2    Third Consolidated, Amended and Restated Senior Secured
          Facilities Credit Agreement, dated as of February 2001,
          among WCI Communities, Inc., Bay Colony Gateway, Inc.,
          Communities Finance Company, LLC and Fleet National Bank, as
          Lender and Agent(1)
  10.3    Employment agreement between WCI Communities, Inc. and Don
          E. Ackerman(1)
  10.4    Employment agreement between WCI Communities, Inc. and
          Alfred Hoffman, Jr.(1)
  10.5    Non-Employee Directors' Stock Incentive Plan(2)
  10.6    1998 Stock Purchase and Option Plan for Key Employees(2)
  10.7    Management Incentive Compensation Plan(2)
  12.1    Statement re Computation of Ratios(2)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  21.1    Subsidiaries of Registrants(1)
  23.1    Consent of Simpson Thacher & Bartlett (contained in Exhibit
          5.1)(1)
  23.2    Consent of PricewaterhouseCoopers LLP(2)
  23.3    Consent of KPMG LLP(2)
  24.1    Power of Attorney (contained on signature page)(1)
  25.1    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of The Bank of New York as Trustee(1)
  99.1    Form of Letter of Transmittal(1)
  99.2    Notice of Guaranteed Delivery(1)


---------------


(1)Previously filed.



(2)Filed herewith.


ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by the director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT ISSUER HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WCI COMMUNITIES, INC.
                                             Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Senior Vice President
                                                      and Chief Financial
                                                      Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chief Executive Officer and Director
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            Chairman of the Board of Directors and Executive Vice
-----------------------------------------------------    President
                   Don E. Ackerman

                          *                            Senior Vice President and Chief Financial Officer
-----------------------------------------------------
                   James P. Dietz

                          *                            Senior Vice President and Treasurer
-----------------------------------------------------
                  Steven C. Adelman

                          *                            President
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Director
-----------------------------------------------------
                   F. Philip Handy

                          *                            Director
-----------------------------------------------------
                 Lawrence L. Landry

                          *                            Director
-----------------------------------------------------
                Thomas F. McWilliams

                          *                            Director
-----------------------------------------------------
                   Joshua J. Mintz

                          *                            Director
-----------------------------------------------------
                    Jay Sugarman

                          *                            Director
-----------------------------------------------------
                   Stewart Turley

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          TIBURON GOLF VENTURES, INC.
                                                Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                          Name: James P. Dietz
                                          Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   George R. Page

                          *                            Vice President and Director
-----------------------------------------------------
                    David L. Fry

                 /s/ JAMES P. DIETZ                    Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President and Treasurer
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Director
-----------------------------------------------------
                  Michael Greenberg

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          FLORIDA LIFESTYLE MANAGEMENT COMPANY
                                                     Registrant

                                          By:      /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Senior Vice President
                                                      and Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chairman and Chief Executive Officer
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            President and Director
-----------------------------------------------------
                  Jerry L. Starkey

                 /s/ JAMES P. DIETZ                    Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          LIVINGSTON ROAD, INC.
                                            Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President
                                                      and Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Vice President and Director
-----------------------------------------------------
                Michael R. Greenberg

                          *                            Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WI ULTRACORP OF FLORIDA, INC.
                                                 Registrant

                                          By:         /s/ GEORGE R. PAGE
                                            ------------------------------------
                                              Name: George R. Page
                                              Title:  President and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   George R. Page

                          *                            Secretary and Treasurer
-----------------------------------------------------
                 Melanie H. Dunnuck

                          *                            Vice President and Director
-----------------------------------------------------
                Christopher J. Hanlon

                          *                            Vice President and Director
-----------------------------------------------------
                    James Klecker

                          *                            Vice President and Director
-----------------------------------------------------
                      John Gora

               *By: /s/ JAMES P. DIETZ
  -------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WATERMARK REALTY, INC.
                                              Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Senior Vice President
                                                      and Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chairman and Chief Executive Officer
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            President
-----------------------------------------------------
                    Roger Herman

                          *                            Senior Vice President and Director
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Senior Vice President and Director
-----------------------------------------------------
                    David L. Fry

                          *                            Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          PELICAN LANDING GOLF RESORT VENTURES,
                                          INC.
                                                       Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                    David L. Fry

                          *                            Vice President and Director
-----------------------------------------------------
                    Randy A. Park

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President, Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          SUN CITY CENTER GOLF PROPERTIES, INC.
                                                    Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz

                                              Title: Senior Vice President and
                                              Treasurer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chairman & Chief Executive Officer
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            President and Director
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

               *By: /s/ JAMES P. DIETZ
  -------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          FIRST FIDELITY TITLE, INC.
                                              Registrant


                                          By:         /s/ JERRY L. STARKEY

                                            ------------------------------------

                                              Name: Jerry L. Starkey


                                              Title:  President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chairman and Chief Executive Officer
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            President and Director
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Vice President
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

              * By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WCI REALTY , INC.
                                           Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Senior Vice President and Director
-----------------------------------------------------
                   Milton G. Flinn

                          *                            Senior Vice President, Broker and Director
-----------------------------------------------------
                  R. Michael Curtin

                          *                            Vice President, Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WCI HOMES, INC.
                                          Registrant

                                          By:      /s/ ARMANDO GOENAGA
                                            ------------------------------------
                                              Name: Armando Goenaga
                                              Title:  President and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                 /s/ ARMANDO GOENAGA                   President and Director
-----------------------------------------------------
                   Armando Goenaga

                          *                            Secretary and Treasurer
-----------------------------------------------------
                 Charlie Brasington

              /s/ MICHAEL R. GREENBERG                 Director
-----------------------------------------------------
                Michael R. Greenberg

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WCI GOLF GROUP, INC.
                                            Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                    David L. Fry

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President and Director
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Treasurer and Director
-----------------------------------------------------
                     John Ferry



*By:      /s/ JAMES P. DIETZ

     -------------------------------

             James P. Dietz
            Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          FINANCIAL RESOURCES GROUP, INC.
                                                  Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Senior Vice President
                                                      and Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chairman and Chief Executive Officer
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            President and Director
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Senior Vice President, Secretary and Director
-----------------------------------------------------
                   Milton G. Flinn

                          *                            Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President
-----------------------------------------------------
                  Steven C. Adelman



*By:      /s/ JAMES P. DIETZ

     -------------------------------

             James P. Dietz
            Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                        WCI COMMUNITIES PROPERTY MANAGEMENT,
                                        INC.
                                                      Registrant

                                        By:         /s/ JAMES P. DIETZ
                                           -------------------------------------
                                            Name: James P. Dietz
                                            Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21 OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Senior Vice President and Director
-----------------------------------------------------
                   Milton G. Flinn

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Treasurer and Director
-----------------------------------------------------
                     Rosa Glave



*By:      /s/ JAMES P. DIETZ

     -------------------------------

             James P. Dietz
            Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WATERMARK REALTY REFERRAL, INC.
                                                   Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Senior Vice President
                                                      And Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chairman and Chief Executive Officer
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            Director
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            President
-----------------------------------------------------
                    Roger Herman

                          *                            Senior Vice President and Director
-----------------------------------------------------
                   Milton G. Flinn

                          *                            Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President
-----------------------------------------------------
                  Steven C. Adelman



*By:      /s/ JAMES P. DIETZ

     -------------------------------

             James P. Dietz
            Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          WATERMARK POOLS, INC.
                                             Registrant

                                          By:         /s/ CHARLES MAFFETT
                                            ------------------------------------
                                              Name: Charles Maffett

                                              Title:  President and Director



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Charles Maffett

                          *                            Vice President and Director
-----------------------------------------------------
                    Dennis Peyton

                          *                            Secretary, Treasurer and Director
-----------------------------------------------------
                    Thomas McCall

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          TARPON COVE YACHT & RACQUET, INC.
                                                   Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz

                                              Title:  Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Milton G. Flinn

                          *                            Vice President and Director
-----------------------------------------------------
                   Richard Newman

                          *                            Vice President and Director
-----------------------------------------------------
                     Timothy Oak

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President and Treasurer
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                        THE COLONY AT PELICAN LANDING GOLF CLUB,
                                          INC.
                                          Registrant

                                        By:         /s/ JAMES P. DIETZ
                                           -------------------------------------
                                            Name: James P. Dietz

                                            Title:  Senior Vice President and
                                                    Treasurer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                     George Page

                          *                            Vice President and Director
-----------------------------------------------------
                    David L. Fry

                          *                            Vice President and Director
-----------------------------------------------------
                 Stefan O. Johansson

                          *                            Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

                          *                            Treasurer
-----------------------------------------------------
                     John Ferry

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          SUN CITY CENTER REALTY, INC.
                                                Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Senior Vice President

                                                      And Treasurer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chairman and Chief Executive Officer
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            Senior Vice President and Director, Treasurer and
-----------------------------------------------------    Director
                  Jerry L. Starkey

                          *                            Senior Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          SARASOTA TOWER, INC.
                                            Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   George R. Page

                          *                            Vice President and Director
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President, Secretary and Director
-----------------------------------------------------
                  Dwight D. Thomas

                          *                            Treasurer
-----------------------------------------------------
                 Melanie H. Dunnuck

               *By: /s/ JAMES P. DIETZ
 --------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          FLORIDA DESIGN COMMUNITIES, INC.
                                                  Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Wanda Z. Cross

                          *                            Secretary and Director
-----------------------------------------------------
                 Vivien N. Hastings

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          PELICAN MARSH PROPERTIES, INC.
                                                 Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Wanda Z. Cross

                          *                            Secretary and Director
-----------------------------------------------------
                 Vivien N. Hastings

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          PELICAN LANDING COMMUNITIES, INC.
                                                   Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   George R. Page

                          *                            Vice President and Director
-----------------------------------------------------
                  Paul B. Drummond

                          *                            Secretary and Director
-----------------------------------------------------
                   Vivien Hastings

                          *                            Treasurer
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          CORAL RIDGE PROPERTIES, INC.
                                                Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                  Albert F. Moscato

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          LIVINGSTON NAPLES, INC.
                                             Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President
                                                      And Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Vice President and Director
-----------------------------------------------------
                Michael R. Greenberg

                          *                            Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          MARBELLA AT PELICAN BAY, INC.
                                                 Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz

                                              Title:  Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   George R. Page

                          *                            Vice President and Treasurer
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Vice President and Director
-----------------------------------------------------
                Christopher J. Hanlon

                          *                            Vice President and Director
-----------------------------------------------------
                  Dwight D. Thomas

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          JYC HOLDINGS, INC.
                                           Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President

                                                      And Treasurer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   George R. Page

                          *                            Vice President, Treasurer and Director
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President and Director
-----------------------------------------------------
                      John Gora

                          *                            Vice President
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          GATEWAY COMMUNICATIONS SERVICES, INC.
                                                     Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz

                                              Title:  Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Robert Gislason

                          *                            Vice President and Director
-----------------------------------------------------
                   Milton G. Flinn

                          *                            Secretary, Vice President and Director
-----------------------------------------------------
                   Vivien Hastings

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President and Treasurer
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          GATEWAY COMMUNITIES, INC.
                                               Registrant

                                          By:         /s/ ROBERT GISLASON
                                            ------------------------------------
                                              Name: Robert Gislason

                                              Title:  President and Treasurer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                 /s/ ROBERT GISLASON                   President and Director
-----------------------------------------------------
                   Robert Gislason

                          *                            Vice President and Director
-----------------------------------------------------
                   Milton G. Flinn

                          *                            Secretary and Director
-----------------------------------------------------
                   Vivien Hastings

                          *                            Treasurer
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          FLORIDA NATIONAL PROPERTIES, INC.
                                                   Registrant

                                          By:     /s/ STEVEN C. ADELMAN
                                            ------------------------------------
                                              Name: Steven C. Adelman
                                              Title:  Treasurer

                                                      and Assistant Secretary



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
               Albert F. Moscato, Jr.

                          *                            Vice President, Secretary and Director
-----------------------------------------------------
                     D.R. Dyess

                          *                            Treasurer and Assistant Secretary
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          BAY COLONY-GATEWAY, INC.
                                               Registrant

                                          By:      /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Senior Vice President
                                                      and Chief Financial
                                                      Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            Chief Executive Officer and Director
-----------------------------------------------------
                 Alfred Hoffman, Jr.

                          *                            Chairman of the Board of Directors and Executive Vice
-----------------------------------------------------    President
                   Don E. Ackerman

                          *                            President
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Senior Vice President and Chief Financial Officer
-----------------------------------------------------
                   James P. Dietz

                          *                            Senior Vice President and Treasurer
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Director
-----------------------------------------------------
                   F. Philip Handy

                          *                            Director
-----------------------------------------------------
                 Lawrence L. Landry

                          *                            Director
-----------------------------------------------------
                Thomas F. McWilliams

                          *                            Director
-----------------------------------------------------
                   Joshua J. Mintz

                          *                            Director
-----------------------------------------------------
                    Jay Sugarman

                          *                            Director
-----------------------------------------------------
                   Stewart Turley

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          COMMUNITIES FINANCE COMPANY, LLC
                                                   Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz

                                              Title:  Vice President


                                                      and Manager



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Manager
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Vice President and Manager
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President, Treasurer and Assistant Secretary
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          PANTHER DEVELOPMENTS, LLC
                                                Registrant

                                          By:          /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz

                                              Title:  Vice President, Treasurer


                                                      and Manager



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Manager
-----------------------------------------------------
                  Jerry L. Starkey

                          *                            Vice President, Treasurer and Manager
-----------------------------------------------------
                   James P. Dietz

                          *                            Vice President and Manager
-----------------------------------------------------
                Michael R. Greenberg

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          BAY COLONY REALTY ASSOCIATES, INC.
                                                   Registrant

                                          By:          /s/ VIVIEN N.
                                              HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Wanda Z. Cross

                          *                            Secretary and Director
-----------------------------------------------------
                 Vivien N. Hastings

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          PELICAN BAY PROPERTIES, INC.
                                               Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.


SIGNATURE                                                                      TITLE
---------                                                                      -----
                          *                            President and Director
-----------------------------------------------------
                   Wanda Z. Cross

                          *                            Secretary and Director
-----------------------------------------------------
                 Vivien N. Hastings

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman


*By:      /s/ JAMES P. DIETZ

     -------------------------------

             James P. Dietz
            Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          GATEWAY REALTY SALES, INC.
                                               Registrant

                                          By     /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                             Name: Vivien N. Hastings
                                             Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Wanda Z. Cross

                          *                            Secretary and Director
-----------------------------------------------------
                 Vivien N. Hastings

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          CORAL RIDGE REALTY SALES, INC.
                                                 Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                  Albert F. Moscato

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman



*By:      /s/ JAMES P. DIETZ

     -------------------------------

             James P. Dietz


            Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          COMMUNITIES HOME BUILDERS, INC.
                                                  Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                 Armando J. Goenaga

                          *                            Treasurer, Vice President and Director
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                            Director
-----------------------------------------------------
                 Alfred Hoffman, Jr.

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          COMMUNITIES AMENITIES, INC.
                                               Registrant

                                          By:         /s/ JAMES P. DIETZ
                                            ------------------------------------
                                              Name: James P. Dietz
                                              Title:  Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                             TITLE
                      ---------                                             -----
                          *                              President and Director
-----------------------------------------------------
                    David L. Fry

                          *                              Treasurer, Vice President and Director
-----------------------------------------------------
                  Steven C. Adelman

                          *                              Vice President
-----------------------------------------------------
                   James P. Dietz

                          *                              Director
-----------------------------------------------------
                 Alfred Hoffman, Jr.

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          BAY COLONY OF NAPLES, INC.
                                               Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                             TITLE
                      ---------                                             -----
                          *                              President and Director
-----------------------------------------------------
                     George Page

                          *                              Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

                          *                              Secretary and Director
-----------------------------------------------------
                   Vivien Hastings

              * By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          CORAL RIDGE COMMUNITIES, INC.
                                                 Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
               Albert F. Moscato, Jr.

                          *                            Vice President and Director
-----------------------------------------------------
                   Paul J. Angelo

                          *                            Vice President and Treasurer
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          HERON BAY GOLF COURSE PROPERTIES, INC.
                                                     Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
               Albert F. Mostcato, Jr.

                          *                            Treasurer
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Secretary
-----------------------------------------------------
                 Vivien N. Hastings

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          HERON BAY, INC.
                                          Registrant

                                          By:    /s/ VIVIEN N. HASTINGS
                                            ------------------------------------
                                              Name: Vivien N. Hastings
                                              Title:  Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
               Albert F. Mostcato, Jr.

                          *                            Treasurer
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Secretary
-----------------------------------------------------
                 Vivien N. Hastings

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          CORAL RIDGE REALTY, INC.
                                              Registrant

                                          By:         /s/ MARK SMIETANA
                                            ------------------------------------
                                              Name: Mark Smietana
                                              Title:  President and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                  /s/ MARK SMIETANA                    President and Director
-----------------------------------------------------
                    Mark Smietana

                          *                            Vice President and Director
-----------------------------------------------------
               Albert F. Moscato, Jr.

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.


                                          PELICAN LANDING PROPERTIES, INC.
                                                  Registrant

                                          By:         /s/ WANDA Z. CROSS
                                            ------------------------------------
                                              Name: Wanda Z. Cross

                                              Title:  President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Wanda Z. Cross

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Secretary and Director
-----------------------------------------------------
                   Vivien Hastings

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BONITA SPRINGS, STATE OF FLORIDA, ON MAY 21, 2001.



                                          TARPON COVE REALTY, INC.

                                              Registrant

                                          By:         /s/ WANDA Z. CROSS
                                            ------------------------------------
                                              Name: Wanda Z. Cross

                                              Title:  President and Director



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 21, 2001 BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                            President and Director
-----------------------------------------------------
                   Wanda Z. Cross

                          *                            Treasurer and Director
-----------------------------------------------------
                  Steven C. Adelman

                          *                            Secretary and Director
-----------------------------------------------------
                   Vivien Hastings

               *By: /s/ JAMES P. DIETZ
  ------------------------------------------------
                   James P. Dietz
                  Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   1.1    Purchase Agreement dated February 14, 2001 by and among WCI
          Communities, Inc., certain of its subsidiaries, UBS Warburg
          LLC, Bear, Sterns & Co. Inc and Fleet Securities(1)
   3.1    Certificate of Incorporation of WCI Communities, Inc., as
          amended(1)
   3.2    Restated Certificate of Incorporation of Bay Colony-Gateway,
          Inc.(1)
   3.3    Certificate of Formation of Communities Finance Company,
          LLC(1)
   3.4    Certificate of Incorporation of First Fidelity Title,
          Inc.(1)
   3.5    Certificate of Formation of Panther Developments, LLC(1)
   3.6    Certificate of Incorporation of Pelican Landing Golf Resort
          Ventures, Inc.(1)
   3.7    Certificate of Incorporation of Sun City Center Golf
          Properties, Inc.(1)
   3.8    Certificate of Incorporation of Tiburon Golf Ventures,
          Inc.(1)
   3.9    Certificate of Incorporation of Watermark Realty, Inc., as
          amended(1)
   3.10   Certificate of Incorporation of WI Ultracorp of Florida,
          Inc.(1)
   3.11   Articles of Incorporation of Bay Colony of Naples, Inc.(1)
   3.12   Articles of Incorporation of Bay Colony Realty Associates,
          Inc.(1)
   3.13   Articles of Incorporation of Communities Amenities, Inc.(1)
   3.14   Articles of Incorporation of Communities Home Builders,
          Inc.(1)
   3.15   Articles of Incorporation of Coral Ridge Communities,
          Inc.(1)
   3.16   Articles of Incorporation of Coral Ridge Properties, Inc.,
          as amended(1)
   3.17   Articles of Incorporation of Coral Ridge Realty, Inc., as
          amended(1)
   3.18   Articles of Incorporation of Coral Ridge Realty Sales,
          Inc.(1)
   3.19   Articles of Incorporation of Financial Resources Group,
          Inc.(1)
   3.20   Articles of Incorporation of Florida Design Communities,
          Inc., as amended(1)
   3.21   Articles of Incorporation of Florida Lifestyle Management
          Company, as amended(1)
   3.22   Articles of Incorporation of Florida National Properties,
          Inc.(1)
   3.23   Articles of Incorporation of Gateway Communities, Inc.(1)
   3.24   Articles of Incorporation of Gateway Communications
          Services, Inc.(1)
   3.25   Articles of Incorporation of Gateway Realty Sales, Inc.(1)
   3.26   Articles of Incorporation of Heron Bay, Inc.(1)
   3.27   Articles of Incorporation of Heron Bay Golf Course
          Properties, Inc.(1)
   3.28   Articles of Incorporation of JYC Holdings, Inc.(1)
   3.29   Articles of Incorporation of Livingston Naples, Inc., as
          amended(1)
   3.30   Articles of Incorporation of Livingston Road, Inc.(1)
   3.31   Articles of Incorporation of Marbella at Pelican Bay,
          Inc.(1)
   3.32   Articles of Incorporation of Pelican Bay Properties, Inc.(1)
   3.33   Articles of Incorporation of Pelican Landing Communities,
          Inc.(1)
   3.34   Articles of Incorporation of Pelican Landing Properties,
          Inc., as amended(1)
   3.35   Articles of Incorporation of Pelican Marsh Properties,
          Inc.(1)
   3.36   Articles of Incorporation of Sarasota Tower, Inc.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.37   Articles of Incorporation of Sun City Center Realty, Inc.,
          as amended(1)
   3.38   Articles of Incorporation of The Colony At Pelican Landing
          Golf Club, Inc.(1)
   3.39   Articles of Incorporation of Tarpon Cove Yacht & Racquet
          Club, Inc.(1)
   3.40   Articles of Incorporation of Tarpon Cove Realty, Inc.(1)
   3.41   Articles of Incorporation of Watermark Pools, Inc.(1)
   3.42   Articles of Incorporation of Watermark Realty Referral,
          Inc., as amended(1)
   3.43   Articles of Incorporation of WCI Communities Property
          Management, Inc.(1)
   3.44   Articles of Incorporation of WCI Golf Group, Inc.(1)
   3.45   Articles of Incorporation of WCI Homes, Inc.(1)
   3.46   Articles of Incorporation of WCI Realty, Inc.(1)
   3.47   Amended and Restated By-Laws of WCI Communities, Inc.(1)
   3.48   Amended and Restated By-Laws of Bay Colony-Gateway, Inc.(1)
   3.49   Limited Liability Company Agreement of Communities Finance
          Company, LLC(1)
   3.50   By-Laws of First Fidelity Title, Inc.(1)
   3.51   Limited Liability Company Agreement of Panther Developments,
          LLC(1)
   3.52   By-Laws of Pelican Landing Golf Resort Ventures, Inc.(1)
   3.53   By-Laws of Sun City Center Golf Properties, Inc.(1)
   3.54   By-Laws of Tiburon Golf Ventures, Inc.(1)
   3.55   By-Laws of Watermark Realty, Inc.(1)
   3.56   By-Laws of WI Ultracorp of Florida, Inc.(1)
   3.57   By-Laws of Bay Colony of Naples, Inc.(1)
   3.58   By-Laws of Bay Colony Realty Associates, Inc.(1)
   3.59   By-Laws of Communities Amenities, Inc.(1)
   3.60   By-Laws of Communities Home Builders, Inc.(1)
   3.61   By-Laws of Coral Ridge Communities, Inc.(1)
   3.62   By-Laws of Coral Ridge Properties, Inc.(1)
   3.63   By-Laws of Coral Ridge Realty, Inc.(1)
   3.64   By-Laws of Coral Ridge Realty Sales, Inc.(1)
   3.65   By-Laws of Financial Resources Group, Inc.(1)
   3.66   By-Laws of Florida Design Communities, Inc.(1)
   3.67   Amended and Restated By-Laws of Florida Lifestyle Management
          Company(1)
   3.68   By-Laws of Florida National Properties, Inc.(1)
   3.69   By-Laws of Gateway Communities, Inc.(1)
   3.70   By-Laws of Gateway Communications Services, Inc.(1)
   3.71   By-Laws of Gateway Realty Sales, Inc.(1)
   3.72   By-Laws of Heron Bay, Inc.(1)
   3.73   By-Laws of Heron Bay Golf Course Properties, Inc.(1)
   3.74   By-Laws of JYC Holdings, Inc.(1)
   3.75   By-Laws of Livingston Naples, Inc.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.76   By-Laws of Livingston Road, Inc.(1)
   3.77   By-Laws of Marbella at Pelican Bay, Inc.(1)
   3.78   By-Laws of Pelican Bay Properties, Inc.(1)
   3.79   By-Laws of Pelican Landing Communities, Inc.(1)
   3.80   By-Laws of Pelican Landing Properties, Inc.(1)
   3.81   By-Laws of Pelican Marsh Properties, Inc.(1)
   3.82   By-Laws of Sarasota Tower, Inc.(1)
   3.83   Amended and Restated By-Laws of Sun City Center Realty,
          Inc.(1)
   3.84   By-Laws of The Colony At Pelican Landing Golf Club, Inc.(1)
   3.85   By-Laws of Tarpon Cove Yacht & Racquet Club, Inc.(1)
   3.86   By-Laws of Tarpon Cove Realty, Inc.(1)
   3.87   By-Laws of Watermark Pools, Inc.(1)
   3.88   By-Laws of Watermark Realty Referral, Inc.(1)
   3.89   By-Laws of WCI Communities Property Management, Inc.(1)
   3.90   By-Laws of WCI Golf Group, Inc.(1)
   3.91   By-Laws of WCI Homes, Inc.(1)
   3.92   By-Laws of WCI Realty, Inc.(1)
   4.1    Indenture, dated as of February 20, 2001, by and among WCI
          Communities, Inc., certain of its subsidiaries and The Bank of New York(1)
   4.2    Form of 10 5/8% Senior Subordinated Note due 2011 (included in Exhibit 4.1)(1)
   4.3    Registration Rights Agreement, dated as of February 20, 2011 by and among WCI Communities, Inc., certain of its
          subsidiaries and UBS Warburg LLC, Bear, Sterns & Co. Inc and
          Fleet Securities(1)
   5.1    Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered(1)
   9.1    Investors' Agreement, dated as of November 30, 1998, by and among Watermark Communities, Inc. and certain other
          parties(1)
   9.2    First Amendment to Investors' Agreement, dated as of
          February 23, 1999, by and among Watermark Communities, Inc.
          and certain other parties(1)
  10.1    Primary Tax Allocation Agreement, dated January 1, 2001
          among Watermark Communities, Inc., WCI Communities, Inc.,
          Bay Colony-Gateway, Inc. and certain other subsidiaries of
          WCI Communities, Inc. and Bay Colony-Gateway Inc.(1)
  10.2    Third Consolidated, Amended and Restated Senior Secured
          Facilities Credit Agreement, dated as of February 20, 2001, among WCI Communities, Inc., Bay Colony Gateway, Inc.,
          Communities Finance Company, LLC and Fleet National Bank, as
          Lender and Agent(1)
  10.3    Employment agreement between WCI Communities Limited
          Partnership and Don E. Ackerman, dated as of July 24,
          1995(1)
  10.4    Amended and restated employment agreement between Watermark
          Communities, Inc. and Alfred Hoffman, Jr., dated as of
          January 1, 1999(1)
  10.5    Non-Employee Directors' Stock Incentive Plan(2)
  10.6    1998 Stock Purchase and Option Plan for Key Employees(2)
  10.7    Management Incentive Compensation Plan(2)
  12.1    Statement re Computation of Ratios(2)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  21.1    Subsidiaries of Registrants(1)
  23.1    Consent of Simpson Thacher & Bartlett (contained in Exhibit
          5.1)(1)
  23.2    Consent of PricewaterhouseCoopers LLP(2)
  23.3    Consent of KPMG LLP(2)
  24.1    Power of Attorney (contained on signature page)(1)
  25.1    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of The Bank of New York as Trustee(1)
  99.1    Form of Letter of Transmittal(1)
  99.2    Notice of Guaranteed Delivery(1)


---------------


(1)Previously filed.



(2)Filed herewith.